   As filed with the Securities and Exchange Commission on February 10, 2000
                                                       Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                --------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                --------------
                           CYBERNET INTERNET SERVICES
                              INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                      7375                 51-0384117
     (State or other
     jurisdiction of
            (Primary Standard Industrial Classification Code Number)
                                                        (I.R.S. Employer
                                                       Identification No.)
    incorporation or
      organization)

                            Stefan-George-Ring 19-23
                                 D-81929 Munich
                                    Germany
                                 +49-89-993-150
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  Andreas Eder
                      Chairman of the Board of Directors,
                     President and Chief Executive Officer
                 Cybernet Internet Services International, Inc.
                            Stefan-George-Ring 19-23
                             81929 Munich, Germany
                                 +49-89-993-150
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                --------------
                                   Copies To:
                              Joseph M. Berl, Esq.
                     Powell, Goldstein, Frazer & Murphy LLP
                           1001 Pennsylvania Ave., NW
                           Washington, DC 20004-2505
                                 (202) 347-0066
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                --------------
                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

                                                                     Proposed
 Title of Each Class of                        Proposed Maximum      Maximum
    Securities to be        Amount to be     Aggregate Price Per    Aggregate       Amount of
       Registered            Registered              Unit         Offering Price Registration Fee
-------------------------------------------------------------------------------------------------
Common Stock, par value
 $.001 per share........ 4,534,661 shares(2) $10.875 per share(2) $49,314,438.38  $13,019.01(3)
-------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Represents 4,534,661 shares issuable upon exercise of warrants. Such number of shares registered hereby shall include an indeterminable number of shares that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.
(2) Based upon the average of the high and low price of shares of common stock on February 3, 2000.
(3) The registration fee of $13,019.01, calculated in accordance with Rule 457(c), is paid herewith.

                                --------------

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 10, 2000

PROSPECTUS

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

                                     [LOGO]

                        4,534,661 Shares of Common Stock

  This prospectus relates to the resale from time to time of the securities set forth above by selling securityholders named herein.

  Our common stock is quoted on the OTC Bulletin Board operated by The Nasdaq Stock Market under the symbol "ZNET" and trades on the Neuer Market of the Frankfurt Stock Exchange under the symbol "CYN." On February 7, 2000, the last reported sale price for our common stock on the OTC Bulletin Board and the Neuer Market was $15.75 per share and (Euro)16.80 per share, respectively.

                                 ------------

  An investment in our common stock involves a high degree of risk. Please see "Risk Factors" beginning on page 5.

                                 ------------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

                                 ------------


               The date of this prospectus is February   , 2000.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY + +NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN + +OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE +
+SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                               TABLE OF CONTENTS
  YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

                                                                          Page
                                                                          ----
Currency and Financial Statement Presentation............................  ii
Information Regarding Forward-Looking Statements.........................  ii
Summary..................................................................   1
Ratio of Earnings to Fixed Charges.......................................   4
Risk Factors.............................................................   5
Use of Proceeds..........................................................  20
Exchange Rate Information................................................  21
Price Range of Common Stock and Dividend Policy..........................  22
Capitalization...........................................................  23
Selected Consolidated Financial and Operating Data.......................  24
Unaudited Pro Forma Consolidated Financial Statements....................  26
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  31

                                                                            Page
                                                                            ----
Quantitative and Qualitative Disclosures About Market Risk.................  48
Business...................................................................  49
Information Regarding Significant Subsidiaries.............................  66
Management.................................................................  67
Related Party Transactions.................................................  73
Stock Ownership of Principal Beneficial Owners and Management..............  74
Description of Material Indebtedness.......................................  77
Description of Capital Stock...............................................  79
Anti-Takeover Provisions...................................................  82
Selling Securityholders....................................................  85
Plan of Distribution.......................................................  85
Legal Matters..............................................................  87
Independent Accountants....................................................  87
Available Information......................................................  87
Listing and General Information............................................
Glossary of Terms..........................................................  88
Index to Financial Statements.............................................. F-1

  The securities may not be offered or sold in or into the United Kingdom except in circumstances that do not constitute an offer to the public within the meaning of the Public Offers of Securities Regulations 1995. All applicable provisions of the Financial Services Act 1986 must be complied with in respect of anything done in relation to securities in, from or otherwise involving the United Kingdom.

  We confirm, having made all reasonable inquiries, that this prospectus contains all information which is material in the context of the sale of the securities, that the information contained herein is true and accurate in all material respects and is not misleading in any material respect, that the opinions and intentions expressed herein are honestly held and that there are no other facts the omission of which would make any of such information or the expression of any such opinions or intentions misleading in any material respect. The Company accepts responsibility accordingly.

                 CURRENCY AND FINANCIAL STATEMENT PRESENTATION

  In this prospectus, unless otherwise specified or unless the context otherwise requires, all references to "Deutsche Marks," "DM" and "Pfennigs" are to the lawful currency of the Federal Republic of Germany, all references to "Lire," "Lira" and "Lit." are to the lawful currency of Italy, all references to "Austrian Schillings" and "ATS" are to the lawful currency of Austria, all references to "Euro" and "(Euro)" are to the lawful currency of the countries of the European Monetary Union, and all references to "U.S. dollars," "dollars" and "$" are to the lawful currency of the United States. Non-U.S. currency amounts stated in dollars, unless otherwise indicated, have been translated from Deutsche Marks, Lire, Austrian Schillings or Euro at assumed rates solely for convenience and should not be construed as representations that the Deutsche Mark, Lira, Austrian Schilling or Euro amounts actually represent such dollar amounts or could be converted into dollars at the rate indicated or any other rate. Except as otherwise indicated in this prospectus, such dollar amounts have been translated from Euro to Deutsche Marks at the rate of
(Euro)1.00 = DM 1.9558, from Euro to Lire at the rate of (Euro)1.00 = Lit. 1,936.27, from Euro to Austrian Schillings at the rate of (Euro)1.00 = ATS
13.7603 and from dollars to Euro at the rate of $1.00 = (Euro)1.0222 the noon buying rate in The City of New York for cable transfers in foreign currencies as certified by the Federal Reserve Bank of New York for customs purposes (the "Noon Buying Rate") on February 7, 2000. You should read "Exchange Rate Information" for information regarding recent rates of exchange between the U.S. dollar and the Deutsche Mark, between the U.S. dollar and the Austrian Schilling, between the U.S. dollar and the Lira and between the U.S. dollar and the Euro.

  Unless otherwise indicated, financial information in this prospectus has been prepared in accordance with generally accepted accounting principles in the United States.

                INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

  This prospectus contains or incorporates by reference "forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act". These statements can often be identified by the use of forward-looking terminology such as "estimate," "project," "believe," "expect," or "anticipate" or the negative of such terms or other variations on such or comparable terms, or by discussions of strategy that involve risks and uncertainties. These forward-looking statements include statements concerning:

  (1) the strategies for our business;

  (2) our anticipated growth of the communications and information services industry;

  (3) our plans to devote significant management time and capital resources to our business;

  (4) our expectations as to funding capital requirements;

  (5) our anticipated dates on which we will begin to provide certain services or reach specific milestones in our business strategies; and

  (6) other expectations, beliefs, future plans, anticipated development and other matters that are not historical facts.

  You should be aware that these forward-looking statements are not historical facts and are subject to risks and uncertainties, including financial, regulatory environment, changes and growth in the Internet and telecommunications industry and the general economy, changes in product and services offerings, risks associated with our limited operating history, managing rapid growth, acquisitions and strategic investments, dependence on effective information and billing systems and trend projections. Any of these factors could cause actual events or results to differ materially from those expressed or implied by the statements. We cannot assure that such results expressed or implied by the statements will be achieved, or that, if achieved, such results will be indicative of the results in subsequent periods. The most important factors that could prevent us from achieving our stated goals include the risks that we will not:

  (1) achieve and sustain profitability from the creation and implementation of our Internet Protocol based communications network;

  (2) overcome significant early operating losses;

  (3) produce sufficient capital to fund our business strategies;

  (4) enhance financial and management controls;

  (5) attract and retain additional qualified management and other personnel;

  (6) negotiate peering agreements; and

  (7) make acquisitions necessary to expand our network, products and services and to implement our strategies.

  For a discussion of certain of these factors, see Risk Factors beginning on page 5.

                                    GLOSSARY

  This prospectus contains a number of technical and industry-related terms that may not be easily understandable by all readers. We have attempted to define these terms as they arise in the text. We have also provided definitions for certain of these terms in a glossary which begins on page 86 of this prospectus.

                                    SUMMARY

  Because this is a summary, it may not contain all information that may be important to you. You should read the entire prospectus, including the information incorporated by reference and the financial data and related notes, before making an investment decision.

  The terms "Company," "Cybernet," "we," "us" and "our," as used in this prospectus, refer to Cybernet Internet Services International, Inc. Delaware and its subsidiaries as a combined entity, except where its use is such that it is clear that such term means only Cybernet Internet Services International, Inc., and the terms do not in any case refer to the selling securityholders.

                                  The Company

  We are a leading provider of Internet communications services and solution in Germany, Austria, Italy and Switzerland. Our Internet protocol solutions are based on a core product offering consisting of Internet connectivity and value-added services. These services include virtual private networks, web-hosting, co-location, security solutions, electronic commerce, Intranet/Extranet and work flow solutions. We also offer consulting, design and installation, training, technical support and operation and monitoring of Internet protocol-based systems.

  We market our products and services primarily to small- and medium-sized enterprises in Europe. We believe these enterprises represent an underserved and sizeable market. Companies in this market are characterized by a lack of internal technical resources, rapidly expanding communications needs and a high propensity to utilize third-party outsourcing.

  We are recognized as a provider of high quality Internet connectivity services and solutions to enterprises and as one of Germany's leading Internet access providers. IT Services, a leading German computer magazine, has ranked us number one among German Internet service providers in terms of infrastructure, international outlook and customer service. Our objective is to become a leading provider of communications services and network-based business solutions to small- to medium-sized enterprises in Europe.

  We operate a geographically distributed Internet protocol network based upon leased lines. Our network is spread over six countries and consists of network nodes equipped primarily with Cisco and Ascend routers connected to a redundant high-performance backbone infrastructure. We help corporate customers reduce telecommunications costs by offering Internet connectivity through dedicated lines at more than 56 directly owned points of presence or POPs. We also offer a system of dial-in nodes with ISDN (high speed digital network) or analog modem ports to smaller enterprises and employees and affiliates of corporate customers. These nodes permit local dial-in access throughout Germany, Italy and Switzerland and most of Austria. Recently, we reorganized our dial-in network in Germany by concentrating multiple dial-in access notes into larger access points called virtual POPs. We are expanding our network across Germany, Austria, Italy and Switzerland by installing additional POPs and replacing dial-in access nodes with virtual POPs.

General Information

  Our principal executive offices are located at Stefan-George-Ring 19-23, 81929 Munich, Germany, telephone number: +49-89-993-150, and our registered address in the United States is Corporation Services Company, 1013 Centre Road, Wilmington, Delaware 19805.

                           Securities Offered Hereby

  This prospectus relates to 4,534,661 shares of our common stock issuable upon exercise of stock purchase warrants which we issued on July 8, 1999, and which we refer to as the Warrants. The Warrants were issued as part of units consisting of $150 million in aggregate principal amount of our senior notes and the Warrants.

                                  Risk Factors

  See "Risk Factors" for a discussion of factors you should carefully consider before deciding to invest in our common stock. Risk Factors begin on page 5.

            Summary Consolidated Financial and Operating Information

  The summary historical consolidated financial and operating data as of and for the years ended December 31, 1996, 1997 and 1998 have been derived from our audited Consolidated Financial Statements included elsewhere in this prospectus. The summary financial data as of and for the nine months ended September 30, 1998 and 1999 have been derived from unaudited Interim Financial Statements. The pro forma consolidated financial data have been derived from our unaudited Pro Forma Consolidated Financial Statements included elsewhere in this prospectus. The financial data set forth below have been prepared in accordance with generally accepted accounting principles in the United States. The unaudited interim financial statements contained in this prospectus include all adjustments, consisting of normal recurring adjustments, that management considers necessary for a fair presentation of the financial position and results of operations for the interim periods.

  The historical consolidated financial data set forth below should be read in conjunction with our Consolidated Financial Statements and the notes thereto included elsewhere in this prospectus. The pro forma consolidated financial data set forth below should be read in conjunction with our unaudited Pro Forma Consolidated Financial Statements and the notes thereto included elsewhere in this prospectus.

  Pro forma statement of operations is based on the unaudited Pro Forma Consolidated Financial Statements included elsewhere in this prospectus. The pro forma statement of loss for the year ended December 31, 1998 is based on the historical statement of loss adjusted as if the acquisitions of Open:Net Internet Solutions GmbH, Vianet Telekommunications A.G. and Flashnet S.p.A. were completed on January 1, 1998, and the pro forma statement of loss for the nine months ended September 30, 1999 is based on the historical statements of loss adjusted as if the Flashnet acquisition had been completed on January 1, 1999. The pro forma data does not purport to represent what our results of operations would have been had these acquisitions been made on such dates.

  Results of operations for the periods presented are not necessarily indicative of results of operations for future periods. Our development and expansion activities, including acquisitions, during the periods shown below, may significantly affect the comparability of these data from one period to another. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                  Nine months ended
                              Years ended December 31,              September 30,
                          ----------------------------------- ----------------------------
                                                                     (Unaudited)
                                                   Pro forma
                                                     1998                        Pro forma
                          1996    1997    1998    (Unaudited)  1998      1999      1999
                          -----  ------  -------  ----------- -------  --------  ---------
                                     (in thousands, except per share data)
Statement of Operations
 Data:
Revenue
 Internet Projects......  $ 217  $1,598  $ 5,139    $ 6,206   $ 3,118  $  3,452  $  3,884
 Network Services.......     91     716    3,495     11,184     2,261    11,292    15,167
                          -----  ------  -------    -------   -------  --------  --------
 Total revenue..........    308   2,314    8,634     17,390     5,379    14,744    19,051
Cost of revenues
 Internet Projects......    237   1,495    4,699      5,500     1,887     3,238     3,551
 Network Services.......    119     866    4,067      8,949     2,619    10,702    13,367
 Depreciation and
  amortization (/1/)....      7     171    1,674      2,050       680     2,374     2,504
                          -----  ------  -------    -------   -------  --------  --------
 Total cost of
  revenues..............    363   2,532   10,440     16,499     5,186    16,314    19,422
Gross profit (loss).....    (55)   (218)  (1,806)       891       193    (1,570)     (371)
Operating expenses:
 General and
  administrative
  expenses..............    263     482    1,576      3,512     1,241     9,377    10,502
 Marketing expenses.....    165   1,188    3,844      5,536     3,268     7,244     7,469
 Research and
  development...........    179     280    2,941      3,858     1,166     3,796     3,914
 Depreciation and
  amortization (/2/)....     22     116      880      5,011       475     2,922     4,409
                          -----  ------  -------    -------   -------  --------  --------
 Total operating
  expenses..............    629   2,066    9,241     17,917     6,150    23,339    26,294
                          -----  ------  -------    -------   -------  --------  --------
Operating loss..........   (684) (2,284) (11,047)   (17,026)   (5,957)  (24,909)  (26,665)
Interest income
 (expense), net.........     (2)    (39)     (43)      (267)      (47)   (6,111)   (6,158)
Foreign currency
 translation gain
 (loss).................    --      --       --         --        --       (651)     (651)
                          -----  ------  -------    -------   -------  --------  --------
 Loss before taxes and
  minority interest.....   (686) (2,323) (11,090)   (17,293)   (6,004)  (31,671)  (33,474)
 Income tax benefit.....    402   1,339    6,173      6,753     3,226    13,668    13,624
 Minority interest......    --      --       145        145       --        101       101
                          -----  ------  -------    -------   -------  --------  --------
Net loss................  $(284) $ (984) $(4,772)   (10,395)  $(2,778) $(17,902) $(19,749)
                          =====  ======  =======    =======   =======  ========  ========
 Basic and diluted loss
  per share.............  $(.12) $ (.12) $  (.30)   $  (.64)  $ (0.18) $  (0.92) $  (1.00)
                          =====  ======  =======    =======   =======  ========  ========

                                                                  Nine months ended
                            Years ended December 31,                September 30,
                         ----------------------------------      --------------------
                                                  Pro forma                Pro forma
                         1996    1997     1998      1998           1999       1999
                         -----  -------  -------  ---------      --------  ----------
                                           (in thousands)
Other Financial and
 Operating Data:
Number of Network
 Services
 customers(/3/).........   166    4,061    6,923    42,391 (/4/)   10,830    50,724 (/4/)
EBITDA(/5/)............. $(655) $(1,997) $(8,493)  $(9,965)      $(20,264) $(20,403)
Capital
 expenditures(/6/)......   552    1,708    6,034     8,713         10,724         --
Ratio of earnings to
 fixed charges(/7/).....   --       --       --        --             --          --

                                             December 31,       September 30,
                                        ---------------------- ----------------
                                         1996   1997    1998    1998     1999
                                        ------ ------- ------- ------- --------
                                                    (in thousands)
Balance Sheet Data:
Working capital (deficiency)(/8/)...... $  339 $   891 $37,751 $ 2,567 $130,999
 Total assets..........................  2,211  12,617  79,445  33,247  302,177
 Long-term debt(/9/)...................    --       42   1,383   1,133  177,503
 Total stockholders' equity............  1,790   8,908  67,359  21,057  103,025


--------
(1) Represents depreciation and amortization of capitalized costs related to investments in product development, designing our network (including related software) and building network capacity (including related personnel and consulting costs).
(2) Represents depreciation of property and equipment and amortization of acquired goodwill.
(3) Number of customers as of December 31, 1996, 1997 and 1998; and March 31, 1999.
(4) Includes 32,652 and 39,894 Flashnet customers (of which 1,096 and 1,625 were business customers and 31,556 and 38,269 were residential customers) as at December 31, 1998 and March 31, 1999, respectively.
(5) We define EBITDA as loss before interest, income taxes, minority interest, depreciation and amortization. EBITDA is included because management believes it is a useful indicator of a company's ability to incur and service debt. EBITDA should not be considered as a substitute for operating earnings, net income, cash flow or other statements of operations or cash flow data computed in accordance with United States generally accepted accounting principles or as a measure of our results of operations or liquidity. Funds depicted by this measure may not be available for management's discretionary use (due to covenant restrictions, debt service payments and other commitments). Because all companies do not calculate EBITDA identically, our presentation of EBITDA may not be comparable to other similarly entitled measures of other companies.
(6) Pro forma capital expenditures for the nine months ended September 30, 1999 were not available.
(7) For purposes of computing the ratio of earnings to fixed charges, earnings consist of losses before income taxes and minority interest, plus fixed charges. Fixed charges consist of interest expense. Earnings were insufficient to cover fixed charges by $(684), $(2,284), $(10,893), $(5,890), $(16,616) and $(25,133) for the years ended December 31, 1996,
    1997 and 1998, for the nine months ended September 30, 1999, the year ended December 31, 1998 pro forma and the nine months ended September 30, 1999 pro forma, respectively.
(8) We define working capital as total current assets less total current liabilities.
(9) Long-term debt includes obligations under capital lease agreements.

                       RATIO OF EARNINGS TO FIXED CHARGES

   We have had a deficiency in our earnings to cover fixed charges for the periods set forth below. In computing the ratio of earnings to fixed charges, earnings consist of losses before income taxes and minority interest, plus fixed charges. Fixed charges consist of interest expense.

                                                              Nine Months
                                                            ended September
                           Years ended December 31,               30,
                        ----------------------------------  -----------------
                                                  Proforma           Proforma
                        1996    1997      1998      1998     1999      1999
                        -----  -------  --------  --------  -------  --------
                                         (in thousands)
Deficiency in earnings
 to cover fixed
 charges............... $(684) $(2,284) $(10,893) $(16,616) $(5,890) $(25,133)

                                  RISK FACTORS

  You should consider carefully the risks described below and other information in this prospectus before making an investment decision. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we may currently deem immaterial may also impair our business operations.

  If any of the following events identified in the following risk factors actually occurs, it could materially adversely affect our business, financial condition and results of operations.

  This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks identified below and elsewhere in this prospectus. See "Information Regarding Forward-Looking Statements."

 We Have a History of Losses and Cannot Be Certain We Will Achieve Positive Cash Flow

  For the years ended December 31, 1996, 1997 and 1998, we had net losses before taxes of $685,627, $2,323,247 and $11,090,260, respectively. For the nine months ended September 30, 1999, we had a net loss before taxes of approximately $13,654,000. In addition, we had an accumulated deficit of approximately $14,685,000 as of September 30, 1999.

  We anticipate that we will continue to incur significant additional losses in the intermediate term while we expend substantial amounts on network infrastructure, sales and marketing and business development. Even thereafter, we cannot be certain that we will achieve or sustain positive cash flow or profitability from our operations. Our net losses and negative cash flow from operating activities are likely to continue even longer than we currently anticipate if:

  . we do not establish and maintain a customer base that generates sufficient revenue;

  . prices for our products or services decline faster than we have anticipated;

  . we do not remain competitive in the innovation and quality of our products;

  .  we do not attract and retain qualified personnel;

  . we do not reduce our termination costs as we expand our network by negotiating competitive interconnection rates and peering arrangements; or

  . we do not obtain necessary governmental approvals, rights-of-way and operator licenses.

 Our Limited Operating History Makes it Difficult to Assess Our Past Performance and Future Prospects

  We commenced our first significant operations in 1996. Accordingly, you have limited historical operating and financial information on which to base your evaluation of our performance and our prospects. Moreover, we have acquired seven companies since we first commenced significant operations, which limits the comparability of our operating and financial information from period to period.

 We Are Substantially Leveraged--Our substantial indebtedness could adversely affect our financial health

  We have a substantial amount of debt. We may borrow even more money for working capital, capital expenditures, research and development, acquisitions or other general corporate purposes. We are considering offering additional debt securities in the future.

  The following table shows certain important credit statistics.

                                                           At September 30, 1999
                                                           ---------------------
                                                               (in thousands
                                                               except ratio)
Total debt................................................       $177,503
Stockholders equity.......................................       $103,025
Total debt to equity ratio................................            1.7x

  The following table shows interest expense and the excess of fixed charges over earnings for the nine month period ended September 30, 1999 as if the acquisition of Flashnet and the offerings of units and the Notes had occurred on January 1, 1999.

                                                                 For the Nine
                                                                 Months Ended
                                                              September 30, 1999
                                                              ------------------
                                                                (in thousands)
Interest expense.............................................      $23,465
Earnings deficiency to cover fixed charges...................      $20,767

  Our high level of debt could have important consequences for you. In particular, some or all of the following factors may reduce the amount of money available to us to finance our operations and other business activities, or may place us at a competitive disadvantage:

  . a significant portion of the net proceeds of the unit offering (the "Private Unit Offering") we made in July 1999 has been set aside for the payment of interest on the senior notes issued in the aggregate principal amount of $150 million which were included in the units (the "Senior Notes");

  . the covenants included in the indenture governing the Senior Notes and the indentures governing our Convertible Senior Subordinated Discount Notes issued in the aggregate initial accreted value of $50,002,183 (the "Discount Notes") and our Convertible Senior Subordinated Pay-In-Kind Notes issued in the aggregate principal amount of (Euro)25 million (the "PIK Notes") may restrict our ability to expand or pursue certain business opportunities;

  . beginning in the fourth year following issuance of the units, we will need to use a large portion of the money earned by our subsidiaries to pay interest on the Senior Notes and, beginning in the sixth year following issuance of the Discount Notes, we will need to use a large portion of the money earned by our subsidiaries to pay interest on the Discount Notes;

  . we may have difficulty borrowing money in the future for working capital, capital expenditures, research and development, acquisitions, implementation of our business strategies or other purposes;

  .  we may have more indebtedness than certain of our competitors;

  . our debt level may reduce our flexibility to adjust rapidly to changing market conditions, including increased competition in the Internet services and telecommunications industries;

  . our debt level may reduce our ability to invest in new and developing technologies; and

  . our debt level may make us more vulnerable to downturns in general economic conditions or in our industries and to changing market conditions and regulations.

 Ability to Service Debt--To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

  We expect to obtain all or most of the money to pay our expenses and to pay the principal and interest on our debt from the operations of our subsidiaries. Our ability to meet our obligations thus depends on the future performance of our subsidiaries. This in turn depends on successful implementation of our strategy and on financial, business, economic, competitive, regulatory, technical and other factors. We cannot control many of these factors, such as economic conditions in the markets where our subsidiaries operate, pressure from competitors, regulatory developments and changes in technology.

 We Are Dependent Upon Our Subsidiaries' Ability to Earn and Make Available Enough Money to Pay Our Obligations.

  We cannot be certain that our subsidiaries will earn enough money to allow us to pay the principal and interest on our debt, and to meet our other obligations. If we do not have enough money to do so, we may be required to obtain additional equity capital, to refinance all or part of our existing debt or to borrow more money. Our ability to refinance our debt or to borrow more money will depend on our financial condition at the time, the restrictions in the agreements governing our debt and other factors, including general market and economic conditions. If such additional equity or debt financing or refinancing is not possible, we could be forced to dispose of assets at unfavorable prices.

  Our cash flow and consequent ability to service our debt obligations, are dependent upon our ability to receive cash from our subsidiaries. Our subsidiaries are separate legal entities and have no obligation to pay amounts due under our debt instruments or to make funds available for such payments. In addition, applicable law of the jurisdictions in which these subsidiaries are organized or contractual or other obligations to which they are subject may limit their ability to pay dividends or make payments on intercompany loans. All of our subsidiaries are restricted from paying dividends unless they meet the statutory financial requirements in their respective jurisdictions of organization. Vianet does not currently meet the statutory requirements for payment of dividends and our other subsidiaries may be similarly restricted. Although the indentures currently limit the ability of subsidiaries to enter into consensual restrictions on their ability to pay dividends and make other payments, such limitations are subject to significant qualifications. Furthermore, the payment of interest and principal on inter-company loans and advances as well as the payment of dividends by these subsidiaries may be subject to taxes.

 The Agreements Governing Our Material Debt Contain Restrictive Covenants--The restrictive covenants in the agreements may restrict our ability to operate our business.

  Each of the agreements governing our Material debt contains a number of covenants that will impose significant operating and financial restrictions on us and limit the discretion of our management with respect to certain business matters. These covenants, among other things, will limit or prohibit us from incurring additional debt, making investments, paying dividends to our stockholders, creating liens, selling assets, engaging in mergers or consolidations, prepaying subordinated indebtedness, repurchasing or redeeming capital stock, entering into certain transactions with affiliates and capitalizing on business opportunities. See "Description of Material Indebtedness."

  Our financing agreements could trigger defaults under such agreements even if we are able to pay our debt.

 We Will Need Additional Capital in the Future--If we fail to raise sufficient capital, we may not be able to expand our business

  As we continue to develop and expand our business and deploy our network, we will require significant capital to fund our capital expenditures and working capital needs, as well as our debt service requirements and cash flow deficits. In particular, we expect to incur significant capital expenditures to make acquisitions and to lease transmission capacity on a long-term basis, acquire backbone capacity or construct our own infrastructure in selected locations in order to transport high bandwidth data and voice services over all available transmission protocols.

  The actual amounts and timing of our future capital requirements may vary significantly from our estimates. In addition, we continually reevaluate our business plan in our rapidly changing industry. Accordingly, it is likely that our plan will change in material respects in the intermediate term. Any such change could result in a need for additional financing. Our revenues and costs are dependent on factors that are not within our control, such as advances in technology, increased competition, regulatory development, fluctuation in interest or currency exchange rates, the demand for our services and various factors such as the ability to obtain necessary rights-of-way in constructing the network. Due to the uncertainty of these factors, our actual revenues and costs may vary from expected amounts, possibly to a material degree, and such variations are likely to affect our future capital requirements.

  We are considering offering additional debt or equity securities in the future. We may need to seek even more capital sooner than we expect if:

  .  our development plans or projections change or prove to be inaccurate;

  .  we cannot achieve a sufficient customer base and level of traffic;

  .  cost overruns occur in connection with the development of the network;

  .  we cannot obtain interconnection agreements as we expand our network;

  . technological advances render significant portions of our network investments obsolete or unprofitable; or

  . competition causes us to reduce prices of our products or services faster than we expect.

  We intend to evaluate acquisition opportunities and strategic alliances on an ongoing basis as they arise and we may require additional financing if we elect to pursue any such opportunities. Such additional financing may not be available on acceptable terms or at all. Moreover, our substantial indebtedness may adversely affect our ability to raise additional funds. An inability to obtain financing could require us to delay or abandon plans for parts of our network, acquisition opportunities, or strategic alliances.

 We May Have Difficulty Establishing and Maintaining Interconnection Agreements and Peering Relationships

  If the incumbent operators deny us interconnection or fail to grant us interconnection for sufficient capacity on acceptable terms, we will have to use refile or resale agreements to terminate such traffic through other carriers that have interconnection arrangements with those incumbent operators. Termination through refile or resale agreements is significantly more expensive than termination through our own interconnection and could render our services noncompetitive.

  If we are unable to preserve our existing peering arrangements or to obtain additional ones, this could increase our costs, and limit our ability to compete effectively with other European Internet protocol ("IP") backbone providers that have better peering arrangements. The dominance of national Internet service providers or ("ISP's") is driving industry peering practice. The basis on which large national ISPs make peering available is becoming more limited as the provision of Internet access and related services expands. Recently, companies that previously offered peering have cut back by establishing new, more restrictive criteria for peering or have eliminated peering relationships entirely.

  We have negotiated peering arrangements with several IP backbone providers and several European ISPs. If increasing requirements associated with maintaining peering with these ISPs develop, we may have to comply with those additional requirements in order to continue these peering relationships.

  Our ability to obtain and maintain peering arrangements with other European ISPs and with United States ISPs is critical to our ability to exchange traffic with those ISPs without having to pay transit costs. However, we cannot be certain that we will be able to negotiate additional peer status with United States ISPs or with European IP backbone providers or that we will be able to terminate traffic on their networks at favorable prices. In particular, major United States ISPs require almost all European ISPs and IP backbone providers to pay a transit fee to exchange traffic.

 We Are Dependent on Our Key Personnel--The continued success of our operations is dependent on our key personnel who may voluntarily terminate their employment with us at any time.

  Our success depends upon the continued efforts of our senior management team and our technical, marketing and sales personnel. These employees may voluntarily terminate their employment with us at any time. We maintain no key man life insurance policies. Our success also depends on our ability to attract, train, retain and motivate additional highly skilled and qualified managerial, technical, marketing and sales personnel. Competition for qualified employees and personnel in the Internet and telecommunications industries in Europe is intense. Only a limited number of persons have the required knowledge and experience in the particular sectors and countries in which we operate. The process of hiring employees with the combination of skills and attributes required to carry out our strategy can be extremely challenging and time-consuming. We cannot assure you that we will be able to retain existing personnel or to identify and hire new qualified personnel. If we were to lose the services of our key personnel or were unable to attract additional qualified personnel, this could materially adversely affect our business, financial condition and results of operations.

 We Are Dependent on Our Suppliers

  We are dependent on third-party suppliers for our leased-line connections and bandwidth. Info AG, a potential competitor, and Deutsche Telekom, a competitor, are our primary providers of network and switching capacity. We also depend upon telecommunications carriers, which are often our competitors, to provide telecommunications services and lease physical space to us for routers, modems and other equipment. We have few long-term contracts with these suppliers. Most of these suppliers are not subject to any contractual restrictions that prohibit them from competing with us. Moreover, any failure or delay of any network provider to deliver bandwidth to us or to provide operations, maintenance and other services with respect to such bandwidth on a timely or adequate basis could adversely affect our business. If these suppliers change their pricing structures, we may be adversely affected.

  We are also dependent on certain third-party suppliers of hardware components. Although we attempt to maintain a number of vendors for each product, certain components which we use in providing our network services are currently available from only one source. For example, routers are currently available only from Cisco. A failure by a supplier to deliver quality products to us on a timely basis or our inability to develop alternate sources if and as required could result in delays which could have a material adverse effect on our business. Moreover, we cannot be sure that we will be able to obtain such supplies on the scale we require at an affordable cost or at all. Neither can we be certain that our suppliers will not enter into exclusive arrangements with our competitors or stop selling their products or components to us at commercially reasonable prices or at all.

 We Are Subject to Risks as We Make Acquisitions and Engage in Strategic Alliances--We may make inappropriate acquisitions and alliances and fail to properly integrate them.

  As part of our business strategy, we may acquire, make investments in, or enter into strategic alliances with companies in complementary businesses, so as to optimize our market presence in the regions we presently serve and expand into other European countries. Acquisitions, investments and strategic alliance involve risks, such as

  . incorrect assessment of the value, strengths and weaknesses of an acquisition, investment or strategic alliance;

  . underestimating the difficulty of integrating the operations and personnel of newly acquired companies;

  . the potential disruption of our ongoing business, including possible diversions of resources and management time;

  . the potential inability to maintain uniform standards, controls, procedures and policies; and

  . the threat of impairing relationships with employees and customers as a result of changes in management or ownership.

  We cannot assure you that we will be successful in overcoming these risks. Moreover, we cannot be certain that any desired acquisition, investment or strategic alliance could be made in a timely manner or on terms and conditions acceptable to us. Neither can we assure that we will be successful in identifying attractive acquisition candidates. We expect that competition for such acquisitions may be significant.

 We May Have Difficulty Managing Our Rapid Growth--Our systems and personnel may have difficulty in supporting our growth.

  Our growth strategy has placed and will continue to place a significant strain on our customer support, sales and marketing, administrative resources, network and operations and management and billing systems.

Such a strain on our administrative and operational capabilities could adversely affect the quality of our services and our ability to collect revenues. To manage our growth effectively, we will have to enhance further the efficiency of our operational support, other back office systems and financial systems and controls and expenditures on administrative expenses. In addition we will need to maintain and enhance our brand identity.

We Have Experienced Difficulties in Collecting Certain Accounts Receivable-- Failure to collect such accounts may materially adversely impact our financial condition.

  We have recently experienced difficulties in collecting some of our accounts receivable, primarily at Cybernet AG and at Flashnet. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources--Working Capital." Our inability successfully to collect on such accounts may have a material adverse impact on our business, results of operations and financial condition.

 We Are Subject to Risks as a Result of the International Scope of Our
Operations

  We may face certain risks because we conduct an international business, including:

  . regulatory restrictions or prohibitions on the provision of our services;

  .  tariffs and other trade barriers;

  .  difficulties in staffing and managing foreign operations;

  .  longer payment cycles;

  .  problems in collecting accounts receivable;

  .  political risks; and

  . potentially adverse tax consequences of operating in multiple jurisdictions, including the imposition or increase in withholding taxes on remittances and other payments by subsidiaries.

  We cannot assure you that such factors will not have an adverse effect on our future operations and, consequently, on our business, financial condition and results of operations. In addition, an adverse change in laws or administrative practices in countries within which we operate could have a material adverse effect on us.

 We Are Subject to Foreign Exchange Rate Risks--Unfavorable exchange rate fluctuations could affect us financially.

  The proceeds from the Private Unit Offering and the Discount Notes were in United States dollars, but many of the costs and expenses of implementing our business strategies will be in Euros and, to a lesser extent, in Swiss Francs. Therefore, the extent to which we can apply such proceeds to these costs and expenses will be subject to currency exchange rate fluctuations.

  The principal and interest due on the Senior Notes and the Discount Notes are payable in United States dollars. However, our revenues will largely be in Euros and, to a lesser extent, in Swiss Francs. Accordingly, our ability to pay the interest and principal when due on the Senior Notes and the Discount Notes will be dependent to a significant extent on the future exchange rate of the Euro against the United States dollar.

 We May Not Have the Financial Resources to Repurchase the Senior Notes, the Discount Notes or the PIK Notes as Required on a Change of Control--Failure to make such repurchases may result in a default.

  Upon the occurrence of a change of control (as defined in the indentures governing the Senior Notes, Discount Notes and PIK Notes), we will be required to make an offer to purchase all of such Notes, at a price equal to 101% of their accreted value or principal amount, as applicable, plus accrued and unpaid interest, if any, to the date of repurchase. In such an event, we cannot be certain that we would have sufficient assets to satisfy our obligations under the Senior Notes, Discount Notes and PIK Notes and any other indebtedness then outstanding. Our failure to repurchase the Senior Notes, Discount Notes and PIK Notes upon a change of control due to inadequate financial resources in such instance would result in a default under the indentures.

 Because Most of Our Assets and Our Officers and Directors Are Outside the United States, Service of Process and Enforcement of Judgments May Be Difficult

  We are a Delaware corporation maintaining a registered agent in Delaware, and process may be served at the address of the registered agent. However, most of our assets are located outside the United States. Most of our officers and directors are not residents of the United States, and a substantial portion of their assets is located outside the United States. As a result, it may not be possible for investors to effect service of process in the United States upon such non-resident officers and directors or to enforce in jurisdictions outside the United States judgments obtained against us or our directors and officers. This applies to any action, including civil actions based on the United States federal securities laws. In addition, awards for punitive damages in actions brought in the United States or elsewhere may be unenforceable in Germany.

 There May be Questions About Our Status Under German Law

  The possibility exists that a German court might view precedents so as to refuse to recognize our existence as a United States corporation in the period between our November 1998 incorporation and the establishment of our United States office in May 1999 on the grounds that we were required to maintain more contact with the United States during that period. If such a challenge to our status as a United States corporation were successfully brought under German law, contracts into which we entered during that period might be void and Cybernet might be treated as if it were a general partnership under German law. Acting for and on behalf of Cybernet, our management could be held personally liable for our actions and liabilities and may, as a consequence, be entitled to be indemnified by Cybernet.

 Sales of New or Existing Securities Could Depress Our Stock Price--We may issue additional securities and principal shareholders may sell shares of common stock.

  The market price of our common stock could drop as a result of sales of a large number of our shares or warrants or a substantial amount of our convertible debt securities in the public market. The perception that such sales may occur could have the same effect. The price of the Notes would also likely be adversely affected by decreases in the price of our common stock.

  As of November 10, 1999, our executive officers and directors owned, directly or indirectly, approximately 10.5% of our common stock and approximately 17.8% of our Series A Non-Voting Preferred Stock. Our Series A Non-Voting Preferred Stock is convertible in various amounts over time into common stock and all of it is convertible by January 1, 2001. In addition, executive officers and directors hold options to purchase an aggregate of 500,000 shares of common stock exercisable starting on December 28, 1999. Assuming conversion of all these shares and exercise of all these warrants, these officers and directors would hold approximately 12.6% of our common stock. See "Stock Ownership of Principal Beneficial Owners and Management."

  In addition, as of November 10, 1999 Holger Timm, a former director of Cybernet who resigned on December 2, 1998, either directly or indirectly through a company controlled by him, owned shares of common stock, Series A Non-Voting Preferred Stock and Series B Voting Preferred Stock which in the aggregate and assuming conversion of all the Series A Non-Voting Preferred Stock into Voting Stock, would constitute approximately 26.3% of our voting shares.

 One Shareholder Controls a Large Block of Cybernet Stock and His Interests May Conflict with Yours

  As of November 10, 1999, Holger Timm, a former director of Cybernet who resigned on December 2, 1998, directly or indirectly, held approximately 10.9% of the common stock of Cybernet, 100% of the Series B Voting Preferred Stock and 58.1% of the Series A Non-Voting Preferred Stock, which is convertible, over time, into our common stock. As a result, assuming conversion of all the Series A Non-Voting Preferred Stock into Voting Stock, Mr. Timm would hold approximately 26.3% of our voting shares. Mr. Timm is the controlling shareholder and an executive officer of the company which owns 40% of the investment bank which served as the underwriter in our December 1998 public offering of common stock, for which services such investment bank received approximately $3 million in fees. Mr. Timm is also a principal stockholder and executive officer of one of our customers, Cybermind, which is itself a principal stockholder of the Company. Mr. Timm has the power to influence actions requiring stockholder approval (including amendments to our Certificate of Incorporation and By-laws and approving mergers and sales of all or substantially all of our assets). We can offer no assurance that the interests of Mr. Timm will not conflict with your interests. See "Stock Ownership of Principal Beneficial Owners and Management."

 We Are Subject to Anti-Takeover Provisions In Our Charter and Bylaws Which May Delay or Prevent a Change of Control

  Provisions of the Delaware General Corporation Law and our Certificate of Incorporation and By-Laws may delay, discourage or prevent a future takeover or change in control of Cybernet unless such takeover or change in control is approved by our Board of Directors. These provisions may also make the removal of directors and management more difficult, may discourage bids for our common stock at a premium over the market price and may adversely affect the market price, the voting and other rights of the holders of our common stock.

  We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibits us from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which such person became an interested stockholder, unless the business combination is approved in a prescribed manner. In addition, our Certificate of Incorporation provides that the Board of Directors must be divided into three classes of directors serving staggered terms and that all stockholder actions must be effected at a duly called meeting and not by written consent. Either of these provisions could have the effect of discouraging a third party from making a tender offer or otherwise attempting to gain control of Cybernet. Our Certificate of Incorporation also places certain restrictions on who may call a special meeting of stockholders. Our Board of Directors also has the authority to issue up to 50,000,000 shares of undesignated preferred stock and to determine the price, rights, preferences, and privileges of those shares without any further vote or actions by the stockholders. The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of all present and any future holders of preferred stock.

 The Internet Services Market Is New and Uncertain and It May Be Difficult to Retain Customers

  The market for Internet connectivity services and related software products and services is in an early stage of growth, particularly in the European markets in which we operate. As a consequence, current and future competitors are likely to introduce competing Internet connectivity services, online services and products, and it is difficult to predict the rate at which the market will grow or at which new or increased competition will result in market saturation. For example, certain companies have recently introduced free Internet access services in support of their other product and service offerings. If demand for Internet services fails to grow, or grows more slowly than anticipated, our business, results of operations and financial condition could be materially adversely affected.

  The immature nature of the market for Internet access services may also adversely affect our ability to retain new customers, as customers may discontinue our services after an initial trial period. During each fiscal period we typically acquire new customers for our products and services, while seeking to renew service agreements with existing customers. The sales and marketing expenses associated with attracting new customers are substantial. Our ability to improve operating margins will depend, in significant part, on our ability to retain customers.

 We Are Dependent on the Internet Which Some Potential Customers May Decline to Adopt.

  Our products and services are targeted toward users of the Internet, which has experienced rapid growth. Evolving industry standards, frequent new product and service introductions and demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty, as is typical in the case of a new and rapidly evolving industry characterized by quickly changing technology. While we believe that Europeans will adopt this new technology with the same enthusiasm that residents of the United States have, we cannot be certain that the European market will develop to the same extent.

  In addition, critical issues concerning the commercial use of the Internet remain unresolved and may impact the growth of Internet use, especially in the business and geographic markets we target. Despite growing interest in the many commercial uses of the Internet, many businesses have been deterred from purchasing Internet access services for a number of reasons, including, among others:

  .  lack of availability of cost-effective, high-speed options;

  .  inconsistent quality of service;

  .  a limited number of local access points for corporate users;

  .  inability to integrate business applications on the Internet;

  .  the need to deal with multiple and frequently incompatible vendors;

  . inadequate protection of the confidentiality of stored data and information moving across the Internet; and

  .  a lack of tools to simplify Internet access and use.

  In particular, a perceived lack of security of commercial data, such as credit card numbers, has significantly impeded commercial exploitation of the Internet to date, and we cannot be certain that encryption or other technologies will be developed to satisfactorily address these security concerns. Capacity constraints caused by growth in the use of the Internet may also, unless resolved, impede further expansion in the use of the Internet to the extent that users experience delays, transmission errors and other difficulties. Further, the adoption of the Internet for commerce and communications replaces more established means of communication and requires the understanding and acceptance of a new way of conducting business and exchanging information. Some businesses may be unwilling to commit themselves to learning this new way of conducting business until it is proved.

 We May Be Hurt by System Failures

  Our success is largely dependent upon our ability to deliver high speed, uninterrupted access to the Internet. Any system failure that causes interruptions in our operations could have a material adverse effect on us. Our telecommunications network is carried primarily on lines leased from Deutsche Telekom. Failures in this or any other telecommunications network on which we rely would result in customers' receiving no or diminished access to the Internet. We also currently lease the properties where our POPs are located. Any relocation that may be required as a result of expired or changing lease terms may result in increased costs or temporary disruption of service.

 We Could Be Held Liable for Information Disseminated Over Our Network

  The law relating to liability of ISPs for information and materials carried on or disseminated through their networks is not completely settled. A number of lawsuits have sought to impose such liability for material deemed to be socially harmful. In particular, one lower court in Germany, where we presently have the majority of our operations, recently found the manager of an ISP liable for the contents of materials transmitted after the ISP failed to remove the offending material from its news-server, despite requests from government authorities. The law relating to the regulation and liability of information carried or disseminated by ISPs is also undergoing a process of development in other European countries.

  The possibility that courts could impose liability for information or material carried on or disseminated through our network could require us to take measures to reduce our exposure to such liability. Such measures may require us to spend substantial resources or to discontinue certain product or service offerings. Any of these actions could have a material adverse effect on our business, operating results and financial condition.

 We Are Subject to Various Forms of Regulation:

  Regulation of the Internet May Increase

  Currently, few laws or regulations are directly applicable to activities or commerce on the Internet. However, a number of legislative and regulatory proposals are under consideration and may be adopted in various jurisdictions with respect to issues such as Internet user privacy, infringement, pricing, taxes, quality of products and services and intellectual property rights. It is uncertain how existing laws will be applied to the Internet in areas such as intellectual property (including copyrights, trademarks and trade secrets), obscenity and defamation. The adoption of new laws or the adaptation of existing laws to the Internet may decrease the growth in the use of the Internet, which could in turn decrease the demand for our products and services, increase our cost of doing business or otherwise have a material adverse effect on our business, result of operations and financial condition.

  Regulation of the European Telecommunications Market is Intense

  The European telecommunications industry, which we plan to enter, is subject to a significant degree of regulation. Our ability to operate networks and provide services in Germany, Austria, Italy and Switzerland is dependent upon our ability to obtain appropriate licenses, registrations and other authorizations or permissions from governmental authorities in each jurisdiction in which we operate and on those licenses and other authorizations remaining in force. Such licenses generally contain clauses pursuant to which we may be fined or our license may be revoked in certain circumstances. Such revocation may be on very short notice. The revocation of any of our licenses would force us to stop operating in the relevant country. In some cases, the licenses we receive may be of fixed duration and we must comply with regulations and technical requirements prescribed by the jurisdiction in which we obtained such licenses in order to maintain them. We have no guarantees that we will be able to obtain, maintain or renew the licenses, authorizations and registrations we need to provide telecommunications services or that such licenses and other authorizations will be issued or renewed on terms or with fees that are commercially viable. The loss, or substantial limitations of, or the failure to obtain, licenses, authorizations or registrations could have a material adverse effect on our business.

  Regulation in the European Union is Developing

  The recent liberalization of the European telecommunications market, induced by legislation of the European Union ("EU") and the introduction of the World Trade Organization Basic Telecom Agreement, has significantly reduced the regulatory barriers to entry in the markets in which we operate or intend to operate. However, national regulatory frameworks which are fully consistent with the policies and requirements of the EU and the World Trade Organization have only recently been, or are still being, implemented in certain EU member states and Switzerland, respectively. These nations are in the early stages of providing for and adapting to a liberalized telecommunications market. As a result, in these markets, we and other new entrants may encounter more protracted and difficult procedures to obtain licenses and negotiate interconnection agreements. We cannot assure you that further alterations to the regulatory frameworks, which may place our operations and competitive position at a disadvantage, will not be made in the future. In particular, German regulatory authorities have indicated to Deutsche Telekom, the dominant telecommunications provider in Germany, that it will be allowed to take additional costs into account when determining fees, subject to regulatory approval. Although the regulatory authority denied Deutsche Telekom's first application for higher prices on the basis that Deutsche Telekom had not demonstrated higher costs, we cannot assure you that the regulatory authorities will continue to reach such conclusions in the future. We also cannot assure you that such fees, which tend to be favorable for new entrants providing long distance and international voice telephony services, will remain at their current levels. See also "Business--Regulation."

  Many of the countries in which we intend to establish facilities and provide services lack the level of experience the United States has with regulation of a competitive telecommunications market. In Germany and many of the other Western European countries in which we operate or intend to operate the markets for public switched services were virtually closed to competition until January 1, 1998. Prior to that time, few entities other than the incumbent operators had the right to provide public voice telephony services or installed public networks. As a result, few pro-competitive regulations and regulators existed to enforce laws and regulations against the incumbent operators. The limited experience of legislators, regulators and courts with the implementing of a competitive regulatory regime, combined with continued full or partial government ownership of the incumbent operators, as discussed below, could slow or even undermine the movement to competitive telecommunications markets in these countries.

  As a result, we may be incorrect in our assumptions that:

  . each European country where we intend to establish networks and provide services will enact and enforce, on a timely basis, the measures necessary to ensure that new entrants such as Cybernet can compete fairly with the incumbent operators; and

  . we will be allowed to provide and expand our services in these European countries as set forth in our business plans.

  We cannot assure you, with respect to any country in which we operate or plan to operate, that future changes in the law, regulation, or government will not have a material adverse effect on Cybernet. See "Business--Regulation."

 We Are Subject to Intellectual Property Risks

  Legal standards relating to the validity, enforceability and scope of protection of intellectual property rights in Internet-related industries are uncertain and still evolving, and we cannot be certain as to the future viability or value of any of our intellectual property rights or those of other companies within the IT industry. We cannot assure you that the steps we have taken to protect our intellectual property rights will be adequate or that third parties will not infringe or misappropriate our proprietary rights. Any such infringement or misappropriation, should it occur, could have a material adverse effect on our business, results of operations and financial condition. Furthermore, we cannot be certain that our business activities will not infringe the proprietary rights of others or that such other parties will not assert infringement claims against us. We anticipate that we may be subject to claims in the ordinary course of our business, including claims of alleged infringement of the trademarks and other intellectual property rights of third parties due to the dissemination of our content or the provision of access by our online services to content made available by third parties. Such claims and any resultant litigation, should it occur, could subject us to significant liability for damages and could result in invalidation of our proprietary rights and, even if not meritorious, could be time-consuming and expensive to defend, and could result in the diversion of management time and attention, any of which could have a material adverse effect on our business, results of operations and financial condition.

  We regard substantial elements of our products and services as proprietary and we attempt to protect them by relying on trademark, service mark, trade dress, copyright and trade secret laws and restrictions on disclosure and transfer of title. We also enter into confidentiality agreements with our employees, suppliers, distributors, consultants, vendors and customers and license agreements with third parties and generally seek to control access to and distribution of our technology, documentation and other proprietary information. We are pursuing the registration of our service marks in the EU but we currently have no patents or applications for patents pending for our products or services. Effective service mark, copyright and trade secret protection may not be available in every country in which our products and services are distributed or made available. We cannot assure you that the steps we have taken to protect our proprietary rights will be adequate or that third parties will not infringe or misappropriate our copyrights, service marks, trade dress and similar proprietary rights.

 We Are Dependent on Our Billing and Information Systems--We may not be able to successfully implement new systems

  As we add additional services, sophisticated back office information and processing systems become more and more vital to our growth and our ability to:

  .  manage and monitor traffic along our network;

  .  track service provisioning, traffic faults and repairs;

  .  effect least cost routing;

  .  achieve operating efficiencies;

  .  monitor costs;

  .  bill and receive payments from customers; and

  .  reduce credit exposure.

  We have purchased from Kenan Systems a new billing system which we have installed and are integrating into our German operations and which we are beginning to implement in Italy. We cannot assure you that this system will be successfully implemented on a timely basis or at all, or that it will perform as expected. We also cannot assure you that this transition will not cause delays or interruptions in our monitoring and billing activities.

  The billing system we are acquiring will require enhancements and ongoing investments, particularly as traffic volume increases. We may encounter difficulties in enhancing our systems or integrating new technology into our systems in a timely and cost-effective manner. Implementation of that system in Germany did cause some delay in our processing of customer invoices and we cannot assure that its implementation in other countries will not cause similar delays. Such difficulties could have a material adverse effect on our ability to operate efficiently and provide adequate customer service.

 We Are Subject to Risks Associated with Converting to the Euro

  On January 1, 1999, 11 of the 15 EU member countries adopted the Euro as their common legal currency, at which time their respective individual currencies became irrevocably fixed at a rate of exchange to the Euro, and the Euro became a currency in its own right. Presently, the following 11 currencies are subject to the Euro conversion: the Austrian Shilling, the Belgian Franc, the Dutch Guilder, the Finnish Markka, the French Franc, the Deutsche Mark, the Irish Punt, the Italian Lira, the Luxembourg Franc, the Portuguese Escudo and the Spanish Peseta.

  From January 1, 1999, until January 1, 2002, the Euro will exist in electronic form only and the participating countries' individual currencies will persist in tangible form as legal tender in fixed denominations of the Euro. During this transition period, we must manage transactions with our customers and our third party vendors in both the Euro and the participating countries' respective individual currencies. This may cause significant logistical problems. We may incur increased operational costs and may have to modify or upgrade our information systems in order to:

  .  convert individual currencies to Euro;

  . convert individual currencies of participating countries into each other;

  . execute conversion calculations utilizing six-digit exchange rates and other prescribed requirements;

  .  accommodate the new Euro currency symbol; and

  . permit pricing, advertising, billing, accounting, internal financial calculations, sales and other transactions or practices to be effected simultaneously in Euro and the participating countries' respective individual currencies.

  Changes in pricing denominations for products once sold and advertised in an individual currency and now sold and advertised in the Euro could cause material billing errors and complications. Fluctuations in the business cycles of a participating country or a failure on any participating country's part to comply with EC directives could have negative economic effects on other participating countries, including countries in which we operate. Any of the above could have a material adverse effect on us and our ability to make payments on our debt. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Conversion to the Euro."

 We Are Subject to the Risks Associated with Rapid Industry Changes

 Changes in the Internet Services Industry

  The Internet services industry in which we operate is characterized by rapidly changing technology, evolving industry standards, emerging competition and frequent new service, software and other product innovations. We cannot guarantee that we will be able to identify new service opportunities successfully and develop and bring new products and services to market in a timely and cost-effective manner, or that products, software and services or technologies developed by others will not render our products and services non-competitive or obsolete. In addition, we cannot provide any assurance that our product or service developments or enhancements will achieve or sustain market acceptance or be able to address effectively the compatibility and interoperability issues raised by technological changes or new industry standards.

  As Internet-related industries evolve, we may be required to develop or acquire additional technological capabilities. In particular, there is substantial uncertainty as to the transmission media for future ISPs. Currently, we provide access to Internet services primarily through analog telephone lines and ISDN lines. Several companies have recently introduced, on an experimental basis, delivery of Internet access services through cable television lines. If the Internet becomes accessible by cable modem, or if screen based telephones, television or other consumer electronic devices or customer requirements change the way Internet access is provided, we will need to develop new services or modify our existing services to accommodate these developments. This pursuit of technological advances may require substantial time and expense and we cannot be certain that we will succeed in adapting our business to handle such requirements. Failure to do so could have a material adverse effect on our business, results of operations and financial condition.

 Changes in the Telecommunications Industry

  The European telecommunications industry which we are entering is also changing rapidly due to, among other factors:

  .  market liberalization;

  .  continuing privatization of incumbent operators;

  .  significant technological advancements;

  .  introductions of new products and services utilizing new technologies;

  .  increased availability of transmission capacity;

  .  expansion of telecommunications infrastructure;

  .  increased use of the Internet for voice and data transmission; and

  .  the globalization of economies and trade.

  These factors are likely to continue to affect our markets and may have unforeseen effects which could have a material adverse effect on us. In particular, if the continued growth we anticipate in the demand for voice and IP services were not to occur or we were precluded from servicing this anticipated demand, we might not be able to generate sufficient revenues in the next few years to fund our working capital requirements. Even if these factors turn out as anticipated, we cannot be sure that our strategy will be successful in this rapidly evolving market. In addition, further changes may happen at any time that could significantly affect our operations.

  Our success will depend substantially on our ability to predict which of the many possible current and future networks, products and services will be important to finance, establish and maintain. In particular, as we further expand and develop our network, we will become increasingly exposed to the risks associated with the relative effectiveness of our technology and equipment. The cost of implementation of emerging and future technologies could be significant, and we cannot be certain that we will select appropriate technology and equipment or that we will obtain such new technology on a timely basis or on satisfactory terms. We may choose new technologies that prove to be inadequate or incompatible with technologies of our customers, providers of transmission capacity or other carriers. As new technologies develop, we may be forced to implement such new technologies at substantial cost to remain competitive. In addition, competitors may implement new technologies before we do, allowing such competitors to provide lower priced or enhanced services and superior quality compared to those we provide. The failure to obtain effective technology and equipment may hinder our ability to provide competitive products and services, and may adversely affect the viability of our operations and could have a material adverse impact on our business.

 The Markets in Which We Operate Are Highly Competitive

 Competition in the Internet Services Market

  The Internet services market is extremely competitive and we expect competition in this market to intensify in the future. We believe that our ability to compete successfully depends on a number of factors including:

  .  our market presence;

  .  our image and reputation;

  .  our technical expertise;

  . the capacity, reliability, latency and security of our network infrastructure;

  .  the functionality, performance and quality of our services;

  .  our ability to provide customization and customer support;

  .  the variety of services we offer;

  . the pricing and quality of products and services offered by competitors and suppliers;

  . the timing of our introductions of new products and services and of those of our competitors;

  .  our ability to support industry standards; and

  .  industry and general economic trends.

  Many new start-up businesses as well as existing businesses in different industries have been drawn by the tremendous growth and potential market size of the Internet services market. Our current and prospective competitors include:

  . ISPs such as European Computer Industry Research Centre, Xlink, PSInet, UUNet Technologies, EUnet and Nacamar in Germany; EUnet Multimedia Network Services, Netway Austria and Cybertron in Austria; and I-Net in Italy; as well as numerous smaller, regional ISPs in each country;

  .  established online services such as America Online and CompuServe;

  . major systems integrators and computer manufacturers such as Andersen Consulting and IBM;

  . telecommunications companies such as Mannesmann Arcor, Deutsche Telekom and Viag Interkom in Germany; Telekom Austria and United Telecom Austria in Austria; and Infostrada, Telecom Italia and Wind in Italy;

  .  cable operators such as Deutsche Telekom and Primacom; and

  .  value-added resellers of computer, network and peripheral equipment.

  Many of these current and prospective competitors have greater market presence, engineering and marketing capabilities, brand recognition and financial, technological, personnel and other resources than we do. As a result, such competitors may be able to develop and expand their communications and network infrastructures more quickly, to adapt more swiftly to new or emerging technologies and changes in customer requirements, to take advantage of acquisition and other opportunities more readily, and to devote greater resources to the marketing and sale of their products and services than we can.

  Prices for IP services are currently relatively high in Europe. However, the U.S. market for IP services has been experiencing downward pressure on prices and certain companies have recently introduced free Internet access services in Europe in support of their other product and service offerings. As competition increases, we anticipate comparable price decreases in the European IP market over the next few years. As a result of an increase in the number of competitors, and vertical and horizontal integration in the industry, we currently encounter and expect to continue to encounter significant pricing pressure. We cannot be certain that we will be able to offset the adverse effect on revenues of any necessary price reductions by increasing the number of our customers, generating higher revenue from enhanced services, reducing costs or otherwise. We cannot assure you that IP service prices will not decline more quickly than our IP transmission or termination costs. If this were to occur, it could have a material adverse effect on our gross profit margins.

  Competition affects not only the price of our products and services but also our ability to attract and retain effective, knowledgeable salespeople. Furthermore, advances in technology as well as changes in the marketplace and the regulatory environment occur constantly and we cannot predict the effect that ongoing or future developments may have on us or on the pricing of our products and services. In addition, we believe that Internet access services businesses are likely to encounter consolidation in the near future, which could result in increased price and other competition. This could result in an erosion of our market share and could prevent us from becoming profitable. In summary, we cannot be certain that we will have the financial resources, technical expertise or marketing and support capabilities to compete successfully in the Internet services market.

 Competition in the European Telecommunications Market

  Competition in the European telecommunications market, which we are entering, is intense and is based primarily on price. The opening of the market to alternative operators, combined with technological advances, has resulted in significant reductions in retail and wholesale prices for voice services. Prices declined significantly during 1998 and 1999 and we expect prices to continue to decline. While decreasing prices fuel growing demand for bandwidth, they also narrow gross profit margins on long distance voice traffic. Our ability to compete successfully in this environment will significantly depend on our ability to generate high traffic volumes from our customers while keeping our cost of services low. We cannot assure you that we will be able to do this.

  In all of the countries in which Cybernet currently offers its services we compete with the incumbent operators (Deutsche Telekom in Germany, Austria Telecom in Austria, Telecom Italia in Italy and Swisscom in Switzerland ). In all of these countries, the incumbent operators virtually control all access to local networks and have significant operational economies, including a large national network and existing operating agreements with other incumbent operators.

  Many of our competitors have greater financial resources and would be in a better position than we would be to withstand the adverse effect on gross profit margins caused by price decreases, particularly those competitors that already own infrastructure and have interconnection or peering arrangements and thus enjoy a lower cost base than we do. Unless and until we are able to reduce our cost base, we may not be able to compete on the basis of price if market prices are reduced below a certain level. Inability to price our services competitively may in turn cause us to lose customers.

 The Market for the Common Stock is Very Limited

  The common stock of the Company is currently only traded on certain over-the-counter markets, including the OTC Bulletin Board operated by The Nasdaq Stock Market, Inc. and the Freiverkehr of the Berlin and Munich Stock Exchanges, and on the Neuer Markt of the Frankfurt Stock Exchange. Furthermore, shares of common stock have only traded on the Neuer Markt since December 9, 1998. The common stock is not presently listed on any national securities exchange in the United States and there is currently no established trading market for the common stock in the United States.

  We cannot assure you as to:

  . the liquidity of any U.S. market for the common stock of the Company that may develop;

  . your ability as a holder of common stock to sell any shares of common stock in such United States market; or

  . the price at which you would be able to sell any of your shares of common stock in such United States market.

 We Do Not Expect to Pay Dividends

  The Company does not anticipate paying cash dividends in the foreseeable future. See "Price Range of Common Stock and Dividend Policy."

                                USE OF PROCEEDS

  We will not receive any proceeds from sales by any selling securityholders of any of the shares of common stock.

                           EXCHANGE RATE INFORMATION

  The following tables set forth, for the periods indicated, certain information concerning the Noon Buying Rate for Deutsche Marks, Italian Lire, Austrian Schillings and Euro, expressed in Deutsche Marks, Italian Lire, Austrian Schillings and Euro, respectively, per dollar. Such rates are provided solely for the convenience of the reader and should not be construed as a representation that Deutsche Marks, Italian Lire, Austrian Schillings or Euro amounts actually represent such dollar amounts or that such Deutsche Marks, Italian Lire, Austrian Schillings or Euro amounts could have been, or could be, converted into dollars at that rate or at any other rate. We did not use such rates in the preparation of the combined financial statements of the Company included elsewhere in this prospectus. On the tables for the Deutsche Mark, Italian Lira and Austrian Schilling, the columns entitled "Average Rate" represent the average Noon Buying Rates on the last business day of each month during the relevant period. As of January 1, 1999, the Deutsche Mark, the Italian Lira and the Austrian Schilling began trading at fixed rates against the Euro.

Deutsche Mark Exchange Rate                  Average                    Period-
Year Ended December 31,                        Rate     High     Low    End Rate
---------------------------                  -------- -------- -------- --------
1995........................................   1.4261   1.5612   1.3565   1.4345
1996........................................   1.5070   1.5655   1.4354   1.5387
1997........................................   1.7394   1.8810   1.5413   1.7991
1998........................................   1.7588   1.8542   1.6060   1.6670
Italian Lira Exchange Rate                   Average                    Period-
Year Ended December 31,                        Rate     High     Low    End Rate
--------------------------                   -------- -------- -------- --------
1995........................................ 1,628.95 1,736.25 1,569.00 1,584.00
1996........................................ 1,538.37 1,602.00 1,496.00 1,519.00
1997........................................ 1,712.15 1,840.75 1,515.70 1,769.00
1998........................................ 1,737.19 1,827.60 1,592.00 1,654.00
Austrian Schilling Exchange Rate             Average                    Period-
Year Ended December 31,                        Rate     High     Low    End Rate
--------------------------------             -------- -------- -------- --------
1995........................................   9.8733  10.9845   9.5903  10.0810
1996........................................  10.6002  11.0070  10.1000  10.8340
1997........................................  12.2386  13.2330  10.8400  12.6340
1998........................................  12.1940  13.0160  11.3230  11.6040
Euro Exchange Rate                                                      Period-
Month End 1999/2000(a)                                  High     Low    End Rate
----------------------                                -------- -------- --------
January 31...........................................   0.8794   0.8466   0.8794
February 28..........................................   0.9114   0.8819   0.9095
March 31.............................................   0.9332   0.9079   0.9252
April 30.............................................   0.9466   0.9223   0.9466
May 28...............................................   0.9595   0.9270   0.9595
June 30..............................................   0.9713   0.9509   0.9699
July 31..............................................   0.9863   0.9329   0.9351
August 31............................................   0.9607   0.9239   0.9486
September 30.........................................   0.9684   0.9361   0.9389
October 30...........................................   0.9508   0.9185   0.9508
November 30..........................................   0.9924   0.9518   0.9924
December 31..........................................   0.9984   0.9744   0.9930
January 31...........................................   1.0249   0.9930   1.0249

--------
(a) On February 7, 2000, the Noon Buying Rate was $1.00 = (Euro)1.0222 and the Euro was fixed to the Deutsche Mark at (Euro)1.00 = DM 1.9558, to the Italian Lira at (Euro)1.00 = Lit. 1,936.27 and to the Austrian Schilling at
    (Euro)1.00 = ATS 13.7603, as reported by the United States Federal Reserve Bank of New York (www.ny.frb.org; statistics; noon buying rates).

                PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Price Range Of Common Stock

  Our common stock is traded on the OTC Bulletin Board under the symbol "ZNET" and on the Neuer Markt of the Frankfurt Stock Exchange under the Symbol "CYN." Our common stock also trades on the Freiverkehr of the Berlin and Munich Stock Exchanges under the securities identification number WP-Kenn-Nr. 906 623. Our principal foreign trading market is the Neuer Markt. As of August 2, 1999, the Company had 169 registered stockholders of record. The closing price of the common stock on the OTC Bulletin Board and the Neuer Markt on January 19, 2000 was $11.25 per share and (Euro)12.10 per share, respectively.

  The following tables set forth for the periods indicated the high and low bid prices for the common stock as reported each quarterly period in 1997 and 1998 and each monthly period in 1999 on the OTC Bulletin Board and the Neuer Markt. Prices on the OTC Bulletin are reported in The NASDAQ Trading and Marketing Services' Trading Activity Reports, Trade and Quote Summary. Prices on the Neuer Markt are reported for trades on the electronic trading system of Deutsche Borse A.G. The prices are inter-dealer prices, do not include retail mark up, mark down or commission and may not necessarily represent actual transactions.

                               otc bulletin board

                                                          High         Low
       1997                                           ------------ ------------
       Third Quarter(/1/)............................ $     11.250       $9.310
       Fourth Quarter................................ $     16.250       $7.750
                                                          High         Low
       1998                                           ------------ ------------
       First Quarter................................. $     34.500      $11.500
       Second Quarter................................ $     28.750      $20.000
       Third Quarter................................. $     29.875      $18.000
       Fourth Quarter................................ $     37.250      $13.000
                                                          High         Low
       1999                                           ------------ ------------
       January....................................... $     47.000      $29.625
       February...................................... $     43.875      $33.500
       March......................................... $     36.000      $26.500
       April......................................... $     27.750      $23.000
       May........................................... $     24.000      $20.000
       June.......................................... $     20.000      $16.000
       July.......................................... $     21.750      $14.500
       August........................................ $     18.000      $14.000
       September..................................... $     20.875 $     14.250
       October....................................... $     16.000 $     13.750
       November......................................      $15,500      $8.1250
       December......................................      $12.000      $8.5075
--------
(1) On September 17, 1997, Cybernet Utah, the Company's predecessor, acquired
    Cybernet AG. Prior to that date, Cybernet Utah had no material business activities, assets or liabilities. Accordingly, stock prices for the period prior to September 17, 1997, do not relate to the business in which the
    Company is presently engaged.

                  neuer markt of the frankfurt stock exchange

                                                          High         Low
       1998                                           ------------ ------------
       Fourth Quarter (beginning December 9, 1998)... (Euro)33.029 (Euro)24.900
                                                          High         Low
       1999                                           ------------ ------------
       January....................................... (Euro)41.200 (Euro)26.600
       February...................................... (Euro)39.900 (Euro)31.400
       March......................................... (Euro)32.500 (Euro)24.500
       April......................................... (Euro)24.700 (Euro)21.650
       May........................................... (Euro)23.400 (Euro)20.300
       June.......................................... (Euro)19.500 (Euro)16.400
       July.......................................... (Euro)19.800 (Euro)14.200
       August........................................ (Euro)17.450 (Euro)13.300
       September..................................... (Euro)19.400 (Euro)14.800
       October....................................... (Euro)15.850 (Euro)13.300
       November...................................... (Euro)15.200  (Euro)7.400
       December...................................... (Euro)11.400  (Euro)8.900

Dividend Policy
  The Company has never paid dividends on its common stock.

                                 CAPITALIZATION

  The following table sets forth our cash and capitalization as of September 30, 1999. This table should be read in conjunction with the Consolidated Financial Statements, the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere in this prospectus.

                                                                       At
                                                                  September 30,
                                                                      1999
                                                                  -------------
Cash:
Cash and restricted cash.........................................   $198,456
                                                                    ========
Debt:
Overdrafts and short-term borrowings.............................   $     88
Current Portion long-term debt and capital lease obligations.....      1,552
Capital lease obligations........................................      1,175
Senior Notes.....................................................     98,289
PIK Notes........................................................     27,095
Discount Notes...................................................     50,815
                                                                    --------
    Total debt...................................................   $179,014
                                                                    --------
Shareholders Equity:
  Common Stock $.001 par value, 50,000,000 shares authorized,
   20,729,988 issued and
   outstanding...................................................   $     21
  Preferred stock $.001 par value, 50,000,000 shares authorized,
   6,360,000 shares issued and outstanding.......................          5
  Additional paid in capital.....................................    131,230
  Accumulated deficit............................................    (24,338)
  Cumulative translation adjustment..............................     (3,893)
                                                                    --------
    Total shareholders equity....................................   $103,025
                                                                    --------
      Total Capitalization.......................................   $282,039
                                                                    ========

               SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

  The selected consolidated financial data as of and for the years ended December 31, 1996, 1997, and 1998, set forth below, are derived from our audited Consolidated Financial Statements included elsewhere in this prospectus. The selected consolidated financial data as of and for the nine months ended September 30, 1998 and 1999 set forth below, are derived from our unaudited Interim Financial Statements included elsewhere in this prospectus. The pro forma consolidated financial data for the year ended December 31, 1998 and as of and for the nine months ended September 30, 1999, set forth below, are derived from our unaudited Pro Forma Consolidated Financial Statements included elsewhere in this prospectus. The financial data set forth below have been prepared in accordance with United States generally accepted accounting principles. The unaudited Interim Financial Statements included in this prospectus include all adjustments, consisting of normal recurring adjustments, that management considers necessary for a fair presentation of the financial position and results of operations for the interim periods.

  The information set forth below should be read in conjunction with our audited Consolidated Financial Statements, our unaudited Interim Financial Statements and our unaudited Pro Forma Consolidated Financial Statements, and the related notes thereto included elsewhere in this prospectus. Historical and pro forma results of operations presented herein are not necessarily indicative of results of operations for future periods. Our development and expansion activities, including acquisitions, during the periods set forth below significantly affect the comparability of this information from one period to another. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                     Nine months ended
                               Years ended December 31,                September 30,
                          ------------------------------------- -----------------------------
                                                                        (Unaudited)
                                                     Pro forma
                                                    1998 (/1/)                     Pro forma
                          1996    1997      1998    (Unaudited)  1998      1999    1999 (/1/)
                          -----  -------  --------  ----------- -------  --------  ----------
                                      (in thousands, except per share data)
Statement of Operations
 Data:
Revenue
 Internet Projects......  $ 217  $ 1,598  $  5,139   $  6,206   $ 3,118  $  3,452   $  3,884
 Network Services.......     91      716     3,495     11,184     2,261    11,292     15,167
                          -----  -------  --------   --------   -------  --------   --------
 Total revenue..........    308    2,314     8,634     17,390     5,379    14,744     19,051
Cost of revenues
 Internet Projects......    237    1,495     4,699      5,500     1,887     3,238      3,551
 Network Services.......    119      866     4,067      8,949     2,619    10,702     13,367
 Depreciation and
  amortization (/2/)....      7      171     1,674      2,050       680     2,374      2,504
                          -----  -------  --------   --------   -------  --------   --------
 Total cost of
  revenues..............    363    2,532    10,440     16,499     5,186    16,314     19,422
Gross profit (loss).....    (55)    (218)   (1,806)       891       193    (1,570)      (371)
Operating expenses:
 General and
  administrative
  expenses..............    263      482     1,576      3,512     1,241     9,377     10,502
 Marketing expenses.....    165    1,188     3,844      5,536     3,268     7,244      7,469
 Research and
  development...........    179      280     2,941      3,858     1,166     3,796      3,914
 Depreciation and
  amortization (/3/)....     22      116       880      5,011       475     2,922      4,409
                          -----  -------  --------   --------   -------  --------   --------
 Total operating
  expenses..............    629    2,066     9,241     17,917     6,150    23,339     26,294
                          -----  -------  --------   --------   -------  --------   --------
Operating loss..........   (684)  (2,284)  (11,047)   (17,026)   (5,957)  (24,909)   (26,665)
Interest income
 (expense), net.........     (2)     (39)      (43)      (267)      (47)   (6,111)    (6,158)
Foreign currency
 translation gain
 (loss).................    --       --        --         --        --       (651)      (651)
                          -----  -------  --------   --------   -------  --------   --------
 Loss before taxes and
  minority interest.....   (686)  (2,323)  (11,090)   (17,293)   (6,004)  (31,671)   (33,474)
 Income tax benefit.....    402    1,339     6,173      6,753     3,226    13,668     13,624
 Minority interest......    --       --        145        145       --        101        101
                          -----  -------  --------   --------   -------  --------   --------
Net loss................  $(284) $  (984) $ (4,772)   (10,395)  $(2,778) $(17,902)  $(19,749)
                          =====  =======  ========   ========   =======  ========   ========
 Basic and diluted loss
  per share.............  $(.12) $  (.12) $   (.30)  $   (.64)  $ (0.18) $  (0.92)  $  (1.00)
                          =====  =======  ========   ========   =======  ========   ========

                                                                   Nine months ended
                             Years ended December 31,                September 30,
                         -----------------------------------      --------------------
                                                  Pro forma                 Pro forma
                         1996    1997     1998    1998 (/1/)        1999    1999 (/1/)
                         -----  -------  -------  ----------      --------  ----------
                          (in thousands, except number of customers data and
                                               ratios)
Other Financial and
 Operating Data:
Number of Network
 Services customers
 (/4/)..................   166    4,061    6,923    42,391 (/5/)    10,830     50,724(/5/)
EBITDA (/6/)............ $(655) $(1,997) $(8,493)  $(9,965)       $(20,264)  $(20,403)
Capital expenditures
 (/7/)..................   552    1,708    6,034     8,713          10,724
Ratio of earnings to
 fixed charges (/8/)....   --       --       --        --


                                             December 31,       September 30,
                                        ---------------------- ----------------
                                         1996    1997   1998    1998     1999
                                        ------- ------ ------- ------- --------
                                                    (in thousands)
Balance Sheet Data:
Working capital (deficiency) (/9/)..... $   339 $  891 $37,751 $ 2,567 $130,899
Total assets...........................   2,211 12,617  79,445  33,247  302,177
Long-term debt (/10/)..................     --      42   1,383   1,133  177,503
Total stockholders' equity.............   1,790  8,908  67,359  21,057  103,025

--------
(1) Pro forma statement of operations is based on the unaudited Pro Forma Consolidated Financial Statements included elsewhere in this prospectus. The pro forma statement of loss for the year ended December 31, 1998 is based on the historical statement of loss adjusted as if the Open:Net, Vianet and Flashnet acquisitions were completed on January 1, 1998 and the pro forma statement of loss for the nine months ended September 30, 1999 is based on the historical statements of loss adjusted as if the Flashnet acquisition had been completed on January 1, 1999. The pro forma data does not purport to represent what our results of operations would have been had these acquisitions been made on such dates.
(2) Represents depreciation and amortization of capitalized costs related to investments in product development, designing our network (including related software) and building network capacity (including related personnel and consulting costs).
(3) Represents depreciation of property and equipment and amortization of acquired goodwill.
(4) Number of customers as of December 31, 1996, 1997, and 1998, and March 31, 1999.
(5) Includes 32,652 and 39,894 Flashnet customers (of which 1,096 and 1,625 were business customers and 31,556 and 38,269 were residential customers) at December 31, 1998 and March 31, 1999, respectively.
(6) We define EBITDA as loss before interest, income taxes, minority interest, depreciation and amortization. EBITDA is included because management believes it is a useful indicator of a company's ability to incur and service debt. EBITDA should not be considered as a substitute for operating earnings, net income, cash flow or other statements of operations or cash flow data computed in accordance with US GAAP or as a measure of our results of operations or liquidity. Funds depicted by this measure may not be available for management's discretionary use (due to covenant restrictions, debt service payments and other commitments). Because all companies do not calculate EBITDA identically, the presentation of EBITDA contained herein may not be comparable to other similarly entitled measures of other companies.
(7) Pro forma capital expenditures for the nine months ended September 30, 1999 were not available.
(8) For purposes of computing the ratio of earnings to fixed charges, earnings consist of losses before income taxes and minority interest, plus fixed charges. Fixed charges consist of interest expense. Earnings were insufficient to cover fixed charges by $(684), $(2,284), $(10,893), $(5,890), $(16,616) and $(25,133) for the years ended December 31, 1996,
    1997 and 1998, for the nine months ended September 30, 1999, the year ended December 31, 1998 pro forma and the nine months ended September 30, 1999 pro forma, respectively.
(9) We define working capital as total current assets less total current liabilities.
(10) Long-term debt includes obligations under capital lease agreements.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

  The following unaudited Pro Forma Consolidated Financial Statements are based on our Consolidated Financial Statements contained elsewhere in this prospectus. The accompanying unaudited Pro Forma Consolidated Statements of Loss for the year ended December 31, 1998 and the nine months ended
September 30, 1999, are based on the historical consolidated financial statements of the Company contained elsewhere in this prospectus, adjusted as if the acquisitions of Open:Net, Vianet and Flashnet, had occurred on January 1, 1998. These unaudited Pro Forma Consolidated Financial Statements do not include the results of operations of Sunweb due to the relative insignificance of the amounts involved.

  The unaudited Pro Forma Consolidated Financial Statements combine the historical financial position and results of the Company with the historical financial position and results of the acquisitions of Open:Net, Vianet and Flashnet, prior to the dates the Company made such acquisitions, using the purchase method of accounting. The Pro Forma Consolidated Statements of Loss presented are not necessarily indicative of the operating results that would have been achieved had such transactions occurred at the dates indicated above. These statements are based on the assumptions set forth in the notes to such statements and should be read in conjunction with the related financial statements and notes thereto of the Company, Open:Net, Vianet and Flashnet included elsewhere in this prospectus.

  The accounting adjustments reflected in the accompanying unaudited Pro Forma Consolidated Financial Statements reflect estimates made by the Company and assumptions which the Company believes to be reasonable. The Company believes that no significant uncertainties should affect the pro forma adjustments and considers the impact of any such uncertainties to be immaterial.

                   Pro Forma Consolidated Statements of Loss

                          Year ended December 31, 1998
                                  (unaudited)

                                       Historical                    Pro Forma
                                        Company    Acquisitions     as Adjusted
                                       ----------  ------------     -----------
                                         (in thousands, except per share
                                                      data)
Revenue
  Internet Projects..................  $    5,139    $  1,067(a)    $    6,206
  Network Services...................       3,495       7,689(a)        11,184
                                       ----------    --------       ----------
Total revenues.......................       8,634       8,756           17,390
Cost of revenues
  Internet Projects..................       4,699         801(b)         5,500
  Network Services...................       4,067       4,882(b)         8,949
  Depreciation and amortization......       1,674         376(b)         2,050
                                       ----------    --------       ----------
    Total cost of revenues...........      10,440       6,059           16,499
                                       ----------    --------       ----------
Gross profit (loss)..................      (1,806)      2,697              891
General and administrative expenses..       1,576       1,936(c)         3,512
Marketing expenses...................       3,844       1,692(c)         5,536
Research and development expenses....       2,941         917(c)         3,858
Depreciation and amortization........         880       3,885(c)(d)      4,765
                                       ----------    --------       ----------
    Total operating expenses.........       9,241       8,430           17,671
                                       ----------    --------       ----------
Operating loss.......................     (11,047)     (5,733)         (16,780)
Interest expense.....................         197         234(e)           431
Interest income......................         154          10(e)           164
                                       ----------    --------       ----------
Loss before taxes and minority inter-
 est.................................     (11,090)     (5,957)         (17,047)
Income tax benefit...................       6,173         580(f)         6,753
Minority interest....................         145         --               145
                                       ----------    --------       ----------
Net loss.............................  $   (4,772)   $ (5,377)      $  (10,149)
                                       ==========    ========       ==========
Basic and diluted loss per share.....  $    (0.30)                  $    (0.62)
                                       ==========                   ==========
Number of shares used to compute
 earnings per share..................  16,012,653     370,926(g)    16,383,579
                                       ==========    ========       ==========

                   Pro Forma Consolidated Statements Of Loss

                      Nine months ended September 30, 1999
                                  (unaudited)

                               Historical                         Pro Forma
                                Company      Acquisitions        as Adjusted
                              -------------  -------------       -------------
                               (in thousands, except per share data)
Revenue
  Internet Projects.........  $       3,452    $      432 (a)    $       3,884
  Network Services..........         11,292         3,875 (a)           15,167
                              -------------    ----------        -------------
Total revenues..............         14,744         4,307               19,051
Cost of revenues
  Internet Projects.........          3,238           313 (b)            3,551
  Network Services..........         10,702         2,665 (b)           13,367
  Depreciation and amortiza-
   tion.....................          2,374           130 (b)            2,504
                              -------------    ----------        -------------
    Total cost of revenues..         16,314         3,108               19,422
                              -------------    ----------        -------------
Gross (loss)................         (1,570)        1,199                 (371)
General and administrative
 expenses...................          9,377         1,125 (c)           10,502
Marketing expenses..........          7,244           225 (c)            7,469
Research and development ex-
 penses.....................          3,796           118 (c)            3,914
Depreciation and amortiza-
 tion.......................          2,922         1,487 (c)(d)         4,409
                              -------------    ----------        -------------
    Total operating ex-
     penses.................         23,339         2,955               26,294
                              -------------    ----------        -------------
Operating loss..............        (24,909)       (1,756)             (26,665)
Interest expense............          8,294            47 (e)            8,341
Interest income.............          2,183           --                 2,183
Foreign currency translation
 gain (loss)................           (651)          --                  (651)
                              -------------    ----------        -------------
Loss before taxes...........        (31,671)       (1,803)             (33,474)
Minority interest income
 (expense)..................            101           --                   101
Income tax benefit..........         13,668           (44)(f)           13,624
                              -------------    ----------        -------------
Net loss....................  $     (17,902)   $   (1,847)       $     (19,749)
                              =============    ==========        =============
Basic and diluted loss per
 share......................  $       (0.92)                     $       (1.00)
                              =============                      =============
Number of shares used to
 compute loss per share.....     19,417,249       332,329 (g)       19,749,578
                              =============    ==========        =============

            Notes To The Pro Forma Consolidated Financial Statements

         (All dollar amounts in thousands, unless otherwise indicated)

(a) Includes the revenues of the acquisitions of Open:Net, Vianet and Flashnet for the periods prior to their respective acquisition dates as follows.

                                                 Vianet Open:Net Flashnet Total
                                                 ------ -------- -------- -----
     1998 Pro Formas
     Internet Projects..........................   --     461       606   1,067
     Network Services........................... 3,123    372     4,194   7,689
     1999 Pro Formas
     Internet Projects..........................   --     --        432     432
     Network Services...........................   --     --      3,875   3,875

(b) Includes the cost of revenues of the acquisitions of Open:Net, Vianet and Flashnet for the periods prior to their respective acquisition dates as follows.

                                                 Vianet Open:Net Flashnet Total
                                                 ------ -------- -------- -----
     1998 Pro Formas
     Internet Projects..........................   --     242       559     801
     Network Services........................... 1,682    215     2,985   4,882
     Depreciation and amortization..............    88     22       266     376
     1999 Pro Formas
     Internet Projects..........................   --     --        313     313
     Network Services...........................   --     --      2,665   2,665
     Depreciation and amortization..............   --     --        130     130

(c) Includes the operating expenses of the acquisitions of Open:Net, Vianet and Flashnet for the periods prior to their respective acquisition dates as follows.

                                                 Vianet Open:Net Flashnet Total
                                                 ------ -------- -------- -----
     1998 Pro Formas
     General and administrative expenses........   420     26     1,490   1,936
     Marketing expenses.........................   741    310       641   1,692
     Research and development expenses..........   259    178       480     917
     Depreciation and amortization..............    75     27       112     214
     1999 Pro Formas
     General and administrative expenses........   --     --      1,125   1,125
     Marketing expenses.........................   --     --        225     225
     Research and development expenses..........   --     --        118     118
     Depreciation and amortization..............   --     --        118     118

(d) Represents the amortization of goodwill and other intangible assets arising from the acquisitions of Open:Net, Vianet and Flashnet.

                                                  Vianet Open:Net Flashnet Total
                                                  ------ -------- -------- -----
   1998 Pro Formas
   Amortization.................................   766     168     2,737   3,671
   1999 Pro Formas
   Amortization.................................   --      --      1,369   1,369

  Amortization is calculated on a straight line basis using the following useful lives.

     Goodwill.......................................................... 10 years
     Customer base.....................................................  5 years
     Management contracts..............................................  3 years

  The calculation and allocation of the purchase price was as follows:

                                            Vianet  Open:Net Flashnet   Total
                                            ------  -------- --------  -------
     Purchase price.......................  $4,483   $2,541  $26,584   $33,608
     Less: net assets acquired............     (37)     130     (790)     (697)
                                            ------   ------  -------   -------
     Excess of purchase price over net as-
      sets acquired.......................  $4,520   $2,411  $27,374   $34,305
     Allocated to:
     Goodwill.............................  $2,063   $2,299  $27,374   $31,736
     Customer base........................   1,945      112      --      2,057
     Management contracts.................     512      --       --        512
                                            ------   ------  -------   -------
                                            $4,520   $2,411  $27,374   $34,305
                                            ======   ======  =======   =======

  In addition to the cash of $4,483 (of which $4,125 was paid in the first quarter of 1999), the purchase price for Vianet includes 225,000 shares of common stock of the Company which were placed with a trustee to be released annually over a five year period. Of these shares, 150,000 are to be released in 30,000 share increments as long as the owner of these shares remains an employee of the Company. The remaining 75,000 shares are to be released annually over a five year period in 15,000 share increments. The 150,000 shares as to which release will be made so long as the owner thereof remains an employee of the Company are being treated as contingent consideration and, accordingly, will be recorded as an additional cost of the acquisition when the shares are released by the trustee.

(e) Includes interest income and expense of the acquisitions of Open:Net, Vianet and Flashnet, for the periods prior to their respective acquisition dates as follows:

                                                  Vianet Open:Net Flashnet Total
                                                  ------ -------- -------- -----
     1998 Pro Formas
     Interest expense............................    3       8      223     234
     Interest income.............................  --      --        10      10
     1999 Pro Formas
     Interest expense............................  --      --        47      47
     Interest income.............................  --      --       --      --

(f) The income tax adjustment represents Vianet income tax expense of $4 and Flashnet income benefit of $584 for 1998 and a Flashnet income tax expense of $44 for 1999.

(g) Weighted average shares outstanding for the purposes of calculating pro forma basic and diluted loss per share is as follows:

                                                            1998       1999
                                                         ---------- ----------
     Historical weighted average shares................. 16,012,653 19,417,249
     Shares issued in connection with certain of the
      Acquisitions and not reflected in historical
      weighted average shares;
       Open:Net acquisition.............................     38,597        --
       Flashnet acquisition.............................    332,329    332,329
                                                         ---------- ----------
                                                         16,383,579 19,749,578
                                                         ========== ==========

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

  The following discussion is based on our Consolidated Financial Statements included elsewhere in this prospectus. The discussion of the results of operations of Vianet, with respect to the fiscal years ended 1998 and 1997, is based on financial statements included elsewhere in this prospectus. Such financial statements have been prepared in accordance with United States generally accepted accounting principles. This section contains forward-looking statements that involve inherent risks and uncertainties. Actual results may differ materially from those contained in such forward-looking statements. See "Risk Factors" and "Information Regarding Forward-Looking Statements."

 Overview

 General

  We have experienced substantial rates of revenue growth since commencing significant operations in 1996. Our revenues have grown from $307,673 in 1996 to $2,314,021 in 1997 and to $8,633,528 in 1998 (approximately $17,390,000 in
1998 on a pro forma basis). This revenue growth has been generated both internally, as we have significantly expanded our customer base, and through acquisitions.

  Since 1996, we have acquired seven companies:

  . Cybernet E-Commerce. In September 1997, we acquired 100% of Artwise, which was later renamed Cybernet E-Commerce, the financial results of which are included in our Consolidated Financial Statements from the date of that acquisition.

  . Eclipse. In December 1997, we acquired 66% of Eclipse, but did not include the financial results of that company's operations in our Consolidated Financial Statements until 1998 because its 1997 financial results from the date of that acquisition were immaterial to our consolidated results. In June 1999, we acquired the remaining 34%.

  . Open:Net. In August 1998, we acquired 100% of Open:Net, the financial results of which are included in our Consolidated Financial Statements from the date of that acquisition.

  . Vianet. In December 1998, we acquired 100% of Vianet but did not include the financial results of that company's operations in our Consolidated Financial Statements until the first quarter of 1999 because the 1998 financial results from the date of that acquisition were immaterial to our consolidated results. We have, however, included below a discussion of Vianet's results of operations for its fiscal years 1998 and 1997.

  . Sunweb. In May 1999, we acquired 51% of Sunweb. Because that acquisition occurred in May 1999, the financial results of that company's operations are not included in our Consolidated Financial Statements for 1998 nor in our results of operations for the three months ended on March 31, 1999.

  . Flashnet. In June 1999, we acquired 100% of Flashnet, a leading Italian ISP through which we gained access to all major business centers in Italy.

  . Novento. In October 1999, we acquired a majority interest in Novento Telecom A.G. and its sister organization, Multicall Telefonmarketing A.G., which are German direct marketing organizations for communications services.

  Our recent acquisition history limits the comparability of the historical financial information discussed herein.

  The following table sets forth, for the periods indicated, the items of our Consolidated Statements of Loss expressed as a percentage of total revenues:

                                           Percent of Total Revenues
                                 ----------------------------------------------
                                                                Nine months
                                  Years ended December 31,  ended September 30,
                                 -------------------------- -------------------
                                   1996     1997     1998     1998      1999
                                 -------- -------- -------- --------- ---------
Revenue
Internet Projects..............     70.6%    69.1%    59.5%     58.0%     23.4%
Network Services...............     29.4%    30.9%    40.5%     42.0%     76.6%
  Total Revenues...............    100.0%   100.0%   100.0%    100.0%    100.0%
Cost of Revenues
Internet Projects..............     77.0%    64.6%    54.4%     35.1%     22.0%
Network Services...............     38.8%    37.4%    47.1%     48.7%     72.6%
Depreciation and amortization..      2.2%     7.4%    19.4%     12.6%     16.0%
  Total cost of revenues.......    118.0%   109.4%   120.9%     96.4%    110.6%
Gross loss.....................    -18.0%    -9.4%   -20.9%     -3.6%     10.6%
Operating Expenses
General and administrative
 expenses......................     85.5%    20.8%    18.3%     23.1%     63.6%
Marketing expenses.............     53.5%    51.4%    44.5%     60.8%     49.1%
Research and development.......     58.2%    12.1%    34.1%     21.7%     25.7%
Depreciation and amortization..      6.9%     5.0%    10.2%      8.8%     19.8%
  Total operating expenses.....    204.1%    89.3%   107.1%    114.4%    158.3%
Operating loss.................   -222.1%   -98.7%  -128.0%    110.8%    169.0%
Interest expense...............     -0.7%    -1.7%    -2.3%      2.1%     56.3%
Interest income................       --       --      1.8%      1.2%     14.8%
Realized foreign currency
 translation losses............       --       --       --        --       4.4%
Loss before taxes and minority
 interest......................   -222.8%  -100.4%  -128.5%    111.7%    214.8%
Income tax benefit.............    130.6%    57.9%    71.5%       60%     92.7%
Net loss before minority
 interest......................    -92.2%   -42.5%   -57.0%     51.7%    122.1%
Minority interest..............       --       --      1.7%      0.0%      0.7%
Net loss.......................    -92.2%   -42.5%   -55.3%     51.7%    121.4%

 Revenues

  We classify our revenues into two categories: revenues from Internet Projects and revenues from Network Services. Internet Project revenues result from consulting, installation fees, training of our customers' employees and hardware and software sales resulting from, for example, the installation of VPNs, websites, e-commerce solutions and customer servers in our data centers. Internet Project revenues for any particular project depend upon its size and complexity. An Internet Project is typically completed within three months and the related revenues are recognized upon completion and customer acceptance of the related project.

  In most cases, after completion of an Internet Project, we derive recurring revenues from the ongoing management and monitoring of the services and solutions we have set up. We record these recurring revenues under Network Services revenues. Network Services revenues are primarily derived from recurring connectivity charges and include maintenance and usage charges related to VPNs, co-location and hosting services. Network Services revenues also result from eight affinity groups with which we have specific contractual arrangements. These affinity groups act as resellers of our connectivity services and their members become our customers. The customers who came to us through affinity groups tend to be smaller customers. The majority of our

Network Services revenues are from connectivity charges. We recognize these revenues when the services are provided to our customers. Revenues from Network Services in 1998 constituted 40.5% of our total revenues compared with 30.9% for 1997. We expect Network Services revenues to continue to increase as a percentage of total revenues as we grow our customer base and thereby create a larger portion of recurring revenues. In 1998, Flashnet had total revenues of Lit. 8,334,043 thousand ($4,597,003). We also expect that our acquisition of Flashnet, which has relatively less Internet Project revenues, will contribute to this shift.

  We currently encounter and expect to continue to encounter significant downward pressure on the prices of our products and services. We expect that these price declines will dampen revenues for the second quarter.

  The table below summarizes the revenues and customer evolution for Internet Projects and Network Services for the years ended December 31, 1996, 1997 and 1998, respectively and the three months ended March 31, 1999:

                                                                   As at and
                                            As at and for the       for the
                                           years ended December      three
                                                   31,            months ended
                                           ---------------------   March 31,
                                            1996   1997    1998       1999
                                           ------ ------  ------  ------------
Internet Projects
Internet Project Customers(a).............     12     49     122        O19
Internet Project Revenues ($'000).........    217  1,598   5,139      1,392
Average Internet Project Revenue per
 Customer ($)............................. 18,108 32,610  42,124     73,274
Network Services
Network Services Business Customers
 Number of Customers(b)...................    166  2,120   3,077      6,095
 Average Number of Customers(c)...........     83  1,143   2,599      5,994
 Churn Percentage(d)......................    N/A    4.8%    0.8%       0.4%
 Revenues ($'000).........................     91    659   2,680      2,279
 Average Revenues per Customer(e)($)......  1,093    577   1,031        380
Network Services Affinity Group Customers
 Number of Customers(b)...................    --   1,941   3,846      4,735
 Average Number of Customers(c)...........    --     971   2,894      4,291
 Revenues ($'000).........................    --      57     814        183
 Average Revenues per Customer(e)($)......    --      58     281         43
Total Network Services Customers
 Number of Customers(b)...................    166  4,061   6,923     10,830
 Average Number of Customers(c)...........     83  2,114   5,492     10,285
 Revenues ($'000).........................     91    716   3,494      2,462
 Average Revenues per Customer(e)($)......  1,093    339     636        239

--------
(a)  Represents aggregate customers during the relevant period.
(b)  Number of customers at end of relevant period.
(c) Calculated as the arithmetic average of beginning-of-period and end-of-period customers. The beginning of period customers for the three months ended March 31, 1999 include 2,816 Network Services Business Customers of Vianet (not included in number of customers as of December 31, 1998).
(d) Calculated as the number of customers lost during the period as a percentage of the average number of customers for the period.
(e) Calculated as revenues for the period divided by average number of customers for the period.

 Cost of Revenues

  Cost of revenues consists principally of (i) telecommunications expenses,
(ii) personnel costs, (iii) cost of hardware and software sold, (iv) amortization of product development costs, (v) depreciation of network infrastructure, and (vi) service and consulting expenses. Telecommunications expenses mainly represent the cost of transporting Internet traffic from our customers' locations through a local telecommunications carrier to one of our access nodes and the cost of leasing lines to interconnect our backbone nodes. Like our revenues, we classify our cost of revenues (other than depreciation and amortization costs) according to whether they are incurred in connection with Internet Projects or with Network Services. Additionally, we include in our cost of revenues certain depreciation and amortization of capitalized costs related to investments in product development, designing our network (including related software), and building network capacity (including related personnel and consulting costs). These costs are amortized over a period not exceeding four years. As we develop our network capacity, we expect to record increased costs for depreciation and amortization of network infrastructure.

  In 1998, Flashnet's cost of revenues was Lit. 6,615,614 thousand ($3,649,129) representing 79.4% of its revenues, a lower percentage than our own. We therefore expect that in 1999 our acquisition of Flashnet will have a positive effect on our gross margin.

 General and Administrative Expenses

  General and administrative expenses consist principally of salaries and other personnel costs for our administrative staff, office rent and utilities. In 1998, Flashnet's general and administrative expenses were Lit. 2,586,000 thousand ($1,426,421), representing approximately 31.0% of revenues. This is approximately equal to the relationship between our general and administrative expenses and revenues.

 Marketing Expenses

  Marketing expenses consist principally of salaries of our sales force and advertising and communication expenditures. As we continue to grow our sales force and to increase brand awareness, we anticipate that marketing expenses will continue to increase. In 1998, Flashnet had marketing expenses of Lit. 1,114,000 thousand ($614,475) representing 13.4% of revenues.

 Research and Development

  Research and development expenses consist principally of personnel costs of employees working on the development of new products and services, consulting costs and certain overhead items associated with these activities. In 1998, Flashnet had research and development expenses of Lit. 834,000 thousand ($460,029) representing 10.0% of revenues compared to 34.1% for Cybernet.

 Depreciation and Amortization

  Depreciation and amortization expense consists of depreciation of capital expenditures for property and equipment purchased to build the corporate infrastructure necessary to support our anticipated growth as well as amortization of goodwill related to our acquisitions. Goodwill represents the excess of the purchase price of companies we purchased over the fair value of the tangible assets and identifiable intangible assets of those companies and is amortized over 10 years. This expense in our income statement does not include the depreciation and amortization described under "--Cost of Revenues" above.

 Interest Expense and Income

  Interest expense consists principally of interest associated with capital lease obligations which we undertook in 1998 to finance the purchase of computer equipment. Interest income consists of interest earned on excess cash balances, including those resulting from the proceeds of our 1998 equity offerings. Our interest expense and income will increase significantly in future periods as a result of interest accruing on the Senior Notes, the Discount Notes and the PIK Notes and interest generated by the collateral account created in connection with the issuance of the Senior Notes.

 Income Taxes

  Our income tax benefits result largely from the operating losses of our German subsidiaries. Under current German law, the tax benefit resulting from these losses can be carried forward indefinitely.

 Other Comprehensive Loss: Foreign Currency Translation Adjustments

  Foreign currency translation adjustments result from the translation of the assets and liabilities of our international subsidiaries from their local reporting currency into United States dollars using current exchange rates at the balance sheet dates. Statement of operations items are translated at average exchange rates prevailing during the period. The resulting translation adjustments are recorded in the foreign currency translation adjustment account in equity. Accordingly, we recognize unrealized foreign exchange gains with respect to non-United States dollar-denominated assets when the value of the United States dollar decreases with respect to these other currencies and unrealized foreign exchange losses when the relative value of the United States dollar increases.

 Results of Operations--Nine Months Ended September 30, 1998 Compared to the Nine Months Ended September 30, 1999

 Revenues

  Total revenues increased 174.1% from $5,378,365 in the first nine months of 1998 to $14,743,590 in the first nine months of 1999, primarily as a result of increased Network Services revenues. Internet Project revenues increased 10.7% from $3,117,810 in the first nine months of 1998 to $3,451,588 for the same time period in 1999 while Network Services revenues increased 399.5% from $2,260,555 to $11,292,001. The first nine months Network Services revenues represented 76.6% of total revenues in 1999, as compared with 42.0% in 1998.

  The increase in revenues from Network Services is mainly a result of expansion of our customer base, which provides us with a stream of recurring revenues. Although the Company has focused on building these recurring revenues from Network Services, building relations with Internet Project customers remains a continuing strategy. In addition, we consolidated $2,808,707 of Vianet revenues, $258,305 of Sunweb revenues (second and third quarters of 1999), and $2,825,593 of Flashnet revenues (third quarter of 1999 only) in the first nine months of 1999. Vianet's revenues are derived primarily from Network Services, Sunweb's revenues are more heavily weighted toward projects, and Flashnet's revenues are principally derived from Network Services. Excluding the impact of consolidating Vianet's, Open:Net's, Sunweb's and Flashnet's revenues, Network Services revenues in the first nine months of 1999 would have increased 64.6% from the first nine months of 1998.

 Cost of Revenues

  Cost of revenues increased 214.5% from $5,186,602 in the first nine months of 1998 to $16,313,600 in the first nine months of 1999. Cost of revenues for Internet Projects increased 71.6% from $1,887,073 to $3,237,129. Cost of revenues for Network Services increased 308.6% from $2,619,227 to $10,701,583. A portion of the increase in Network Services costs reflects the consolidation of Vianet, Sunweb and Flashnet. Excluding these acquisitions, our cost of revenues increased approximately 137.3%. This increase was due to expenditures for personnel and expenses associated with the expansion of our network (newly hired personnel for network deployment and management and network facilities) and the cost of leasing additional lines to provide the increased capacity we will require as our business grows. In the first nine months of 1999, the Company's technical and operational staff increased from 61 to 151 (excluding the acquisition of Vianet, Sunweb and Flashnet) and 99 to 214 on a pro forma basis (i.e. including these acquisitions).

 Gross Margin (Loss)

  While total revenues increased significantly in the first nine months of 1999, larger increases in the cost of revenues led to a decline in gross margin from $191,763 in the first nine months of 1998 to $(1,570,010) in the first nine months of 1999. Cost of revenues as a percentage of total revenues increased from 96.4% in the first nine months of 1998 to 110.6% in the same time period for 1999. This is principally due to our investment in Network Services infrastructure, discussed above. We expect to see improvement in our gross margin generally and in Network Service in particular as we expand our customer base and increase revenues per account and are thereby able to spread the costs of product and network development over a larger revenue base. We also expect our gross margin to improve over time as a result of our strategy to construct our own infrastructure, including the replacement of leased transmission facilities with owned facilities and the purchase of domestic and international transmission capability as a telecommunications operator (rather than as a purchaser at retail prices).

 General and Administrative Expenses

  General and administrative expenses increased 655.5% from $1,241,134 in the first nine months of 1998 to $9,376,941 in the first nine months of 1999. These expenses constituted 63.6% of revenues in the first nine months of 1999, compared to 23.1% for the same period in 1998. During the first nine months of 1999, the Company added more than 50 employees in general and administrative functions. Personnel additions were made to develop and manage information systems, strengthen finance and accounting functions and better manage customer care and billing. In addition, the Company added senior management to oversee corporate development and international operations.

  The impact of consolidating Vianet, Sunweb and Flashnet in the first nine months of 1999 has also had an unfavorable impact on these expenses. Vianet, Sunweb and Flashnet together incurred general and administrative expenses of $1,088,522 in the first nine months of 1999.

 Marketing Expenses

  Marketing expenses increased 121.6% from $3,268,811 in the first nine months of 1998 to $7,244,310 in the first nine months of 1999, principally as a result of substantial investments in marketing activities, including trade fairs, product literature and related expenditures. These investments have also included consolidating the various local brands that we have acquired. This increase also reflects the impact of consolidating Vianet, Sunweb and Flashnet in 1999, which together incurred marketing expenses of $1,062,833. Although we expect marketing expenses to decrease as a percentage of revenues over time, we expect marketing expenses to increase as we increase spending to further establish our trade name locally and internationally. We are beginning both national and international advertising campaigns, the first step of which is the launch of the new Cybernet-Italy organization scheduled for November 1999.

 Research and Development

  Research and development expenditures increased 225.6% from $1,166,003 in the first nine months of 1998 to $3,796,087 in the first nine months of 1999, as the Company continues to invest in the development of new products and services. We are currently performing a detailed assessment of our current products and services in an attempt to better focus our products and services to be offered to customers in the future. As part of this process we are evaluating the strategic significance of certain products in the Company's portfolio.

 Depreciation and Amortization

  Depreciation and amortization increased 514.3% from $475,718 in the first nine months of 1998 to $2,922,163 in the first nine months of 1999. This increase is attributable to the additional amortization of the goodwill arising from the acquisition of Open:Net and Vianet in 1998 and the acquisition of Sunweb and

Flashnet in 1999. In addition, depreciation expense increased due to increased investments in computer hardware and software and office facilities.

 Interest Expense and Income

  Interest expense increased from $114,179 in the first nine months of 1998 to $8,294,452 in the same period of 1999. This was primarily a result of the interest expense incurred during the third quarter of 1999 on the Units sold in July. Our interest income increased from $66,712 in the first nine months of 1998 to $2,182,718 in the same period of 1999. This increase is a result of interest earned on cash proceeds from our December 1998 equity offering and the interest earned on the proceeds from the private offering of units in July 1999 which consisted of the Senior Notes and the Warrants (the "Private Unit Offering"), and the private offerings of the PIK Notes (the "Private PIK Notes Offering") and the Discount Notes (the "Private Discount Notes Offering") in August 1999.

 Realized Foreign Currency Translation Gains or Losses

  The Company incurred $650,644 of foreign exchange losses in the first nine months of 1999.

 Other Comprehensive Loss: Foreign Currency Translation Adjustments

  Foreign currency translation adjustments resulted in a loss of $172,686 in the first nine months of 1998 and a loss of $3,891,924 in the first nine months of 1999. The increase in 1999 over 1998 is a result of the strengthening of the U.S. dollar in the first nine months of 1999 in relation to the Deutsche Mark.

 Results of Operations--Year Ended December 31, 1998 As Compared To The Year Ended December 31, 1997

 Revenues

  Total revenues increased by 273.1% from $2,314,021 in 1997 to $8,633,528 in 1998. In 1998, Network Services represented 40.5% of total revenues as compared to 30.9% in 1997. The relative shift from Internet Project revenues to Network Services revenues is primarily a result of the fact that we have expanded our customer base and have thereby created a larger recurring revenue base. It also results from the fact that a larger proportion of the revenues from the companies we have acquired are Network Services revenues.

  Our revenue growth has been generated through our acquisitions as well as internal growth of our existing business. The chart below sets forth our revenues from existing operations compared to our revenues from acquired companies for both Internet Projects and Network Services in 1998, pro forma as if the acquisitions of Open:Net, Vianet and Flashnet had occurred on January 1, 1998.

 Pro Forma for Year Ended December 31, 1998

                                             Revenues from      Revenues from
                                          Existing Operations Acquired Companies
                                          ------------------- ------------------
   Internet Projects Revenues............        59.3%               20.9%
   Network Services Revenues.............        40.7%               79.1%

  Internet Project revenues increased by 221.6% from $1,597,869 in 1997 to $5,139,110 in 1998 and represented 69.1% and 59.5% of our total revenues in 1997 and 1998, respectively. Average Internet Project revenues per customer increased from $32,610 in 1997 to $42,124 in 1998 reflecting our transition from smaller to medium-sized customers as our reputation and brand awareness have improved. This has resulted in an increase in average revenues per customer.

  Network Services revenues increased by 387.9% from $716,152 in 1997 to $3,494,418 in 1998 and represented 30.9% and 40.5% of total revenues in 1997 and 1998, respectively. Our total number of customers increased by 70.5% in 1998 to 6,923 customers from 4,061 in 1997. No single customer accounted for more than 6% of our revenues in 1998. A substantial number of our smaller Network Services customers belongs to affinity groups with which we began forming relationships in our prior years. Excluding affinity group members, we provided Network Services to 3,077 customers as of December 31, 1998, compared to 2,120 customers as of December 31, 1997. The addition of 977 new customers (which includes affinity group customers) produced 55.9% of Network Services revenues. We derived the remaining 44.1% from existing customers. Average revenues per Network Services customer increased from $339 in 1997 to $636 in 1998 (from $577 to $1,031, excluding affinity group customers) reflecting the transition of our customer base to larger enterprises and the provision of services in addition to connectivity.

  We derived $7,692,555 or 89.1% of total revenues in 1998 from our operations in Germany and $940,973 or 10.9% of total revenues from our operations in Italy. Vianet, our Austrian subsidiary, which we acquired on December 28, 1998, and whose results are not included in the Company's results of operations for the year ended December 31, 1998, had revenues of approximately $3.2 million in 1998.

 Cost of Revenues

  Total cost of revenues increased by 312.4% from $2,531,787 in 1997 to $10,440,008 in 1998. Cost of revenues as a percentage of revenues increased from 109.4% in 1997 to 120.9% in 1998.

  The costs of our Internet Project revenues increased by 214.2% from $1,495,234 in 1997 to $4,698,557 in 1998. This increase primarily resulted from increased purchases of hardware and software and the costs of additional personnel. Costs of Internet Projects as a percentage of Internet Project revenues decreased from 93.6% in 1997 to 91.4% in 1998. This decrease is primarily attributable to a reduction in training and seminar expenditures, partially offset by the increase in purchases of hardware and software.

  The costs of our Network Services revenues increased by 370.0% from $865,357 in 1997 to $4,067,513 in 1998. This increase primarily consisted of additional leased line expenses to provide the increased capacity we will require as our business grows. Costs of Network Services revenues as a percentage of related revenues decreased from 120.8% in 1997 to 116.4% in 1998. This decrease is primarily attributable to a decline in personnel costs associated with these revenues and a reduction in purchased Internet services due to the development of our own network.

  Depreciation and amortization included in cost of revenues increased by 877.8% from $171,196 in 1997 to $1,673,938 in 1998 as a result of new investments in project development from year to year. We have capitalized certain investments associated with designing the network (including related software) and with building network capacity (including related personnel and consulting costs) and 1998 was the first year to include a full year of depreciation for these investments.

 General and Administrative Expenses

  General and administrative expenses increased by 227.1% from $481,700 in 1997 to $1,575,758 in 1998. The increase in our general and administrative expenses reflects not only the costs of building a corporate infrastructure to support our anticipated growth but also the impact of the addition of general and administrative expenses of companies acquired in 1997 and 1998. As a percentage of total revenues, general and administrative expenses decreased from 20.8% in 1997 to 18.3% in 1998.

 Marketing Expenses

  Marketing expenses increased by 223.4% from $1,188,634 in 1997 to $3,844,232 in 1998. These higher marketing expenses reflect an increase in salary expense resulting from our larger sales force and an increase in advertising and communication expenses reflecting our drive to improve local and international awareness of our brand. As a percentage of total revenues, our marketing expenses decreased from 51.4% in 1997 to 44.5% in 1998.

 Research and Development

  Research and development expenses increased by 951.4% from $279,698 in 1997 to $2,940,865 in 1998. The development of our modular products and the related pricing research which we conducted in 1998 is reflected in the higher personnel costs included in research and development. The personnel utilized for this purpose include not only members of our research and development staff, but also members of our marketing force, and we include in research and development expenses the portion of our marketing force personnel's time devoted to product development. We also incurred consulting expenses in 1998 not incurred in 1997 while researching the viability of certain telecommunications services that we plan to offer in the future. These consulting expenses amounted to $554,005. As a percentage of revenues, research and development expenses increased from 12.1% in 1997 to 34.1% in 1998.

 Depreciation and Amortization

  Depreciation and amortization expense increased by 659.3% from $115,899 in 1997 to $879,978 in 1998. This increase reflects increased depreciation of capital expenditures on property and equipment purchased in order to build the corporate infrastructure necessary to support our anticipated growth. This expense also reflects increased amortization of goodwill related to our 1997 and 1998 acquisitions. Most of these investments were not capitalized until 1997, and because we had a full year of depreciation for 1998, depreciation and amortization expenses for 1998 are significantly greater than they were in 1997.

  Net goodwill in connection with the 1997 acquisitions of Cybernet E-Commerce and Eclipse amounted to $1,322,566 at December 31, 1997 and net goodwill including the 1998 acquisitions of Open:Net and Vianet amounted to $6,504,576 at December 31, 1998. We amortize goodwill over 10 years. In 1999, we will begin depreciating additional goodwill of approximately $30 million which will be added to our balance sheet as a result of the Flashnet acquisition.

 Interest Expense and Income

  Interest expense increased by 398.7% from $39,550 in 1997 to $197,243 in 1998 as a result of new capital lease obligations, which we undertook in 1998 to finance acquisitions of computer equipment. We earned interest income in 1998 of $154,296 on excess cash balances resulting from the proceeds of our 1998 equity offering. We had no interest income in 1997.

 Income Taxes

  We recorded income tax benefits of $1,339,407 in 1997 and $6,172,645 in 1998, arising principally from incurred operating losses from our operating subsidiaries in Germany. Under the current German tax code, these net operating losses may be carried forward indefinitely and used to offset our future taxable earnings.

 Other Comprehensive Loss: Foreign Currency Translation Adjustments

  Foreign currency translation adjustments resulted in a gain in 1998 of $1,204,589 and a loss in 1997 of $210,211 in 1997. The 1998 gain is a result of the weakening of the U.S. dollar in 1998 in relation to the Deutsche Mark.

 Results of Operations--Year Ended December 31, 1997 As Compared To The Year Ended December 31, 1996

 Revenues

  Total revenues increased by 652.1% from $307,673 in 1996 to $2,314,021 in 1997. This revenue growth is primarily a result of the fact that 1997 was a full year of operations while 1996 was primarily devoted to start-up and initial marketing activities.

  Revenues from Internet Projects increased by 635.3% from $217,296 in 1996 to $1,597,869 in 1997 and represented 70.6% and 69.1% of total revenues in 1996 and 1997, respectively. Average revenues per customer increased from $18,108 in 1996 to $32,610 in 1997. The increase in average revenues per customer reflects our transition from small- to medium-sized customers.

  Revenues from Network Services increased by 692.4% from $90,377 in 1996 to $716,152 in 1997 and represented 29.4% and 30.9% of total revenues in 1996 and 1997, respectively. Our total number of customers increased by 2,346.4% in 1997 to 4,061 customers from 166 in 1996. No single customer accounted for more than 10% of our revenues in 1997. In 1997 we added 1,941 new customers by establishing relationships with affinity groups. This addition of new customers allowed us to obtain additional revenues with relatively low incremental cost. Excluding affinity group members, we provided Network Services to 2,120 customers as of December 31, 1997, compared to 166 customers as of December 31, 1996. The addition of 2,009 new customers (which includes affinity group customers) represented 97.0% of Network Services revenues. The remaining 3.0% was derived from existing customers. Average revenues per customer decreased from $1,093 in 1996, our first year of operation, to $339 in 1997. This decrease occurred in part because 1997 was the first year in which we contracted with affinity group customers. These customers typically produce lower average Network Services revenues than our business customers.

 Costs of Revenues

  Total costs of revenues increased by 597.2% from $363,120 in 1996 to $2,531,787 in 1997. Costs of revenues as a percentage of revenues decreased from 118.0% in 1996 to 109.4% in 1997.

  The costs of our Internet Projects revenues increased by 530.8% from $237,037 in 1996 to $1,495,234 in 1997. This increase primarily resulted from increased personnel costs, training and seminars, and purchases of software. Costs of Internet Projects as a percentage of related revenues decreased from 109.1% in 1996 to 93.6% in 1997. This decrease is primarily attributable to a reduction of freelance staff costs utilized to design websites during our first year of operations.

  The costs of our Network Services revenues increased by 625.4% from $119,297 in 1996 to $865,357 in 1997. This increase primarily resulted from increased personnel costs and the cost of additional leased lines. Costs of Network Services as a percentage of related revenues decreased from 132.0% in 1996 to 120.8% in 1997. This decrease is primarily due to a decline in purchased Internet services and leased line expenses as a percentage of revenues and was partially offset by additional personnel costs.

  Depreciation and amortization, included in costs of revenues, increased by 2,422.8% from $6,786 in 1996 to $171,196 in 1997 as a result of new investments in product development and establishing our network from year to year.

 General and Administrative Expenses

  General and administrative expenses increased by 83.0% from $263,175 in 1996 to $481,700 in 1997. Increases in our general and administrative expenses reflect the costs of building a corporate infrastructure which will support our future growth. It also reflects the impact of the addition of general and administrative expenses of companies acquired in 1997. As a percentage of revenues, general and administrative expenses decreased from 85.5% in 1996 to 20.8% in 1997.

 Marketing Expenses

  Marketing expenses increased by 621.8% from $164,669 in 1996 to $1,188,634 in 1997. Increases in our marketing expenses are attributable primarily to increased salaries reflecting our efforts to build a larger sales force and larger advertising and communication expenses in our drive to improve public awareness of our brand name. As a percentage of revenues, our marketing expenses decreased from 53.5% in 1996 to 51.4% in

1997 due to a reduction of freelance staff costs. These reductions were partially offset by higher personnel costs and advertising and telecommunications expenses.

 Research and Development

  Research and development expenses increased by 56.3% from $178,994 in 1996 to $279,698 in 1997 primarily as a result of increased personnel costs. As a percentage of revenues, our research and development decreased from 58.2% in 1996 to 12.1% in 1997 due to the growth of our revenues as significant operations commenced.

 Depreciation and Amortization

  Depreciation and amortization increased by 445.1% from $21,263 in 1996 to $115,899 in 1997, reflecting increased capital expenditures in property, plant and equipment. The increase in goodwill amortization from 1996 to 1997 is due to goodwill arising from the 1997 acquisitions.

  We had no net goodwill at December 31, 1996. At December 31, 1997, net goodwill in connection with the acquisitions of Artwise and Eclipse amounted to $1,322,566.

 Interest Expense and Income

  Interest expense increased by 1,802.4% from $2,079 in 1996 to $39,550 in 1997, principally due to the higher level of overdrafts and short-term borrowings in 1997 compared to 1996. We incurred these overdrafts to fund our working capital requirements.

 Income Taxes

  We recorded income tax benefits of $401,849 in 1996 and $1,339,407 in 1997, arising principally from operating losses incurred from our operating subsidiaries in Germany. Under the current German tax code, these net operating losses may be carried forward indefinitely and used to offset our future taxable earnings.

 Other Comprehensive Loss: Foreign Currency Translation Adjustments

  Foreign currency translation adjustments resulted in a loss of $210,211 in 1997 and a loss of $5,089 in 1996.

 Vianet--Results of Operations--Year Ended December 31, 1998 As Compared To The Year Ended December 31, 1997

  Vianet is an Austrian ISP acquired by our Company on December 28, 1998. We accounted for the acquisition using the purchase method of accounting. Because Vianet's results of operations subsequent to the acquisition date were immaterial to our consolidated financial results, we did not include them in our 1998 Consolidated Financial Statements.

  We provide below a discussion of Vianet's results of operations for the year ended December 31, 1998 as compared to the year ended December 31, 1997. The financial statements on which this discussion is based have been prepared in accordance with United States generally accepted accounting principles.

 Total Revenues

  Total revenues include payment for systems integration and consulting projects, the basic connectivity fee that is paid at the beginning of each three month period and current usage fees which are invoiced monthly after the relevant month. The prepaid connectivity fee is recorded under deferred income and recognized as revenue after the service is provided. System integration and consulting projects are billed and paid upon completion. Total revenues increased by 37.3% from ATS 27,390,233 ($2,125,949) in 1997 to ATS 37,617,683 ($2,919,773) in
1998. The revenue growth was generated by Vianet's increased customer base.

 Costs of Products Sold

  Costs of products sold consist primarily of telecommunications fees, licenses and marketing. Costs of products sold increased by 37.5% from ATS 12,403,754 ($962,743) in 1997 to ATS 17,051,503 ($1,323,487) in 1998. These costs increased because increased usage by the growing customer base required upgrades to the network infrastructure for current and future needs.

 Research and Development

  Research and development costs consist principally of personnel costs, consulting costs and allocated overhead costs. Vianet had no research and development costs in 1997 and ATS 1,282,625 ($99,554) of such costs in 1998. This increase in costs of research and development resulted from activities related to the enhancement of existing services, the addition of value-added products and billing flexibility.

 General and Administrative

  General and administrative costs increased by 39.0% from ATS 14,787,656 ($1,147,774) in 1997 to ATS 20,558,892 ($1,595,720) in 1998. This increase in general and administrative costs resulted from growth in the size of Vianet. General and administrative costs include primarily salaries and other personnel costs of Vianet's administrative staff, office rent and other overhead expenses.

 Interest Income and Expense

  Interest income decreased by 57.2% from ATS 20,972 ($1,628) in 1997 to ATS 8,966 ($696) in 1998. This decrease resulted from lower bank balances. Interest income is primarily attributable to short term interest earned on bank balances. Interest expense increased by 3.0% from ATS 86,212 ($6,692) in 1997 to ATS 88,803 ($6,893) in 1998. This increase resulted from increased short-term borrowing. Interest expense is primarily attributable to Vianet's overdraft facility.

 Income Taxes

  Vianet received a tax benefit of ATS 4,940 ($383) in 1998 and had income tax expenses of ATS 193,116 ($14,989) in 1997.

 Liquidity and Capital Resources

 Overview

  Since our inception, we have financed our operations and growth primarily from the proceeds of private and public sales of equity and debt securities. Total net proceeds of equity offerings in the three years ended December 31, 1998 amounted to approximately $67,660,706. Additionally, in 1998, our subsidiaries financed the acquisition of certain equipment with capital lease obligations. Total net proceeds from the Private Unit Offering in July 1999, and from the Private Discount Notes Offering and the Private PIK Notes Offering in August 1999, were approximately $216,861,000.

 Cash Flow

  Operating activities used cash of $569,685, $1,432,432 and $10,335,128 in each of the three years ended December 31, 1996, 1997 and 1998, respectively. The large increase in cash used in 1998 resulted from increased expenditures for marketing and research and development. For the nine months ended September 30,

1999, operating activities used $26,646,458, compared to $2,232,661 for the comparable period in 1998. This is principally the result of higher net losses, increases in deferred tax assets, increases in accounts receivable and other assets.

  Investing activities used cash of $1,532,912, $4,790,473 and $9,928,634 in each of the three years ended December 31, 1996, 1997 and 1998, respectively. The large increase in 1998 resulted from the business acquisitions and the increase in expenditures for property and equipment in that year. Expenditures for property and equipment consisted principally of purchases of computer hardware and other expenditures related to our Internet backbone and equipment necessary to support our anticipated growth. For the nine months ended September 30, 1999, investing activities used cash of $38,298,792, compared to $12,630,021 for the comparable period in 1998. This increase in use of cash reflects the acquisition of Flashnet and Sunweb ($22,749,328), the payment of our deferred purchase obligation for the Vianet acquisition ($4,119,266), and purchases of property and equipment ($10,724,156). Expenditures for property and equipment consisted principally of purchases of computer hardware and software and other expenditures related to our Internet backbone and equipment necessary to support our anticipated growth.

  Net cash provided by financing activities was $2,084,784, $8,644,161 and $60,010,168 in each of the three years ended December 31, 1996, 1997 and 1998, respectively. The large increase in 1998 results principally from our December 1998 public equity offering which generated $44,977,376 in net proceeds and the May 1998 private equity offering which generated $12,600,000 in proceeds. In June 1997, we completed a private placement which generated $8,070,427 in net proceeds. In addition, in 1996, we received $2,012,903 in equity investments from our founders. For the nine months ended September 30, 1999, net cash provided by financing activities was $166,040,789 compared to $16,110,411 for the comparable period in 1998. This increase resulted from the issuance of the Units and the Notes in July and August of 1999, respectively. The Private Unit Offering in July 1999 generated $144,500,000 in net proceeds, $22,374,264 of which was used to repay in full an interim loan which financed the cash portion of the acquisition of Flashnet, and $57,466,076 of which was placed in an escrow account, in accordance with the terms of the indentures for the Senior Notes, to fund the first six interest payments on the Senior Notes. In addition, the private offerings of the Discount Notes and the PIK Notes in August 1999 generated $69,899,282 in aggregate net proceeds.

 Working Capital

  Our working capital, defined as the excess of our current assets over our current liabilities, was $37,750,651 at December 31, 1998, compared to $891,027 at December 31, 1997 and $339,353 at December 31, 1996. Cash and cash equivalents amounted to $42,875,877 at December 31, 1998, compared with $2,238,909 at December 31, 1997 and $27,889 at December 31, 1996. The increase in working capital, cash and cash equivalents resulted primarily from the proceeds of our first public equity offering in December 1998 and our private placements in May 1998 and June 1997.

  On September 30, 1999, our working capital, defined as the excess of our current assets over our current liabilities, was $130,999,452, as compared to $37,750,651 on December 31, 1998. The increase in working capital resulted from cash proceeds from the Units and the Notes issued in July and August of 1999, from an increase in accounts receivable partially offset by increases in accounts payable, and from a decrease in deferred purchase obligations related to the Vianet acquisition at the end of 1998.

  Our balance sheet as of September 30, 1999, reflects $8,853,665 for net accounts receivable compared to $3,248,754 for the period ended December 31, 1998 and $7,036,206 for the period ended June 30, 1999. We have instituted various measures which we expect will facilitate collection of these receivables including realignment of sales force compensation schemes, pre-contract credit evaluations for both business and residential customers and assignment of direct responsibility to managers at the subsidiary-level for reductions in receivables balances.

 Credit Arrangements

  As of September 30, 1999, the Company had short-term unsecured overdraft facilities under which the Company and its subsidiaries could borrow up to DM 1,133,647 ($613,162 ). These facilities are denominated in Italian Lire (in the amount of DM 930,302 ($507,281)), Australian Schilling (in the amount of DM 142,100 ($77,485)) and Swiss Franc (in the amount of DM 61,2435 ($33,396)). The interest rates fluctuate based upon current lending rates. The weighted average borrowing rate on these facilities was 7.5% as of September 30, 1999. In addition, certain of our banks provide overdraft protection exceeding the limits specified in these agreements. As of September 30, 1999, the Company and its subsidiaries had used DM 162,161 ($88,424) of these facilities. In addition, as of September 30, 1999, we had long-term capitalized lease obligations of DM 2,155,995 ($1,175,634).

  Amounts expressed in Deutsche Marks in this paragraph have been translated for convenience purposes into U.S. dollars at the rate of DM 1.8339 equals $1.00 (the balance sheet conversion rate on September 30, 1999).

 Capital Expenditures

  For the nine months ended September 30, 1999, capital expenditures totaled $12,787,342. We funded these capital expenditures primarily from net cash provided by financing activities. Our major investments in the first nine months of 1999 included:

  1. progress payments on a new billing system totaling approximately DM 5,379,472 ($2,933,350),

  2. investments in POP equipment of approximately DM 3,986,943 ($2,174,024),

  3. investments in various computer and technical equipment totaling approximately DM 4,486,454 ($1,185,465), and

  4. investments in facilities and officer infrastructure totaling approximately DM 5,358,725 ($2,922,037).

We have planned approximately $30.0 million in capital expenditures for the remainder of 1999. We expect to make these expenditures to install carrier grade digital circuit switches and related equipment for voice services, to build data centers and office infrastructure and to purchase transmission facilities (including alternative long-haul transmission capabilities) and related equipment. We also expect to use a portion of the budgeted amount for the continued implementation of our billing system.

 Valuation Allowance

  At December 31, 1998, we had available combined net operating losses carried forward of approximately $20,230,048, most of which relate to our German operations. Under the current German tax code, these net operating losses may be carried forward indefinitely and used to offset our future taxable earnings. We have not provided any valuation allowance against the deferred tax asset related to these losses carried forward. However, if we were unable to generate sufficient taxable income in the future or if the tax law were changed, we would have to establish a valuation allowance through a charge to income. In March 1999, the German government passed new tax legislation which reduced the corporate income tax rate from 45% to 40%. The impact of recalculating the deferred tax assets and liabilities using the new rate recorded in the first quarter of 1999 was approximately $550,000.

 Seasonality

  Our quarterly results are subject to seasonality. We typically experience an increased level of Internet Project sales in the last fiscal quarter. We also typically experience a slowdown in the first fiscal quarter in Internet Project sales because customers refrain from making IT investment decisions until the completion of CeBit, a major European trade show, which takes place in the Spring. Network Services results do not typically exhibit the same level of seasonal variation.

 Foreign Currency

  Most of our revenues and a significant portion of our expenses are denominated in Deutsche Marks instead of the dollar, our reporting currency. As we expand our operations into other European countries (particularly Italy following the acquisition of Flashnet), we expect that we will continue to generate revenues in currencies other than the dollar. All of our revenues and an increasing portion of our expenses continue to be denominated in currencies other than the currency in which we report our results. Therefore, our reported results will continue to be impacted by exchange rate movements of these currencies against the dollar. The funds available from the Private Unit Offering and the Private Discount Notes Offering were denominated in United States dollars and interest payments on the Senior Notes and the Discount Notes will be made in United States dollars. As a result, we will be exposed to foreign exchange risks, and our results of operations likely will be affected by fluctuations in the value of the local currencies in which we transact business. We do not currently engage in hedging transactions, however, we may consider entering into such transactions to reduce the risk of our exposure to currency fluctuations, including any such fluctuations which may result from having significant dollar-denominated liabilities after the offering of the Senior Notes and the Discount Notes.

 Year 2000

  The Year 2000 problem results from the fact that many existing computer programs and systems have used only two digits to identify the year in the date field. These programs were designed and developed without considering the impact of a change in the century designation. If not corrected, computer applications that use a two-digit format could fail or create erroneous results in any computer calculation or other process involving the Year 2000 or a later date.

  We have identified two main areas of risk related to the Year 2000 problem for our IT systems:

  . Our internal computer systems or embedded chips could be disrupted or fail, causing an interruption or decrease in productivity in our operations; and

  . Computer systems or embedded chips of third parties including (without limitation) financial institutions, suppliers, vendors, landlords, customers, suppliers of communications services and others could be disrupted or fail, causing an interruption or decrease in our ability to continue our operations.

  We have evaluated our state of readiness for the Year 2000 issue. With regard to our internal IT systems, we have concluded that substantially all of those systems are Year 2000 compliant. Our personnel have tested and analyzed our systems in the course of regular quality control and research development. We did not spend significant capital on this evaluation. To date, the only costs in connection with our Year 2000 evaluation have been limited to internal staff costs, which have been expensed as incurred. The financial information contained in this prospectus includes such costs, which are not material. Based on our experience to date, we do not anticipate that we will be required to incur significant additional operating expenses or to invest material amounts to obtain Year 2000 compliance. To respond to our customers' inquiries, we are in the process of developing a report to inform our customers about the effect of the Year 2000 problem on our products and services. We anticipate utilizing an outside consultant to prepare this report at a cost estimated to be DM 50,000 ($26,748).

  We have been assured by all major suppliers, vendors and customers that the following existing IT and other systems, upon which we rely for products and services and for internal operations, are Year 2000 compliant:

  . the Cisco routers we use in connection with leased telephone line communications;

  . the Ascend routers we use in connection with telephone dial-up communications;

  .  Sun Workstations, our main Internet servers;

  . the Microsoft Corporation software we use in our internal office operations;

  .  our network facilities supplied by Info AG;

  .  our global transit facilities supplied by AT&T/Unisource;

  .  our leased telephone lines supplied by Deutsche Telekom; and

  . the electric power to our main offices and several of its nodes, supplied by Stadtwerke Munich.

  Based on those assurances, we believe that the IT systems utilized in our principal network, backbone and internal operations will meet Year 2000 requirements. We do not anticipate significant interruptions of billings or service to customers or disruptions of internal operations attributable to the Year 2000 problem.

  We have plans to complete the integration of compliant operations and have instituted procedures to assure that IT systems installed in 1999 will be Year 2000 compliant. We do not expect compliance with the Year 2000 problem on a Company-wide basis to require acceleration of planned expenditures for the purpose of remediation. Because we believe that substantially all our material systems are Year 2000 compliant, we have not developed a theoretical worst case analysis or a contingency plan to deal with such a contingency.

  We are now determining whether suppliers of secondary significance to our business, such as local suppliers of telephone service and electric power, are Year 2000 compliant. Some of these secondary systems are non-essential, as they duplicate systems that we have determined will operate in the Year 2000 environment. We anticipate completing our inquiries regarding secondary systems during the third quarter of 1999.

  With respect to non-IT systems, our operations do not depend in a significant manner on embedded technology. All of our desk-top computers and telephones are Year 2000 compliant. Our offices' climate control systems, elevators and monitor alarms do have embedded systems. However, our operations do not depend upon elevators for access to the principal offices. We are in the process of evaluating whether the embedded systems at our other facilities are Year 2000 compliant. Accordingly, we have not developed formal contingency plans in this regard.

 Conversion to the Euro

  On January 1, 1999, 11 of the 15 EU member countries (the "participating countries") adopted the Euro as their common legal currency, at which time their respective individual currencies became irrevocably fixed at a rate of exchange to the Euro, and the Euro became a currency in its own right. Presently, the following 11 currencies are subject to the Euro conversion: the Austrian Schilling, the Belgian Franc, the Dutch Guilder, the Finnish Markka, the French Franc, the Deutsche Mark, The Irish Punt, the Italian Lira, the Luxembourg Franc, the Portuguese Escudo and the Spanish Peseta.

  From January 1, 1999 until January 1, 2002 (the "transition period"), the Euro will exist in electronic form only and the participating countries' individual currencies will continue in tangible form as legal tender in fixed denominations of the Euro. During the transition period, we must manage transactions with our customers and our third party vendors in both the Euro and the participating countries' respective individual currencies. This may cause significant logistical problems. We may incur increased operational costs and may have to modify or upgrade our information systems in order to:

  .  convert individual currencies to Euro;

  . convert individual currencies of participating countries into each other;

  . execute conversion calculations utilizing six-digit exchange rates and other prescribed requirements;

  .  accommodate the new Euro currency symbol; and

  . permit pricing, advertising, billing, accounting, internal financial calculations, sales and other transactions or practices to be effected simultaneously in Euro and the participating countries' respective individual currencies.

  Changes in pricing denominations for products once sold and advertised in an individual currency and now sold and advertised in the Euro could cause material billing errors and complications. Fluctuations in the business cycles of participating countries or a failure on any participating country's part to comply with EU directives could have negative economic effects on other participating countries, including countries in which we operate. Additionally, the participating countries' pursuit of a single monetary policy may adversely affect the particular economies of markets in which we conduct business. Any of the above could have a material adverse effect on us and our ability to make payments under the Senior Notes, the Discount Notes and the PIK Notes.

  While we believe that our systems have not been adversely impacted by the Euro conversion and we believe that we are substantially Euro-compliant, we cannot guarantee that we will be able to avoid the accounting, billing and logistical difficulties that might result from the introduction of the Euro. In addition, we cannot be sure that we, our third party suppliers or our customers will be able to implement the necessary protocols successfully. If we, our third party vendors, customers or any others with whom we must interact or interconnect, fail to adapt and modify our procedures and systems to accommodate the Euro conversion, this could materially adversely affect our results of operations and our ability to meet our obligations under the Senior Notes, the Discount Notes and the PIK Notes.

                          QUANTITATIVE AND QUALITATIVE
                         DISCLOSURES ABOUT MARKET RISK

  We do not utilize market-risk-sensitive instruments, such as derivative financial instruments. Our primary market risk is in the area of interest rate and foreign currency exchange rate fluctuations.

  We maintain our cash balances in deposits at banks and in highly liquid short-term investments, such as money market mutual funds, therefore lowering our exposure to interest income risks.

  As a result of our Private Unit Offering in July 1999 and Private Discount Notes Offering in August 1999, we have a substantial amount of debt in United States dollars. While our reporting currency is United States dollars, our functional currency is the Deutsche Mark and significant fluctuations in the United States dollar to Deutsche Mark exchange rate could have an adverse impact on the amount of Deutsche Marks required to satisfy this debt. We estimate that a 10% increase in the exchange rates between the Deutsche Mark and the United States dollar would increase the Deutsche Mark amount required to settle the debt outstanding from the Private Unit Offering and the Private Discount Notes Offering by approximately $20,000,000.

  All of our revenues and a significant portion of our expenses are denominated in currencies other than our reporting currency, the United States dollar. Approximately 89% of our revenues in 1998 and 52% of our revenues in the first nine months of 1999 were denominated in Deutsche Mark. Another 45% of our revenues in the first nine months of 1999 were denominated in other European Monetary Union member currencies. The majority of our foreign exchange rate exposure relates to the translation of our Deutsche Mark financial statements into United States dollars which is impacted by changes in the exchange rates between the Euro and the United States dollar.

  We prepared a sensitivity analysis to assess the impact of exchange rate fluctuations on our 1998 operating results. Based on this analysis, we estimated that a 10% adverse change in the exchange rates between the Deutsche Mark and the United States dollar would have increased our reported net loss for 1998 by approximately $530,300. Our analysis also indicated that a 10% decrease in the exchange rate between the United States dollar and the Deutsche Mark would result in a decrease of our March 31, 1999 net assets of approximately $1,997,900.

  We have not entered into any derivative hedging instruments to reduce the risk of exchange rate fluctuations.

                                    BUSINESS

  We began our operations with the formation of Cybernet AG, a privately held German stock company. Cybernet AG was organized in December 1995, and commenced significant operations in 1996. On September 17, 1997, Cybernet AG was acquired by Cybernet Utah. At the time that it acquired Cybernet AG, Cybernet Utah had no material business activities, assets or liabilities. Effective November 18, 1998, Cybernet Utah was merged into Cybernet Delaware, and the Delaware corporation is the surviving entity of the merger. On June 30, 1999, we consummated our acquisition of all of the issued and outstanding capital stock of Flashnet, a leading ISP based in Rome, Italy. The terms "Company," "Cybernet," "we," "us" and "our" refer to Cybernet Delaware and its subsidiaries as a combined entity, except where its use is such that it is clear that such term means only Cybernet Delaware. Such terms do not in any case refer to selling securityholders.

Overview

  Through our subsidiaries, we are a leading provider of Internet communications services and solutions in Germany, Austria, Italy and Switzerland, targeting small- to medium-sized enterprises. Our IP solutions are based on a core product offering consisting of Internet connectivity and value-added services. Such value-added services include VPNs, web-hosting, co-location, security solutions, electronic commerce, Intranet/Extranet and workflow solutions. We offer consulting, design and installation, training, technical support, and operation and monitoring of IP-based systems. We market our products and services primarily to small- and medium-sized enterprises in Europe because we believe that they represent an underserved and sizeable market. Companies in this market are characterized by a lack of internal technical resources, rapidly expanding communications needs and a high propensity to utilize third-party outsourcing. We are recognized as a provider of high quality Internet connectivity services and solutions to enterprises and as one of Germany's leading Internet access providers. IT Services, a leading German computer magazine has ranked us number one among German ISPs in terms of infrastructure, international outlook and customer service.

  Our mission is to become a leading European provider of IP-based communications services and network-based business solutions. We intend to continue to focus on small- and medium-sized enterprises in Europe, offering a full portfolio of advanced communications products, including Internet access and value added services, as well as data and switched voice services.

  We believe that our capabilities in Internet, telecommunications and systems integration services differentiate us from many of our competitors who offer some, but not all, of the products and services that we offer. We approach and win business customers by offering and designing a full range of services and solutions for mission critical communications needs, such as electronic commerce solutions, Intranets and VPNs. This enables us to work directly with different levels of our customers' organizations, to participate in the design of customers' systems and to offer additional network and communications services as our customers' businesses grow and their needs change. By basing our solutions upon product modules, we are able to meet our customers' individual needs at competitive prices, while realizing higher margins by reducing costs through standardization. Also, as a result of the high quality of our services and the value-added nature of our solutions, we believe that we experience higher customer retention rates and that we are less vulnerable to pricing pressures than many of our competitors in the telecommunications and Internet industries.

  We sell our services and solutions primarily through our direct sales force. Most of our sales people are based in regional offices and are supported by specialized technical and commercial assistance from our customer care centers in Munich, Vienna, Zurich, Rome and Trento. We complement our direct sales effort with an extensive reseller and referral network of over 100 companies and by forming marketing alliances with technology leaders such as Hewlett-Packard, Microsoft, Network Associates, Sun Microsystems and Nokia Italia. While our reseller arrangements begin with sales of our basic product offerings, such as connectivity, they can lead to direct sales by us of more complex solutions, such as security solutions or VPNs.

  We operate a geographically distributed IP network based upon leased lines. Our network is spread over six countries and consists of network nodes equipped primarily with Cisco and Ascend routers connected to a redundant high-performance backbone infrastructure. We help corporate customers reduce telecommunications costs by offering Internet connectivity through dedicated lines at 56 directly owned points of presence or "POPs". We also offer a system of dial-in nodes with ISDN or analog modem ports to smaller enterprises, employees and affiliates of corporate customers. These nodes permit local dial-in access throughout Germany, Italy and Switzerland and most of Austria. Flashnet owns 20 of these POPs for dedicated lines (which can also accommodate dial-in traffic) and has access to more than 300 dial-in access nodes. Recently, we reorganized our dial-in network in Germany by concentrating multiple dial-in access nodes into larger access points called "Virtual POPs," which use a Public Switched Telephone Network ("PSTN") to aggregate traffic. We expect this will generate operating efficiencies, in that there will be fewer overall nodes to service. We are expanding our network across Germany, Austria, Italy and Switzerland by installing additional POPs and replacing dial-in access nodes with Virtual POPs.

  We also plan to add digital circuit switching capabilities to our network to offer switched voice telecommunications services to our customers, capture more revenues from dial-in traffic and provide termination services to other carriers by layering switched voice capability onto our expanded leased line network. For these purposes, we require:

  . licenses to offer voice telephone services in Germany, Austria, Italy and Switzerland;

  .  up to nine carrier grade digital circuit switches;

  . a billing system capable of capturing the necessary data and generating invoices to our customers; and

  . interconnection agreements with incumbent operators and other telecommunications carriers. In Germany, we have:

    . obtained a license to offer voice telephone services in the entire country;

    .  ordered six Nortel DMS-100 switches;

    .  installed the Kenan billing system; and

    . begun negotiations for an interconnection agreement with both Deutsche Telekom and Telecom Italia. In order to enable us to begin offering voice telephone service before our own switched voice network begins operating, we have entered into an interim agreement with a third-party carrier. In Austria and Switzerland, we have begun the process of obtaining telecommunications licenses. In Italy, our subsidiary Flashnet has a license to provide voice services throughout the entire country.

  We have increased our revenues from $0.3 million in 1996 to $8.6 million in 1998 ($17.4 million pro forma for acquisitions, including Flashnet). As of September 30, 1999, we provided services to approximately 13,400 business customers, an increase from approximately 200 customers at December 31, 1996. The majority of these customers are small- to medium-sized enterprises. We also provide services to larger companies and organizations such as BASF Corporation, German Parcel, Commerzbank, Hewlett-Packard, Start Media Plus, DaimlerChrysler Aerospace Dornier, BMW Financial Services, Raiffeisenbank, Zuegg, Honeywell, Lauda Air, Modern Times, Amadeus, Lufthansa, News, Nokia Italia, ERG, Avis, Ferrovie dello Stato (Italian Railways) and the Italian Parliament.

  Our management team consists of individuals with extensive Internet, IT and telecommunications expertise. Andreas Eder, co-founder and Chief Executive Officer, previously held various positions at Siemens-Nixdorf Information Systems and The Boston Consulting Group. Robert Eckert, our Chief Financial Officer, was previously with Netsource A/S, Swisscom International, and General Electric (USA). In addition, we have recruited individuals at various managerial levels from leading industry participants such as AT&T/Unisource, British Telecommunications and Deutsche Telekom. Our policy is to retain the key executives of the companies we acquire. To this end, we typically structure our acquisitions to give such executives an equity participation in the future success of our Company. We have retained many of the key managers in our acquisitions.

Industry Background

  The Internet is a global network of multiple private and public networks that use standardized communication protocols to communicate with each other. Use of the Internet has grown rapidly since its initial commercialization in the early 1990s. International Data Corporation ("IDC"), a market research organization, has estimated that the number of Internet users worldwide will grow from approximately 68.7 million in 1997 to approximately 319.8 million by the end of 2002, a compound annual rate of 36.0%. Consumers and companies in the United States have spearheaded the adoption of the Internet. While other regions of the world have been slower to accept the Internet, its use is becoming a standard communications tool worldwide.

  The Internet has become an important commercial medium and represents a significant opportunity for businesses to interact in new and different ways with a large number of customers, employees, suppliers and partners. As use of the Internet grows, businesses are increasing the breadth and depth of their Internet product and service offerings. Pioneering Internet-based businesses have developed Internet products and services in areas such as finance, insurance, media, tourism, retail and advertising. Other businesses have begun to use the Internet for an expanding variety of applications, ranging from corporate publicity and advertising, to sales, distribution, customer service, employee training and communication with business partners. Increasingly, Internet operations are becoming mission-critical for many of these enterprises. To ensure the reliability of their Internet operations, enterprises are requiring that these operations have performance, scalability and expert management 24 hours a day, 7 days a week.

  Companies generally utilize two types of Internet services: connectivity and value-added services. Connectivity services provide access to the Internet, while value-added services consist of products such as web-hosting, VPNs, security solutions and systems integration that improve the internal and external operations of a company.

  The Internet is also experiencing rapid growth rates in Europe. According to IDC, the number of Internet users in Europe reached 16.8 million in 1997 and is expected to reach 82.0 million in 2002. Datamonitor, another market research organization, estimates that the number of externally hosted commercial websites in Europe will increase from 221,700 in 1997 to 981,900 in 2000, while the number of VPNs will expand from 100 in 1997 to 27,900 in 2000. We believe that the growing numbers of externally hosted websites and VPNs reliably predict a corresponding growth in Internet traffic. We expect this projected growth to be fueled by a number of factors, including the large and growing installed base of advanced personal computers and increased availability of bandwidth, resulting in faster and cheaper access to the Internet, improvements in network architectures, increasing numbers of network-enabled applications, and the emergence of compelling content and commerce-enabling technologies.

  Europe lags the United States in terms of total Internet users, Internet users as a percentage of population, and personal computers ("PCs") with Internet access. An historical comparison reveals that Europe is between one and two years behind the United States when the selected indicators are considered. We expect European Internet usage to follow historical United States growth rates and achieve current United States levels within one to two years. The following table provides information about current and projected Internet usage in Europe and the United States.

                                       Europe           United States
                                     ------------  --------------------------
                                     1997   2002E  1995   1996   1997   2002E
                                     -----  -----  -----  -----  -----  -----
Internet users (millions)...........  16.8   82.0    9.7   23.2   38.7  135.9
Population (millions)............... 386.0  388.4  263.0  265.4  267.9  279.5
Internet users as a percent of
 population.........................   4.4%  21.1%   3.7%   8.7%  14.4%  48.6%
PCs with internet access............  19.7%  57.1%  11.5%  23.8%  36.3%  84.3%

--------
Sources: IDC Corporation; population and Internet users as a percent of population are based upon population figures provided by the United States Bureau of the Census.

  Internet usage varies significantly between European regions. Northern European countries generally have a higher level of market penetration and service usage than countries in Southern Europe, which we believe currently presents a growth opportunity. The following table summarizes certain information and estimates about revenues from Internet connectivity and from Internet hosting and VPNs in European countries.

                                         Connectivity                                 Hosting and VPN
                         --------------------------------------------- ---------------------------------------------
                                                          Anticipated                                   Anticipated
                              1997            2000E         Change          1997            2000E         Change
                         ($ in millions) ($ in millions) (%) per annum ($ in millions) ($ in millions) (%) per annum
                         --------------- --------------- ------------- --------------- --------------- -------------
Finland.................        17               42          35.2%             1              20           171.4%
France..................        94              383          59.7%             3              92           213.0%
Germany.................       447            1,084          34.4%            16             184           125.7%
Italy...................        30              169          77.9%             5              50           115.4%
Netherlands.............        28               85          44.8%             6              42            91.3%
Spain...................        35              136          57.2%             2              31            49.3%
Sweden..................        31               67          29.3%             4              34           104.1%
United Kingdom..........       154              381          35.2%            16             146           109.0%
Other (*)...............        83              272          48.5%            23             123            74.9%
                               ---            -----          ----            ---             ---           -----
  Total.................       919            2,619          41.8%            76             722           111.8%
                               ===            =====          ====            ===             ===           =====

--------
(*) Other includes Austria, Belgium, Ireland, Norway, Portugal and Switzerland.

Source: Datamonitor.

  Datamonitor reports that the European corporate Internet connectivity market consisted of 1.2 million accounts and generated total revenues of $919 million in 1997. It estimates that corporate connectivity revenues will grow to $2.6 billion in 2000, a compound annual growth rate of 41.8%.

  Datamonitor also reports that in 1997, European Internet value-added services generated revenues of $287 million. It estimates that revenues from value-added services will increase to $1.7 billion in 2000, a compound annual growth rate of 80.7%. In 1997, revenues from hosting services and VPNs were $76 million, 26.5% of total European revenues from value-added services. In 2000, they are expected to be $722 million, 43.2% of such revenues, a compound annual growth rate of 111.8%.

  We consider Germany to be the most important connectivity market in Europe in terms of revenues, with a highly developed consumer and business on-line customer base. As the chart above shows, in 1997, the German connectivity market had revenues of $447 million, 48.6% of total European connectivity revenues. It is estimated that, in 2000, Germany will generate connectivity revenues of $1.1 billion, 41.4% of total European connectivity revenues.

  Italy currently has a relatively low Internet penetration level. The Internet connectivity market in Italy is very fragmented, with many small providers. We expect that connectivity revenues in Italy will grow at one of the fastest rates in Europe, particularly northern and central Italy, because much of Italian business is concentrated in that area. We believe our acquisition of Flashnet will permit us to take advantage of this growth opportunity.

Business Strategy

  Our objective is to become a leading provider of communications services and network-based business solutions to small- to medium-sized enterprises in Europe. We currently offer a full-service portfolio of advanced communications products including Internet access and value-added services, as well as switched voice services. The principal elements of our business strategy are as follows:

  Target Small- to Medium-Sized Business Enterprises. We focus on small- to medium-sized enterprises. In Germany, we focus on companies that typically have revenues between (Euro)25 million and (Euro)500 million.

According to Statistisches Bundesamt, a German government agency, such companies generate 45% of Germany's total corporate revenues. In other countries, the revenues of small- to medium-sized enterprises as a portion of total corporate revenues vary. We believe that this customer segment is underserved and has substantial and increasing communications needs. Small- to medium-sized enterprises typically lack the technical resources to build and maintain extensive communications systems and, as a consequence, they outsource many services and solutions to third parties. We focus in particular on network intensive industries, such as IT, tourism, retail, finance, government, media and advertising. For many of these industries, utilization of the Internet has become essential. In certain markets, we also serve high-end residential customers.

  Initiate Long-Term Relationships with Customers Through Local Coverage and at an Early Stage. Unlike some of our competitors, we use strong local management teams to address the needs of our customers. Most of our sales people are based in regional offices and are supported by specialized technical and commercial assistance from our offices in Munich, Vienna, Zurich, Rome and Trento. This strategy allows us to initiate close relationships with our customers at an early stage of their Internet services requirements, engage in strategic discussions with senior management about their communications requirements, participate in the design of their systems, services and solutions, and establish the basis for long-term relationships at different levels of our customers' organizations. We are then in a position to provide our customers with additional services as their requirements increase or change over time. This also enables us to offer additional solutions to our customers without having to compete primarily on price.

  Develop a Total Communications Offering. We currently offer both Internet connectivity services and modular Internet business solutions to our customers. Our modular solutions include web-hosting and -housing, VPNs, security solutions, electronic commerce solutions and Intranet and workflow solutions. As technology evolves, we intend to broaden our product offering to include additional services, solutions and innovations that have proven reliable and effective. In June 1999, we started offering voice services. Our ability to offer voice services will allow us to provide one-stop shopping for integrated voice and data solutions. We believe IP technology and IP applications will be the primary platform and interface for business data and voice communications in the future.

  Expand Our Sales Channels. We are currently pursuing growth opportunities through various sales channels. These include trained direct sales representatives with strong technical backgrounds, an extensive reseller program and marketing alliances with technology leaders like Hewlett-Packard, Microsoft, Network Associates, and Sun Microsystems. We are expanding our direct sales force and regional offices to increase our local coverage. We intend to expand our reseller and referral arrangements to increase sales of our basic connectivity services, and enhance our marketing alliances to obtain more potential customer contacts.

  Control Our Network. We consider it strategically important to control and operate our own network infrastructure. This will enable us to:

  1. maximize revenues by offering total communications services, including broad band and voice services;

  2. achieve the highest levels of service quality and reliability; and

  3. reduce transmission costs.

This involves:

    . optimizing the configuration of our IP network, by concentrating international access at a few select locations where the cost of global access can be minimized; concentrating network planning and management in one central location; and planning the network's redundancy on a pan-European basis rather than on a local basis;

    . establishing up to nine large-scale data centers to enhance our co-location and housing service offering;

    . acquiring up to nine carrier grade digital circuit switches to be installed in key cities; and

    . leasing transmission capacity on a long-term basis, acquiring backbone capacity, or constructing our own infrastructure in selected locations, to transport high bandwidth data and voice services over all available transmission protocols (including alternative long-haul transmission media such as microwave).

  Accelerate Growth in Europe Through Targeted Acquisitions. We will seek to acquire additional Internet-related companies to strengthen our presence in other European countries, while continuing to grow internally. We look for strategically and culturally compatible companies to add to our strong management, enhance our technical expertise, and enhance our customer base in our current coverage area and bordering countries.

Products and Services

  We currently offer a comprehensive range of Internet connectivity services, network solutions and business solutions to enterprises in Germany, Austria, Italy, and Switzerland and have started to offer voice services.

 Connectivity Services

  We offer a variety of connectivity solutions, including Internet access, third party software and hardware implementation and configuration services, in bundled and unbundled packages. We offer dedicated line connectivity at speeds ranging from 64 Kbps to multiples of 2 Mbps. We offer Internet connectivity to our corporate customers through dedicated lines at our 56 directly owned POPs.

  We also provide both analog and ISDN dial-in Internet access throughout Germany, Italy and Switzerland as well as throughout most of Austria. In Germany, Italy and Switzerland our dial-in service allows customers to dial into one nation-wide number to access the Internet at local telephone rates. Our dial-in services in Austria utilize seven dial-in access nodes, each of which has its own dial-in number. At present, we offer our dial-in service through third party telephone networks. As we introduce our interconnection and switching capabilities, we plan to offer dial-in access at a cost approximating that of a local call and also to charge the customer for telephone minutes. Outside the countries in which we operate, we offer roaming at local call rates in cooperation with more than 350 international ISPs and telecommunications companies which have joined the Global Reach Internet Connection.

  We offer third-party software products such as electronic mail, news and other solutions that permit customers to navigate and utilize the Internet and give remote access to mobile personnel operating outside traditional office settings. We also provide router services such as router renting, configuration, supervision and maintenance. Overall, we are able to offer customers a full portfolio of services with managed connectivity. Our principal connectivity services include:

      Product Name                             Characteristics
      ------------                             ---------------
Personal Connect, Office  Single user dial-up services, with dynamic IP address and
Connect, Call & Surf,     access speeds of up to 64 Kbps. Selection of usage-based
Call-to-Intranet          or flat rate tariffs, including dial-in telephony costs
                          (except Personal Connect and Office Connect).

Business Connect, Call &  Multi user dial-up service for workgroups, with multiple
Surf for Workgroups,      IP addresses and access speeds of up to 128 Kbps.
Call-to-Intranet for      Services provided via Local Area Networks ("LANs") with
Workgroups                Ascend Pipeline 50/75 routers. Selection of usage-based
                          or flat rate tariffs, including dial-in telephony costs
                          (except Business Connect).

Business Line, Campus     Leased line service for workgroups, with multiple IP
Line                      addresses and access speeds of up to 2 Mbps. Service
                          provided via LANs and Cisco 16xx routers. Selection of
                          usage-based and flat rate tariffs.

 Network Solutions

  Virtual Private Networks. Many companies today have private data communication networks, which are often referred to as corporate networks. These networks are used to transfer proprietary data between offices and use relatively expensive leased lines to connect various locations. Our VPNs utilize the Internet as a cost effective alternative to corporate networks to provide secure transmission of data and voice with the added benefit of secure remote access. In addition, our VPN products are often the basis for Intranet services (connectivity of branch offices, teleworkers and mobile workforce) and Extranet services (connectivity of business partners, suppliers and customers) services. We offer these products in conjunction with additional hardware and software solutions, as well as continuous operation and maintenance, customer care and billing services. Flashnet offers a product called ALL IN ONE, an all inclusive solution including combinations of data transmission, Internet access and voice-over IP, representing the ideal platform to build VPNs for customers.

  Security Solutions. Corporate networks and systems need to be protected against unauthorized access and use. We currently offer a comprehensive set of third-party supplied security products, including encryption, firewall and authentication packages. We add value to this software by providing services such as security consulting, installation support, on-the-job training of customers' system administrators, hotline support (24 hours a day, 7 days a week) and security audits. To assure the security of communication and business transactions between users of networks, we integrate state-of-the-art software, technologies and standards. We offer these security solutions as stand-alone products or as part of broader solutions, such as VPNs or Intranets. Our principal security solutions include:

    Product Name                            Characteristics
    ------------                            ---------------
Firewall 1, Gauntlet   Third-party firewall software tailored to customer
                       requirements.

ACE / Server, SecurID  Third-party authentication hardware and software.
 Token

Idea@Exchange--Secure  Third-party software for encryption of electronic mail
 Messaging             traffic tailored to customer requirements.

 Business Solutions

  Co-Location. We offer co-location solutions to customers who have the resources to manage their own servers and websites and who prefer not to share a server with others. Customers receive the benefits of having their servers housed in one of our data centers, with full-time connection to the Internet, direct access to our high-speed network, uninterrupted power supply, regular back-up and monitoring and technical support 24 hours a day, seven days a week.
Our principal co-location services include:

     Product Name                           Characteristics
     ------------                           ---------------
Server Housing         Flexible service offering ranging from simple co-location
                       to dedicated ports and back-up facilities.

Rent-a-Server          Rental of various high-end server types.

  Application and Website Hosting. We offer shared server application and website hosting services, which permit corporations to market themselves and their products on the Internet without having to invest in independent technology infrastructure and operations staff. Such customers receive sufficient bandwidth to meet their needs and the benefits of having their systems housed in one of our continuously maintained data centers. Applications on our servers, which our customers can access, include shop and mall systems, payment systems, publishing systems and video conferencing.

  Electronic Commerce. Electronic commerce is the execution of commercial transactions on the Internet. We design and implement dedicated electronic commerce systems or any component part which a customer may require, such as shop or mall, credit verification and payment handling verification. These systems are based on our electronic commerce platform which integrates systems and technologies of third-party vendors, such as Brokat, Hewlett-Packard, Intershop, Microsoft, SAP, Sun Microsystems, VeriFone and others. For customers reluctant to undertake an investment in a proprietary electronic commerce solution, we maintain our own electronic commerce system, which we provide on a lease basis. Through working arrangements with content providers and media companies, we also assist customers utilizing electronic commerce for retail and wholesale sales to targeted groups on the Internet. This enables a customer to establish a distribution channel for products or a channel for purchasing, and to determine whether to invest in a dedicated system. Our principal electronic commerce services include:

     Product Name                            Characteristics
     ------------                            ---------------
Online Shopping--       Online shopping site hosted by Cybernet on a low cost
Cybernet Shop Hosting   monthly rental basis, which is based on shop software
                        from Intershop and Beans, among others. Administration is
                        conducted via Internet.

Online Shopping--       Full license online shopping customized by Cybernet,
Cybernet Shop License   based on Intershop, Microsoft Site Server and Openshop,
Model                   among others. Integration of an inventory control system
                        is possible.

Online Shopping--       Complex shop or mall applications, tailored to customer
Cybernet Shop and Mall  requirements. Integration of an inventory control system and/or special modules (e.g., customer retention) is
                        possible.

Imperia Website management system which facilitates the administration and creation of new websites.

Digital Order           Business-to-business system for the digital integration
                        of procurement processes, hosted on a Cybernet platform.

Auction Server          Hosted module for on-line live auctions, providing
                        different auction rules and methods.

PictureBase             Hosted on-line database to present, sell and archive
                        digital pictures through the Internet. Integration of
                        electronic payment is possible.

  Intranet and Workflow Solutions. Internet technologies can be utilized in a customers' internal information technology system. We offer Intranet and workflow solutions that enhance the capabilities, efficiencies and functionality of our customers' systems, speed the development of new applications, reduce the cost of developing and maintaining applications and allow the integration of existing systems and databases. Thus, instead of replacing their systems, customers can preserve their investment and upgrade their systems with our enhanced solutions. Our Intranet platform integrates basic dial-in and leased line connectivity with IP-based VPNs and a communications infrastructure that includes facsimile, voice mail, electronic mail and enhanced security solutions. Our principal Intranet and workflow solutions include:

     Product Name                             Characteristics
     ------------                             ---------------
Faxination--Unified      Third-party hardware and software which transforms
Messaging Server         messages and documents from one medium into another
                         (e.g., fax to electronic mail, electronic mail to voice).
                         Service accessible via PSTN line.

Teleworkx                Bundle of Cybernet and third-party hardware and software
                         targeted at teleworkers.

Intranet Access Control  Third-party software which grants secure and controlled access for teleworkers to the Intranet.

 Voice Services

  Since June 1999, we have been offering switched voice services to our IP-based customers, as well as value-added and integrated solutions combining switched voice solutions and IP solutions. We also envision offering wholesale services to other carriers on a case-by-case basis.

  Initially, pending completion of our own interconnect arrangements, these services are offered in co-operation with a third-party telecommunications operator. As we complete the implementation of our own voice switching capabilities and leased line network, we anticipate capturing more dial-up revenues and reducing our transmission costs.

Sales and Marketing

  We believe that our sales and marketing program enables us to effectively market our comprehensive range of products and services to corporate customers. We tailor our marketing approach as follows:

  . to our principal target market of medium-sized corporations, we offer customized solutions at competitive prices by designing systems that integrate modular elements of proven functionality, effectiveness and reliability;

  . to some larger customers with more specialized needs, we offer more sophisticated technical services and individualized solutions; and

  . to customers with basic service needs, we provide services which require minimal customization and installation, such as Internet connectivity.

  Flashnet provides consumer customers in Italy with dial-in access services that are delivered through an easy to implement Internet kit. Flashnet also simplifies customer payment by issuing rechargeable cards. We believe that Flashnet is the first ISP in Italy to implement use of this payment method.

  Direct Sales. At September 30, 1999, our direct sales force consisted of 81 sales representatives located in 19 offices in Cologne, Frankfurt, Dusseldorf, Berlin, Munich, Stuttgart, Hamburg, Vienna, Trento, Rome, Milan, Bologna, Venice, Florence, Padua, Verona, Zurich and Lausanne. We are in the process of expanding that direct sales force and opening additional sales offices. We are also increasing our local presence and enhancing client coverage by shifting more of our direct sales representatives from our headquarters to our regional offices, where they will be closer to customers.

  Our sales force has a strong technical background and a detailed understanding of the differing needs of the customers in the regions it serves. It is knowledgeable about our main targeted industry segments, particularly IT, tourism, retail, finance, government, media and advertising.

  Channel Sales and Partnerships. Our channel sales group develops relationships with resellers of our products and services and maintains marketing alliances. In Germany, our three-person channel sales group works with a network of more than 100 resellers, primarily software suppliers, systems integrators and ISPs, through whom we offer basic services such as Internet connectivity that can be delivered with a minimum of customization and installation. Direct sales people in Austria and Italy also develop reseller relationships. In addition, we utilize our reseller relationships to gain direct access to customers for the sale of additional products and services. Our marketing alliances with a select group of companies provide a strong mutual referral program, which we believe will enable us to acquire new customers cost effectively, benefit from association with well-known partners and increase our brand awareness. We currently have marketing alliances with Hewlett-Packard, Microsoft, Network Associates, Sun Microsystems and others. In Italy, Flashnet uses a network of approximately 240 computer stores (Flashnet Points) as its primary means of marketing to consumer customers.

  We intend to conduct our operations and marketing under the Cybernet brand name, although we use subsidiary brand names for transition periods after acquisitions. We have undertaken public relations efforts to raise the awareness and visibility of the Cybernet name in our target markets. We present ourselves as "The Communication People," providing connectivity, value-added solutions and superior customer service.

Technology and Network Operations

 Overview

  The IP network of an ISP consists of a number of access nodes linked by owned or leased lines. Access nodes are used to provide our customers with access to our network either through dedicated lines or regular telephone lines (dial-in access). The IP traffic generated at each access node is carried through our backbone network to points of traffic exchange, where traffic is exchanged with other providers' networks. These points of traffic exchange can be of two types: peering points or transit points. Peering points provide for the free exchange of traffic pursuant to agreements between ISPs. Transit points provide global connectivity which we purchase from international carriers.

 IP Network

  We currently operate a geographically distributed IP based network in six countries (Germany, Switzerland, Austria, Italy, Hungary and Luxembourg) consisting of network nodes equipped primarily with Cisco and Ascend routers connected to a redundant high-performance backbone infrastructure. The network nodes are connected primarily by leased lines and include fourteen POPs in Germany, 26 POPs in Italy, seven POPs in Austria and three POPs in Switzerland, and a single POP in Luxembourg and Budapest. We lease our lines from major telecommunications carriers and backbone operators, such as Deutsche Telekom, Telecom Italia, Swisscom, Telekom Austria and Hermes Europe Rail Tel. We also operate two microwave links that connect Munich with Innsbruck and the Italian border at speeds of 34 Mbps. Our network nodes are interconnected at E-1 to DS3 speeds. We offer our dedicated line customers direct access to our POPs at bandwidths ranging from 64 kbps to DS3. We have at present approximately 475 customers using dedicated line access. We believe our network is recognized as one of Germany's most extensive and highest quality Internet networks. We expect to expand our network to include POPs in additional cities in Germany and Switzerland. We intend to acquire or enter into long-term leases for backbone capacity or construct our own infrastructure in selected locations in order to transport high bandwidth data and voice services over all available transmission protocols, at lower costs than using leased lines.

  Our IP network is designed to offer reliability, scalability and high transmission speed to our customers. We achieve reliability by operating a fault tolerant network through our redundant backbone in Germany, Austria, Switzerland and Northern Italy, which is based on a hierarchical multiple ring design. We include back-up routers in our access nodes to attain further redundancy, and thereby minimize the risk of single points of failure. To ensure constant worldwide connectivity, we use multiple global access providers. In Italy, Flashnet's extensive network is based on a star design and achieves redundancy through back-up leased lines. We derive scalability from a hierarchical multi-layer architecture that offers the opportunity to add network locations without major infrastructure changes. We offer transmission capacities ranging from 64 kbps to DS3 and intend to upgrade parts of our network to STM-1 capacity in the near future. In addition, our network includes cache servers in the major POPs to reduce the delivery time of regularly requested information and reduce bandwidth needs for international traffic.

  We offer dial-in Internet access through dial-in nodes with analog and ISDN ports that provide coverage throughout Germany, Italy and Switzerland and throughout most of Austria. In Germany, we have completed our BELT project, which enables us to offer local dial-in connections to our customers throughout the country with a single dial-in number. We have achieved this by concentrating multiple dial-in access nodes into four larger access points called virtual POPs, using the PSTN to aggregate traffic. We expect that these virtual POPs will generate operating efficiencies, because there will be fewer locations we will be required to service. We already offer local dial-in access through a single dial-in number in Switzerland and Italy. In Austria, our dial-in customers can access our network through seven telephone numbers.

  Peering and Transit Relationships. We have entered into peering agreements with major ISPs in each of the countries in which we operate. We have peering agreements with more than 25 ISPs in Germany and with the principal ISPs in Austria, Italy and Switzerland. Our main peering points are in Frankfurt, Munich, Milan, Rome, Trento, Vienna and Zurich. We also peer directly through leased lines connected to some of our peering partners, such as Deutsche Telekom. We plan to enter into additional peering agreements in order to establish a direct presence in most European peering centers and to reduce transit costs. We expect to connect to peering points in France, Belgium, The Netherlands and the United Kingdom. Recently, some ISPs have restricted peering agreements by implementing restrictive criteria for small ISPs. We believe that our size and growth prospects will allow us to maintain and extend our existing agreements.

  We have entered into global transit agreements pursuant to which we have purchased the right to route traffic across the networks maintained by Ebone, Global One, Swisscom, AT&T Corporation/Unisource and MCI Worldcom. This provides our customers with the ability to communicate with those European countries in which we are not present, and with the rest of the world. Frankfurt, Munich, Vienna and Zurich currently serve as our global access points.

 Network Management

  The effective functioning of our network is one of the key elements of our operations. We have developed network management capabilities to offer reliable and cost efficient communications services and to deliver high quality services to our customers. Our Network Operations Centers ("NOCs") in Munich, Vienna, Zurich and Trento, monitor the performance of our network and our international links 24 hours a day and seven days a week. Our NOCs have the capability to identify network problems on a real-time basis. Our technical support groups are equipped to take the necessary corrective measures quickly. By the second quarter of 2001, we intend to centralize our NOCs in a single facility in Munich.

 Data Centers

  We house servers in our data centers that are linked to our network. We currently operate data centers in Munich, Frankfurt, Vienna and Rome. Our main data center in Munich has a capacity of 300 square meters. We intend to establish additional data centers in Frankfurt, Hamburg, Munich, Vienna, Trento, Rome, Milan and Zurich. These data centers will be co-located with certain of our IP nodes (POPs) and switching facilities. We have already signed leases for the facilities in Hamburg, Frankfurt, Trento, Milan, Rome and Munich. Each of these facilities will be approximately 2,000 square meters in size. We are designing these facilities to house transmission, IP routing and switching equipment, and to offer hosting, co-location, facilities management and interconnection services to our corporate customers, ISPs and telecommunications carriers. Each facility will offer uninterruptible power supply and back-up generators, air-conditioning, constant monitoring and physical security to ensure a high quality of service with minimal interruptions.

 Switched Voice

  We have added digital circuit switching capabilities to our network. Until we finalize the installation of our switches and negotiate interconnection agreements, we will be able to offer switched voice services using a third-party provider. We are installing carrier grade Nortel DMS-100 voice switches in Germany, Italy, Austria and Switzerland. In Germany, we have obtained a class 4 license, which is necessary to offer telephony services. We expect to interconnect with Deutsche Telekom at multiple points of interconnection, thereby minimizing our interconnection costs in the German market. Our subsidiary Flashnet has a telephony license to offer voice services throughout Italy and we are currently in negotiations with Telecom Italia for an interconnection agreement. We have applied for national licenses to offer switched services and started the process of entering into interconnection agreements in Switzerland and Austria. We expect our switched network to start operating in the first quarter of 2000 and be fully operational by the end of that year. We have recently completed the installation of our integrated billing system through which we expect to be able to provide a single bill to our German customers for voice and IP services. Over time, we plan to centralize our billing and provide integrated bills to the customers in all of the countries we service.

Customers

  As of September 30, 1999, we provided network services to 13,400 business customers (including customers served through affinity groups), as compared to 6,923 as of December 31, 1998, 4,061 as of December 31, 1997 and 166 as of December 31, 1996. As of March 31, 1999, we had 4,735 affinity group customers, as compared to 3,846 as of December 31, 1998, and 1,941 as of December 31, 1997. At year-end 1996, we had no affinity group customers. During the nine months ended September 30, 1999, we completed Internet Projects for 150 customers, as compared to 122 customers in 1998, 49 customers in 1997 and 12 customers in 1996.

  While our target market is the small- and medium-sized corporations, we also provide services and solutions to prominent larger businesses. Through our subsidiary Flashnet, we also serve consumer customers in Italy.

  Our customers include businesses in IT, tourism, service, retail, finance, government, media and advertising and manufacturing. Following is a list of certain business groups in each of seven selected industry groups to which we provided services and solutions as of December 31, 1998.

  *  Information Technology                *  Finance
                                               AXA Nordstern Colonia
    CompuNet                                   HypoVereinsbank
    Cyberlab Interactive                       BMW Leasing
    Hogatex                                    Commerzbank
    Info AG                                    GE Capital Finance
    InstallShield Software                     VR--Leasing
    Prism Software Engineering
    CompuServe Interactive Service         *  Government
    Internet Consulting                        Federal YZK Office
    Swissdata                                  Regulierungsbehoerde fur
                                               Telekommunikation und Post
  *  Travel and Tourism                        Bundesdruckerei
                                               Ministerium fur Wissenschaft
    Frosch Touristik                           Stadtwerke Karlsruhe
    START AMADEUS
    START Media Plus
    Lauda Air                              *  Media and Advertising
                                               Finanzen-Verlag
  *  Retail                                    Media Consulting
                                               ORF Modern Times
    Eddie Bauer
    F.W. Woolworth Co.
    Suzuki Auto                            *  Manufacturing
    Tengelmann                                 Bayer
    Wrigley                                    Daimler Chrysler Aerospace
    Zuegg                                      Hugo Matthaes Druckerei
                                               Nokia Italia

Customer Service

  We provide high quality customer service and support in order to enhance the strength of our brand name, increase customer retention rates and generate new customer referrals. Our customer services are organized into technical support and call center groups.

  Our technical support group consists of technicians in our Munich NOC and field engineers. The NOC-based technicians respond to customer requests 24 hours a day, seven days a week, diagnosing customers' problems and providing immediate assistance. We believe that our centralized technical support operations improve the quality and consistency of our support, achieve scalability in our resources and benefit from economies of scale. Our field engineers are available to visit our customers' premises, as necessary.

  Our call center provides complete information and specifications about each of our products and advises our customers on service and solutions related questions.

  We have purchased and installed and are in the process of implementing an integrated billing system for Internet and switched voice services and are in the process of introducing this new system to our customers. We have licensed the Kenan billing platform and have adapted it to our requirements. Implementation of this system caused some delay in our processing of customer invoices in the first quarter of 1999. We do not expect those problems to recur. Kenan, a subsidiary of Lucent Technologies, is a leading provider of billing solutions to the telecommunications industry. Initially, this system will allow us to provide a single bill to our German customers for all the different services they are purchasing from us, thereby simplifying their internal operations and reducing our costs. We intend to adopt the use of this integrated billing system on a Company-wide basis and to manage it from our central offices in Munich.

Acquisitions

  Since we began business in 1996, we have acquired seven companies through which we have expanded our technical capabilities, attracted additional talent, entered new markets and increased our customer base:

  . Cybernet E-Commerce. In September 1997, we acquired 100% of Artwise which was later renamed Cybernet E-Commerce, a German company which provided us with expertise in Intranet messaging and workflow solutions and established our presence in the Ulm region of Germany;

  . Eclipse. In December 1997 we acquired 66%, and in 1999 we acquired the remaining 34%, of Eclipse, an ISP based in Trento, Italy, through which we established our presence in Northern Italy;

  . Open:Net. In August 1998, we acquired 100% of Open:Net, an ISP through which we increased our penetration of the southwest German market serviced by Artwise;

  . Vianet. In December 1998, we acquired 100% of Vianet, a leading Austrian ISP through which we entered the Austrian market and significantly increased our customer base;

  . Sunweb. In May 1999, we acquired 51% and an option to purchase the remaining 49% of Sunweb, through which we established a presence in Switzerland and acquired substantial additional expertise in switched voice services; and

  . Flashnet. In June 1999, we acquired 100% of Flashnet, a leading Italian ISP through which we gained access to all major business centers in Italy. We have combined Eclipse and Flashnet into a single operation which we call Cybernet Italy.

  . Novento. In October 1999, we acquired 51% and we are in the process of acquiring the remaining 49% of Novento Telecom AG and its sister organization, Multicall Telefonmarketing AG, which are German direct marketing organizations for communications services through which we expanded our sales capabilities and acquired additional sales and marketing expertise.

Competition

  The business of providing Internet connectivity, services and solutions is highly competitive and there are no substantial barriers to entry. We believe that competition will intensify in the future and our ability to successfully compete depends on a number of factors including: market presence; the capacity, reliability and security of our network; the pricing structure of our services; our ability to adapt our products and services to new technological developments; and principal market and economic trends. Our competitors consist of ISPs, telecommunications carrier, and system integrators/computer manufacturers. Because few of our competitors in any of these groups provide all of the products, services and solutions that we provide, we believe that we are well positioned to compete in our market.

 ISPs

  We strive to differentiate ourselves from other ISPs by offering a full range of services and solutions which business customers are likely to require in connection with their use of the Internet. Most of our ISP competitors offer fewer services and focus on connectivity. However, some competitor ISPs have greater resources and larger communications and network infrastructures than we do. In Germany, these competitors include: European Computer-Industry Research Centre; Nacamar; PSINet; UUNet Technologies; and Xlink. In Austria, they include Cybertron, EUnet Multimedia Network Services and Netway Austria; and in Italy, they include I-Net.

 Telecommunications carriers

  Many telecommunications carriers are large organizations and do not provide Internet services as their main product. We compete with these organizations by focusing on the Internet and offering flexible decision making and execution, responsive customer service, recognized technical expertise, and high quality products. Our main carrier competitors in Germany are: Mannesmann Arcor, Deutsche Telekom and Viag Interkom. In Austria, our principal carrier competitors are Telekom Austria, United Telecom and Tele.ring. And in Italy, they are Infostrada, Telecom Italia and Wind.

  When we begin to offer voice services, we will compete directly with carriers, including large carriers such as Mannesman Arcor, Deutsche Telekom and Viag Interkom in that market segment. Most of these competitors are significantly larger and have substantially greater market presence, financial, technical, operational, marketing and other resources and experience than we do. In addition, carriers have greater resources to engage in various forms of price competition, such as bundling Internet services with other telecommunications services, thereby offering lower prices for either telecommunications or Internet services. Increased price competition could force us to reduce our prices, resulting in lower profit margins. In addition, increased competition for new customers could result in increased sales and marketing expenses and related customer acquisition costs and could materially adversely affect our profitability.

 Major System Integrators and Computer Manufacturers

  Major systems integrators and computer manufacturers, such as Andersen Consulting and IBM, provide IT solutions to their clients and have expanded their offerings to include Internet-related products and solutions. Many of these companies have established customer relationships and recognized technical expertise, and some have significantly greater resources than we have. However, most do not offer connectivity services and solutions. We compete with these companies by offering a more complete Internet-related service and product line than they offer. In fact, some system integrators and computer manufacturers utilize our connectivity services and solutions to complement their own lines of products and services.

Research and Development

  Our future success will depend, in part, on our ability to offer services that incorporate leading technology, address the increasingly sophisticated and varied needs of current and prospective customers and respond to technological advances and emerging industry standards and practices on a timely and cost effective basis. The market for our services is characterized by rapidly changing and unproven technology, evolving industry standards, changes in customer needs, emerging competition and frequent introductions of new services. We cannot assure you that future advances in technology will be beneficial to, or compatible with, our business or that we will be able to incorporate into our business such advances on a cost effective and timely basis. Moreover, technological advances may have the effect of encouraging certain of our current or future customers to rely on in-house personnel and equipment to furnish the services we currently provide. In addition, keeping pace with technological advances may require substantial expenditures and lead time.

Intellectual Property Rights

  We rely on a combination of copyright, service mark and trade secret laws and contractual restrictions to establish and protect certain proprietary rights in our products and services. In this regard, we have applied to the EU for a trademark registration for the name "Cybernet." We have no patented technology that would preclude or inhibit competitors from entering our market. We have entered into confidentiality and invention assignment agreements with our employees, and non-disclosure agreements with our consultants, vendors, suppliers, distributors and appropriate customers in order to limit access to and disclosure of our technology, documentation and other proprietary information. We cannot assure you that these contractual arrangements or the other steps we have taken to protect our intellectual property will prove sufficient to prevent misappropriation of our technology or to deter independent third-party development of similar technologies. The laws of the countries in which we operate may not protect our products, services or intellectual property rights to the same extent as do the laws of the United States. To date, we have not been notified that our products are claimed to infringe the proprietary rights of third parties, but we cannot assure you that third parties will not claim infringement by us with respect to current or future products. We expect that participants in our markets will be increasingly subject to infringement claims as the number of products and competitors in our industry segment grows. Any such claim, whether meritorious or not, could be time consuming, result in costly litigation, cause product installation delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements might not be available on terms acceptable to us, or at all. As a result, any such claim could materially adversely affect our business, results of operations and financial condition.

Regulation

 Regulatory Environment in the Internet-Related Markets of the Company

  Our Internet operations are not currently subject to direct regulation by governmental agencies in the countries in which we operate (other than regulations applicable to businesses generally). In 1997, Germany enacted the Information and Communication Services Act which releases Internet access providers from liability for third-party content in certain circumstances and establishes a legal framework for Internet commerce with respect to the identification of service providers, data privacy and price indications on the Internet. A number of other legislative and regulatory proposals are under consideration with respect to Internet user privacy, infringement, pricing, quality of products and services and intellectual property ownership. There is also controversy regarding the application of value-added taxes in the Internet environment. The adoption of new laws could materially adversely affect our business, result of operations and financial condition.

 Regulation and Regulatory Authorities in the Telecommunications Market

  Effective January 1, 1998, all of the countries in which we operate abolished the monopoly rights of incumbent operators to provide fixed-line voice telephone services to the public. As a result, competitive telecommunications markets are now developing for long distance and international telephone services. Competition for local telephone service has been much slower to develop.

  All of the countries in which we operate have enacted legislation and regulations and have established regulatory authorities for the telecommunications industry. The purpose of this regulation is to ensure:

  1. a wide range of high-quality, telecommunications services to private individuals and businesses;

  2. reliable services to the entire population at affordable prices;

  3. the absence of interference with personal and intellectual property rights in telecommunications traffic; and

  4. effective competition in the provision of telecommunications services.

  In each of the countries in which we operate, providing telecommunications services and related facilities requires a license. The regulatory authorities have various powers, including the authority to grant and revoke licenses, assign and supervise frequencies, impose universal services obligations, control network access and interconnection, and approve or review the tariffs and tariff-related general business terms and conditions of market-dominant providers.

  In the countries in which we operate, different classes of licenses are required for different services offered and facilities operated. We have obtained a "class 4 license" (voice telephone services based upon self-operated telecommunications networks) in Germany. Geographically this license covers the entire Federal Republic of Germany and is valid indefinitely. We have not yet obtained similar licenses for Switzerland or

Austria, which we will require to expand our business as we currently plan. In Italy, our subsidiary Flashnet has a license which permits us to offer voice telephone services in the entire country. We have also obtained a "class 3 license" in Germany which permits us to operate cables, radio links and other telecommunications-related infrastructure throughout Germany.

  When we enter the switched voice telephony market, our ability to provide viable services will depend in significant part upon our ability to secure and maintain interconnection agreements with the incumbent operators and other facilities-based providers in our target markets. We will need interconnection to complete calls that originate on our network but terminate outside our network or originate elsewhere and terminate on our network. The cost of interconnecting will be a critical factor in determining whether services on our network can be offered on a competitive basis.

  Each of the countries in which we have operations has market-dominant providers which are legally required to offer essential services such as transmission, switching and operational interface to networks such as the one we plan. Market-dominant operators of telecommunications facilities are obligated to provide interconnection on a non-discriminatory basis and at cost-related prices. If the terms and conditions of obligatory interconnection cannot be agreed upon, the regulatory regimes of the countries in which we operate provide for administrative proceedings which permit regulatory authorities to set the conditions for interconnection.

  In two decisions dated September 12 and October 2, 1997, the German Post Ministry set the average interconnection price in Germany (the average fees Deutsche Telekom may charge for origination and termination of voice services from or into the network of other network operators) at 2.7 Pfennigs per minute (for each delivery and receipt) until January 1, 2000. Deutsche Telekom has filed suit seeking a higher average fee. Moreover, the German regulatory authority (the "Regulatory Authority") has indicated to Deutsche Telekom that it will be allowed to take additional costs into account when determining fees subject to approval, if "atypical traffic" (still to be defined) occurs and Deutsche Telekom provides evidence of the corresponding additional costs in individual cases. However, Deutsche Telekom's first application for higher prices because of such a typical traffic was denied by the Regulatory Authority on the basis that Deutsche Telekom had not demonstrated the higher costs resulting from such traffic. In order to assert these additional costs, we understand that Deutsche Telekom has submitted an application to the Regulatory Authority to supplement the interconnection fees currently in effect. We cannot assure you that these additional costs will not be implemented until after the Regulatory Authority has responded to this application.

  Another potential consequence of the implementation of the concept of "atypical traffic" is that Deutsche Telekom may offer interconnection on modified conditions. We understand that Deutsche Telekom intends to force competitors to install additional points of interconnection where traffic originating from or terminating in an area defined by Deutsche Telekom exceeds a specified volume. In addition, we understand that Deutsche Telekom intends to seek certain other surcharges to interconnection rates. If approved by the Regulatory Authority, these provisions would likely result in additional infrastructure costs and higher interconnection rates for us.

 Subscriber Line Charges

  We rely upon Deutsche Telekom for leased lines so as to obtain direct access to customers. Although the rates which Deutsche Telekom may charge for such lines have been established by the Regulatory Authority and the ruling of the Regulatory Authority purports to establish rates which will be in effect until March 31, 2001, the ruling has been appealed to a court. Any possible increase in these rates of the rental charge could impede our business development.

 Internet Access Charges

  T-Online, an ISP owned by Deutsche Telekom, has announced its intention to charge Internet subscribers a flat rate that is significantly lower than the rate charged by competitor ISPs. The District Court (Landgericht) Hamburg enjoined T-Online from offering this rate because the telecommunications law forbids market dominant providers from bundling services. However, this court decision is not final and we cannot anticipate the final outcome of this issue. If T-Online is permitted to charge the proposed rate, our ability to market Internet access services might be adversely affected.

Employees

  At the end of September 1999, we had a total of approximately 450 employees organized as follows: 143 in sales and marketing, 214 in technical and operational personnel and 93 in administration. There are no collective bargaining agreements in effect. We believe that relations with our employees are good.

Properties

  We lease the real estate where our business offices and certain nodes containing servers, routers and other equipment are located. Our largest leasehold property is our main office in Munich with approximately 2,000 square meters. Other leasehold properties for our regional offices are located in Ulm, Neu-Ulm, Frankfurt, Dusseldorf, Berlin, Munich, Stuttgart, Hamburg, Vienna, Trento, Rome, Milan, Florence, Padua, Verona, Zurich, Lausanne and an administrative office is located in Washington, D.C. In addition, we lease approximately 3,500 square meters for our planned facility in Frankfurt, 2,500 square meters for our planned facility in Hamburg and 600 square meters for our new Trento Data Center, and are planning to lease additional space in Dusseldorf, Munich, Vienna and Zurich.

  We believe that none of these leases is critical to operations and that relocation of any of the leased premises would be feasible on acceptable terms, if necessary.

  We lease dedicated telephone lines from telecommunications carriers and resellers. Assets relating to our operations, including servers and routers, are leased or owned.

Legal Proceedings

  In December 1998, we applied for and received a class 4 telecommunications license from Germany's Regulierungsbehoerde fur Telekommunikation und Post. The fee for this license was DM 3,000,000. The EU regulations set the maximum fee that can be charged at the actual cost incurred by a government agency to administer its regulations. We filed an action in a German court to recover a portion of the fee paid for our license because we believe the fee charged exceeded the amount chargeable under EC regulations in effect in 1998 and prevailed in that action in the court of first instance. The decision is subject to appeal and it is not possible to predict the ultimate outcome of our action.

  We are not involved in any other legal proceedings which we believe would, if adversely determined, have a material adverse effect upon our business, financial condition or results of operations.

                 INFORMATION REGARDING SIGNIFICANT SUBSIDIARIES

  The following table sets forth certain information pertaining to Cybernet's significant subsidiaries.

                            Country of                                            %
Company Name in Full       Registration           Activity                    Ownership
--------------------       ------------           --------                    ---------
Cybernet AG(/1/)             Germany              Internet services              100
Flashnet S.p.A.(/2/)          Italy               Internet services              100

--------
(1) Net loss arising out of ordinary activities, after tax and for the financial year ended December 31, 1998 amounted to DM 8,514,505 ($4,649,647) and the net loss arising out of ordinary activities, after tax, for the first quarter of 1999 amounted to DM 5,283,378 ($2,885,175). No dividends have been received from Cybernet AG in the course of 1998 or 1999. Cybernet AG has no reserves as of December 31, 1998 as they are not required for German corporations or under US GAAP. It has an issued share capital of DM 3,200,000, all of which shares are credited as fully paid.
(2) Net loss after tax for the year ended December 31, 1998 amounted to Lit. 2,365,503 thousand ($1,304,796) and net loss after tax for the first quarter of 1999 amounted to Lit. 833,163 thousand ($459,567). Flashnet had an issued share capital of 2,182,857 shares as of March 31, 1999.

                                   MANAGEMENT

Executive Officers and Directors

  The following table sets forth the names, ages and positions of our executive officers and directors:

        Name                  Age                    Position
        ----                  ---                    --------
Andreas Eder.................  39 Co-founder, Chairman of the Board of
                                  Directors, President, Chief Executive
                                  Officer, and Head of the Management Board of
                                  Cybernet AG
Robert Eckert................  38 Chief Financial Officer and Treasurer
Bernd Buchholz...............     Executive Vice President for Sales and
                                  Marketing
Dr. Hubert Besner............  36 Director and Member of the Management Board
                                  of Cybernet AG
Robert Fratarcangelo.........  61 Director and Secretary
G.W. Norman Wareham..........  46 Director
Tristan Libischer............  30 Director, Co-Founder of Vianet and Member of
                                  the Management Board of Vianet
Jurg Heim....................  35 Co-Founder of Sunweb, Chief Executive Officer
                                  of Subweb and Member of the Management Board
                                  of Sunweb
Marco Samek..................  27 Co-Founder of Sunweb, Chief Operational
                                  Officer of Sunweb and Member of the
                                  Management Board of Sunweb
Roberto Loro.................  33 Co-Founder of Eclipse, Director of Marketing
                                  Division of Eclipse and Member of the
                                  Management Board of Eclipse
Stefano Longano..............  37 Co-Founder of Eclipse and Member of the
                                  Management Board of Eclipse
Patrizia Loro................  31 Manager of Eclipse and Member of the
                                  Management Board of Eclipse

Andreas Eder

  Mr. Eder, a co-founder of Cybernet AG, has been Chairman, President, Chief Executive Officer and Head of the Management Board of Cybernet AG since its formation in December 1995 and has been Chairman of our Board of Directors, President and Chief Executive Officer since we acquired Cybernet AG in 1997. Before founding Cybernet AG, Mr. Eder held management positions with The Boston Consulting Group from April 1991 to October 1995 and Siemens-Nixdorf Information Systems from April 1986 to March 1991. Mr. Eder holds a Master Degree in Business Administration from the University of Munich.

Robert Eckert

  Mr. Eckert joined the Company as Chief Financial Officer and Treasurer in May 1999. From September 1998 to May 1999, Mr. Eckert was the Chief Financial Officer of NetSource ASA, a pan-European reseller of telecommunications services. From July 1997 to August 1998, Mr. Eckert was the Director of International Business Development and from 1995 to July 1997, he was the Finance Director at Swisscom International. From 1987 to 1994, Mr. Eckert was with the General Electric Company (USA) where he held several finance positions in various countries and business groups. He holds a BA in International Business and Marketing from Northeastern University in the USA and an MBA from INSEAD in France.

Dr. Hubert Besner

  Dr. Besner is one of our Directors and a member of the Management Board of Cybernet AG and has served in these capacities since February 1996. From April 1994 to the present, he has been a partner in the law firm of Besner Kreifels Weber in Munich. From January 1992 to March 1994, he was the head of the legal department of Schneider, a German real estate development company. He is currently a Director of Marine Shuttle Operations, a member of the Supervisory Board of Schuller Industsrieentsorgung, Typhoon Networks and IPO Beteiligungen, and is the head of the Supervisory Board of PIPECAD Integrierte Softwaresyteme. Dr. Besner received his First State Exam in law from Ludwig-Maximilians-Universitat in 1986 and his Doctorate Degree magna cum laude from Ludwig-Maximilians-Universitat in 1988.

Bernd Buchholz

  Mr. Buchholz joined the Company as Executive Vice President Sales and Marketing in November 1999. From July 1998 to October 1999, Mr. Buchholz was Chief Executive Officer and a major stockholder of Novento Telecom AG. From June 1997 to June 1998, Mr. Buchholz was Managing Director Germany for Esprit Telecom GmbH (GTS Global Telesystems Group). From October 1996 to May 1997, Mr. Buchholz was Vice President Europe for Novadigm Inc. From April 1995 to September 1996, Mr. Buchholz was Chief Executive Officer and owner of Beki GmbH. From June 1993 to March 1995, Mr. Buchholz was Managing Director for Symantec Europe and from February 1989 to May 1993 Mr. Buchholz was Vice President Europe and Managing Director for Novell Europe.

Robert Fratarcangelo

  Since May 1999, Mr. Fratarcangelo has been our Secretary, and he has been one of our Directors since September 1997. Since September 1996, he has been the President and Chief Executive Officer of Criminal Investigative Technologies, Inc. From 1993 to 1996, Mr. Fratarcangelo was a District Manager at EMC/2/ in Massachusetts. From 1988 to 1993, Mr. Fratarcangelo was Vice President, Federal Sales at Teradata and Digital Communications Associates. Previously, Mr. Fratarcangelo held various positions at IBM. Mr. Fratarcangelo has a Bachelors Degree in Political Science from the State University of New York.

G.W. Norman Wareham

  Mr. Wareham has been one of our Directors since May 1997. Mr. Wareham is a director of ZMAX Corporation and has served in this capacity since September 1996. He has been the President of Wareham Management Ltd. since May 1996. Mr. Wareham is currently a director and officer of Aquaplan, British Brasses, Solar Energy, Viper Resources and WattMonitor and has served in these capacities since May 1997, December 1998, December, 1997, November 1998 and December 1998, respectively. Since June 1998 and February 1997, respectively, Mr. Wareham has been a director of two Canadian public companies, Anthian Resources and Orko Gold. From June 1995 to January 1996, Mr. Wareham was an accountant with the certified general accounting firm of Wanzel, Sigmund, & Overes. From April 1993 to February 1995, Mr. Wareham served as President and Chief Executive Officer of Transatlantic Financial, a private investment banking company. From August 1986 to March 1993, Mr. Wareham was the proprietor of Wareham & Company, providing accounting and management consulting services.

Tristan Libischer

  Mr. Libischer has been one of our Directors since February 1999. He is co-founder of Vianet and has been a Managing Director of Vianet since September 1994. From February 1992 to August 1994, Mr. Libischer held various positions with BARK. From November 1990 to January 1992, Mr. Libischer was a senior consultant and sales engineer with 3C Group.

Jurg Heim

  Mr. Heim, a co-founder and member of the Management Board of Sunweb, has served as Chief Executive Officer of Sunweb since its formation in March 1998. From October 1997 to March 1998, Mr. Heim was a Systems Engineer of data and intellectual property services at Netcom Services. Mr. Heim was head of Systems Administration at Telepax Communications from February 1988 to March 1994. Mr. Heim holds an Electronic Installation degree in Informatik Telephonie.

Marco Samek

  Mr. Samek, a co-founder of Sunweb, has served as Chief Operational Officer and as a member of the Management Board of Sunweb since its formation in March 1998. Since December 1997, Mr. Samek has also been a principal of Framenet EDP. He was a Systems Engineer of Internet Services at Newtelco from August 1997 to April 1998. From January 1996 to April 1997, Mr. Samek was Chief Systems Engineer in the multimedia company Decatron. Mr. Samek has a technical degree in Communications from Technikum Winterhur College.

Roberto Loro

  Mr. Loro, a co-founder of Eclipse, has served as Director of the Marketing Division of Eclipse and member of the Management Board of Eclipse since April 1998 and before that, he was Director of Project Development there since January 1992. Previously, he performed various software, IT and mathematics consulting assignments for a variety of public and private organizations. Mr. Loro holds a Mathematics degree from the University of Trento.

Stefano Longano

  Mr. Longano is a co-founder of Eclipse and has been a member of the Management Board of Eclipse since April 1998. From January 1996 to March 1998, Mr. Longano was technical director of Eclipse. From January 1991 to December 1995, he was a senior scientist and project manager for European projects at the Laboratory of Information and Communication Technologies of the University of Trento. He holds a Masters Degree in Physics from the University of Trento.

Patrizia Loro

  Ms. Loro has been a member of the Management Board of Eclipse since April 1998 and a manager of Eclipse since January 1995. From March 1993 to December 1997, Ms. Loro was Managing Director and a major shareholder of Centro Servizi Agiendali Sas. Since 1990, Ms. Loro has held various positions in accounting in several companies. She attended economics courses at the University of Trento and Italian Tax Code classes in Milan.

  Except for a sibling relationship between Roberto and Patrizia Loro, no family relationship exists between any director or executive officer and any other director or executive officer.

Board Composition

  We currently have six directors. In accordance with the terms of our Certificate of Incorporation, the Board of Directors is divided into three classes: Class A, whose term will expire at the annual meeting of stockholders to be held in 2002; Class B, whose term will expire at the annual meeting of stockholders to be held in 2000; and Class C, whose term will expire at the annual meeting of stockholders to be held in 2001. The Class A directors are Dr. Besner and Mr. Fratarcangelo, the Class B directors are Dr. Giacalone and Mr. Wareham, and the Class C directors are Messrs. Eder and Libischer. At each annual meeting of stockholders after the initial classification, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Directors may be removed for cause by the affirmative vote of the holders of a majority of all outstanding voting shares of Cybernet entitled to vote generally, voting together as a single class.

Board Committees

  The Board of Directors has three committees: an Executive Committee, an Audit Committee and a Compensation Committee. The Executive Committee consists of Mr. Eder, Dr. Besner and Dr. Giacalone. The Audit Committee consists of Messrs. Fratarcangelo and Wareham. The Audit Committee reviews our accounting processes, financial controls and reporting systems, as well as our selection of independent auditors and the scope of the audits to be conducted.

  The Compensation Committee consists of Dr. Besner, Mr. Fratarcangelo, and Mr. Wareham. It reviews executive compensation and organization structure. The Compensation Committee also administers our Stock Option Plan. Prior to the creation of the Compensation Committee in November 1998, all decisions concerning salaries, incentives and other forms of compensation of our directors, officers and other employees were made by the whole Board of Directors.

Director Compensation

  Directors, who are not also employees, receive $15,000 annually and are reimbursed for out-of-pocket expenses incurred in connection with their service on the Board. Each outside director may elect to receive his annual director fee in cash, stock options or a combination thereof. The value of the stock options is determined pursuant to the Black-Scholes method and the options are fully vested at the date of grant.

Employment Contracts

  Our executive officers are appointed by the Board of Directors and serve until their successors are elected or appointed.

  We have entered into employment agreements with each of the following officers and directors on the following material terms.

  Andreas Eder. On March 1, 1999, we entered into an employment agreement with Mr. Eder to serve as President and Chief Executive Officer. The agreement provides for a three-year term and an annual base salary of approximately $125,716 per year. It also permits Mr. Eder to earn an annual bonus of up to approximately $41,906 if certain performance standards established by the Compensation Committee are achieved. We may terminate the agreement if Mr. Eder should suffer a "disability" or for "cause."

  Upon Mr. Eder's death, we are obligated to pay to his estate an amount equal to his base salary for the period ended 12 months after his death. If Mr. Eder resigns or we terminate his employment as a result of a "disability" or for "cause," we are obligated to pay his base salary through the date of termination.

  Under the agreement, "disability" is defined as: (a) any mental or physical disability which the Board of Directors deems in good faith would preclude Mr. Eder from performing his duties; or (b) a mental or physical disability which lasts for a period of 60 consecutive days or for 90 days in any six-month period and which the Board of Directors elects to treat as permanent in nature. The agreement defines "cause" as any material breach of its terms by Mr. Eder or the commission of a felony or a crime involving moral turpitude.

  Alessandro Giacalone. On March 1, 1999, we entered into an employment agreement with Dr. Giacalone to serve as Chief Operating Officer on the same terms as described above with respect to Mr. Eder. Dr. Giacalone has since resigned and we are attempting to negotiate an amicable severance arrangement.

  Tristan Libischer. On December 28, 1998, Vianet entered into an employment agreement with Mr. Libischer to serve as a member of the Management Board of Vianet. The agreement is for a five-year term beginning January 1, 1999, provides for an annual base salary of approximately $100,573 and permits
Mr. Libischer to earn an annual bonus of approximately $33,524 if certain performance standards established by the Management Board of Vianet are achieved.

  Vianet may terminate the agreement for "good cause." "Good cause" is defined as a gross breach of duty, the inability to properly conduct the affairs of Vianet or a vote of no confidence at an annual meeting of Vianet.

  Mr. Libischer is not entitled to severance pay if his employment is terminated for good cause or if he resigns prematurely without the permission of the Management Board of Vianet. If Mr. Libischer is unable to perform his duties due to illness or accident, Vianet is required to pay his full base salary for a maximum of six months and 49% of his base salary for another three months. If Mr. Libischer leaves Vianet in the middle of a fiscal year, any bonus earned will be paid on a pro-rata basis.

  Robert Eckert. Mr. Eckert entered into an employment agreement with the Company to serve as Chief Financial Officer which will become effective when Mr. Eckert receives his working permit from the German governmental authorities. The agreement is for a three-year term and provides for a base salary of approximately $114,000. The agreement also provides for a bonus of up to approximately $46,000 if certain performance standards established by the Compensation Committee are achieved. Mr. Eckert will also receive an option to purchase 100,000 shares of Cybernet's common stock pursuant to Cybernet's Incentive Plan (as defined). In the event Mr. Eckert is unable to work due to illness or other reasons, the Company is obligated to pay Mr. Eckert his base salary for six months. In the event of Mr. Eckert's death, the Company is obligated to pay Mr. Eckert's heirs his base salary for six months.

  Jurg Heim. Sunweb has entered into an employment agreement with Mr. Heim for a term expiring on March 31, 2001. The agreement provides for a base compensation of approximately $98,115, in addition to certain management bonuses and an option to purchase 15,000 shares of Cybernet's common stock if Sunweb meets specified performance goals for 1999.

  Marco Samek. Sunweb has entered into an employment agreement with Mr. Samek on the same terms as described above for Mr. Heim.

Summary Compensation Table

  Our compensation program for executive management includes base salaries, annual performance-based incentive bonus plans and stock option plans. The compensation of each executive officer was established by the Board of Directors acting upon the recommendations of the Compensation Committee.

  The following table sets forth the annual long-term and other compensation for our Chief Executive Officer and our other two most highly compensated executive officers during the last fiscal year, as well as the total annual compensation paid to each individual for the three previous fiscal years.

Each of the persons listed has or had an employment contract with us calling for the payment of an annual bonus if certain performance standards are achieved. No bonus was paid in the years listed.

                           Summary Compensation Table

                                                                    Annual        Long-Term
                                                                 Compensation    Compensation
                                                                 ------------    ------------
                                                                                  Securities
                                                                                  Underlying      All Other
                                                          Fiscal                   Options       Compensation
Name and Principal Position                                Year   Salary ($)       SARs (#)          ($)
---------------------------                               ------ ------------    ------------    ------------
Andreas Eder.............................................  1998    $96,135         100,000(/2/)         N/A
 Chairman of the Board, President, Chief Executive         1997     65,066(/1/)          0              N/A
 Officer, and Head of the Management Board of Cybernet AG  1996        N/A(/1/)        N/A(/1/)         N/A

Alessandro Giacalone.....................................  1998    125,716         100,000(/2/)         N/A
 Former Director, Chief Operating Officer, and Member of   1997     31,429(/1/)          0              N/A
 Management Board of Cybernet AG                           1996        N/A(/1/)        N/A(/1/)         N/A

Rudolf Strobl............................................  1998     96,163               0         $251,433(/3/)
 Former Member of Management                               1997     70,616(/1/)          0              N/A
 Board of Cybernet AG                                      1996        N/A(/1/)        N/A(/1/)         N/A

--------
(1) Messrs. Eder and Strobl became executive officers of Cybernet in connection with our acquisition of Cybernet AG in September 1997. As a result, the information presented for fiscal 1997 represents payments made from the time of such acquisition through December 31, 1997 and no information is presented for fiscal 1996. Dr. Giacalone joined the Company in October 1997.
(2) Represents shares of Cybernet's common stock subject to an option granted to the named executive on December 27, 1998.
(3) The amount indicated was paid to Mr. Strobl in December 1998 as severance pay in connection with the termination of his employment agreement. Mr. Strobl's employment terminated on December 31, 1998.

Option/SAR Grants in Last Fiscal Year

  The following table provides information on options to purchase Cybernet's common stock that were granted to two of the above named executives during fiscal 1998. Mr. Strobl received no option grants in fiscal 1998.

                            Individual Grants
                        -------------------------
                                      Percent of                      Potential Realizable
                         Number of      Total                           Value at Assumed
                         Securities  Options/SARs                     Annual Rates of Stock
                         Underlying   Granted to  Exercise             Price Appreciation
                        Options/SARs  Employees   or Base                for Option Term
                          Granted     in Fiscal    Price   Expiration ---------------------
Name                        (#)          Year      ($/Sh)     Date      5% ($)    10% ($)
----                    ------------ ------------ -------- ---------- ---------- ----------
Andreas Eder...........   100,000        14.6%     $32.04   12/27/08  $2,015,000 $5,016,000
 Chairman of the Board,
 President, Chief
 Executive Officer, and
 Head of the Management
 Board of Cybernet AG

Alessandro Giacalone...   100,000        14.6%      32.04   12/27/08   2,015,000  5,106,000
 Former Director, Chief
 Operating Officer, and
 Member of the
 Management Board of
 Cybernet AG

Indemnification of Directors and Officers

  Our Certificate of Incorporation limits the liability of our directors and executive officers to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

  1. breach of their duty of loyalty to the corporation or its stockholders,

  2. acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

  3. unlawful payments of dividends or unlawful stock repurchases or redemptions, or

  4. any transaction from which the director derived an improper personal benefit. Such limitation of liability does not apply to liability arising under the federal or state securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

  We have also secured insurance on behalf of each officer, director, employee or other agent for any liability arising out of claims under applicable securities laws against such persons and us, and on behalf of directors and officers with respect to other claims.

  At present, there is no pending litigation or proceeding involving any of our directors or officers in which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Stock Incentive Plan

  We maintain the Cybernet Internet Services International, Inc. 1998 Stock Incentive Plan (the "Incentive Plan"). The Board of Directors has reserved 2,000,000 shares of Cybernet's common stock for issuance pursuant to awards that may be made under the Incentive Plan, subject to adjustment as provided therein. The number of shares of common stock associated with any forfeited stock incentive are added back to the number of shares that can be issued under the Incentive Plan. No participant may be granted during any one year period rights to shares of common stock under options and stock appreciation rights which, in the aggregate, exceed 100,000 shares of common stock. The Compensation Committee has granted options to purchase a total of 1,409,325 shares of common stock in varying amounts.

  The Incentive Plan allows for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, stock awards, dividend equivalent rights, performance units and phantom shares. The exercise price of an incentive stock option may not be less than the fair market value of the common stock on the date of the grant (or less than 110% of the fair market value if the participant controls more than 10% of the voting power of Cybernet or a subsidiary thereof). Non-qualified stock options may be made exercisable at a price equal to, less than or more than the fair market value of the common stock on the date that the option is awarded. The term of an incentive stock option may not exceed ten years from the date of grant. However, any incentive stock option granted to a participant who controls more than 10% of the voting power of Cybernet or a subsidiary thereof will not be exercisable after the expiration of five years following the date the option is granted.

                           RELATED PARTY TRANSACTIONS

  Dr. Besner, one of our Directors, is a partner with the law firm of Besner Kreifels Weber, which represents us and to which we paid fees of approximately $98,303 during fiscal 1998.

  In November 1998, Mr. Timm, one of our principal stockholders and a former Director who resigned on December 2, 1998, advanced an interest free loan to us for approximately $1,396,849. We repaid the loan in December 1998.

  In December 1998, we paid $2,916,000 in underwriting fees to an investment bank that is 40% owned by a company of which Mr. Timm is Head of the Managing Board, President, Chief Executive Officer and a principal stockholder. These underwriting fees were paid in connection with a best efforts all or nothing public offering of our common stock.

  We provide Internet connectivity services to Cybermind Interactive Europe ("Cybermind"), a principal stockholder of Cybernet, pursuant to a standard service contract. In 1998, Cybermind paid us approximately $68,200 for such services. Mr. Timm is Chief Executive Officer and Head of the Managing Board, as well as the principal stockholder, of Cybermind.

                          STOCK OWNERSHIP OF PRINCIPAL
                        BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information as of November 10, 1999, regarding beneficial ownership of Cybernet's common stock, Series A Preferred Stock and Series B Voting Preferred Stock by:

  1. each stockholder known by us to be the beneficial owner of more than five percent of the outstanding shares of common stock or Series B Voting Preferred Stock, as the case may be;

  2. each of our directors with respect to the equity securities held by such director;

  3. each of our executive officers named in the Summary Compensation Table with respect to the equity securities held by such executive officer; and

  4. all of our current executive officers and directors as a group with respect to the equity securities held by such executive officers and directors.

Stock ownership information has been furnished to us by such beneficial owners or is based upon filings made by such owners with the Securities and Exchange Commission. As of November 10, 1999, there were 21,164,681 shares of Cybernet common stock, 923,440 shares of Series A Preferred Stock and 3,870,000 shares of Series B Voting Preferred Stock issued and outstanding. The following table assumes that all shares of Series A Preferred Stock and Series B Preferred Stock which are convertible into common stock within 60 days have been converted. For purposes of the column headed "Voting Distribution", the percentages were calculated by adding the number of shares of common stock outstanding to 100% of the Series B Voting Preferred. It does not take into account the Series A Non-Voting Preferred Stock that is not presently convertible or options granted to directors, employees or management that have not been exercised.

Name                                 Shares Beneficially Owned
----                               ---------------------------------------
                                                   Series A      Series B
                                                  Non-Voting      Voting
                                    Common        Preferred      Preferred
Executive Officers and Directors     Stock          Stock          Stock
---------------------------------  ---------      ----------     ---------
Andreas Eder..                     1,645,850(/1/)   88,877(/1/)          0
Stefan-George-
 Ring 19
81929 Munich,
 Germany
                                                        Approximate
Name                                                Percentage of Class
----                               --------------------------------------------------------
                                                 Percentage of Percentage of
                                                   Series A      Series B
                                   Percentage of  Non-Voting      Voting
                                      Common       Preferred     Preferred      Voting
Executive Officers and Directors       Stock         Stock         Stock     Distribution
---------------------------------  ------------- ------------- ------------- --------------
Andreas Eder..                          7.6%         14.8%            *           6.4%
Stefan-George-
 Ring 19
81929 Munich,
 Germany

Alessandro                           360,933(/2/)   18,000               0
 Giacalone....
Stefan-George-
 Ring 19
81929 Munich,
 Germany
Alessandro                              1.5%          3.0%            *           1.3%
 Giacalone....
Stefan-George-
 Ring 19
81929 Munich,
 Germany

Tristan                              183,333(/2/)        0               0
 Libischer....
Mariannengasse
 14
1090 Vienna,
 Austria
Tristan                                  *             *              *            *
 Libischer....
Mariannengasse
 14
1090 Vienna,
 Austria

Bernd                                 39,412
 Buchholz.....
Hm Muehlenbach
 19
40670
 Meerbusch,
 Germany
Bernd
 Buchholz.....
Hm Muehlenbach
 19
40670
 Meerbusch,
 Germany

Hubert                                 1,261(/3/)        0               0
 Besner.......
Widenmayerstrasse
 41
80538 Munich,
 Germany
Hubert                                   *             *              *            *
 Besner.......
Widenmayerstrasse
 41
80538 Munich,
 Germany

G.W. Norman                                0             0               0
 Wareham......
1177 West
 Hastings
 Street
Suite 1818
Vancouver,
 B.C., Canada
 V6E 2K3
G.W. Norman                              *             *              *            *
 Wareham......
1177 West
 Hastings
 Street
Suite 1818
Vancouver,
 B.C., Canada
 V6E 2K3

Robert                                     0             0               0
 Fratarcangelo..
10842 Oak
 Crest
Fairfax,
 Virginia
 22030
Robert                                   *             *              *            *
 Fratarcangelo..
10842 Oak
 Crest
Fairfax,
 Virginia
 22030

All executive
 officers and
 directors as
 a group (10
 persons).....                     2,229,428       106,877               0
All executive
 officers and
 directors as
 a group (10
 persons).....                         10.5%         17.8%            *           8.9%

Principal Stockholders Other
 Than Executive Officers
 and Directors
Rudolf                               487,510        26,786               0
 Strobl.......
Gleiwitzerstrasse
 15
81929 Munich,
 Germany
Principal Stockholders Other
 Than Executive Officers
 and Directors
Rudolf                                  2.3%          4.4%            *           1.9%
 Strobl.......
Gleiwitzerstrasse
 15
81929 Munich,
 Germany

Holger Timm...                     3,766,446(/4/)  393,750(/5/)  2,580,000(/6/)
Trabner
 Strasse 12
14193 Berlin,
 Germany
Holger Timm...                         17.8%         65.6%         100.0%        25.4%(/8/)
Trabner
 Strasse 12
14193 Berlin,
 Germany

Cybermind                          2,697,396       300,000       2,580,000
 Interactive
 Europe.......
Am Borsigturm
 48
13507 Berlin,
 Germany
Cybermind                              12.7%         50.0%         100.0%        21.0%
 Interactive
 Europe.......
Am Borsigturm
 48
13507 Berlin,
 Germany

--------
 *Indicates less than 1% beneficial ownership
(1) Includes 337,434 shares of common stock and 18,816 shares of Series A Non-voting Preferred Stock held by Mr. Eder's spouse. She has sole investment and sole voting power over all shares held by her, and Mr. Eder disclaims beneficial ownership of any of the shares held by her. Includes 172,800 shares of common stock and 7,200 shares of Series A Preferred Stock subject to an agreement between Andreas Eder and Dave Morton, an employee of the Company, by which Mr. Morton has the option to acquire, (a) 25% of the total number of shares starting on January 1, 1999, (b) 25% of the total number of shares starting on January 1, 2000 and ending June 30, 2000, and
    (c) 50% of the total number of shares starting on January 1, 2001, and ending June 30, 2001 and (B) 100,800 shares of common stock and 4,200 shares of Series A Preferred Stock subject to an agreement between Andreas Eder and Todd Ferguson, an employee of the Company or its subsidiary, by which Mr. Ferguson has the option to acquire such shares at the same price and under terms as for Mr. Morton. Includes options to purchase 33,333 shares of common stock under the Company's Incentive Plan which become exercisable on December 28, 1999. Does not include options to purchase 67,667 shares of common stock under the Company's Incentive Plan, which become exercisable on December 28, 2000 and 2001.
(2) Includes options to purchase 33,333 shares of common stock under the Company's Incentive Plan which become exercisable on December 28, 1999. Does not include options to purchase 66,337 shares of common stock under the Company's Incentive Plan which become exercisable on December 28, 2000 and 2001.
(3) Includes 1,261 shares of common stock held by Dr. Besner's spouse who has sole voting and investment power with respect to such shares. Dr. Besner disclaims beneficial ownership of any of the shares held by her.

(4) Mr. Timm can be deemed to control Cybermind as a result of his position as Chief Executive Officer and Head of the Managing Board and principal shareholder. Includes 2,697,396 shares of common stock held by Cybermind after the conversion of the Series B Preferred. Does not include an aggregate of 673,200 shares of common stock sold by Mr. Timm to Alessandro Giacalone, Christian Moosmann, Frank Lutze and Hans Bergbreiter pursuant to stock purchase agreements dated April 8, 1997 (the "April 8 Stock Purchase Agreements"). Also, does not include an aggregate of 36,000 shares of Series A Preferred Stock sold by Mr. Timm to the same individuals pursuant to the April 8 Stock Purchase Agreements. Each of the April 8 Stock Purchase Agreements involved an employee purchaser and provides that, subject to certain conditions, the securities sold shall revert to Mr. Timm if the purchaser's employment terminates for any reason except termination without cause by us or one of our subsidiaries, or if we or one of our subsidiaries breaches our employment agreement with such buyer. If such shares were included as beneficially owned by Mr. Timm for purposes of this chart, he would be deemed to hold 21% of the common stock of Cybernet (28% of Voting Distribution).
(5) Includes 300,000 shares of Series A Non-Voting Preferred Stock held by Mr. Timm indirectly through Cybermind. For an explanation of Mr. Timm's relationship to Cybermind, see Footnote 4 above.
(6) Reflects shares of Series B Voting Preferred Stock held by Mr. Timm indirectly through Cybermind. For an explanation of Mr. Timm's relationship to Cybermind, see Footnote 4 above.
(7) Assuming conversion of the remaining Series A Non-Voting Preferred Stock, Mr. Timm would control approximately 26.3% of the voting securities of Cybernet.

                      DESCRIPTION OF MATERIAL INDEBTEDNESS

Senior Notes

  On July 8, 1999, we issued 150,000 units consisting of $150,000,000 in aggregate principal amount of the Senior Notes, and Warrants to purchase an aggregate of 4,534,661 shares of common stock. The number of shares of Common Stock for which a Warrant is exercisable and its exercise price are both subject to adjustment upon the occurrence of certain events as described in the agreement pursuant to which the Warrants were issued. The Warrants expire on July 1, 2009.

  Interest on the Senior Notes is payable semi-annually on July 1 and January 1 of each year, beginning January 1, 2000. In connection with that offering, the Company purchased, pledged and placed in escrow U.S. government securities in an amount sufficient to fund the first six interest payments on the Senior Notes (through the interest payment date on July 1, 2002). The Senior Notes are redeemable at the Company's option, in whole or in part, at any time on or after July 1, 2004, at 110% of their principal amount, plus accrued interest, declining to 100% of their principal amount, plus accrued interest on or after July 1, 2007. The Senior Notes may also be redeemed at the option of the Company, in whole but not in part, at any time at a redemption price equal to the aggregate principal amount thereof, on the date fixed by the Company for redemption, and all additional amounts, if any, then due and which will become due as a result of the redemption or otherwise, in the event of changes affecting certain German taxes or as a result of any change in the application of certain German tax laws or regulations that require the Company to pay additional amounts that the Company determines cannot be avoided by taking reasonable steps. The Senior Notes rank equal in right of payment to all other senior indebtedness of the Company and are senior in right of payment to the Notes and any future subordinated indebtedness of the Company.



Discount Notes

  On August 26, 1999, we sold $50,002,183 in aggregate initial accreted value of our 13.0% Convertible Senior Subordinated Discount Notes due 2009. Each Discount Note was sold at an initial accreted value of $534.78, a substantial discount from its principal amount at maturity of $1,000. There will not be any accrual of cash interest on the Discount Notes prior to August 15, 2004 or payment of cash interest prior to February 15, 2005. Holders of the Discount Notes may convert the Discount Notes at their option into our common stock at any time after August 26, 2000. The number of shares of our common stock issuable upon conversion of the Discount Notes is equal to the accreted value of the Discount Notes being converted on the date of conversion divided by $25.00, subject to adjustment under certain events. If the market price of our common stock exceeds certain prices at any time after August 26, 2000, the Discount Notes will automatically convert into shares of our common stock at the same conversion ratio.

PIK Notes

  On August 26, 1999, we sold (Euro)25 million aggregate principal amount of our 13.0% Convertible Senior Subordinated Pay-In-Kind Notes due 2009. We will pay interest on the PIK Notes in the form of additional notes issued under the pay-in-kind feature through August 15, 2004. From that date to maturity interest will accrue and will be paid in cash. Holders of the PIK Notes and any additional notes issued under the pay-in-kind feature may convert both types of notes at their option into our common stock at any time after August 26, 2000. The number of shares of our common stock issuable upon conversion of these notes is equal to the principal value of the notes being converted divided by $25.00, subject to adjustment under certain circumstances.

Restrictive Covenants Applicable the Senior Notes, Discount Notes and PIK Notes

  Each of the indentures relating to the Senior Notes, the Discount Notes and the PIK Notes contains covenants applicable to the Company and certain of its subsidiaries, including limitations and requirements with respect to indebtedness, restricted payments, dividends and other payments affecting restricted subsidiaries, the issuance and sale of capital stock of restricted subsidiaries, transactions with stockholders and affiliates, liens, asset sales, issuances of guarantees of indebtedness by restricted subsidiaries, sale-leaseback transactions, consolidations and mergers and provision of financial statements and reports. Each of the indentures also requires the Company to commence and consummate an offer to purchase the Senior Notes, the Discount Notes and the PIK Notes, as the case may be, for 101% of their principal amount or accreted value, as applicable, upon events constituting or which may constitute a Change of Control of the Company. In addition, under certain circumstances, the Company is required by each of the indentures to offer to purchase the Senior Notes, the Discount Notes and the PIK Notes, as the case may be, with the proceeds of certain sales of assets. Each of the indentures also provides for events of default which, if any of them occurs, would permit or require the principal of, premium, if any, interest and any other monetary obligations on the Senior Notes, the Discount Notes and the PIK Notes, as the case may be, to become or to be declared to be immediately due and payable. Holders of Senior Notes, the Discount Notes and the PIK Notes, as the case may be, may under certain circumstances be entitled to receive additional payments in respect of taxes and similar charges in respect of payments on the Senior Notes, the Discount Notes or the PIK Notes, as applicable. The terms of such covenants, such required offers to purchase, such events of default and their consequences and such additional payments, as well as related definitions, are set forth in the respective indentures, which are filed as exhibits to the registration statement which includes this prospectus.

                          DESCRIPTION OF CAPITAL STOCK

  The following description of the capital stock of the Company and certain provisions of the Company's Certificate of Incorporation and By-laws is a summary and is qualified in its entirety by the provisions of the Certificate of Incorporation and By-laws.

  The Company has authorized capital of 100,000,000 shares, consisting of 50,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), and 50,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"). The Company has also issued 150,000 units as part of the Private Unit Offering which include Warrants to purchase an aggregate of 4,534,661 shares of Common Stock of the Company.

Common Stock

  As of November 10, 1999, there were 21,164,681 shares of Common Stock outstanding. All issued shares of Common Stock are fully paid and non-assessable.

  The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. In the event of the liquidation or dissolution of the Company, subject to the rights of the holders of Preferred Stock, the holders of Common Stock are entitled to share pro rata in any balance of corporate assets available for distribution after payment of all creditors. Holders of Common Stock have no preemptive rights or rights to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and all shares of Common Stock to be outstanding upon completion of the Offering will be, fully paid and non-assessable. The rights of holders of Common Stock are subject to, and may be adversely affected by, the rights of any series of Preferred Stock which the Company may issue in the future. The Company may pay dividends if, when, and as declared by the Board of Directors from funds legally available therefore, subject to the dividend provisions of any outstanding shares of Preferred Stock and restrictions that may be set forth in the Company's debt instruments and the Notes. For a description of provisions in our Certificate of Incorporation and bylaws that would have the effect of delaying, deferring or preventing a change in control of the Company, please see "Anti-Takeover Provisions" appearing elsewhere in this prospectus.

Preferred Stock

  As of November 10, 1999 there were 4,793,440 shares of Preferred Stock outstanding, of which 923,440 shares were issued and outstanding as Series A Preferred Stock (the "Series A Preferred Stock") and held of record by 15 stockholders, and 3,870,000 shares were issued and outstanding as Series B Preferred Stock (the "Series B Preferred Stock") and held of record by one stockholder. The Company has also authorized the issuance of 1,500,000 shares of Series C Preferred Stock which are not currently outstanding.

Series A Preferred Stock

  Dividends. The holders of the Series A Preferred Stock are entitled to receive out of the surplus or net profits of the Company legally available for the dividends, whether or not declared, dividends at a rate equal to $0.01 per share per annum, and no more, before any dividends are paid or set apart for payment upon any other series of preferred stock of the Company, other than Series B Preferred Stock and Series C Preferred Stock, if any, or on the Common Stock of the Company. The dividend on the Series A Preferred Stock will be paid for each fiscal year within five months of the end of each fiscal year, subject to the availability of surplus or net profits.

  The dividends on the Series A Preferred Stock are not cumulative.

  Voting Rights. The holders of the Series A Preferred Stock are not entitled to receive notice of, or to vote on, any matter that is the subject of a vote of the stockholders of the Company, except as otherwise required by the laws of the State of Delaware.

  Redemption and Put. The shares of Series A Preferred Stock may be redeemed by the Company at any time after January 1, 2000, upon ten days prior written notice to the holder thereof of the Company's intention to redeem the Series A Preferred Stock at a redemption price of one share of Common Stock for each share of Series A Preferred Stock, plus payment of any unpaid dividends earned thereon through the date of redemption; provided, that all and not less than all of the shares of Series A Preferred Stock are so redeemed and, provided further, that, if the Company has not redeemed the Series A Preferred Stock by December 31, 2001, a holder of Series A Preferred Stock may at any time, commencing January 1, 2002, require the Company to purchase all of the shares of the Series A Preferred Stock held by him for a purchase price of $3.00 per share, plus any dividends earned but unpaid on such shares.

  Conversion. A holder of Series A Preferred Stock may convert each share held into one share of the Common Stock of the Company upon ten days written notice to the Company; provided, that (1) no conversion was permitted to occur prior to January 1, 1999; (2) no more than 25% of the Series A Preferred Stock held by any holder may be converted prior to January 1, 2000; (3) no more than an additional 25% of the Series A Preferred Stock held by the holder may be converted prior to January 1, 2001; (4) the remainder of the Series A Preferred Stock held by such holder may be converted commencing January 1, 2001; and (5) any conversion may not be for less than all of the Series A Preferred Stock held by the converting shareholder eligible for conversion at the time of the notice.

  Liquidation, Dissolution or Winding Up. Upon the liquidation, dissolution or winding up, whether voluntary or involuntary, of the Company, the holders of the Series A Preferred Stock will be entitled to be paid the sum of $3.00 per share, plus an amount equal to any unpaid dividends, before any amount is paid to the holder of any other series of Preferred Stock, other than the Series B Preferred Stock or the Series C Preferred Stock, if any, or to the Common Stock of the Company.

  Preemptive Rights. The holders of the Series A Preferred Stock have no preemptive right by virtue of their holding the Series A Preferred Stock to subscribe for or purchase any shares of stock or any other securities that may be issued by the Company.

  Variation of Rights. Any amendment to the Certificate of Incorporation of the Company (including any certificates of designation pursuant to a resolution of the Board of Directors) to delete or vary the rights, powers, privileges, preferences, designations, qualifications, limitations, restrictions or conditions attaching to the Series A Preferred Stock must be approved by the affirmative vote of the holders of a majority of the shares of Series A Preferred Stock then outstanding, voting separately as a class.

  Exclusion of Other Rights. Except as may otherwise be required by law and for the equitable rights and remedies that may otherwise be available to the holders of the Series A Preferred Stock, the Series A Preferred Stock do not have any rights, powers, privileges, preferences, designations, qualifications, limitations, restrictions or conditions other than as specifically set forth in the Series A Preferred Stock Certificate of Designation, as the same may be amended and/or restated from time to time.

Series B Preferred Stock

  Dividends. Holders of the Series B Preferred Stock are entitled to receive out of the surplus or net profits of the Company legally available for dividends, whether or not declared, dividends at a rate equal to $0.01 per share per annum, and no more, before any dividends are paid or set apart for payment upon any other series of preferred stock of the Company, if any, or on the Common Stock of the Company. The dividend on the Series B Preferred Stock or Series C Preferred Stock, if any, will be paid for each fiscal year within five months of the end of each fiscal year, subject to the availability of surplus or net profits therefore.

  The dividends on the Series B Preferred Stock are not cumulative.

  Voting Rights. The holders of the Series B Preferred Stock are entitled to receive notice of, and to vote on, any matter that is the subject of a vote of the stockholders of the Company.

  Redemption. The shares of Series B Preferred Stock may be redeemed by the Company at any time after January 1, 2000, upon ten (10) days prior written notice to the holder thereof of the Company's intention to redeem the Series B Preferred Stock at a redemption price of one share of the Common Stock of the Company for each share of Series B Preferred Stock, plus any unpaid dividends earned thereon through the date of redemption; provided, that all and not less than all of the shares of Series B Preferred Stock are so redeemed.

  Conversion. A holder of Series B Preferred Stock may convert each share held into one share of the Common Stock of the Company upon ten days written notice to the Company; provided, that (1) no conversion was permitted to occur prior to January 1, 1999; (2) no more than 25% of the Series B Preferred Stock held by the holder may be converted prior to January 1, 2000; (3) no more than an additional 25% of the Series B Preferred Stock held by the holder may be converted prior to January 1, 2001; (4) the remainder of the Series B Preferred Stock held by the holder may be converted commencing January 1, 2001; and (5) any conversion may not be for less than all of the Series B Preferred Stock held by the converting shareholder eligible for conversion at the time of the notice.

  Liquidation, Dissolution or Winding Up. Upon the liquidation, dissolution or winding up, whether voluntary or involuntary, of the Company, the holders of the Series B Preferred Stock will be entitled to be paid the sum of $3.00 per share, plus an amount equal to any unpaid dividends before any amount is paid to the holder of any other series of Preferred Stock other than the Series C Preferred Stock, if any, or to the Common Stock of the Company.

  Preemptive Rights. The holders of the Series B Preferred Stock have no preemptive right to subscribe for or purchase any shares of stock or any other securities that may be issued by the Company by virtue of their holding the Series B Preferred Stock.

  Variation of Rights. Any amendment to the Certificate of Incorporation of the Company (including any certificates of designation pursuant to a resolution of the Board of Directors) to delete or vary the rights, powers, privileges, preferences, designations, qualifications, limitations, restrictions or conditions attaching to the Series B Preferred Stock must be approved by the affirmative vote of the holders of a majority of the shares of Series B Preferred Stock then outstanding, voting separately as a class.

  Exclusion of Other Rights. Except as may otherwise be required by law and for the equitable rights and remedies that may otherwise be available to the holders of the Series B Preferred Stock, the Series B Preferred Stock do not have any rights, powers, privileges, preferences, designations, qualifications, limitations, restrictions or conditions other than as specifically set forth in the Series B Preferred Stock Certificate of Designation, as the same may be amended and/or restated from time to time.

                            ANTI-TAKEOVER PROVISIONS

General

  Certain provisions of the Delaware General Corporate Law and the Company's Certificate of Incorporation and By-laws could have the effect of delaying, deterring or preventing a future takeover or change in control of the Company, unless such takeover or change in control is approved by the Company's Board of Directors. Such provisions also may render the removal of directors and management more difficult. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of the Company's Common Stock. These provisions of Delaware law and the Company's Certificate of Incorporation and By-laws also may have the effect of discouraging or preventing certain types of transactions involving an actual or threatened change of control of the Company (including unsolicited takeover attempts), even though such a transaction may offer the Company's stockholders the opportunity to sell their stock at a price above the prevailing market price. See "Risk Factors--We are Subject to Certain Anti-Takeover Provisions which May Delay or Prevent a Change of Control."

Certificate Of Incorporation And By-laws

  Certain provisions of the Certificate of Incorporation and By-laws could have the effect of discouraging potential acquisition proposals or delaying or preventing a change of control of the Company. In particular, all stockholder actions must be effected at a duly called annual or special meeting and not by a consent in writing. Except as otherwise required by law and subject to the rights of the holders of any preferred stock, special meetings of stockholders for any purpose thereof approved by a majority of the total number of directors which the Board of Directors of the Company would have if there were no vacancies or by the Chairman of the Board of Directors, and any power of stockholders to call a special meeting is specifically denied. No business other than that stated in the notice may be transacted at any special meeting. Furthermore, the Company's By-laws require advance written notice, which must be received by the Secretary of the Company not less than 30 days nor more than 60 days prior to the meeting, by a stockholder of a proposal or director nomination which such stockholder desires to present at a meeting of stockholders. An affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, is required to amend this provision.

  The Board of Directors is divided into three classes of directors, as nearly equal in number as is reasonably possible, serving staggered terms so that directors' initial terms will expire at the annual meetings of the stockholders in 1999, 2000, and 2001, respectively. At each such succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms are expiring at such meeting shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders following such election. The number of the directors of the Company may be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the total number of directors which the Board of Directors of the Company would have if there were no vacancies (but may not be less than two). An affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, is required to amend this provision.

  The Company believes that a classified board of directors will help to assure the continuity and stability of the Board of Directors and the Company's business strategies and policies, since a majority of the directors at any given time will have had prior experience as directors of the Company. The Company believes that this, in turn, will permit the Board of Directors to more effectively represent the interests of stockholders. With a classified board of directors, at least two annual meetings of stockholders, instead of one, will generally be required to effect a change in the majority of the Board of Directors. As a result, provisions relating to a classified Board of Directors may discourage proxy contests for the election of directors or purchases of a substantial block of the Common Stock, because its provisions could operate to prevent obtaining control of the Board of Directors in a relatively short period of time. The classification provision and the prohibition on stockholder action by written consent could also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company. Under the Delaware General Corporation Law, a director on a classified board may be removed by the stockholders of the corporation only for cause, and the Company's Certificate of Incorporation permits stockholders to remove directors only for cause pursuant to a majority vote of all stockholders entitled to vote. An affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, is required to amend this provision.

  The Company's Certificate of Incorporation does not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in the Board of Directors and, as a result, may have the effect of deterring a hostile takeover or delaying or preventing changes in control or management of the Company.

  The Company's Certificate of Incorporation provides that newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors will be filled by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum and not by the stockholders unless authorized by the Board of Directors at a special meeting of the stockholders. An affirmative vote of the holders of at least 80% Voting Stock, voting together as a single class, is required to amend this provision.

  The Certificate of Incorporation allows the Company to issue up to 50,000,000 shares of undesignated preferred stock with rights senior to those of the Common Stock and that otherwise could adversely affect the interests of holders of Common Stock, of which 4,793,440 shares were issued and outstanding, as of November 10, 1999. The issuance of additional shares of Preferred Stock could further decrease the amount of earnings or assets available for distribution to the holders of Common Stock or could adversely affect the rights and powers, including voting rights, of the holders of Common Stock. In certain circumstances, such issuance could have the effect of decreasing the market price of the Common Stock, as well as having the anti-takeover effect discussed above.

  The Company's Certificate of Incorporation allows the By-laws of the Company to be altered or repealed and new By-laws to be adopted either: (i) at any annual or special meeting of stockholders, by the affirmative vote of a majority of the Voting Stock, provided that in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, repeal or adoption of any By-laws must be contained in the notice of such special meeting; or (ii) by the vote of a majority of the total number of directors which the Board of Directors of the Company would have if there were no vacancies. An affirmative vote of at least 80% of the Voting Stock, voting together as a single class, is required to amend this provision.

  These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control of the Company. These provisions are designed to reduce the vulnerability of the Company to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. Such provisions could have the effect of discouraging others from making tender offers for the Company's shares and may inhibit fluctuations in the market price of the Company's shares that could otherwise result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in the management of the Company. See "Risk Factors--The Company Has Implemented Certain Measures that Make a Takeover More Difficult."

Delaware Takeover Statute

  The Company is subject to Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, prohibits a Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the Voting Stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding Voting Stock that is not owned by the interested stockholder.

  Section 203 defines business combination to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (iii) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding Voting Stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

                            SELLING SECURITYHOLDERS

  The Warrants were issued by the Company in July of 1999 as part of units consisting of Senior Notes and Warrants. The units were originally issued by the Company and sold by the initial purchaser in transactions exempt from registration requirements of the Securities Act to persons reasonably believed by the initial purchaser to be qualified institutional buyers under Rule 144A of the Securities Act and outside the United States to persons other than U.S. persons in reliance upon Regulation S under the Securities Act.

  The Warrants are now exercisable, each for the purchase of 30.2310693 shares of Common Stock at an exercise price of $22.278 per share. From time to time after their exercise, the selling securityholders may offer and sell pursuant to this prospectus any or all of the shares of common stock from the exercise of the Warrants. The term "selling securityholders" includes the holders listed below and the beneficial owners of the offered securities and their transferees, pledgees, donees or other successors.

  The following table sets forth information with respect to the selling securityholders and with respect to the offered securities beneficially owned by each selling securityholder that may be offered pursuant to this prospectus. It is the Conversion Shares which are being registered hereby. Percentages use a denominator which includes all shares currently issued and all shares underlying the Warrants. A total of 150,000 Warrants are outstanding.

                                                                  Total
                                                                 Common
                                                        Other     Stock
                                             Conversion Common    upon
Selling Securityholder              Warrants   Shares   Stock  Conversion
----------------------              -------- ---------- ------ -----------
Aim High Yield Fund................  23,000   695,315     --   695,315 2.7%(1)
Aim High Yield Fund II.............   1,000    30,231   5,000   35,231  *
CNA Income Shares, Inc. ...........     500    15,116     --    15,116  *
Lutheran Brotherhood High Yield
 Fund..............................   2,500    75,578     --    75,578  *
Lutheran Brotherhood Series Fund
 Inc., High Yield Portfolio........   5,250   158,713     --   158,713  *

--------
(1) AIM High Yield Fund ("AIM") also hold Discount Notes convertible into 450,000 shares. If all such securities were converted, AIM would hold 3.66% of the Company's Common Stock. AIM and Aim High Yield Fund II are affiliates.
 * Less than 1%.

  Except as shown above, none of the selling securityholders has, or within the past three years has had, any position, office or other material relationship with the Company or any of its predecessors or affiliates. Because the selling securityholders may, pursuant to this prospectus, offer all or some portion of the offered securities, no estimate can be given as to the amount of the offered securities that will be held by the selling securityholders upon termination of any such sales. In addition, the selling securityholders identified above may have sold, transferred or otherwise disposed of all or a portion of their offered securities since the date on which they provided the information regarding their offered securities, in transactions exempt from the registration requirements of the Securities Act, including transactions pursuant to Rules 144 and 144A and Regulation S under the Securities Act.

                              PLAN OF DISTRIBUTION

  The Notes and the shares of common stock may be sold from time to time by the selling securityholders after the date of this prospectus. We have agreed, among other things, to bear all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the Notes and shares of common stock covered by this prospectus.

  We will not receive any of the proceeds from the sale of the Notes or the shares by the selling securityholders. The Notes and shares may be sold from time to time:

  .  directly by any selling securityholder to one or more purchasers,

  .  to or through underwriters, brokers or dealers,

  .  through agents on a best-efforts basis or otherwise, or

  .  through a combination of such methods of sale.

  If Notes or shares are sold through underwriters, brokers or dealers, the selling securityholder will be responsible for underwriting discounts or commissions or agents' commissions.

  The Notes or shares may be sold:

  . in one or more transactions at a fixed price or prices, which may be changed,

  . at prevailing market prices at the time of sale or at prices related to such prevailing prices,

  .  at varying prices determined at the time of sale, or

  .  at negotiated prices.

  Such sales may be effected in transactions (which may involve crosses or block transactions):

  . on any national securities exchange or quotation service on which the Notes or shares may be listed or quoted at the time of sale,

  .  in the over-the-counter market,

  . in transactions otherwise than on such exchanges or services or in the over-the-counter market, or

  .  through the writing of options.

  At the time a particular offer of Notes or shares is made, a prospectus supplement, if required will be distributed which will set forth the aggregate amount and type of securities being offered and the terms of the offering, including the name or names of any underwriters broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers.

  To comply with the securities laws of certain jurisdictions, if applicable, the offered securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the offered securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

  The selling securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which may limit the timing of the purchases and sales of any of the offered securities by the selling securityholders. The foregoing may affect the marketability of the securities.

  The selling securityholders and any brokers, dealers, agents or underwriters that participate with the selling securityholders in the distribution of the Notes or the shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any commissions received by such brokers, dealers, agents or underwriters and any profits realized by the selling securityholders on the resales of the Notes or the shares may be deemed to be underwriting commissions or discounts under the Securities Act.

  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144, Rule 144A, Regulation S or any other available exemption from registration under the Securities Act may be sold under Rule 144, Rule 144A, Regulation S or such other available exemption rather than pursuant to this prospectus. There is no assurance that any selling securityholder will sell any or all of the Notes or shares, and any selling securityholder may transfer, devise or gift such securities by other means not described herein.

  We have agreed to indemnify and hold the initial purchaser of the Notes harmless against certain liabilities under the Securities Act. The registration rights agreements for the Notes provide for Cybernet and the selling securityholders to indemnify each other against certain liabilities arising under the Securities Act.

                                 LEGAL MATTERS

  Certain legal matters with respect to the common stock will be passed upon for Cybernet by Powell, Goldstein, Frazer & Murphy LLP, Washington, D.C. Certain matters of German law with respect to the common stock will be passed upon for Cybernet by Besner Kreifels Weber, Munich, Germany.

                            INDEPENDENT ACCOUNTANTS

  Our consolidated financial statements at December 31, 1998, 1997 and 1996, and for each of the years then ended and the financial statements of Open:Net at December 31, 1997 and for the year then ended appearing elsewhere in this prospectus have been audited by Schitag Ernst & Young, AG, independent accountants.

  The financial statements of Vianet at December 31, 1997 and 1998, and for each of the three years in the period ended December 31, 1998 appearing in this prospectus have been audited by Ernst & Young, Wirtschaftsprufungs-Und, Steuerberatungsgesellschaft MBH, independent accountants.

  The financial statements of Flashnet at December 31, 1998 and for the year then ended appearing in this prospectus have been audited by Grant Thornton S.p.A., independent accountants.

                             AVAILABLE INFORMATION

  We have filed with the Commission a Registration Statement on Form S-1 under the Securities Act of 1933 with respect to the shares of common stock issuable upon exercise of the Warrants. This prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to our Company and the common stock, reference is made to the Registration Statement. Statements contained in this prospectus as to the contents of certain documents are not necessarily complete, and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement, and each such statement is qualified in its entirety by such reference.

  Cybernet is subject to the informational requirements of the Exchange Act. In accordance with those requirements, Cybernet is required to file reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed with the Commission may be inspected without charge and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2551 and Room 1300, 7 World Trade Center, New York, New York 10048. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. In addition, such reports, proxy statements and other information can be inspected on the Commission's website at http://www.sec.gov. In addition, Cybernet intends to furnish its stockholders with annual reports containing financial statements audited by its independent certified public accountants.

  If and so long as the shares are listed on or admitted for trading on an internationally recognized stock exchange and the rules of such exchange shall so require, copies of the information described above will also be available in such places and for such times as the rules of such stock exchange may require.

                               GLOSSARY OF TERMS

 Set forth below are definitions of some of the terms used in this prospectus.

Backbone.....................  A centralized high-speed network that interconnects smaller, independent networks.

Bandwidth....................  A measure of the amount of information which can move through a communications medium in a given amount of time; the capacity of a telecommunications circuit/network to carry voice, data and video information. Typically measured in kb/s and Mb/s.

Caching......................  Temporary storage or replication of Web server content at one or more locations throughout the Internet to provide a quicker response to a local browser request.

CGI..........................  Custom Gateway Interface.

Co-Location..................  Housing of a server owned and maintained by another.

DS-3 or T-3..................  A data communications circuit capable of transmitting data at 45 Mb/s. Equivalent to 28 T-1's of data capacity. Currently used only by business/institutions and carriers for high-end applications.

E-1..........................  The European counterpart to T1 which transmits at 2.0448 Mb/s.

Electronic mail or e-mail....  An application that allows a user to send or receive text messages to or from any other user with an Internet address, commonly termed an e-mail address.

Ethernet.....................  A common method of networking computers in a
                               LAN. Ethernet will handle about 10 Mb/s and can be used with almost any kind of computer.

Extranet.....................  A company Website that is made available to external customers or organizations for
                               electronic commerce.

FDDI.........................  Fiber Distributed Data Interface. A standard for transmitting data on fiber-optic cables at a rate of 100 Mb/s.

Firewall.....................  A gateway between two networks that buffers and screens all information and prevents
                               unauthorized traffic from passing between such networks.

Frame relay..................  A communications standard that is optimized for efficient switching of variable-length data packets.

Host.........................  A computer with direct access to the Internet.

Internet.....................  A global collection of interconnected computer networks which use a specific communications protocol.

Intranet.....................  A TCP/IP based network and Website which is securely isolated from the Internet and serves the internal needs of a company or institution.

IP or Internet Protocol......  Network protocols that allow computers with different architectures and operating systems software to communicate with other computers on the Internet.

ISDN or Integrated Services
Digital Network..............  An information transfer standard for transmitting digital voice and data over telephone lines at speeds up to 128 Kb/s

ISPs or Internet Service
Providers....................  Companies formed to provide access to the
                               Internet to consumer and business customers via local networks.

Kbps or Kilobits per
second.......................  A transmission rate. One kilobit equals 1,024 bits of information.

LAN or Local Area Network....  A data communications network designed to interconnect personal computers, workstations, minicomputers, file servers and other communications and computing devices within a localized environment.

Leased Lines.................  Telecommunications lines dedicated to a particular customer along predetermined routes.

Mbps or Megabits per
second.......................  A transmission rate. One megabit equals 1,024 kilobits.


MMDS.........................  Microwave Multipoint Distribution Service.

Modem........................  A device for transmitting digital information over an analog telephone line.

Network......................  A collection of distributed computers which share data and information through inter-connected lines of communication.

NOC or Network Operations
Center.......................  Facility where we monitor and manage our network.

Peering......................  The commercial practice under which nationwide
                               ISPs exchange each other's traffic, in most cases without the payment of settlement charges.

POPs or Points-of-Presence...  An interlinked group of modems, routers and other computer equipment, located in a
                               particular city or metropolitan area, that allows a nearby subscriber to access the Internet through a local telephone call or by using a short-distance permanent data circuit.

Protocol.....................  A formal description of message formats and the rules two or more machines must follow in order to communicate.

Router.......................  A device that receives and transmits data packets between segments in a network or different networks.

Server.......................  Software that allows a computer to offer a service to another computer. Other computers contact the server program by means of matching client software. The term also refers to the computer on which server software runs.

STM-1.......................   A data communication circuit capable of
                               transmitting data at 155 Mb/s.

VPN or Virtual Private
Network......................  A network capable of providing the tailored services of a private network (i.e., low latency, high throughput, security and customization) while maintaining the benefits of a public network (i.e., ubiquity and economies of scale).

WAN or Wide Area Network.....  A data communications network designed to interconnect personal computers, workstations, mini computers, file servers and other communications and computing devices across a broad geographic region.

Web or World Wide Web........  A network of computer servers that uses a special communications protocol to link
                               different servers throughout the Internet and permits communication of graphics, video and sound.

Web-hosting/housing..........  A service in which websites are housed on third party computers and maintained online using the Internet.

Websites or Webpages.........  A site located on the Web, written in the HTML or SGML language.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
CYBERNET INTERNET SERVICES INTERNATIONAL, INC.
  Independent Auditors' Report............................................  F-2
  Consolidated Balance Sheets December 31, 1998, 1997 and 1996............  F-3
  Consolidated Statements of Loss and Comprehensive Loss years ended
   December 31, 1998, 1997 and 1996.......................................  F-4
  Consolidated Statements of Cash Flows years ended December 31, 1998,
   1997 and 1996..........................................................  F-5
  Consolidated Statements of Shareholders' Equity years ended December 31,
   1996, 1997 and 1998....................................................  F-6
  Notes to the Consolidated Financial Statements..........................  F-7
  Consolidated Balance Sheets December 31, 1998 and September 30, 1999
   (unaudited)............................................................ F-21
  Consolidated Statements of Loss and Comprehensive Loss nine months ended
   September 30, 1998 and 1999 (unaudited)................................ F-22
  Consolidated Statements of Cash Flows nine months ended September 30,
   1998 and 1999 (unaudited).............................................. F-23
  Notes to the Consolidated Unaudited Interim Financial Statements
   (unaudited)............................................................ F-24
VIANET TELEKOMMUNIKATIONS AG
  Independent Auditors' Report............................................ F-28
  Balance Sheets December 31, 1998, 1997 and 1996......................... F-29
  Statements of Operations and Retained Earnings years ended December 31,
   1998, 1997 and 1996.................................................... F-30
  Statements of Cash Flows years ended December 31, 1998, 1997 and 1996... F-31
  Notes to the Financial Statements....................................... F-32
OPEN:NET NETZWERKDIENSTE GMBH
  Independent Auditors' Report............................................ F-37
  Balance Sheet as of December 31, 1997................................... F-38
  Profit and Loss Statements year ended December 31, 1997 and eight months ended August 31, 1998 (unaudited)...................................... F-39
  Notes to the Financial Statements....................................... F-40
FLASHNET S.P.A.
  Independent Auditors' Report............................................ F-43
  Balance Sheet December 31, 1998......................................... F-44
  Statement of Loss for the year ended December 31, 1998.................. F-45
  Statement of Stockholders' Deficit year ended December 31, 1998......... F-46
  Statement of Cash Flows year ended December 31, 1998.................... F-47
  Notes to the Financial Statements....................................... F-48
  Balance Sheets March 31, 1999 and 1998 (unaudited)...................... F-55
  Statements of Loss three months ended March 31, 1999 and 1998
   (unaudited)............................................................ F-56
  Statements of Stockholders' Deficit three months ended March 31, 1999 and 1998 (unaudited)................................................... F-57
  Statements of Cash Flows three months ended March 31, 1999 and 1998
   (unaudited)............................................................ F-58
  Notes to the Financial Statements (unaudited)........................... F-59

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders
Cybernet Internet Services International, Inc.:

  We have audited the accompanying consolidated balance sheets of Cybernet Internet Services International, Inc. and its subsidiaries ("the Company") as of December 31, 1998, 1997 and 1996, and the related consolidated statements of loss and comprehensive loss, cash flows and changes in shareholders' equity for each of the three years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 1998, 1997 and 1996, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Schitag Ernst & Young
Deutsche Allgemeine Treuhand AG
Munich, Germany
March 12, 1999

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                     December 31,
                                          ------------------------------------
                                             1996        1997         1998
                                          ----------  -----------  -----------
                 ASSETS
Cash and cash equivalents................ $   27,889  $ 2,238,909  $42,875,877
Short-term investments (Note 4)..........    453,698      817,913      112,503
Accounts receivable -- trade, net of
 allowance for doubtful accounts of
 $15,164, $33,417 and $361,393 at
 December 31, 1996, 1997 and 1998,
 respectively............................    183,513    1,130,981    3,248,754
Other receivables........................     84,675      285,432    1,793,153
Prepaid expenses and other assets........     10,607       59,906      423,114
                                          ----------  -----------  -----------
    Total current assets.................    760,382    4,533,141   48,453,401
Property and equipment, net (Note 5).....    630,760    2,284,793    7,970,300
Product development costs, net...........    426,996    2,818,069    5,742,793
Goodwill, net............................        --     1,322,566    6,504,576
Deferred income taxes (Note 12)..........    392,977    1,652,809    8,166,171
Other assets.............................        --         5,679    2,607,488
                                          ----------  -----------  -----------
    Total Assets......................... $2,211,115  $12,617,057  $79,444,729
                                          ==========  ===========  ===========
   LIABILITIES AND SHAREHOLDERS EQUITY
LIABILITIES
  Overdrafts and short-term borrowings
   (Note 8).............................. $   71,881  $   413,625  $   287,097
  Trade accounts payable.................    226,379    1,373,901    3,346,372
  Other accrued liabilities..............     40,953      480,228    1,072,877
  Deferred purchase obligations (Note
   3)....................................        --       980,693    4,482,967
  Current portion long term debt and
   capital lease obligations.............        --           --       924,670
  Accrued personnel costs................     81,816      393,667      588,767
                                          ----------  -----------  -----------
    Total current liabilities............    421,029    3,642,114   10,702,750
  Long-term debt (Note 9)................        --        41,691       66,829
  Capital lease obligations..............        --           --     1,315,737
  Minority interest......................        --        24,937          --
SHAREHOLDERS EQUITY
  Common stock $.001 par value,
   50,000,000 shares authorized,
   5,160,000, 14,681,891 and 18,762,138
   shares issued and outstanding at
   December 31, 1996, 1997 and 1998,
   respectively .........................      5,160       14,682       18,762
  Preferred stock $.001 par value,
   50,000,000 shares authorized,
   6,360,000 7,760,000 and 6,360,000
   issued and outstanding at December 31,
   1996, 1997 and 1998, respectively ....      6,360        7,760        6,360
  Subscription receivable................        --      (735,000)     (19,210)
  Additional paid in capital.............  2,065,899   11,102,257   72,794,936
  Accumulated deficit....................   (287,196)  (1,271,036)  (6,435,676)
  Other comprehensive income (loss)......       (137)    (210,348)     994,241
                                          ----------  -----------  -----------
  Total shareholders equity..............  1,790,086    8,908,315   67,359,413
                                          ----------  -----------  -----------
    Total Liabilities and Shareholders
     Equity.............................. $2,211,115  $12,617,057  $79,444,729
                                          ==========  ===========  ===========

          See accompanying notes to consolidated financial statements

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

             CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

                                             Years ended December 31,
                                        -------------------------------------
                                           1996        1997          1998
                                        ----------  -----------  ------------
Revenue
  Internet Projects.................... $  217,296  $ 1,597,869  $  5,139,110
  Network Services.....................     90,377      716,152     3,494,418
                                        ----------  -----------  ------------
    Total revenues.....................    307,673    2,314,021     8,633,528
Cost of revenues:
  Internet Projects....................    237,037    1,495,234     4,698,557
  Network Services.....................    119,297      865,357     4,067,513
  Depreciation and amortization........      6,786      171,196     1,673,938
                                        ----------  -----------  ------------
    Total cost of revenues.............    363,120    2,531,787    10,440,008
                                        ----------  -----------  ------------
Gross loss.............................    (55,447)    (217,766)   (1,806,480)
General and administrative expenses....    263,175      481,700     1,575,758
Marketing expenses.....................    164,669    1,188,634     3,844,232
Research and development...............    178,994      279,698     2,940,865
Depreciation and amortization..........     21,263      115,899       879,978
                                        ----------  -----------  ------------
    Total operating expenses...........    628,101    2,065,931     9,240,833
                                        ----------  -----------  ------------
Operating loss.........................   (683,548)  (2,283,697)  (11,047,313)
Interest expense.......................      2,079       39,550       197,243
Interest income........................        --           --        154,296
                                        ----------  -----------  ------------
Loss before taxes and minority
 interest..............................   (685,627)  (2,323,247)  (11,090,260)
Income tax benefit.....................    401,849    1,339,407     6,172,645
                                        ----------  -----------  ------------
Net loss before minority interest......   (283,778)    (983,840)   (4,917,615)
Minority interest......................        --           --        144,925
Net loss...............................   (283,778)    (983,840)   (4,772,690)
Other comprehensive loss:
  Foreign currency translation
   adjustments.........................     (5,089)    (210,211)    1,204,589
                                        ----------  -----------  ------------
Comprehensive loss..................... $ (288,867) $(1,194,051) $ (3,568,101)
                                        ==========  ===========  ============
Basic and diluted loss per share....... $     (.12) $      (.12) $       (.30)
                                        ==========  ===========  ============
Number of shares used to compute earn-
 ings per share........................  2,465,782    8,342,297    16,012,653
                                        ==========  ===========  ============


          See accompanying notes to consolidated financial statements

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                               Years ended December 31,
                                           -----------------------------------
                                              1996        1997        1998
                                           ----------  ----------  -----------
Cash Flows from Operating Activities:
 Net loss................................. $ (283,778) $ (983,840) $(4,772,690)
 Adjustments to reconcile net loss to net
  cash provided by operating activities:
  Minority interest.......................        --          --      (144,925)
  Deferred tax credit.....................   (401,849) (1,348,932)  (6,172,645)
  Depreciation and amortization...........     28,049     287,095    2,553,916
  Provision for losses on accounts
   receivable.............................     15,456      33,417      120,862
  Changes in operating assets and
   liabilities:
   Trade accounts receivable..............   (203,112)   (475,300)  (1,295,646)
   Other receivables......................    (69,583)   (136,141)  (1,424,697)
   Prepaid expenses and other current
    assets................................    (10,847)    (32,120)    (310,176)
   Trade accounts payable.................    231,490    (401,835)   1,027,728
   Other accrued expenses and
    liabilities...........................     40,826   1,377,685       16,748
   Accrued personnel costs................     83,663     247,539       66,397
                                           ----------  ----------  -----------
    Total changes in operating assets and
     liabilities..........................     72,437     579,828   (1,919,646)
                                           ----------  ----------  -----------
    Net cash used in operating
     activities...........................   (569,685) (1,432,432) (10,355,128)
Cash Flows from Investing Activities:
 Purchase of short-term investments.......   (727,693) (7,280,037)    (104,654)
 Proceeds from sale of short term
  investments.............................    304,470   6,931,035      810,063
 Purchase of property and equipment.......   (552,104) (1,707,843)  (6,033,959)
 Product development costs................   (557,585) (2,464,312)  (3,865,930)
 Acquisition of businesses, net of cash
  acquired................................        --     (269,316)    (734,154)
                                           ----------  ----------  -----------
    Net cash used in investing
     activities........................... (1,532,912) (4,790,473)  (9,928,634)
Cash Flows from Financing Activities:
 Proceeds from issue of common stock,
  net.....................................  2,012,903   8,070,427   57,577,376
 Repayment of subscription receivable.....        --          --       715,790
 Proceeds from borrowings.................     71,881     700,000    2,092,163
 Repayments of borrowings.................        --     (126,266)    (375,161)
                                           ----------  ----------  -----------
    Net cash provided by financing
     activities...........................  2,084,784   8,644,161   60,010,168
                                           ----------  ----------  -----------
Net (decrease) increase in cash and cash
 equivalents..............................    (17,813)  2,421,256   39,746,406
Cash and cash equivalents at beginning of
 year.....................................     49,143      27,889    2,238,909
Translation adjustments...................     (3,441)   (210,236)     890,562
                                           ----------  ----------  -----------
  Cash and cash equivalents at end of
   year................................... $   27,889  $2,238,909  $42,875,877
                                           ==========  ==========  ===========
Supplemental disclosure of noncash
 investing and financing activities:
Acquisitions (Note 3):
 Fair value of assets acquired............        --   $2,230,146  $ 8,800,013
 Less:
  Cash acquired...........................        --      182,550      129,564
  Deferred purchase obligation............        --          --     4,482,965
  Cash paid...............................        --      451,866      863,718
  Stock issued............................        --    1,051,322    1,677,223
                                           ----------  ----------  -----------
 Liabilities assumed......................        --   $  544,408  $ 1,646,543
                                           ==========  ==========  ===========
  Stock dividend..........................        --          --      (391,950)
Other supplemental cash flow disclosures:
  Cash paid for interest..................     (2,079)    (39,550)    (197,243)
  Cash paid for taxes.....................        --       16,550       11,457

          See accompanying notes to consolidated financial statements

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                     Common Stock     Preferred Stock
                  ------------------ ------------------
                                                                      Additional               Accumulated Other     Total
                                                         Subscription   Paid-In   Accumulated    Comprehensive   Stockholders'
                    Shares   Amounts   Shares    Amount   Receivable    Capital     Deficit      Income (Loss)      Equity
                  ---------- ------- ----------  ------  ------------ ----------- -----------  ----------------- -------------
Balance
 January 1,
 1996............    161,250 $   161  6,360,000  $6,360               $    57,995 $    (3,418)     $   4,952      $    66,050
Issuance of
 shares for
 cash............  4,998,750   4,999                                    2,007,904                                   2,012,903
Net loss.........                                                                    (283,778)                       (283,778)
Currency
 translation
 adjustment......                                                                                     (5,089)          (5,089)
                  ---------- ------- ----------  ------   ---------   ----------- -----------      ---------      -----------
 Balance
  December 31,
  1996...........  5,160,000 $ 5,160  6,360,000  $6,360         --    $ 2,065,899 $  (287,196)     $    (137)     $ 1,790,086
 Issuance of
  shares in
  reverse
  acquisition....  9,521,891   9,522                                      232,331                                     241,853
 Issuance of
  shares for
  cash...........                     1,400,000   1,400    (735,000)    8,804,027                                   8,070,427
 Currency
  translation
  adjustment.....                                                                                   (210,211)        (210,211)
 Net loss........                                                                    (983,840)                       (983,840)
                  ---------- ------- ----------  ------   ---------   ----------- -----------      ---------      -----------
 Balance
  December 31,
  1997........... 14,681,891 $14,682  7,760,000  $7,760   $(735,000)  $11,102,257 $(1,271,036)     $(210,348)     $ 8,908,315
 Conversion of
  preferred
  stock..........  1,400,000   1,400 (1,400,000) (1,400)
 Stock dividend..     21,775      22                                      391,928    (391,950)
 Issuance of
  shares for
  Artwise
  acquisition....     72,620      72                                    1,052,919                                   1,052,991
 Issuance of
  shares for
  cash...........    700,000     700                                   12,599,300                                  12,600,000
 Payment of
  subscription
  receivable.....                                           715,790                                                   715,790
 Issuance of
  shares for
  cash...........  1,800,000   1,800                                   44,975,576                                  44,977,376
 Issuance of
  shares for
  Open:Net
  acquisition....     58,852      59                                    1,677,223                                   1,677,282
 Issuance of
  shares for
  Eclipse
  acquisition....     27,000      27                                      995,733                                     995,760
 Currency
  translation
  adjustment.....                                                                                  1,204,589        1,204,589
 Net loss........                                                                  (4,772,690)                     (4,772,690)
                  ---------- ------- ----------  ------   ---------   ----------- -----------      ---------      -----------
 Balance
  December 31,
  1998........... 18,762,138 $18,762  6,360,000  $6,360   $ (19,210)  $72,794,936 $(6,435,676)     $ 994,241      $67,359,413
                  ========== ======= ==========  ======   =========   =========== ===========      =========      ===========

          See accompanying notes to consolidated financial statements

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

  Cybernet Internet Services International, Inc. ("the Company") (formerly known as New Century Technologies Corporation) was incorporated under the laws of the State of Utah on September 27, 1983. The Company changed its state of incorporation to Delaware in September 1998. Effective September 16, 1997 the Company acquired Cybernet Internet Dienstleistungen AG ("Cybernet AG"), a German stock corporation which offers a variety of Internet related telecommunication and systems integration services to corporate customers. Cybernet AG was founded in December 1995, and commenced significant operations in 1996. The acquisition has been accounted for as a reverse acquisition whereby the Company is considered to be the acquiree even though legally it is the acquiror. Accordingly, the accompanying financial statements present the historical financial statements of Cybernet AG from January 1, 1996, through the acquisition date of September 16, 1997 and the consolidated financial statements of the Company and Cybernet AG since that date. Since the fair value of the net assets of the Company were equal to their net book value on September 16, 1997, the assets and liabilities of the Company remained at their historical cost following the acquisition.

2. Summary of Significant Accounting Policies

 Principles of Consolidation

  The consolidated financial statements include the accounts of all majority-owned subsidiaries of the Company. All significant intercompany investments, accounts, and transactions have been eliminated.

 Foreign Currency

  The assets and liabilities for the Company's international subsidiaries are translated into U.S. dollars using current exchange rates at the balance sheet dates. Statement of operations items are translated at average exchange rates prevailing during the period. The resulting translation adjustments are recorded in the foreign currency translation adjustment account in equity. Foreign currency transaction gains or losses are included in net earnings
(loss).

 Revenue Recognition

  The Company offers Internet telecommunication and systems integration products and network access services. Telecommunication and system integration products consist of the development of customized business solutions, installation of hardware and software and production support. Ongoing network services consist of monthly user fees for network access and related services.

  Revenues from telecommunication and systems integration products are recognized upon completion of the related project and customer acceptance. Revenues from ongoing network access services are recognized when provided to customers.

 Property and Equipment

  Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful life of the asset, which ranges from 4 years (computer equipment and software) to 10 years (leasehold improvements and furniture and fixtures).

 Product Development Costs

  The Company capitalizes costs incurred related to the development of products that will be sold to customers. Costs capitalized include direct labor and related overhead and third party costs related to

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

establishing network systems. All costs in the development process are classified as research and development and expensed as incurred until technological feasibility has been established. Once technological feasibility has been established, which is defined as completion of a working model, such costs are capitalized until the individual products are commercially available. Amortization, which began in 1997, is calculated using the greater of (a) the ratio that current gross revenues for a product bear to the total of current and anticipated future revenues for that product or (b) the straight-line method over four years. The carrying value of product development costs is regularly reviewed by the Company and a loss recognized when the net realizable value falls below the unamortized cost. No such losses have been recognized to date. Accumulated amortization amounted to $75,494 and $1,016,700 at December 31, 1997 and 1998 respectively.

 Advertising Costs

  Advertising costs are expensed as incurred. Advertising expense was $49,906, $226,763 and $609,948 in the years ended December 31, 1996, 1997 and 1998.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Short Term Investments

  In accordance with Statement of Financial Accounting Standard ("SFAS") No. 115 "Accounting for Certain Investments in Debt and Equity Securities" available-for-sale securities are carried at fair value, with unrealized gains and losses reported as a separate component of stockholder's equity.

  Realized gains and losses and declines in value judged to be other than temporary on available-for-sale securities are included in other income. The Company has classified all debt and equity securities as available-for-sale.

 Income Taxes

  The Company accounts for income taxes using the liability method. Under this method, deferred income taxes are recognized for temporary differences between financial statement and income tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance when the Company cannot make the determination that it is more likely than not that some portion or all of the related tax asset will be realized.

 Fair Value of Financial Instruments

  The carrying value of financial instruments such as cash, accounts receivable, short term investments and accounts payable approximate their fair value based on the short-term maturities of these instruments. The carrying value of bank debt approximates fair value based on quoted market prices for the same or similar issues as well as the current rates offered to the Company.
Note 4 contains a detail of short-term investments held by the Company.

  Substantially all of the Company's cash is deposited in a local German bank. Short term investments are comprised of investments in highly liquid mutual funds. Credit risk in connection with accounts receivable is minimized by the diverse nature of the Company's customer base.

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

 Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Goodwill

  Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over 10 years. Accumulated amortization totaled $18,693 and $312,436 at December 31, 1997 and 1998, respectively. The Company assesses the recoverability of goodwill by determining whether the amortization of the related balance over its remaining life can be recovered through reasonably expected undiscounted future cash flows. Management evaluates the amortization period to determine whether later events and circumstances warrant revised estimates of the amortization period.

 Stock Compensation

  The Company accounts for its stock option compensation under Accounting Principles Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company presents all disclosures required by Statement of Financial Accounting Standards No. 123 ("Statement 123") in
Note 11.

 Comprehensive Income

  In 1998, the Company adopted Financial Accounting Standards Board Statement 130 "Reporting Comprehensive Standards" ("Statement 130"), which requires the disclosure of the Company's comprehensive income. Comprehensive income is defined as all changes in shareholders' equity exclusive of transactions with owners such as capital investments and dividends. All prior periods have been restated to conform with the reporting requirements of Statement 130.

 Segment Disclosures

  In 1998, the Company adopted Financial Accounting Standards Board Statement 131 "Disclosures About Segments of an Enterprise and Related Information" ("Statement 131"), which requires disclosures of certain financial information of the Company's business operating segments. All prior periods have been restated to conform with the disclosure requirements of Statement 131.

 Reclassifications

  Certain prior year amounts in the consolidated financial statements have been reclassified to conform to the current year presentation.

3. Business Acquisitions

  On September 16, 1997, the Company acquired all of the outstanding shares of the common stock of Cybernet AG in exchange for the issuance of 5,160,000 shares of common stock of the Company, 1,200,000 shares of Series A preferred stock of the Company and 5,160,000 shares of Series B preferred stock of the

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

Company, such shares representing the outstanding shares of the Company at that date. Generally accepted accounting principles require that the Company be considered the acquired company for financial statement purposes (a reverse acquisition) even though the entity will continue to be called Cybernet Internet Services International, Inc. Therefore, the acquisition has been recorded as a recapitalization of Cybernet AG. The effects of the reverse acquisition have been reflected for all share amounts in the accompanying financial statements. The Company had no operations at the time of the reverse acquisition.

  Effective September 16, 1997, the Company acquired 100% of the outstanding shares of Artwise GmbH ("Artwise"), for a total consideration of DM 1,710,040 ($954,263). DM 475,000 ($265,067) of the purchase price was paid in cash with the remainder settled in exchange for the issuance of 72,620 shares of the common stock of the Company in February, 1998. The shares issued in February 1998, which were recorded as additional goodwill, were partially contingent upon the achievement of certain financial goals by Artwise for the year ended December 31, 1997. The acquisition has been accounted for using the purchase method of accounting and accordingly the accompanying financial statements reflect Artwise's results of operations from September 16, 1997. Goodwill recorded in connection with the acquisition of Artwise, of DM 1,507,493 ($841,188), is being amortized over 10 years.

  Effective December 11, 1997, the Company acquired 66% of the outstanding shares of Eclipse s.r.l. ("Eclipse"), for a total consideration of DM 982,763 ($548,386). DM 334,764 ($186,799) of the purchase price was paid in cash with the remainder to be settled in exchange for the issuance of 27,000 shares of the common stock of the Company in 1999. The acquisition has been accounted for using the purchase method of accounting. Eclipse's results of operations for the period December 11, 1997 through December 31, 1997 are not included in the accompanying financial statements due to immateriality. Eclipse's results of operations for the full year 1998 are included in the results of operations of Cybernet Inc. for the year ended December 31, 1998. Goodwill recorded in connection with the acquisition of Eclipse, of DM 909,418 ($507,459), is being amortized over 10 years.

  Effective August 15, 1998, the Company acquired 100% of the outstanding shares of Open:Net Internet Solutions GmbH ("Open:Net") for a total consideration of DM 4,251,093 ($2,540,091). DM 1,445,000 ($863,718) of the
purchase price was paid in cash with the remainder settled in exchange for the issuance of 58,825 shares of the common stock of the Company. The acquisition has been accounted for using the purchase method of accounting and as such the accompanying financial statements reflect Open:Net's results of operations for the period August 15, 1998 through December 31, 1998. Goodwill recorded in connection with the acquisition of Open:Net, of DM 3,520,178 ($2,298,341) is being amortized over 10 years.

  Effective December 28, 1998, the Company acquired 100% of the outstanding shares of Vianet Telekommunikations AG ("Vianet") for a cash payment of DM 7,500,000 ($4,482,965) and 300,000 shares of the common stock of the Company which is to be issued to the selling shareholders of Vianet in increments of 60,000 shares over five years contingent upon the continued employment of the individuals. The acquisition has been accounted for using the purchase method of accounting. The value of the 300,000 shares will be added to the cost of acquiring the Company when the shares are issued to the selling shareholders. Vianet's results of operations subsequent to December 28, 1998 are not included in the accompanying financial statements due to immateriality. Goodwill recorded in connection with the acquisition of Vianet, amounting to DM 3,449,307 ($2,061,750), is being amortized over 10 years.

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

  The following unaudited pro forma consolidated results of operations for the years ended December 31, 1997 and 1998 assume the acquisitions described above occurred as of January 1, 1997:

                                                       Years ended December
                                                                31,
                                                      ------------------------
                                                         1997         1998
                                                      -----------  -----------
      Revenue........................................ $ 7,467,666  $12,589,528
      Net loss.......................................  (2,065,929)  (6,068,365)
      Basic and diluted loss per share............... $      (.21) $      (.38)

4. Short-Term Investments

  Short-term investments at cost, which represents the cost to purchase the securities, consist of the following:

                                                            December 31,
                                                     --------------------------
                                                       1996     1997     1998
                                                     -------- -------- --------
      BHF Bank Accugeld Fund........................ $453,698 $     -- $112,503
      BHF Bank US Dollar Plus Fund..................      --   802,759      --
      Commerzbank Geld Market Fund..................      --    15,154      --
                                                     -------- -------- --------
                                                     $453,698 $817,913 $112,503
                                                     ======== ======== ========

  At December 31, 1996, 1997 and 1998 the estimated fair value of short-term investments approximated cost. Proceeds from the sale of short-term investments in 1996, 1997 and 1998 were $263,751, $6,931,035, $810,063, respectively. The
Company did not recognize any gains on the sales of short-term investments in 1996, 1997 or 1998.

5. Property and Equipment

  Property and equipment consist of the following:

                                                     December 31,
                                            ---------------------------------
                                              1996       1997        1998
                                            --------  ----------  -----------
      Computer equipment and software...... $444,695  $1,942,485  $ 7,274,601
      Leasehold improvements...............   30,452      75,796      425,786
      Furniture and fixtures...............  201,606     478,504    1,979,873
                                            --------  ----------  -----------
                                             676,753   2,496,785    9,680,260
      Less accumulated depreciation and
       amortization........................  (45,993)   (211,992)  (1,709,960)
                                            --------  ----------  -----------
      Net property and equipment........... $630,760  $2,284,793  $ 7,970,300
                                            ========  ==========  ===========

6. Leases

  The Company leases facilities and equipment under long-term operating leases. Future minimum payments under non-cancellable operating leasing with initial terms of one year or more are as follows:

            Year ending December 31
            1999.............................. $2,105,459
            2000..............................  1,749,784
            2001..............................  1,575,547
            2002..............................    940,702
            2003..............................    635,797
            Thereafter........................  2,167,557
                                               ----------
                                               $9,174,846
                                               ==========

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

  The Company's rental expense under operating leases in the years ended December 31, 1996, 1997 and 1998 totaled approximately $56,508, $176,687 and $1,068,645 respectively.

  The Company has financed the acquisition of certain computer equipment through capital lease agreements with interest rates ranging from 5% to 8%. At December 31, 1998, the gross value of assets under capital leases is $2,580,307 and related accumulated depreciation was $609,520. The Company had no capital lease obligations at December 31, 1996 or 1997. Future minimum lease payments in connection with these leases are as follows:

            Year ending December 31
              1999............................ $  892,984
              2000............................    892,984
              2001............................    176,536
              2002............................    171,871
              2003............................    133,646
                                               ----------
                                               $2,268,021
                                               ==========
            Less: Interest Portion............   (165,273)
                                               ==========
                                               $2,102,748
                                               ==========

7. Commitments

  The Company has entered into long term data and voice communications agreements with several vendors. The agreements enable the Company and its customers to access data networks necessary for the use of its products and services. The minimum payments under these agreements aggregate $1,382,228, $84,806, $84,806, $84,806, $16,139 and $80,693 in 1999, 2000, 2001, 2002, 2003
and thereafter, respectively.

8. Overdrafts and Short-Term Borrowings

  Overdrafts represent temporary overdrafts of bank balances. The overdrafts are not subject to formal agreements with the banks and generally are not subject to interest.

  As of December 31, 1998, the Company had established short-term unsecured overdraft facilities under which the Company and its subsidiaries could borrow up to DM 463,340 ($276,952). The facilities are denominated in Deutsche Mark as to DM 200,000, in Italian Lire as to DM 121,200 and in Austrian Schilling as to DM 142,140. The interest rate fluctuates based on current lending rates and was 8.25% and 9.75% at December 31, 1997 and 1998, respectively. As of December 31, 1998, DM 342,247 ($204,571) of the overdraft facility was used and DM 121,093 ($72,381) was available.

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

9. Long-Term Debt

  Long-term debt consists of the following:

                                                      Years ended December 31,
                                                      ------------------------
                                                         1997         1998
                                                      ------------------------
   Note payable, 5.15% interest, due in monthly
    installments of principal and interest through
    2001............................................. $    41,691 $        --
   Note payable, 3.75% interest, due in quarterly
    installments of principal and interest through
    January 2005.....................................         --        41,626
   Note payable, 6.2% interest, due in monthly
    installments of principal and interest through
    June 1999........................................         --         5,039
   Note payable, 6.6% interest, due in monthly
    installments of principal and interest through
    December 2002....................................         --        39,409
                                                      ----------- ------------
                                                           41,691       86,074
   Less current portion..............................         --       (19,245)
                                                      ----------- ------------
   Long-term portion................................. $    41,691 $     66,829
                                                      =========== ============

10. Shareholders Equity

 Common Stock

  The Company is authorized to issue 50,000,000 shares of Common Stock. Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders. The Common Stock is not redeemable and has no conversion or preemptive rights.

 Preferred Stock

  The Company is authorized to issue 50,000,000 shares of Preferred Stock with relative rights, preferences and limitations determined at the time of issuance. As of December 31, 1998, the Company has issued and outstanding Series A and B Preferred Stock. All of the Company's previously issued Series C Preferred Stock was converted to Common Stock in 1998.

 Series A Preferred Stock

  The holders of the Series A Preferred Stock are entitled to receive dividends at a rate equal to $0.01 per share per annum before any dividends are paid or set apart for payment upon any other series of Preferred Stock of the Company, other than Series B or Series C Preferred Stock, or on the Common Stock of the Company. Commencing with the fiscal year beginning on January 1, 1998, the dividend on the Series A Preferred Stock will be paid for each fiscal year within five months of the end of each fiscal year, subject to the availability of surplus or net profits therefor. The dividends on the Series A Preferred Stock are not cumulative. The holders of the Series A Preferred Stock are not entitled to vote.

  The shares of Series A Preferred Stock may be redeemed by the Company at any time after January 1, 2000, at a redemption price of one share of the Common Stock of the Company for each share of Series A Preferred Stock plus any unpaid dividends earned thereon; provided that all and not less than all of the shares of Series A Preferred Stock are so redeemed and provided further that if the Company has not redeemed the Series A Preferred Stock by December 31, 2001, a holder of Series A Preferred Shares may at any time commencing January 1, 2002, require the Company to purchase all of the shares of the Series A Preferred Stock held by him for a purchase price of $3.00 per share plus any dividends earned but unpaid on such shares.

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

  A holder of Series A Preferred Stock may convert each share held by him into one share of the Common Stock of the Company; provided, however, that (1) no conversion may occur prior to January 1, 1999; (2) no more than 25% of the Series A Preferred Shares held by the holder may be converted prior to January 1, 2000; (3) no more than an additional 25% of the Series A Preferred Shares held by the holder may be converted prior to January 1, 2001; (4) the remainder of the Series A Preferred Shares held by the holder may be converted commencing January 1, 2001; and (5) any conversion may not be for less than all of the Series A Preferred Shares held by the converting shareholder eligible for conversion at the time of the notice.

  Upon the liquidation, dissolution or winding up, whether voluntary or involuntary, of the Company, the holders of the Series A Preferred Stock will be entitled to be paid the sum of $3.00 per share plus an amount equal to any unpaid accrued dividends before any amount is paid to the holder of any other series of Preferred Stock, other than the Series B Preferred Stock or the Series C Preferred Stock, or to the Common Stock of the Company. After payment of these amounts to the holders of the Series A Preferred Stock, the remaining assets of the Company will be distributed to the holders of the Common Stock.

 Series B Preferred Stock

  The holders of the Series B Preferred Stock are entitled to receive dividends at a rate equal to $0.01 per share per annum before any dividends are paid or set apart for payment upon any other series of Preferred Stock of the Company other than the Series C Preferred Stock or on the Common Stock of the Company. Commencing with the fiscal year beginning on January 1, 1998, the dividend on the Series B Preferred Stock will be paid for each fiscal year within five months of the end of each fiscal year, subject to the availability of surplus or net profits therefor. The dividends on the Series B Preferred Stock will not be cumulative. The holders of the Series B Preferred Stock are entitled to one vote per share.

  The shares of Series B Preferred Stock may be redeemed by the Company at any time after January 1, 2000, at a redemption price of one share of the Common Stock of the Company for each share of Series B Preferred Stock plus any unpaid dividends earned thereon through the date of redemption; provided that all and not less than all of the shares of Series B Preferred Stock are so redeemed.

  A holder of Series B Preferred Stock may convert each share held by him into one share of the Common Stock of the Company provided, however, that (1) no conversion may occur prior to January 1, 1999; (2) no more than 25% of the Series B Preferred Shares held by the holder may be converted prior to January 1, 2000; (3) no more than an additional 25% of the Series B Preferred Shares held by the holder may be converted prior to January 1, 2001; (4) the remainder of the Series B Preferred Shares held by the holder may be converted commencing January 1, 2001; and (5) any conversion may not be for less than all of the Series B Preferred Shares held by the converting shareholder eligible for conversion at the time of the notice.

  Upon the liquidation, dissolution or winding up, whether voluntary or involuntary, of the Company, the holders of the Series B Preferred Stock will be entitled to be paid the sum of $3.00 per share plus an amount equal to any unpaid accrued dividends before any amount is paid to the holder of any other series of Preferred Stock other than the Series C Preferred Stock or to the Common Stock of the Company. After payment of these amounts to the holders of the Series B Preferred Stock, the remaining assets of the Company will be distributed to the holders of the Common Stock.

 Series C Preferred Stock

  The holders of the Series C Preferred Stock are entitled to receive dividends at a rate equal to $0.56 per annum, and no more, before any dividends are paid or set apart for payment upon any other series of Preferred Stock or on the Common Stock of the Company. Dividends will begin to accrue on January 1, 1998. Commencing with the fiscal year beginning on January 1, 1998, the dividend on the Series C Preferred Stock

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

will be paid for each fiscal year within five months of the end of each fiscal year, subject to the availability of surplus or net profits therefor. The dividends of the Series C Preferred Stock are cumulative.

  The holders of the Series C Preferred Stock are not entitled to receive notice of or to vote on any matter that is the subject of a vote of the stockholders of the Company, except as otherwise required by the laws of the State of Delaware.

  The shares of Series C Preferred Stock may be redeemed by the Company at any time at a redemption price of 100% of the $7.00 purchase price paid to the Company for such shares plus any unpaid accrued dividends thereon so long as prior to the date of redemption the Company has offered to exchange each share of Series C Preferred Stock for (a) one share of the Company's Common Stock, plus (b) one warrant ("Warrant") to purchase the number of shares of Common Stock equal in the aggregate to one-half the number of shares of Common Stock received in the exchange, which Warrant will be exercisable at any time through the first anniversary of the date of issuance of the Warrant at a purchase price equal to $8.00 per share and a registration statement is in effect registering the issuance of the Common Stock and Warrants.

  A holder of Series C Preferred Stock may convert each share held by him into one share of the Common Stock of the Company anytime after July 31, 1998; provided, however, that any conversion be of all the Series C Preferred Shares held by the shareholder.

  In July 1998, holders of 1,400,000 shares of Series C Preferred Stock (representing the entire amount outstanding) converted their shares into 1,400,000 shares of the Company's Common Stock. Prior to the conversion holders of Series C Preferred Stock received a stock dividend in Common Stock of the Company in lieu of a cash dividend. The stock dividend was valued at the closing price of the Common Stock on the date the dividend was declared.

11. Stock Incentive Plan

  In 1998 the Company adopted a stock incentive plan ("Stock Incentive Plan") which provides for the grant of a variety of stock award instruments to key employees and members of the Board of Directors.

  The Company has reserved 2,000,000 shares of common stock for issuances under the Stock Incentive Plan. During the year ended December 31, 1998, the Company granted 285,000 stock options with an exercise price of $31.96 per share and 400,000 stock options with an exercise price of $32.04 pursuant to the Stock Incentive Plan. All options granted have 10 year terms and vest over three years. All options were still outstanding at December 31, 1998. None of the options outstanding at December 31, 1998 were exercisable.

  The Company has elected to follow APB 25 and related interpretations in accounting for the stock options granted under the Stock Incentive Plan. Under APB 25, as long as the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized. Pro forma information regarding net income and earnings per share is required by Statement 123 as if the Company had accounted for its employee stock options under the fair value method of that statement. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model using a risk-free interest rate of 4.5%, an expected common stock price volatility factor of 0.8, a weighted-average expected life of the options of 5 years, and a expected dividend yield of 0%.

  The fair value of the options granted in 1998 using the Black-Scholes model was $13,320,000. Had the Company determined compensation cost for this plan in accordance with Statement 123, the value of the

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

options granted would have been amortized over the option vesting period. The Company's pro forma loss and pro forma basic and diluted earnings per share for 1998 would have been $4,995,690 and $(.31), respectively.

12. Provision for Income Taxes

  The Company's principal operations are currently located in Germany. Pretax loss for the years ended December 31, 1996, 1997 and 1998 was generated in the following jurisdictions:

                                                      December 31,
                                           ------------------------------------
                                             1996        1997          1998
                                           ---------  -----------  ------------
   Germany................................ $(685,627) $(2,303,448) $(10,655,410)
   Others.................................       --       (19,799)     (434,850)
                                           ---------  -----------  ------------
                                           $(685,627) $(2,323,247) $(11,090,260)
                                           =========  ===========  ============

The components of the provision for income taxes, substantially all of which relates to Germany, are as follows:

                                                      December 31,
                                            -----------------------------------
                                              1996        1997         1998
                                            ---------  -----------  -----------
   Current................................. $     --   $     9,525  $       --
   Deferred................................  (401,849)  (1,348,932)  (6,172,645)
                                            ---------  -----------  -----------
   Income tax benefit...................... $(401,849) $(1,339,407) $(6,172,645)
                                            =========  ===========  ===========

  The Company has net deferred tax assets as of December 31, 1996, 1997 and 1998 as follows:

                                                         December 31,
                                                -------------------------------
                                                  1996      1997       1998
                                                -------- ---------- -----------
   Deferred tax assets
     Net operating losses...................... $692,694 $3,454,606 $11,695,379
                                                -------- ---------- -----------
                                                 692,694  3,454,606  11,695,379
                                                ======== ========== ===========
   Deferred tax liabilities
     Product development costs.................  251,038  1,625,857   3,315,814
     Depreciation and amortization.............   44,195    175,454     212,148
     Other.....................................    4,484        486       1,246
                                                -------- ---------- -----------
                                                 299,717  1,801,797   3,529,208
                                                ======== ========== ===========
   Net deferred tax assets..................... $392,977 $1,652,809 $ 8,166,171
                                                ======== ========== ===========

  As of December 31, 1998, the Company and its subsidiaries had available combined cumulative tax loss carryforwards of approximately $20,230,048 million substantially all of which relates to Germany. Under German tax laws, these loss carryforwards have an indefinite life. The tax loss carryforwards have been generated during the establishment of the Company's operations. Management believes that the Company will generate sufficient future taxable income to realize the entire deferred tax asset and that the realization of the $8,166,171 net deferred tax asset is more likely than not. However, if the Company is unable to generate sufficient taxable income in the future through operating results a valuation allowance will be required to be established through a charge to income.

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

  A reconciliation of income taxes determined using the United States statutory federal income tax rate of 35% to actual income taxes provided is as follows:

                                                   December 31,
                                         -----------------------------------
                                           1996        1997         1998
                                         ---------  -----------  -----------
   Income tax benefit at statutory
    rate................................ $(239,969) $  (813,136) $(3,881,591)
   Higher foreign tax rates.............  (157,694)    (529,793)  (2,528,579)
   Other................................    (4,186)       3,522      237,525
                                         ---------  -----------  -----------
   Income tax benefit................... $(401,849) $(1,339,407) $(6,172,645)
                                         =========  ===========  ===========

13. Earnings Per Share

The following table sets forth the computation of basic and diluted earnings per share:

                                                       December 31,
                                             -----------------------------------
                                                1996        1997        1998
                                             ----------  ----------  -----------
   Numerator:
     Net loss-numerator for basic and
      diluted loss per share...............  $ (283,778) $ (983,840) $(4,772,690)
                                             ==========  ==========  ===========
   Denominator:
     Denominator for basic and diluted loss
      per share -- weighted average shares
      outstanding..........................   2,465,782   8,342,297   16,012,653
                                             ==========  ==========  ===========
   Basic and diluted loss per share........  $     (.12) $     (.12) $      (.30)
                                             ==========  ==========  ===========

  The denominator for diluted earnings per share excludes the convertible preferred stock and stock options because the inclusion of these items would have an anti-dilutive effect. The Company's preferred stock is described in
Note 10 and the Company's stock options are described in Note 11.

14. Related Party Transaction

  On May 30, 1997, a principal shareholder of Cybernet AG advanced Cybernet AG an interest free loan of DM 1.5 million ($837,895) due July 31, 1997. On October 7, 1997, Cybernet AG repaid the loan.

  The Company paid DM 17,250 ($11,345), DM 169,804 ($97,470) and DM 173,013
($98,303) to a law firm for legal services where one of the members of the board of directors is a partner in the years ended December 31, 1996, 1997 and 1998, respectively.

  In November 1998, one of the members of the Board of Directors of Cybernet Inc. and a principal Shareholder advanced an interest free loan to Cybernet Inc. of DM 2.5 million ($1,494,322). The Company repaid the loan in December 1998.

  In December 1998, the Company paid $2,916,000 in underwriting fees in connection with the public sale of equity, to an investment bank in which one of the Company's principal shareholders and a former member of the Company's Board of Directors is a significant shareholder.

15. Segment information

  The Company evaluates performance and allocates resources based on the operating profit of its subsidiaries. The accounting policies of the reportable segments are the same as those described in the Summary of Significant Accounting Policies in Note 2.

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

  The Company operates in one line of business, which is providing international Internet backbone and access services and network business solutions for corporate customers. The Company's reportable segments are divided by country since each country's operations are managed and evaluated separately. The Company does not have any intercompany sales between its subsidiaries.

  Information concerning the Company's geographic locations is summarized as follows:

                                                         December 31,
                                                -------------------------------
                                                  1996      1997       1998
                                                -------- ---------- -----------
   Revenues:
     Germany................................... $307,673 $2,314,021 $ 7,692,555
     US........................................      --         --          --
     Other.....................................      --         --      940,973
                                                -------- ---------- -----------
     Total..................................... $307,673 $2,314,021 $ 8,633,528
                                                ======== ========== ===========
   Cost of revenues:
     Germany................................... $363,120 $2,531,787 $ 9,609,699
     US........................................      --         --          --
     Other.....................................      --         --      830,309
                                                -------- ---------- -----------
     Total..................................... $363,120 $2,531,787 $10,440,008
                                                ======== ========== ===========
   General and Administrative Expenses:
     Germany................................... $263,175 $  481,700 $ 1,341,077
     US........................................      --         --      186,345
     Other.....................................      --         --       48,336
                                                -------- ---------- -----------
     Total..................................... $263,175 $  481,700 $ 1,575,758
                                                ======== ========== ===========
   Marketing Expenses:
     Germany................................... $164,669 $1,188,634 $ 3,708,831
     US........................................      --         --          --
     Other.....................................      --         --      135,401
                                                -------- ---------- -----------
     Total..................................... $164,669 $1,188,634 $ 3,844,232
                                                ======== ========== ===========
   Research and Development:
     Germany................................... $178,994 $  279,698 $ 2,642,140
     US........................................      --         --          --
     Other.....................................      --         --      298,725
                                                -------- ---------- -----------
     Total..................................... $178,994 $  279,698 $ 2,940,865
                                                ======== ========== ===========
   Depreciation and Amortization:
     Germany................................... $ 21,263 $  115,899 $   721,677
     US........................................      --         --      108,976
     Other.....................................      --         --       49,325
                                                -------- ---------- -----------
     Total..................................... $ 21,263 $  115,899 $   879,978
                                                ======== ========== ===========
   Interest Expense:
     Germany................................... $  2,079 $   39,550 $   180,496
     US........................................      --         --        3,006
     Other.....................................      --         --       13,741
                                                -------- ---------- -----------
     Total..................................... $  2,079 $   39,550 $   197,243
                                                ======== ========== ===========

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

                                                     December 31,
                                          -------------------------------------
                                             1996        1997          1998
                                          ----------  -----------  ------------
   Interest Income:
     Germany............................. $      --   $       --   $     30,581
     US..................................        --           --        123,715
     Other...............................        --           --            --
                                          ----------  -----------  ------------
     Total............................... $      --   $       --   $    154,296
                                          ==========  ===========  ============
   Loss before Taxes:
     Germany............................. $ (685,627) $(2,323,247) $(10,480,794)
     US..................................        --           --       (174,612)
     Other...............................        --           --       (434,854)
                                          ----------  -----------  ------------
     Total............................... $ (685,627) $(2,323,247) $(11,090,260)
                                          ==========  ===========  ============
   Income tax benefit:
     Germany............................. $  401,849  $ 1,339,407  $  6,172,645
     US..................................        --           --            --
     Other...............................        --           --            --
                                          ----------  -----------  ------------
     Total............................... $  401,849  $ 1,339,407  $  6,172,645
                                          ==========  ===========  ============
   Total Assets:
     Germany............................. $2,211,115  $12,343,057  $ 28,686,897
     US..................................        --           --     47,688,998
     Austria.............................        --           --      1,556,895
     Other...............................        --       274,000     1,511,939
                                          ----------  -----------  ------------
     Total............................... $2,211,115  $12,617,057  $ 79,444,729
                                          ==========  ===========  ============

  The Company's property, plant and equipment by geographic location and capital expenditures by geographic area are as follows:

                                                           December 31,
                                                  ------------------------------
                                                    1996      1997       1998
                                                  -------- ---------- ----------
   Long lived assets:
     Germany..................................... $630,760 $2,208,781 $6,334,809
     US..........................................      --         --         --
     Austria.....................................      --         --     699,511
     Other.......................................      --      76,012    935,980
                                                  -------- ---------- ----------
     Total....................................... $630,760 $2,284,793 $7,970,300
                                                  ======== ========== ==========

                                                           December 31,
                                                  ------------------------------
                                                    1996      1997       1998
                                                  -------- ---------- ----------
   Capital Expenditures:
     Germany..................................... $552,104 $1,707,843 $5,097,077
     US..........................................      --         --         --
     Other.......................................      --         --     936,882
                                                  -------- ---------- ----------
     Total....................................... $552,104 $1,707,843 $6,033,959
                                                  ======== ========== ==========

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

16. Recent Pronouncements

  In March 1998, the AICPA issued SOP 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". This standard requires that computer software costs meeting the criteria for internal-use software be expensed as incurred in the preliminary project stage and capitalized thereafter. Amounts capitalized are required to be amortized on a straight line basis over the estimated useful life of the software. The standard is effective for fiscal years beginning after December 15, 1998. Earlier application is permitted. The Company does not expect the impact of this new statement on the Company's consolidated balance sheet or results of operations to be material.

  In April 1998, the AICPA issued SOP 98-5 "Reporting on the Costs of Start-Up-Activities". This standard requires costs of start-up-activities and organization costs to be expensed as incurred. The standard is effective for fiscal years beginning after December 15, 1998. Earlier application is encouraged. The Company does not expect the impact of this new statement on the Company's consolidated balance sheet or results of operations to be material.

  In June 1998, the Financial Accounting Standards Board issued SFAS No. 133. "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). This statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement also requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999 and cannot be applied retroactively. The Company does not expect the impact of this new statement on the Company's consolidated balance sheets or results of operations to be material.

17. Subsequent Events

  In February 1999, the Company entered into a stock purchase agreement providing for the purchase of 51% of the outstanding stock of Sunweb Internet Services SIS AG ("Sunweb"), an Internet service provider located in Switzerland, for total consideration CHF 1,477,000 ($1,024,182) and 25,000 shares of common stock of the Company. The Stock Purchase Agreement also contains provisions for put and call options for the sellers and buyers, respectively, for the remaining 49% of the outstanding stock of Sunweb. The purchase price per the agreement for the remaining 49% of the shares is based on a multiple Sunweb's net profit or loss before taxes. The put and call options both expire on December 31, 2001.

  In March 1999, the German government passed new tax legislation which reduced the corporate income tax rate from 45% to 40%. In accordance with accounting principles generally accepted in the United States of America, the Company's deferred tax assets and liabilities related to Germany are calculated using 45%, the rate in effect at December 31, 1998. The impact of remeasuring the deferred tax assets and liabilities using the new rate is required to be recorded in the period the rate is enacted. The impact on net income of the corporate tax rate reduction is estimated to be approximately $522,000 and will be recorded in the first quarter of 1999.

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                    December 31, September 30,
                                                        1998         1999
                                                    ------------ -------------
                                                                  (unaudited)
                                                                 -------------
                                                          (in thousands)
ASSETS
Cash and cash equivalents..........................   $42,876      $140,079
Short-term investments.............................       112            32
Accounts receivable, net of allowance for doubtful
 accounts of $810 and $361 for June 30, 1999 and
 December 31, 1998 respectively....................     3,249         8,854
Other receivables..................................     1,793         2,490
Prepaid expenses and other assets..................       423         1,193
                                                      -------      --------
  Total current assets.............................    48,453       152,648
Property and equipment, net........................     7,970        18,291
Product development costs, net.....................     5,743         4,794
Goodwill, net......................................     6,505        35,633
Deferred income taxes..............................     8,166        21,140
Restricted cash....................................       --         58,377
Other assets.......................................     2,608        11,294
                                                      -------      --------
  TOTAL ASSETS.....................................   $79,445      $302,177
                                                      =======      ========
LIABILITIES AND SHAREHOLDERS EQUITY
LIABILITIES
Overdrafts and short-term borrowings...............   $   287      $     88
Trade accounts payable.............................     3,346        10,165
Other accrued liabilities..........................     1,073         8,583
Deferred purchase obligations......................     4,483             3
Current portion long term debt and capital lease
 obligations.......................................       925         1,552
Accrued personnel costs............................       589         1,258
                                                      -------      --------

Total current liabilities..........................    10,703        21,649
Long-term debt.....................................        67       176,328
Capital lease obligations..........................     1,316         1,175
SHAREHOLDERS EQUITY
Common stock $.001 par value, 50,000,000 shares
 authorized, 20,729,988 shares issued and
 outstanding at June 30, 1999 and 18,762,138 issued
 and outstanding at December 31, 1998..............        19            21
Preferred stock $.001 par value, 50,000,000 shares
 authorized, 4,793,440 shares issued and
 outstanding at June 30, 1999 and 6,360,000 issued
 and outstanding at December 31, 1998..............         6             5
Subscription receivable............................       (19)          --
Additional paid in capital.........................    72,795       131,230
Accumulated deficit................................    (6,436)      (24,338)
Other Comprehensive income (loss)..................       994        (3,893)
                                                      -------      --------
  Total shareholders equity........................    67,359       103,025
                                                      -------      --------
  TOTAL LIABILITIES AND SHAREHOLDERS EQUITY........   $79,445      $302,177
                                                      =======      ========

          See accompanying notes to consolidated financial statements

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

             CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

                                  (unaudited)

                                             Nine months ended September 30,
                                             --------------------------------
                                                  1998             1999
                                             ---------------  ---------------
                                                     (in thousands,
                                                 except per share data)
                                             --------------------------------
Revenue
Internet Projects........................... $         3,118  $         3,452
Network Services............................           2,261           11,292
                                             ---------------  ---------------
  Total revenues............................           5,379           14,744
Cost of revenues:
Internet Projects...........................           1,887            3,238
Network Services............................           2,619           10,702
Depreciation and amortization...............             680            2,374
                                             ---------------  ---------------
  Total cost of revenues....................           5,186           16,314
                                             ---------------  ---------------
Gross margin (loss).........................             193           (1,570)
General and administrative expenses.........           1,241            9,377
Marketing expenses..........................           3,268            7,244
Research and development....................           1,166            3,796
Depreciation and amortization...............             475            2,922
                                             ---------------  ---------------
  Total operating expenses..................           6,150           23,339
Interest expense............................             114            8,294
Interest income.............................              67            2,183
Realized foreign currency translation
 losses.....................................             --              (651)
                                             ---------------  ---------------
Loss before taxes and minority interest.....          (6,004)         (31,671)
Income tax benefit..........................           3,226           13,668
                                             ---------------  ---------------
Net loss before minority interest...........          (2,778)         (18,003)
Minority interest...........................             --               101
Net loss....................................          (2,778)         (17,902)
Other comprehensive loss:
Foreign currency translation adjustments....            (173)          (3,892)
                                             ---------------  ---------------
Comprehensive loss.......................... $        (2,951) $       (21,794)
                                             ---------------  ---------------
Basic and diluted loss per share............ $         (0.18) $         (0.92)
                                             ===============  ===============
Number of shares used to compute earnings
 per share..................................      15,547,621       19,525,557
                                             ===============  ===============


          See accompanying notes to consolidated financial statements

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (unaudited)

                                                           Nine months ended
                                                             September 30,
                                                           ------------------
                                                             1998      1999
                                                           --------  --------
                                                            (in thousands)
                                                           ------------------
Cash Flows from Operating Activities:
Net loss.................................................. $ (2,778) $(17,902)
Adjustments to reconcile net income to net cash provided
 by operations:
 Deferred tax credit......................................   (3,484)  (13,996)
 Depreciation and amortization............................    1,539     5,296
 Provision for losses on accounts receivable..............       30       183
Changes in operating assets and liabilities:
Trade accounts receivable.................................   (1,020)   (2,462)
 Other receivables........................................     (710)     (854)
 Other assets.............................................       --    (9,447)
 Prepaid expenses and other assets........................      (12)     (249)
 Trade accounts payable...................................    2,126     3,544
 Accrued interest expense.................................       --     1,270
 Amortization of Bond discount............................       --     1,360
 Other accrued expenses and liabilities...................    2,262     5,885
 Accrued personnel costs..................................     (186)      726
                                                           --------  --------
  Total changes in operating assets and liabilities.......    2,460      (227)
                                                           --------  --------
 Net cash used in operating activities....................   (2,233)  (26,646)
Cash Flows from Investing Activities:
Proceeds from sale of short term investments..............   (3,140)       71
Purchase of property and equipment........................   (6,725)  (10,724)
Product development costs.................................   (2,758)     (778)
Acquisition of businesses, net of cash acquired...........       --   (22,749)
Payment of deferred purchase obligations..................       --    (4,119)
                                                           --------  --------
 Net cash used in investing activities....................  (12,623)  (38,299)
Cash Flows from Financing Activities:
Proceeds from issue of common stock, net..................   12,629        --
Proceeds from issuance of bonds warrants..................       --    51,199
                                                           --------
Proceeds from issuance of bonds and other borrowings......    3,482   174,063
Restricted Cash...........................................       --   (58,839)
Repayment of borrowings...................................       --      (382)
                                                           --------  --------
 Net cash provided by financing activities................   16,111   166,041
                                                           --------  --------
Net (decrease) increase in cash and cash equivalents......    1,255   101,096
Cash and cash equivalents at beginning of period..........    2,239    42,876
Translation adjustments...................................     (173)   (3,893)
                                                           --------  --------
Cash and cash equivalents at end of period................   $3,321   140,079
                                                           ========  ========
Supplemental disclosure of non-cash investing and
 financing activities:
Acquisitions (Note 5):
 Fair value of assets acquired............................   $2,847    33,922
 Less:
  Cash Acquired...........................................        6        73
  Cash paid...............................................      849    22,850
  Stock issued............................................    1,468     5,249
Liabilities assumed.......................................      524     5,755
                                                           ========  ========

          See accompanying notes to consolidated financial statements

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

            NOTES TO THE CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

1. Basis of Presentation

  The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of financial position and results of operations have been included. Operating results for the nine month period end September 30, 1999 are not necessarily indicative of results to be expected for the year ended December 31, 1999. For further information, refer to the Consolidated Financial Statements and notes thereto included in the Company's annual report of Form 10-K for the year ended December 31, 1998.

2. Earnings Per Share

  The following table sets forth the computation of basic and diluted earnings per share:

                                                          September 30
                                                     ------------------------
                                                        1998         1999
                                                     -----------  -----------
Numerator:
Net loss-numerator for basic and diluted loss per
 share (U.S. dollars in
 thousands)......................................... $    (2,781) $   (17,902)
Denominator:
Denominator for basic and diluted loss per share --
 weighted average shares outstanding................  15,547,621   19,525,557
Basic and diluted loss per share.................... $     (0.18) $     (0.92)

  The denominator for diluted earnings per share excludes the convertible preferred stock and stock options because the inclusion of these items would have an anti-dilutive effect.

3. Segment information

  The Company evaluates performance and allocates resources based on the operating profit of its subsidiaries. The Company operates in one line of business, which is providing international Internet backbone and access services and network business solutions for corporate customers. The Company's reportable segments are divided by country since each country's operations are managed and evaluated separately. The Company does not have any inter-company sales between its subsidiaries. Information concerning the Company's geographic locations is summarized as follows:

                                                                  September 30
                                                                ----------------
                                                                 1998     1999
                                                                ------- --------
                                                                 (in thousands)
                                                                ----------------
Revenues
 Germany....................................................... $ 4,788 $  7,591
 US............................................................     --       --
 Other.........................................................     591    7,153
                                                                ------- --------
 Total......................................................... $ 5,379 $ 14,744
                                                                ======= ========
Cost of Revenues
 Germany....................................................... $ 4,641 $ 11,065
 US............................................................     --       --
 Other.........................................................     545    5,249
                                                                ------- --------
 Total......................................................... $ 5,186 $ 16,314
                                                                ======= ========
General and Admin Exp.
 Germany....................................................... $ 1,030 $  4,909
 US............................................................     128    2,098
 Other.........................................................      83    2,370
                                                                ------- --------
 Total......................................................... $ 1,241 $  9,377
                                                                ======= ========

                                                                 September 30
                                                                --------------
                                                                 1998   1999
                                                                ------ -------
                                                                (in thousands)
                                                                --------------
Marketing Expenses
 Germany....................................................... $3,163 $ 5,525
 US............................................................    --      320
 Other.........................................................    105   1,399
                                                                ------ -------
 Total......................................................... $3,268 $ 7,244
                                                                ====== =======
Research & Development
 Germany....................................................... $  989 $ 3,497
 US............................................................    --      --
 Other.........................................................    177     299
                                                                ------ -------
 Total......................................................... $1,166 $ 3,796
                                                                ====== =======
Depreciation & Amortization
 Germany....................................................... $  456 $ 2,288
 US............................................................    --      329
 Other.........................................................     19     305
                                                                ------ -------
 Total......................................................... $  475 $ 2,922
                                                                ====== =======
Interest Expense
 Germany....................................................... $  103 $    23
 US............................................................    --    8,146
 Other.........................................................     11     125
                                                                ------ -------
 Total......................................................... $  114 $ 8,294
                                                                ====== =======
Interest Income
 Germany....................................................... $   12 $    15
 US............................................................     55   2,168
 Other.........................................................    --      --
                                                                ------ -------
 Total......................................................... $   67 $ 2,183
                                                                ====== =======
Realized foreign currency translation adjustments
 Germany....................................................... $  --  $   --
 US............................................................    --     (651)
 Other.........................................................    --      --
                                                                ------ -------
 Total......................................................... $  --  $  (651)
                                                                ====== =======
Loss before Taxes
 Germany....................................................... $5,582 $19,701
 US............................................................     73   9,376
 Other.........................................................    349   2,594
                                                                ------ -------
 Total......................................................... $6,004 $31,671
                                                                ====== =======
Income Tax Benefit
 Germany....................................................... $3,226 $ 8,792
 US............................................................    --    4,848
 Other.........................................................    --       28
                                                                ------ -------
 Total......................................................... $3,226 $13,668
                                                                ====== =======
Minority Interest
 Germany....................................................... $  --  $   --
 US............................................................    --      --
 Other.........................................................    --      101
                                                                ------ -------
 Total......................................................... $  --  $   101
                                                                ====== =======
Net Loss
 Germany....................................................... $2,356 $10,909
 US............................................................     73   4,528
 Other.........................................................    349   2,465
                                                                ------ -------
 Total......................................................... $2,778 $17,902
                                                                ====== =======

4. Income Taxes

  In March 1999 the German government passed new tax legislation which reduced the corporate income tax rate from 45% to 40%. Accordingly, the Company's deferred tax assets and liabilities related to Germany were re-measured using 40% in the first quarter of 1999. The impact of re-measuring the deferred tax assets and liabilities using the new rate was recorded as a reduction in the income tax benefit of approximately $550,000 for the quarter ended March 31, 1999.

5. Business Acquisitions

  Effective April 13, 1999, the Company acquired 51% of the outstanding shares of Sunweb Internet Services SIS AG ("Sunweb") for a total consideration of DM 2,865,550 ($1,513,201). DM 1,806,957 ($954,193) of the purchase price was paid in cash with the remainder settled in exchange for the issuance of 25,000 shares of the common stock of the Company. The Stock Purchase Agreement also contains provisions for put and call options for the sellers and buyers, respectively, for the remaining 49% of the outstanding stock of Sunweb. The purchase price per the agreement for the remaining 49% of the shares is based on a multiple of Sunweb's net profit or loss before taxes. The put and call options expire on December 31, 2001. The acquisition has been accounted for using the purchase method of accounting and as such the accompanying financial statements reflect Sunweb's results of operations for the period April 13, 1999 through June 30, 1999. Goodwill recorded in connection with the acquisition of Sunweb, amounting to DM 2,674,512 ($1,412,320), is being amortized over 10 years.

  Effective June 25, 1999, the Company acquired 100% of the outstanding shares of Flashnet S.p.A. ("Flashnet") for a total consideration of DM 49,166,828 ($25,963,367). DM 41,464,040 ($21,895,781) of the purchase price was paid in cash with the remainder settled in exchange for the issuance of 301,290 shares of the common stock of the Company. The acquisition has been accounted for using the purchase method of accounting. Flashnet's results of operations subsequent to June 25, 1999 are not included in the accompanying financial statements due to immateriality. Goodwill recorded in connection with the acquisition of Flashnet, amounting to DM 52,544,954 ($27,747,243), is being amortized over 10 years.

  The following unaudited pro forma consolidated results of operations for the nine months ended September 30, 1998 and 1999 assume the acquisitions of Open:Net, Vianet and Flashnet had occurred as of January 1, 1998. The unaudited pro forma consolidated results of operations do not include the results of operations of Sunweb due to the relative insignificance of the amounts involved.

                                             Nine months ended September 30,
                                             ---------------------------------
                                                   1998             1999
                                             ----------------  ---------------
Revenue..................................... $     11,482,224  $    19,051,642
Net loss....................................        7,390,040       19,749,389
Basic and diluted loss per share............ $          (0.43) $         (1.00)

6. Financing

  On July 1, 1999, the Company sold 150,000 units consisting of 14.0% Senior Notes due 2009 and warrants to purchase 4,534,604 shares of Common Stock (the "Units"). The net proceeds (gross proceeds less discounts and commissions) of the Unit offering were approximately $146 million.

  On August 26, 1999, the Company sold $50,002,183 13% Convertible Senior Subordinated Discount Notes due 2009. On August 26, 1999 the Company also sold Euro 25,000,000 ($26,662,168) 13% Convertible Senior Subordinated Pay In Kind Notes due 2009. The net proceeds of these convertible note offerings were approximately $67 million.

7. Subsequent events

  On October 28, 1999, the Company acquired 51% of the outstanding shares of Novento Telecom AG ("Novento") and 51% of Novento's 100% owned subsidiary Multicall Telefonmarketing AG. ("Multicall"). Novento and Multicall are German direct marketing companies for telecommunication services. The Company has paid cash consideration of DM 2,002,000 ($1,091,663) and transferred 39,412 shares of its common stock to the owners of the companies. The Company has an option to acquire the remaining 49% of the shares of both companies.

  On October 29, 1999 the Company acquired the remaining 34% of the outstanding shares of Eclipse S.p.A., an Italian corporation of which the Company already owns 66% of the outstanding shares. The sellers of the shares are the original founders of the Company and are currently the Managers of Finance, Marketing and Operations in the Cybernet Italy organization. The Company has paid a consideration of DM 707,000 ($385,517) and has deposited 136,402 shares of its common stock in a pooling trust from which the shares will be released to the sellers in equal installments over the next three years.

                         REPORT OF INDEPENDENT AUDITORS

To the Shareholder
VIANET Telekommunikations AG

  We have audited the accompanying balance sheets of VIANET Telekommunikations AG as of December 31, 1996, 1997 and 1998 and the related statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VIANET Telekommunikations AG as of December 31, 1996, 1997 and 1998 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

By Ernst & Young
Wirtschaftsprutungs-und
Steuerberatungs gesellschaft mbH

(Gerd Haberfehlner)
(Edith Schmit)
February 12, 1999

                          VIANET TELEKOMMUNIKATIONS AG

                                 BALANCE SHEET

                                                      December 31,
                                             ---------------------------------
                                               1996        1997        1998
                                             ---------  ----------  ----------
                                                  (all amounts in ATS)
                   ASSETS
Current Assets
  Cash and cash equivalents.................   655,174     100,025   1,524,978
  Recoverable taxes and other receivables
   (Note 2).................................   130,747     126,087      45,184
  Trade accounts receivable (Note 3)........ 2,943,991   5,573,461   7,927,150
  Inventories (Note 4)......................   109,099      37,404     111,111
  Prepaid expenses (Note 5).................   135,770     246,373     593,997
                                             ---------  ----------  ----------
    Total current assets.................... 3,974,781   6,083,350  10,202,420
Deposits and Other Assets...................   170,000     241,846     407,300
Fixed Assets (Note 6)
  Leasehold improvements....................   219,220     219,220     383,998
  Office furniture and equipment (Note 15).. 2,745,313   6,470,090  12,079,314
                                             ---------  ----------  ----------
                                             2,964,533   6,689,310  12,463,311
  Accumulated depreciation..................  (669,029) (1,952,565) (3,787,592)
                                             ---------  ----------  ----------
                                             2,295,504   4,736,745   8,675,719
Deferred tax asset (Note 12)................    18,899                   4,739
                                             ---------  ----------  ----------
TOTAL ASSETS................................ 6,459,184  11,061,941  19,290,177
                                             =========  ==========  ==========
    LIABILITIES AND SHAREHOLDERS EQUITY
Current Liabilities
  Accounts payable.......................... 3,103,262   5,911,889   7,075,048
  Current portion of obligations under
   capital leases (Note 15).................                           976,858
  Overdraft (Note 7)........................               634,636     794,768
  Accrued expenses (Note 8).................   938,000   1,906,500   2,120,100
  Corporate tax (Note 12)...................     7,500     139,200
  Other payables............................ 1,069,554   1,015,162   1,744,845
  Deferred income (Note 9)..................   841,983     953,178   4,747,993
                                             ---------  ----------  ----------
    Total Current Liabilities............... 5,960,299  10,560,565  17,459,612
Deferred tax liability (Note 12)............                26,024
Obligations under capital lease (Note 15)...                         1,944,448
Accrued employee benefits (Note 10).........    25,000      61,000     322,000
                                             ---------  ----------  ----------
TOTAL LIABILITIES........................... 5,985,299  10,647,589  19,726,060
                                             ---------  ----------  ----------
Shareholders Equity (Deficit) (Note 11)
  Share capital.............................   250,000     250,000     750,000
  Retained earnings (Accumulated deficit)...   223,885     164,352  (1,185,883)
                                             ---------  ----------  ----------
                                               473,885     414,352    (435,883)
                                             ---------  ----------  ----------
TOTAL LIABILITIES AND SHAREHOLDERS EQUITY... 6,459,184  11,061,941  19,290,177
                                             =========  ==========  ==========

                 See accompanying notes to financial statements

                          VIANET TELEKOMMUNIKATIONS AG

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                               Years ended December 31,
                                           ----------------------------------
                                              1996        1997        1998
                                           ----------  ----------  ----------
                                                 (all amounts in ATS)
Total revenues............................ 16,174,241  27,390,233  37,617,683
Costs and Expenses
  Costs of products sold..................  8,588,569  12,403,754  17,051,503
  Research and development................          0           0   1,282,625
  General and administrative expenses.....  7,513,498  14,787,656  20,558,892
                                           ----------  ----------  ----------
                                           16,102,067  27,191,410  38,893,020
                                           ----------  ----------  ----------
Operating profit (loss)...................     77,174     198,823  (1,275,337)
Interest income...........................     23,389      20,972       8,966
Interest expense..........................     (3,726)    (86,212)    (88,803)
                                           ----------  ----------  ----------
                                               19,663     (65,240)    (79,837)
                                           ----------  ----------  ----------
Income (loss) before income taxes.........     91,837     133,583  (1,355,175)
Provision for income taxes (Note 12)......      3,899    (193,116)      4,940
                                           ----------  ----------  ----------
NET INCOME (LOSS).........................     95,736     (59,533) (1,350,235)
Retained earnings, beginning..............    128,149     223,885     164,352
                                           ----------  ----------  ----------
Retained earnings (Accumulated deficit),
 ending...................................    223,885     164,352  (1,185,883)
                                           ==========  ==========  ==========



                 See accompanying notes to financial statements

                          VIANET TELEKOMMUNIKATIONS AG

                            STATEMENTS OF CASH FLOWS

                                                Years ended December 31,
                                            ----------------------------------
                                               1996        1997        1998
                                            ----------  ----------  ----------
                                                  (all amounts in ATS)
Cash Flows from Operating Activities
 Net income (loss).........................     95,736     (59,533) (1,350,235)
 Adjustments to reconcile net earnings to
  net cash provided by operating
  activities:
  Depreciation.............................    499,165   1,283,536   2,060,230
  Deferred taxes...........................    (18,899)     44,923     (30,763)
  Change in accounts receivable,
   recoverable taxes and other
   receivables.............................   (145,264) (2,624,810) (2,272,786)
  Change in deposits and other assets......        --      (71,846)   (165,454)
  Change in inventories....................     34,781      71,695     (73,707)
  Change in prepaid expenses...............    (12,004)   (110,603)   (347,624)
  Change in accounts payable, accrued
   expenses and other current liabilities..  1,624,620   4,001,630   6,023,057
                                            ----------  ----------  ----------
    Net cash provided by operating
     activities............................  2,078,135   2,534,992   3,842,718
Investing Activities
  Expenditures for property, plant and
   equipment............................... (2,059,575) (3,724,777) (3,077,897)
                                            ----------  ----------  ----------
    Net cash (used in) investing
     activities............................ (2,059,575) (3,724,777) (3,077,897)
Financing Activities
  Increase share capital...................        --          --      500,000
  Change in overdraft......................        --      634,636     160,132
                                            ----------  ----------  ----------
                                                   --      634,636     660,132
(Decrease) Increase in cash and cash
 equivalents...............................     18,560    (555,149)  1,424,953
Cash and cash equivalents at beginning of
 year......................................    636,614     655,174     100,025
                                            ----------  ----------  ----------
Cash and Cash Equivalents at End of Year...    655,174     100,025   1,524,978
                                            ==========  ==========  ==========


                 See accompanying notes to financial statements

                          VIANET TELEKOMMUNIKATIONS AG

                       NOTES TO THE FINANCIAL STATEMENTS

                            As of December 31, 1998

Note 1. Summary of Significant Accounting Policies

 Basis of Presentation

  The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP"). The Company maintains its financial records in accordance with the Austrian Commercial Code, which represents generally accepted accounting principles in Austria ("Austrian GAAP"). Generally, accepted accounting principles in Austria vary in certain significant respects from U.S. GAAP. Accordingly, the Company has recorded certain adjustments in order that these financial statements be in accordance with U.S. GAAP.

 Business

  VIANET EDV Dienstleistungs Gesellschaft mbH, an Austrian limited liability company, was established in 1994. As of September 30, 1998 VIANET EDV Dienstleistungs Gesellschaft mbH was legally transformed into VIANET Telekommunikations AG, an Austrian joint-stock company ("the Company"). The share capital of the Company was increased to ATS 1,000,000, of which ATS 750,000 has been paid in. The Company provides Internet services and connections.

 Cash & Cash Equivalents

  Highly-liquid investments, with an original maturity of three months or less from the date of purchase, are classified as cash equivalents.

 Inventories

  Inventories are valued at the lower of cost or market, with cost determined on an actual basis.

 Property, Plant and Equipment

  The Company records fixed assets at cost less accumulated depreciation. Depreciation, which begins when assets are placed in service, is calculated on a straight-line basis over the estimated service lives.

 Revenue Recognition

  The Company's revenues consist of the basic fee that is paid three months in advance and current fees which are invoiced after the relevant period. Prepaid amounts are deferred under deferred income and are released into revenue over the period of three months. Current fees are recognized as income immediately.

 Fair Value of Financial Instruments

  The carrying value of financial instruments such as cash, accounts receivable and accounts payable approximate their fair value based on the short-term maturities of these instruments. The carrying value of bank debt approximates fair value based on quoted market prices for the same or similar issues as well as the current rates offered to the Company.

 Estimates

  The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          VIANET TELEKOMMUNIKATIONS AG

Note 2. Recoverable Taxes and Other Receivables

  Recoverable taxes and other receivables consist of (in ATS):

                                                1996        1997        1998
                                              ---------  ----------  ----------
   Capital gains tax receivable..............    41,150       8,646         --
   Value added tax...........................    26,998      38,310      29,860
   Employee loans............................    40,000      40,000      14,861
   Other.....................................    22,599      39,131         463
                                              ---------  ----------  ----------
                                                130,747     126,087      45,184
                                              =========  ==========  ==========

Note 3. Trade Accounts Receivable

  Total amount of accounts receivable is as follows (in ATS):

                                                1996        1997        1998
                                              ---------  ----------  ----------
   Trade accounts receivable--domestic....... 3,542,557   7,419,133  10,360,528
   Provision for bad debts...................  (598,566) (1,845,672) (2,433,378)
                                              ---------  ----------  ----------
                                              2,943,991   5,573,461   7,927,150
                                              =========  ==========  ==========

  Provisions for bad debts were made for accounts receivable on a specific risk of collection.

Note 4. Inventory

  Inventory consists of hardware devices which are sold to customers. At December 31, 1997 and 1998, there was no need to record a provision for obsolete goods.

Note 5. Prepaid Expenses

  Prepaid expenses consist principally of prepaid telecommunication fees, licenses and rent expenses for a trade fair site.

Note 6. Fixed Assets

  The range of estimated useful lives for different asset categories are as follows:

            Leasehold investments..............  10 years
            Hardware equipment................. 4-8 years
            Office equipment................... 4-8 years
            Intangible assets.................. 4-7 years

  In the year of acquisition depreciation is provided for a full year basis when acquisition is in the first half of the year or with a half year rate when acquisition is in the second half of the year.

  Intangible assets relate to EDP software and amount to ATS 36.232,00.

Note 7. Overdraft

  Overdrafts represent temporary overdrafts of bank balances. The overdrafts are not subject to formal agreements and at December 31, 1998 and 1997 carried interest rates of 7.5% and 14%, respectively.

                          VIANET TELEKOMMUNIKATIONS AG

Note 8. Accrued Expenses

  Accrued expenses consist of the following (in ATS):

                                                     1996     1997      1998
                                                    ------- --------- ---------
   Unused holidays................................. 111,300   187,600   363,300
   Telecommunication fees.......................... 469,000   435,500       --
   Professional fees............................... 137,700   629,000   622,000
   Lawsuits........................................     --        --    200,000
   Warranties......................................     --    210,000   210,000
   Payroll taxes...................................     --    224,400   419,500
   Services not yet invoiced and other accruals.... 230,000   230,000   305,300
                                                    ------- --------- ---------
                                                    948,000 1,906,500 2,120,100
                                                    ======= ========= =========

Note 9. Deferred Income

  The Company is an Internet provider and concludes contracts with various private and business customers. Amounts on invoices consist of two parts: the basic fee which is required to be paid three months in advance and current fees which are invoiced on a current basis. Prepaid amounts are deferred under deferred income.

                                                        1996    1997     1998
                                                       ------- ------- ---------
   Deferred revenue................................... 841,983 953,178 4,747,993

Note 10. Accrued Employee Benefits

  According to Austrian labor law, employees are entitled to receive a termination payment in case of termination of the employment contract by the employer or upon retirement. The calculation of the amount due depends on the service time and compensation of the employee. The amount ranges from two months compensation for three months of services to 12 months compensation for services of 25 years or longer.

  The Company has recorded a provision for termination payments amounting to ATS 61,000 and ATS 322,000 at December 31, 1997 and 1998, respectively. The provision was calculated according to Austrian Commercial Code prescribing application of a discounting method (discount rate 6%, retirement age 55/60 for women/men).

Note 11. Shareholders Equity

  The Company is a joint-stock company under Austrian law.

  As of December 31, 1998 the Company's common stock of ATS 1,000,000 has been paid up to an amount of ATS 750,000.

  Dividends may only be declared and paid from the accumulated retained earnings (after deduction of certain reserves) shown in the Company's annual Austrian statutory unconsolidated accounts. Such amounts differ from the total of retained earnings as shown in the accompanying financial statements in accordance with U.S. GAAP. As of December 31, 1998, the Company's Austrian statutory unconsolidated accounts reflected no accumulated earnings available for distribution, and accordingly, the Company's ability to pay dividends in the future will depend on the future earnings of the Company.

                          VIANET TELEKOMMUNIKATIONS AG

Note 12. Provision for Income Taxes

  The components of the provisions for income taxes are as follows (in ATS):

                                                      1996     1997      1998
                                                     -------  -------  --------
   Current..........................................  15,000  148,193    25,823
   Deferred......................................... (18,899)  44,923   (30,763)
                                                     -------  -------  --------
   Income tax (benefit).............................  (3,899) 193,116    (4,940)
                                                     =======  =======  ========

  The components of the Company's deferred tax assets and liabilities are as follows:

                                                      1996     1997      1998
                                                     -------  -------  --------
   Deferred tax assets
     Net operating loss.............................  55,283      --        --
     Accrued employee benefits......................   8,500   20,740   109,480
                                                     -------  -------  --------
                                                      63,783   20,740   109,480
                                                     =======  =======  ========
   Deferred tax liability
     Depreciation...................................  44,899   46,764   104,741
                                                     -------  -------  --------
   Net deferred tax asset (liability)...............  18,899  (26,024)    4,739
                                                     =======  =======  ========

  A reconciliation of income taxes using the Austrian statutory federal income tax rate of 34% to actual income taxes provided is as follows:

                                                      1996     1997      1998
                                                     -------  -------  --------
   Income tax at statutory rate.....................  31,225   45,418  (457,319)
   Permanent differences............................ (31,438) 166,409   351,248
   Other............................................  (3,686) (18,711)  101,131
                                                     -------  -------  --------
                                                      (3,899) 193,116    (4,940)
                                                     =======  =======  ========

  Permanent differences mainly consist of non-deductible entertainment costs and non-deductible car costs.

Note 13. Commitments

  The Company leases certain equipment under operating leases. The commitment to future minimum lease payments is:

            1999............................. ATS 591,725
            2000.............................  ATS 75,798

  Rent expense for operating leases approximated ATS 868,402, ATS 747,484.56 and ATS 535,563.42 for the years ended December 31, 1998, 1997 and 1996, respectively.

                          VIANET TELEKOMMUNIKATIONS AG

Note 14. Contingencies

  TUV Technischer Uberwachungsdienst Osterreich (TUV) filed a lawsuit against the Company on December 1, 1997. TUV claimed ATS 210,000 for technical malfunction of Cisco Routers which were installed and programmed by the Company. TUV claims that the malfunction resulted in substantially increased telephone charges. The Company has been advised by its outside counsel that TUV could claim up to ATS 1,535,000. The company believes that the lawsuit can be settled for a maximum amount of ATS 250,000 from which an amount of ATS 210,000 has been accrued. During the financial year 1998 no changes occurred in this matter.

Note 15. Finance Lease

  The Company has entered into a capital lease arrangement for the financing of certain computer equipment. Future minimum lease payments are as follows (in
ATS):

   1999........................................................... ATS 1,120,524
   2000........................................................... ATS 1,120,524
   2001........................................................... ATS   933,770
                                                                   -------------
                                                                   ATS 3,174,818
   Less amount representing interest.............................. ATS   253,513
                                                                   -------------
   Present value of future minimum lease payments................. ATS 2,921,305
                                                                   =============
   Thereof noncurrent obligations................................. ATS 1,944,448
                                                                   =============

  The net book value of computer equipment under capital lease included in fixed assets at December 31, 1998 was ATS 2,917,327.

Note 16. Change of Ownership

  Effective December 28, 1998, 100% of the Company's outstanding share capital was acquired by Cybernet Internet Services International, Inc.

                          INDEPENDENT AUDITORS REPORT

To the Management and Shareholders
of OPEN:NET Netzwerkdienste GmbH, Ulm

  We have audited the accompanying balance sheet of OPEN:NET Netzwerkdienste GmbH as of December 31, 1997 and the related profit and loss statement for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in Germany and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OPEN:NET Netzwerkdienste GmbH at December 31, 1997 and the results of operations for the year then ended, in conformity with accounting principles generally accepted in Germany.

  Accounting principles generally accepted in Germany vary in certain significant respects from accounting principles generally accepted in the United States of America to the extent summarized on page F-35-36 of the financial statements.

/s/ Schitag Ernst & Young

Deutsche Allgemeine Treuhand AG
Wirtschaftsprufungsgesellschaft
Munich, Germany
November 10, 1998

                       OPEN:NET NETZWERKDIENSTE GmbH, Ulm

                                 BALANCE SHEET
                            As of December 31, 1997

                                                              DM         DM
                                                          ---------- ----------
                               ASSETS
A. Fixed Assets
  I.  Intangible Assets
  1.  Franchises, trademarks, patents, licenses, and
      similar rights and licenses to such rights.........             10,337.00
  II.  Tangible Assets
  1.  Other equipment, furniture and fixtures............            130,152.10
B. Current Assets
  I.  Inventories
  1.  Work in process....................................             20,000.00
  II.  Receivables and Other Assets.
  1.  Trade accounts receivable due after one year DM
      0.00............................................... 476,206.02
  2.  Other assets due after one year DM 0.00............  15,942.01 492,198.53
                                                          ----------
  III.  Checks, cash on hand, Federal Bank and postal
        giro balances, and cash in banks.................              3,191.45
C. Prepaid Expenses and Deferred Charges.................             27,600.00
                                                                     ----------
                                                                     683,429.08
                                                                     ==========
                LIABILITIES AND SHAREHOLDERS' EQUITY
A. Equity
  I.  Stated Capital.....................................             50,000.00
  II  Retained Earnings..................................              5,958.98
B. Accruals
  1.  Tax accruals.......................................   2,700.00
  2.  Other accruals.....................................  38,400.00  41,100.00
                                                          ----------
C. Liabilities
  1.  Liabilities due to banks due within one year: DM
      38,211.17.......................................... 182,181.78
  2.  Trade accounts payable due within one year: DM
      116,257.44......................................... 116,257.44
  3.  Other liabilities due within one year: DM
      287,930.88 thereof due to shareholders DM
      136,718.71 thereof for taxes DM 66,352.50 thereof
      for social security DM 18,892.52................... 287,930.88 586,370.10
                                                          ---------- ----------
                                                                     683,429.08
                                                                     ==========

                       OPEN:NET NETZWERKDIENSTE GmbH, Ulm

                           PROFIT AND LOSS STATEMENTS

                                                     (Unaudited)
                                                     Eight Months
                                                        Ended       Year ended
                                                      August 31    December 31
                                                         1998          1997
                                                          DM            DM
                                                     ------------  ------------
  1. Sales........................................   1,748,006.37  1,776,454.36
  2. Increase/Decrease in work in process.........     (20,000.00)     4,600.00
  3. Other operating income.......................       9,516.80     35,519.77
                                                     ------------  ------------
                                                     1,737,523.25  1,816,574.13
  4. Cost of materials
     a) Cost of raw materials, supplies,
        production materials and purchased goods..     613,652.18    628,704.51
  5. Personnel expenses
     a) Wages and salaries........................     616,478.27    486,678.69
     b) Social security, pension and other benefit
        costs thereof for pensions DM 1,816.50 and
        DM 9,909.25...............................      97,388.82     61,240.67
                                                     ------------  ------------
                                                       713,867.09    547,919.36
  6. Depreciation and amortization
     a) on intangible assets and tangible fixed
        assets....................................      66,434.57     72,182.42
  7. Other operating expenses.....................     772,177.36    535,918.88
  8. Other interest and similar income............           3.29        203.11
  9. Interest and similar expenses................       5,836.51     15,854.63
                                                     ------------  ------------
 10. Result from ordinary operations..............    (434,441.17)    16,197.44
 11. Taxes on income..............................       9,020.00     10,334.75
                                                     ------------  ------------
 12. Net income for the year......................    (443,461.17)     5,862.69
                                                     ------------  ------------
 13. Profit/Loss carry-forward from prior year....       5,958.98         96.29
                                                     ------------  ------------
 14. Retained Earnings............................    (437,502.19)     5,958.98
                                                     ============  ============

                       OPEN:NET NETZWERKDIENSTE GmbH, Ulm

                       NOTES TO THE FINANCIAL STATEMENTS

General

  The annual financial statements of OPEN: NET Netzwerkdienste GmbH have been prepared in accordance with Section 242 and subsequent sections and Section 264 and subsequent sections of the German Commercial Code (HGB) as well as in accordance with the relevant provisions of the Limited Liability Companies Law (GmbHG). The Company is subject to the requirements for small companies.

  The financial statement classifications remained unchanged. The profit and loss statement was prepared in accordance with the total costs method and in accordance with Sec. 275 of the German Commercial Code.

  The company makes full use of the footnote disclosures exemptions for smallsized corporations set forth in Sec. 288 of the commercial trade code.

Accounting and Valuation Methods

  The following accounting and valuation methods, which remained unchanged in comparison to the previous year, were used for preparing the financial statements.

  Acquired intangible and tangible assets are capitalized at acquisition cost and, if they have a limited life, are reduced by ordinary depreciation in accordance with their useful lives. To the extent permissible under the tax law, the declining-balance method, otherwise the straight-line method is used.

  Low-value assets of a value up to DM 800.00 are fully depreciated in the year of acquisition with their immediate disposal being assumed. Depreciation on additions to tangible assets is generally recognized proportionally based on the month of acquisition. For movable assets, the simplification rule as defined in R 44 Para. 2 of the Income Tax Guideline (EStR) is used.

  Receivables and other assets are stated at their nominal value. All foreseeable valuation risks are provided for via adequate specific allowances. General credit risk is provided for through a general allowance.

Other accruals take into account all contingent liabilities and anticipated losses from pending transactions.

Liabilities are recorded at their repayment value.

Explanations to the Balance Sheet

Fixed Assets

  The roll-forward of the individual fixed asset positions including current-year depreciation is disclosed under "Roll-Forward of Fixed Assets".

                       OPEN:NET NETZWERKDIENSTE GmbH, Ulm

Fixed Assets Rollforward

                             Acquisition and Production Cost               Accumulated Depreciation         Net Book V
                        ------------------------------------------ ---------------------------------------- ----------
                         01.01.97  Additions  Disposals  31.12.97  01.01.97  Additions Disposals  31.12.97   31.12.97
                            DM         DM        DM         DM        DM        DM        DM         DM         DM
                        ---------- ---------- --------- ---------- --------- --------- --------- ---------- ----------
Fixed Assets
I. Intangible Assets
I. Franchises,
   trademarks,
   patents, licenses
   and similar rights
   and licenses to
   such rights........    5,147.36  10,374.99   0.00     15,522.35  1,358.36  3,826.99   0.00      5,185.35  10,337.00
                        ---------- ----------   ----    ---------- --------- ---------   ----    ---------- ----------
II. Tangible Assets
 3. Other equipment,
  furniture and
  fixtures............  107,558.07 121,852.43   0.00    229,410.50 30,903.07 68,355.43   0.00     99,258.50 130,152.00
                        ========== ==========   ====    ========== ========= =========   ====    ========== ==========
                        112,705.43 132,227.42   0.00    244,932.85 32,261.43 72,182.42   0.00    104,443.85 140,489.00
                        ========== ==========   ====    ========== ========= =========   ====    ========== ==========

Receivables and Other Assets

  Other assets include corporate income tax refunds and VAT deductible in 1998.

Tax and other accruals

  Tax accruals relate to trade tax on income for 1997.

  Other accruals were set up for outstanding vacation and tax consultant fees.

Liabilities due to banks

  Liabilities with remaining terms of more than 5 years amount to DM 26,760.00.

Other Liabilities

  Other Liabilities include payables due to shareholders, VAT payables, outstanding invoices and commissions.

  The payables due to shareholders amount to DM 136,718.73.

Contingent Liabilities and Other Financial Obligations

  There are no contingent liabilities. Other financial obligations amount to DM 52,425.00.

Explanations to the Profit and Loss Statement

Other Operating Expenses

  Other expenses primarily contain expenses for premises and equipment, sales commissions and external services.

                       OPEN:NET NETZWERKDIENSTE GmbH, Ulm

Other Disclosures

Management

  General Managers during the financial year were:

    Thomas Egner

    Uwe Hagenmeier

    Martin Heimann (until January 28, 1997)

    Roland Lohmiller (until January 28, 1997)

Recommendation on the Appropriation of Retained Earnings

  In agreement with the shareholders management recommends the carry forward the retained earnings of DM 5,958.98 to the next financial year.

Significant Differences between Generally Accepted Accounting Principles in Germany and the United States of America

  Generally accepted accounting principles in Germany ("German GAAP") vary in certain respects from generally accepted accounting principles in the United States of America ("US GAAP"). The significant differences between the accounting principles applied and those which would be applied under US GAAP are summarized below:

Cash Flow Statements

  Statements of cash flows are required to be presented under US GAAP. Cash flow statements are not required by German GAAP.

Special accelerated depreciation

  Special accelerated depreciation for tax purposes has been recorded in the accounts and deducted from the book value of fixed assets. Under US GAAP, accelerated depreciation would not be recorded in the financial statements.

Capitalization of Interest Cost

  In application of FAS-51 and under the provisions of FAS-34 certain interest costs, if material, have to be capitalized and added to the acquisition cost of assets which require a certain time to get ready for their intended use. German GAAP does not allow for the capitalization of interest related to constructed assets.

Gunzburg, August 1998

The management
OPEN NET Netzwerkdienste GmbH

                          INDEPENDENT AUDITOR'S REPORT

The Chairman of the Board
Flashnet S.p.A.
Via della Pisana 280/A
Rome, Italy

  We have audited the accompanying balance sheet of Flashnet S.p.A. (an Italian Company) as of December 31, 1998, and the related statements of loss, stockholders' deficit, and cash flows for the year then ended, expressed in Italian Lire. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Flashnet S.p.A as of December 31, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

May 14, 1999

Grant Thornton S.p.A.
Rome, Italy

                                FLASHNET S.p.A.

                                 BALANCE SHEET
                               DECEMBER 31, 1998
                         (amounts in thousands of ITL)

                              ASSETS
Current assets
  Cash.............................................................     32,034
  Accounts receivable, net of allowance for doubtful accounts of
   50,000 (Note 2.c)...............................................  4,499,540
  Inventories (Notes 2.d and 3)....................................    174,770
  Deferred income taxes (Notes 2.i and 14).........................    964,301
  Prepaid cable rentals............................................    530,294
  Other current assets.............................................    301,985
                                                                    ----------
    Total current assets...........................................  6,502,924
Property, plant, and equipment (Notes 2.e and 4)...................  3,647,901
Other assets (Note 5)..............................................  1,288,611
                                                                    ----------
    Total Assets................................................... 11,439,436
                                                                    ==========
               LIABILITIES AND STOCKHOLDERS DEFICIT
Current liabilities
  Bank overdraft...................................................    716,437
  Accounts payable.................................................  4,966,300
  Current maturities of long-term debt.............................    365,995
  Deferred income (Note 2.j).......................................  2,774,708
  Other current liabilities (Note 6)...............................  1,626,158
                                                                    ----------
    Total current liabilities...................................... 10,449,598
Long-term liabilities
  Obligations under capital leases (Note 7)........................    628,885
  Severance indemnities (Notes 2.g and 8)..........................     94,344
  Bonds payable (Note 9)...........................................    800,000
                                                                    ----------
    Total Liabilities.............................................. 11,972,827
                                                                    ----------
Stockholders' deficit..............................................
  Common stock, par value ITL 1,000, authorized 2,297,142 shares, issued, and outstanding 2,182,857 shares (Note 10)..............  2,182,857
  Additional paid-in capital.......................................    983,891
  Accumulated deficit (Notes 2.h and 11)........................... (3,700,139)
                                                                    ----------
    Total Stockholders Deficit.....................................   (533,391)
                                                                    ----------
    Total Liabilities and Stockholders Deficit..................... 11,439,436
                                                                    ==========


                            See accompanying notes.

                                FLASHNET S.p.A.

                               STATEMENT OF LOSS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                         (amounts in thousands of ITL)

Net sales...........................................................  8,334,043
Cost of sales....................................................... (6,615,614)
                                                                     ----------
Gross profit........................................................  1,718,429
Operating expenses.................................................. (4,562,098)
                                                                     ----------
Loss from operations................................................ (2,843,669)
Other income (expense)
  Interest expense, net.............................................   (369,914)
  Penalties and interest on late payment of payroll taxes...........   (358,780)
  Rent income.......................................................     42,000
  Others............................................................    149,691
                                                                     ----------
    Total other income (expense)....................................   (537,003)
                                                                     ----------
Loss before income taxes............................................ (3,380,672)
Income taxes (Notes 2.i and 14).....................................  1,015,169
                                                                     ----------
Net loss............................................................ (2,365,503)
                                                                     ==========




                            See accompanying notes.

                                FLASHNET S.p.A.

                       STATEMENT OF STOCKHOLDERS' DEFICIT
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                         (amounts in thousands of ITL)

                                                       Additional
                                              Common    paid-in    Accumulated
                                   Total       stock    capital      deficit
                                 ----------  --------- ----------  -----------
Beginning balance...............   (434,636)   900,000             (1,334,636)
Sale of stock...................  2,200,000    282,857  1,917,143
Stock split.....................             1,000,000 (1,000,000)
Shareholders contribution of
 additional paid-in capital.....     66,748                66,748
Net loss for the period......... (2,365,503)                       (2,365,503)
                                 ----------  --------- ----------  ----------
Ending balance..................   (533,391) 2,182,857    983,891  (3,700,139)
                                 ==========  ========= ==========  ==========




                            See accompanying notes.

                                FLASHNET S.p.A.

                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                         (amounts in thousands of ITL)

Cash flows from operating activities
 Net loss.......................................................  (2,365,503)
 Adjustments to reconcile net loss to net cash provided by
  operating activities:
  Depreciation and amortization.................................     656,685
  Change in assets and liabilities
   Increase in accounts receivable..............................  (2,320,596)
   Decrease in inventories......................................      24,663
   Increase in deferred tax asset--current......................    (388,590)
   Increase in deferred tax asset--noncurrent...................    (728,197)
   Increase in other current assets.............................    (201,760)
   Increase in accounts payable.................................   2,237,870
   Increase in deferred income..................................   1,379,045
   Increase in other current liabilities........................     885,468
   Increase in severance indemnities, net.......................      62,313
                                                                 -----------
    Net cash used in operating activities.......................    (758,602)
                                                                 -----------
Cash flows from investing activities
  Purchase of property, plant, and equipment....................  (1,487,740)
  Payment to purchase the assets of Venezia Net Srl, net of cash
   acquired.....................................................     (85,500)
  Increase in other assets......................................     (16,152)
                                                                 -----------
    Net cash used in investing activities.......................  (1,589,392)
                                                                 -----------
Cash flows from financing activities
  Decrease in bank overdraft....................................    (338,985)
  Proceeds from sale of common stock............................   2,200,000
  Proceeds from issuance of bonds...............................     800,000
  Proceeds from contribution of additional paid-in capital......      66,748
  Principal payments under capital lease obligation.............    (366,041)
                                                                 -----------
    Net cash provided by financing activities...................   2,361,722

Net change in cash and cash equivalents.........................      13,728
Cash and cash equivalents--beginning of period..................      18,306
                                                                 -----------
Cash and cash equivalents--end of period........................      32,034
                                                                 ===========
Supplemental disclosures of cash flow information
 Cash paid during the period for:
  Interest......................................................     118,727
  Income taxes..................................................      87,045

Supplemental schedule of noncash investing and financing
 activities:
1. Capital lease obligations of ITL 648,231 were incurred when the Company entered into 10 leases for new telephone and computer equipment and vehicles.

2. Additional capital stock was issued as a result of the stock splits described in Note 11.

3. The Company purchased the assets of Venezia Net Srl for ITL 85,500. In conjunction with the acquisition, liabilities were assumed as follows:

    Fair value of assets acquired ..............................     150,528
    Cash paid to acquire the assets.............................     (85,500)
                                                                 -----------
      Liabilities assumed.......................................      65,028
                                                                 ===========

                            See accompanying notes.

                                FLASHNET S.p.A.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

1. General

  Flashnet S.p.A., the "Company", was established in Italy in 1995, and is mainly involved in providing internet and long-distance telephone services.

2. Summary of Significant Accounting Policies

 a. Basis of Financial Statements presentation

  The company maintains its accounting records in Italian Liras ("ITL") and prepares its statutory financial statements in confirmity with accounting principles generally accepted in Italy.

  The accompanying financial statements have been restated in order to comply with accounting principles generally accepted in the United States of America, for consolidation purposes. The main adjustments have been made to reflect the provisions of FAS-13 (Accounting for Leases), and SOP 98-1 (Accounting for the Costs of Computer Software Developed or Obtained for Internal Use).

  All information contained in the accompanying financial statements and related notes are expressed in thousands of ITL ("ITL/000"), unless differently indicated.

 b. Statements of cash flows

  For purposes of the statement of cash flows, cash equivalents include time deposits, certificate of deposits, and all highly liquid debt instruments with original maturities of three months or less.

 c. Accounts receivable

  Accounts receivable are reported at net realizable value. Net realizable value is equal to the gross amount of receivable less an allowance for doubtful accounts, based on an estimate of the collectibility of individual accounts and prior years' bad debt experience.

 d. Inventories

  Inventories are stated at the lower of cost, determined by the FIFO method, or market.

 e. Property, plant, and equipment

  The cost of property, plant, and equipment is depreciated over the estimated useful lives of the related assets. Leasehold improvements are depreciated over the lesser of the term of the related lease or the estimated useful lives of the assets.

  Depreciation is computed using the straight line method for both financial reporting and income tax purposes.

  Maintenance and repairs are charged to operations when incurred. Betterment and renewals are capitalized. When property, plant, and equipment is sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved and any gain or loss is included in operations.
The useful lives of property, plant, and equipment for purposes of computing depreciation are:

      Computer and telephone equipment ............................... 8.5 years
      Office furniture and equipment.................................. 3-8 years
      Vehicles........................................................   4 years

  Property, plant, and equipment costing less than ITL 1,000,000 is entirely expensed in the year of acquisition.

                                FLASHNET S.p.A.

                               DECEMBER 31, 1998


 g. Severance indemnities

  Under Italian Law, all employees are entitled to receive severance indemnities upon termination of their employment, based on salary paid and increase in cost of living. The severance indemnities accrue approximately at the rate of 1/13.5 of the gross salaries paid during the year, and are revaluated applying a cost of living factor established by the Italian Government.

 h. Retained Earnings

  Italian corporations are required, under Italian Business Law, to appropriate to a legal reserve not less than 1/20 of the net income for the period, until the legal reserve reaches an amount equal to 1/5 of the capital stock. The legal reserve is not available for distribution.

 i. Income taxes

  Income taxes are accounted for by the asset/liability approach in accordance with FASB Statement 109. Deferred taxes arising from taxable temporary differences and deductible temporary differences are included in the tax expense in the income statement and in the deferred tax balances in the balance sheet. Deferred tax assets are subject to reduction by a valuation account if evidence indicates that it is more likely than not that some or all the deferred tax assets will not be realized. Income taxes attributable to items charged or credited directly to shareholders' equity, are charged or credited to that component of shareholders' equity.

 j. Deferred income

  The Company collects in advance the subscriptions as provider of Internet services from customers, and allocates the related revenues based on time remaining to the end of the contract. Deferred income represents the unearned portion at the balance sheet date.

 k. Goodwill

  Goodwill represents the excess of the cost of companies acquired over the fair value of its net assets at dates of acquisition, and is being amortized on the straight-line method over five years. The carrying amount of goodwill is reviewed if the facts and circumstances suggest that it may be impaired. Negative operating results, negative cash flows from operations, among other factors, could be indicative of the impairment of goodwill. If this review indicates that goodwill will not be recoverable, the Company's carrying value of goodwill would be reduced.

 l. Research and development costs and advertising costs

  Research and development costs and advertising costs, are charged to operations when incurred and are included in operating expenses.

3. Inventories

  Inventories at December 31, 1998 consist of;

                                                                         ITL/000
                                                                         -------
   Finished goods....................................................... 174,770
   Less: allowance for obsolete inventory...............................       0
                                                                         -------
                                                                         174,770
                                                                         =======

                                FLASHNET S.p.A.

                               DECEMBER 31, 1998


4. Property, Plant, and Equipment

  Following is a summary of property, plant, and equipment at cost, less accumulated depreciation at December 31, 1998:

                                                                       ITL/000
                                                                      ---------
   Telephone and computer equipment (owned).......................... 2,111,169
   Telephone and computer equipment (leased)......................... 1,454,404
   Office furniture and equipment....................................   283,929
   Leasehold improvements............................................   445,339
   Vehicles (leased).................................................   184,870
                                                                      ---------
                                                                      4,479,711
   Less: accumulated depreciation                                      (831,810)
                                                                      ---------
                                                                      3,647,901
                                                                      =========

  Depreciation expense charged to operations for the year ended December 31, 1998 was ITL/000 525,270.

5. Other Assets

  Other assets at December 31, 1998 consist of:

                                                                      ITL/000
                                                                     ---------
   Goodwill (net of accumulated amortization of ITL/000 456,416)....   278,527
   Deferred income taxes............................................   991,374
   Others...........................................................    18,710
                                                                     ---------
                                                                     1,288,611
                                                                     =========

  Amortization of goodwill charged to operations for the year ended December 31, 1998 was ITL/000 131,416.

6. Other Current Liabilities

  Other current liabilities at December 31, 1998 consist of:

                                                                     ITL/000
                                                                    ---------
   Provision for penalties and interest on late payment of payroll
    taxes..........................................................   358,780
   Income taxes payable............................................   101,619
   Payroll taxes payable...........................................   679,613
   Salaries payable................................................   116,076
   VAT payable.....................................................    98,584
   Others..........................................................   271,486
                                                                    ---------
                                                                    1,626,158
                                                                    =========

7. Obligations under Capital Leases

  The Company is the lessee of computer and telephone equipment and five vehicles under capital leases expiring in various years through October 2003. The assets and liabilities under capital leases are recorded at the fair value of the leased property, which approximates the present value of the minimum lease payments.

                                FLASHNET S.p.A.

                               DECEMBER 31, 1998


  Depreciation of the assets under capital lease is included in depreciation expense for the period and is based on the assets estimated useful life. Accumulated depreciation of as of December 31, 1998 was ITL/000 241,657.

  Minimum future lease payments as of December 31, 1998 for each of the next five years and in the aggregate are:

                                                                       ITL/000
                                                                      ---------
   Year ending December 31:
     1999............................................................   555,536
     2000............................................................   483,909
     2001............................................................   204,843
     2002............................................................    20,438
     2003............................................................    16,174
   Subsequent to December 31, 2003...................................         0
                                                                      ---------
   Total minimum lease payments...................................... 1,280,900
   Less: amount representing interest................................  (286,020)
                                                                      ---------
   Present value of minimum lease payments...........................   994,880
                                                                      =========

  The above payments are computed using the interest rate in effect at December 31, 1998; actual payments may vary because of changes in applicable rates.

  All leases provide for purchase options at the expiration of the lease; the minimum future lease payments above, include the payments required to exercise the purchase options.

8. Severance Indemnities

  The amount shown in the financial statements represents the actual liability at the balance sheet date. Following is detail of changes during the year ended December 31, 1998:

                                                                        ITL/000
                                                                        -------
   Balance--December 31, 1997.......................................... 32,030
   Severance indemnities expense for the year.......................... 72,232
   Indemnities paid during the year.................................... (9,918)
                                                                        ------
   Balance--December 31, 1998.......................................... 94,344
                                                                        ======

  Severance indemnities expense for the year ended December 31, 1998 includes the following components:

                                                                         ITL/000
                                                                         -------
   Indemnities accrued for the year..................................... 71,494
   Revaluation of indemnities accrued at December 31, 1997..............    738
                                                                         ------
                                                                         72,232
                                                                         ======

                                FLASHNET S.p.A.

                               DECEMBER 31, 1998


9. Bonds Payable


  Bonds payable consist of 800,000, 5% unsecured convertible bonds, face value ITL 1,000 per bond, payable in quarterly installments from December 31, 2001 to December 31, 2003. The bonds are convertible in 114,285 common shares (7-for-
1), par value ITL 1,000 per share.

  Maturities as of December 31, 1998 for each of the next 5 years and in the aggregate are:

                                                                         ITL/000
                                                                         -------
   Year ending December 31:
     1999...............................................................       0
     2000...............................................................       0
     2001............................................................... 120,000
     2002............................................................... 400,000
     2003............................................................... 400,000
                                                                         -------
                                                                         920,000
                                                                         =======

  Interest expense for the year ended December 31, 1998 was ITL/000 14,696.

10. Capital Stock

  On August 5, 1998, the Stockholders approved:

  a) A 1000-for-1 stock split, thereby increasing the number of issued and outstanding shares from 900 to 900,000, and decreasing the par value of each share from ITL 1,000,000 to ITL 1,000.

  b) To increase the Company's capital stock from ITL 900,000,000 to ITL 1,182,857,000, issuing 282,857 additional shares of the Company's ITL 1,000 par value common stock, at a price of ITL 7,777.7817 per share.

  c) A 1.84541073-for-1 stock split of the Company's ITL 1,000 par value common stock. As a result of the split, 1,000,000 additional shares were issued, additional paid-in capital was reduced from ITL 1,917,143,000 to ITL 917,143,000, and common stock was increased from ITL 1,182,857,000 to ITL 2,182,857,000.

  d) A capital contribution of ITL 66,748,000 as additional paid-in capital.

11. Accumulated Deficit

  As described in Note 2.i, Italian corporations are required to maintain a legal reserve that is not available for distribution, and only the unappropriated retained earnings resulting from the statutory financial statements prepared in accordance with Italian GAAP are available for distribution.

  Accumulated deficit as of December 31, 1998 consists of:

                                                                      ITL/000
                                                                     ----------
   Legal reserve (restricted).......................................        175
   Net loss for the period--Italian GAAP basis...................... (1,207,286)
   Increase in accumulated deficit due to US GAAP adjustments....... (2,493,028)
                                                                     ----------
                                                                     (3,700,139)
                                                                     ==========

                                FLASHNET S.p.A.

                               DECEMBER 31, 1998


12. Business combinations

  On November 26, 1998, the Company acquired the assets of Venezia Net S.r.l. in a business combination accounted for as a purchase. Venezia Net S.r.l. is primarily engaged in providing internet services. The results of operations of Venezia Net S.r.l. are included in the accompanying financial statements since the date of acquisition. The total cost of the acquisition was ITL/000 94,477, which exceeded the fair value of the net assets of Venezia Net S.r.l. by ITL/000 84,943. As indicated in Note 2.k, the excess is being amortized on the straight-line method over five years.

13. Related-Party Transactions

  The Company sells Internet services, purchases part of its computer equipment, and leases part of its office to a minority stockholder. The Company is also indebted with two minority stockholders because of the bonds and related interest, described in Note 9. Following is a summary of transactions and balances at December 31, 1998:


                                                                         ITL/000
                                                                         -------
   Purchases from stockholder........................................... 375,092
                                                                         =======
   Sales to stockholder.................................................  57,410
                                                                         =======
   Rent income..........................................................  42,000
                                                                         =======
   Interest on bonds....................................................  14,696
                                                                         =======
   Due from stockholder (included in accounts receivable)............... 351,641
                                                                         =======
   Bonds payable........................................................ 800,000
                                                                         =======

14. Income Taxes

  Income tax expense for the year ended December 31, 1998 consists of:

                                                                       ITL/000
                                                                      ---------
   Current...........................................................  (101,618)
   Deferred.......................................................... 1,116,787
                                                                      ---------
                                                                      1,015,169
                                                                      =========

  The following temporary differences gave rise to the current and noncurrent deferred tax asset at December 31, 1998:

                                                                      ITL/000
                                                                      -------
   Service income deferred for financial accounting purposes......... 964,301
                                                                      -------
   Total Deferred Tax Asset--Current................................. 964,301
                                                                      =======
   Lease capitalized for financial accounting purposes but expensed for tax purposes................................................. (83,007)
   Intangible assets expensed for financial accounting purposes and deferred for tax purposes........................................ 839,381
   Net operating loss carryforward................................... 235,000
                                                                      -------
   Total Deferred Tax Asset--Noncurrent.............................. 991,374
                                                                      =======

                                FLASHNET S.p.A.

                               DECEMBER 31, 1998


15. Research and Development Costs

  Research and development costs charged to operations for the year ended December 31, 1998 were ITL/000 834,041.

16. Commitments and Contingencies

  a. At December 31, 1998, the Company is contingently liable for penalties and interest relating to late payment of payroll taxes. Accordingly, a provision of ITL/000 358,780 has been charged to operations in the accompanying financial statements.

  b. The Company leases office space under operating leases expiring in various years through January 2004. Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of 1 year as of December 31, 1998 for each of the next 5 years and in the aggregate are:

                                                                        ITL/000
                                                                       ---------
     Year ending December 31:
     1999.............................................................   344,252
     2000.............................................................   344,252
     2001.............................................................   344,252
     2002.............................................................   344,252
     2003.............................................................    57,780
     Subsequent to December 31, 2003..................................     1,050
                                                                       ---------
     Total minimum future rental payments............................. 1,435,838
                                                                       =========

  Rental expense under operating leases for the year ended December 31, 1998 was ITL/000 118,820.

17. Subsequent Events

  On April 9, 1999, the Stockholders approved:

  a. To increase the Company's capital stock from ITL 2,182,857,000 to ITL 2,690,937,000, issuing 427,080 additional shares of the Company's ITL 1,000 par value common stock, at a price of ITL 4,214.667 par share.

  b. To issue at no cost 171,428 warrants to purchase 171,428 shares of the Company's common stock, ITL 1,000 par value, at ITL 7,000.0233 per share. On the same date the Stockholders authorized the issuance of 171,428 additional shares of the Company's ITL 1,000 par value common stock, that were reserved for that purpose. The warrants are exercisable through December 31, 2001.

                                FLASHNET S.p.A.

                                 BALANCE SHEETS
                            MARCH 31, 1999 AND 1998
                         (amounts in thousands of ITL)
                                  (unaudited)

                                                           1999        1998
                                                        ----------  ----------
                        ASSETS
Current assets
  Cash.................................................     45,333      21,563
  Accounts receivable (Note 2.c and 3).................  5,886,650   2,127,182
  Inventories (Notes 2.d and 4)........................    489,895     197,190
  Deferred income taxes (Notes 2.i and 13).............    993,775     517,243
  Prepaid cable rentals................................    200,808      53,096
  Other current assets.................................    403,341      61,276
                                                        ----------  ----------
    Total current assets...............................  8,019,802   2,977,550
Property, plant, and equipment (Notes 2.e and 5).......  3,962,956   2,304,606
Other assets (Note 6)..................................  1,611,896     856,432
                                                        ----------  ----------
    Total Assets....................................... 13,594,654   6,138,588
                                                        ==========  ==========
         LIABILITIES AND STOCKHOLDERS DEFICIT
Current liabilities
  Bank overdraft.......................................    534,966   1,089,447
  Accounts payable.....................................  7,585,701   2,999,429
  Current maturities of long-term debt.................    401,217     220,614
  Deferred income (Note 2.j)...........................  2,886,431   1,267,735
  Other current liabilities (Note 7)...................  1,995,149   1,209,351
                                                        ----------  ----------
    Total current liabilities.......................... 13,403,464   6,786,576
Long-term liabilities
  Obligations under capital leases (Note 8)............    623,106     516,395
  Severance indemnities (Notes 2.g and 9)..............    134,638      38,867
  Bonds payable (Note 10)..............................    800,000           0
                                                        ----------  ----------
    Total Liabilities.................................. 14,961,208   7,341,838
                                                        ----------  ----------
Stockholders deficit
  Common stock, par value ITL 1,000 in 1999 and ITL
   1,000,000 in 1998, authorized 2,297,142 shares in
   1999 and 900 shares in 1998, issued and outstanding
   2,182,857 shares in 1999 and 900 shares in 1998.....  2,182,857     900,000
  Additional paid-in capital...........................    983,891           0
  Accumulated deficit (Notes 2.h and 11)............... (4,533,302) (2,103,250)
                                                        ----------  ----------
    Total Stockholders Deficit......................... (1,366,554) (1,203,250)
                                                        ----------  ----------
    Total Liabilities and Stockholders Deficit......... 13,594,654   6,138,588
                                                        ==========  ==========

                            See accompanying notes.

                                FLASHNET S.p.A.

                               STATEMENTS OF LOSS
               FOR THE THREE MONTHS ENDED MARCH 31, 1999 AND 1998
                         (amounts in thousands of ITL)
                                  (unaudited)

Net sales.............................................   3,174,987   1,243,465
Cost of sales.........................................  (2,735,912) (1,129,140)
                                                       -----------  ----------
Gross profit..........................................     439,075     114,325
Operating expenses....................................  (1,510,442)   (815,964)
                                                       -----------  ----------
Loss from operations..................................  (1,071,367)   (701,639)
                                                       -----------  ----------
Other income (expense)
  Interest expense, net ..............................    (113,646)   (104,334)
  Penalties and interest on late payment of payroll
   taxes..............................................     (11,341)   (222,547)
  Rent income.........................................      10,500      10,500
  Others..............................................      13,185       9,119
                                                       -----------  ----------
    Total other income (expense)......................    (101,302)   (307,262)
                                                       -----------  ----------
Loss before income taxes..............................  (1,172,669) (1,008,901)
Income taxes (Notes 2.i and 13).......................     339,506     240,287
                                                       -----------  ----------
Net loss..............................................    (833,163)   (768,614)
                                                       ===========  ==========



                            See accompanying notes.

                                FLASHNET S.p.A.

                      STATEMENTS OF STOCKHOLDERS' DEFICIT
               FOR THE THREE MONTHS ENDED MARCH 31, 1999 AND 1998
                         (amounts in thousands of ITL)
                                  (unaudited)

                                                        Additional
                                               Common    paid-in   Accumulated
                                    Total       stock    capital     deficit
                                  ----------  --------- ---------- -----------
Balance, Jan. 1, 1998 ITL/000....   (434,636)   900,000            (1,334,636)
Net loss for the period .........   (768,614)                        (768,614)
                                  ----------  ---------  -------   ----------
Balance, Mar. 31, 1998 ITL/000... (1,203,250)   900,000            (2,103,250)
                                  ==========  =========  =======   ==========
Balance, Jan. 1, 1999 ITL/000....   (533,391) 2,182,857  983,891   (3,700,139)
Net loss for the period .........   (833,163)                        (833,163)
                                  ----------  ---------  -------   ----------
Balance, Mar. 31, 1999 ITL/000... (1,366,554) 2,182,857  983,891   (4,533,302)
                                  ==========  =========  =======   ==========



                            See accompanying notes.

                                FLASHNET S.p.A.

                            STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 1999 AND 1998
                         (amounts in thousands of ITL)
                                  (unaudited)

                                                             1999       1998
                                                          ----------  --------
Cash flows from operating activities
 Net loss................................................   (833,163) (768,614)
 Adjustments to reconcile net loss to net cash provided
  by operating activities:
  Depreciation and amortization..........................    208,548   111,937
  Change in assets and liabilities
   (Increase) decrease in accounts receivable............ (1,387,110)   51,762
   (Increase) decrease in inventories....................   (315,125)    2,243
   (Increase) decrease in deferred tax asset-current.....    (29,474)   58,468
   (Increase) decrease in deferred tax asset-noncurrent..   (360,032) (298,755)
   Decrease in other current assets......................    228,130   516,147
   Increase in accounts payable..........................  2,619,401   270,999
   Increase (decrease) in deferred income................    111,723  (127,928)
   Increase in other current liabilities.................    368,991   468,661
   Increase in severance indemnities, net................     40,294     6,836
                                                          ----------  --------
    Net cash provided by operating activities............    652,183   291,756
                                                          ----------  --------
Cash flows from investing activities.....................
 Purchase of property, plant, and equipment..............   (343,545) (240,668)
                                                          ----------  --------
    Net cash used in investing activities................   (343,545) (240,668)
                                                          ----------  --------
Cash flows from financing activities.....................
 (Decrease) increase in bank overdraft...................   (181,471)   34,025
 Principal payments under capital lease obligations......   (113,868)  (81,856)
                                                          ----------  --------
    Net cash used in financing activities................   (295,339)  (47,831)
                                                          ----------  --------
Net change in cash and cash equivalents..................     13,299     3,257
Cash and cash equivalents--beginning of period...........     32,034    18,306
                                                          ----------  --------
Cash and cash equivalents--end of period.................     45,333    21,563
                                                          ==========  ========
Supplemental disclosures of cash flow information
  Cash paid during the period for:
   Interest..............................................     28,643     9,174
   Income taxes..........................................          0         0
Supplemental schedule of noncash investing and financing
 activities:
  The following capital obligations were incurred when
   the Company entered into new leases for new telephone
   and computer equipment................................    143,311   106,175

                            See accompanying notes.

                                FLASHNET S.p.A.

                         NOTES TO FINANCIAL STATEMENTS
                            March 31, 1999 and 1998
                                  (unaudited)

1. General

  Flashnet S.p.A., the "Company", was established in Italy in 1995, and is mainly involved in providing internet and long-distance telephone services.

2. Summary of Significant Accounting Policies

 a. Basis of Financial Statements presentation

  The Company maintains its accounting records in Italian Liras ("ITL") and prepares its statutory financial statements in conformity with accounting principles generally accepted in Italy. The accompanying financial statements have been restated in order to comply with accounting principles generally accepted in the United States of America, for consolidation purposes. The main adjustments have been made to reflect the provisions of FAS-13 (Accounting for Leases), and SOP 98-1 (Accounting for the Costs of Computer Software Developed or Obtained for Internal Use).

  All information contained in the accompanying financial statements and related notes are expressed in thousands of ITL ("ITL/000"), unless otherwise indicated.

 b. Statement of cash flows

  For purposes of the statement of cash flows, cash equivalents include time deposits, certificate of deposits, and all highly liquid debt instruments with original maturities of three months or less.

 c. Accounts receivable

  Accounts receivable are reported at net realizable value. Net realizable value is equal to the gross amount of receivable less an allowance for doubtful accounts, based on an estimate of the collectibility of individual accounts and prior years' bad debt experience.

 d. Inventories

  Inventories are stated at the lower of cost, determined by the FIFO method, or market.

 e. Property, plant, and equipment

  The cost of property, plant, and equipment is depreciated over the estimated useful lives of the related assets. Leasehold improvements are depreciated over the lesser of the term of the related lease or the estimated useful lives of the assets. Depreciation is computed using the straight line method for both financial reporting and income tax purposes.

  Maintenance and repairs are charged to operations when incurred. Betterment and renewals are capitalized. When property, plant, and equipment is sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved and any gain or loss is included in operations.

  The useful lives of property, plant, and equipment for purposes of computing depreciation are:

     Computer and telephone equipment................................. 8.5 years
     Office furniture and equipment................................... 3-8 years
     Vehicles.........................................................   4 years

  Property, plant, and equipment costing less than ITL 1,000,000 is entirely expensed in the year of acquisition.

                                FLASHNET S.p.A.

                            March 31, 1999 and 1998
                                  (unaudited)


 g. Severance indemnities

  Under Italian Law, all employees are entitled to receive severance indemnities upon termination of their employment, based on salary paid and increase in cost of living. The severance indemnities accrue approximately at the rate of 1/13.5 of the gross salaries paid during the year, and are revaluated applying a cost of living factor established by the Italian Government.

 h. Retained Earnings

  Italian corporations are required, under Italian Business Law, to appropriate to a legal reserve not less than 1/20 of the net income for the period, until the legal reserve reaches an amount equal to 1/5 of the capital stock. The legal reserve is not available for distribution.

 i. Income taxes

  Income taxes are accounted for by the asset/liability approach in accordance with FASB Statement 109. Deferred taxes arising from taxable temporary differences and deductible temporary differences are included in the tax expense in the income statement and in the deferred tax balances in the balance sheet. Deferred tax assets are subject to reduction by a valuation account if evidence indicates that it is more likely than not that some or all the deferred tax assets will not be realized. Income taxes attributable to items charged or credited directly to shareholders' equity, are charged or credited to that component of shareholders' equity.

 j. Deferred income

  The Company collects in advance the subscriptions as provider of internet services from customers, and allocates the related revenues based on time remaining to the end of the contract. Deferred income represents the unearned portion at the balance sheet date.

 k. Goodwill

  Goodwill represents the excess of the cost of companies acquired over the fair value of its net assets at dates of acquisition, and is being amortized on the straight-line method over five years. The carrying amount of goodwill is reviewed if the facts and circumstances suggest that it may be impaired. Negative operating results, negative cash flows from operations, among other factors, could be indicative of the impairment of goodwill. If this review indicates that goodwill will not be recoverable, the Company's carrying value of goodwill would be reduced.

 l. Research and development costs and advertising costs

  Research and development costs and advertising costs, are charged to operations when incurred and are included in operating expenses.

3. Accounts Receivable

  Following is a summary of accounts receivable at March 31, 1999 and 1998:

                                                             1999       1998
                                                           ---------  ---------
     Trade accounts............................... ITL/000 5,936,650  2,177,182
     Less: allowance for doubtful accounts........           (50,000)   (50,000)
                                                           ---------  ---------
                                                   ITL/000 5,886,650  2,127,182
                                                           =========  =========

                                FLASHNET S.p.A.

                            March 31, 1999 and 1998
                                  (unaudited)
4. Inventories

  Inventories at March 31, 1999 and 1998 consist of:

                                                             1999       1998
                                                          ----------  ---------
     Finished goods.............................  ITL/000    489,895    197,190
     Less: allowance for obsolete inventory.....                   0          0
                                                          ----------  ---------
                                                  ITL/000    489,895    197,190
                                                          ==========  =========

5. Property, Plant, and Equipment

  Following is a summary of property, plant, and equipment at cost, less accumulated depreciation at March 31, 1999 and 1998:

                                                             1999       1998
                                                          ----------  ---------
     Telephone and computer equipment (owned)...  ITL/000  2,327,829  1,387,880
     Telephone and computer equipment (leased)..           1,597,715  1,097,218
     Office furniture and equipment.............             377,630    147,301
     Leasehold improvements.....................             477,990     58,633
     Vehicles (leased)..........................             185,403          0
                                                          ----------  ---------
                                                           4,966,567  2,691,032
     Less: accumulated depreciation.............          (1,003,611)  (386,426)
                                                          ----------  ---------
                                                  ITL/000  3,962,956  2,304,606
                                                          ==========  =========

  Depreciation expenses charged to operations for the three months ended March
31, 1999 and 1998, was ITL/000 171,801 and ITL/000 79,437, respectively.

6. Other Assets

  Other assets at March 31, 1999 and 1998 consist of:

                                                             1999       1998
                                                          ----------  ---------
     Goodwill (net of accumulated amortization
      of ITL/000 493,163 in 1999 and ITL/000
      357,500 in 1998)..........................  ITL/000    241,780    292,500
     Deferred income taxes......................           1,351,406    561,932
     Others.....................................              18,710      2,000
                                                          ----------  ---------
                                                  ITL/000  1,611,896    856,432
                                                          ==========  =========

  Amortization of goodwill charged to operations for the three months ended March 31, 1999 and 1998, was ITL/000 36,747 and ITL/000 32,500, respectively.

                                FLASHNET S.p.A.

                            March 31, 1999 and 1998
                                  (unaudited)


7. Other Current Liabilities

  Other current liabilities at March 31, 1999 and 1998 consist of:

                                                            1999      1998
                                                          --------- ---------
   Provision for penalties and interest on late
    payment of payroll taxes..................... ITL/000   370,121   222,547
   Income taxes payable..........................            71,031    22,967
   Payroll taxes payable.........................           656,738   449,682
   Salaries payable..............................           147,419    42,146
   VAT payable...................................           101,407   158,655
   Others........................................           648,433   313,354
                                                          --------- ---------
                                                  ITL/000 1,995,149 1,209,351
                                                          ========= =========

8. Obligations Under Capital Leases

  The Company is the lessee of computer and telephone equipment and five vehicles under capital leases expiring in various years through December 2003. The assets and liabilities under capital leases are recorded at the fair value of the leased property, which approximates the present value of the minimum lease payments.

  Depreciation of the assets under capital lease is included in depreciation expense for the period and is based on the assets estimated useful life. Accumulated depreciation of as of March 31, 1999 and 1998 was ITL/000 298,994 and ITL/000 103,146, respectively.

  Minimum future lease payments as of March 31, 1999 for each of the next five years and in the aggregate are:

   Year ending March 31:
   1999...................................................... ITL/000   585,557
   2000......................................................           451,600
   2001......................................................           196,200
   2002......................................................            49,805
   2003......................................................            19,148
   Subsequent to March 31, 2003..............................                 0
                                                                      ---------
   Total minimum lease payments..............................         1,302,310
   Less: amount representing interest........................          (277,987)
                                                                      ---------
   Present value of minimum lease payments................... ITL/000 1,024,323
                                                                      =========

  The above payments are computed using the interest rate in effect at December 31, 1998; actual payments may vary because of changes in applicable rates.

  All leases provide for purchase options at the expiration of the lease; the minimum future lease payments above, include the payments required to exercise the purchase options.

                                FLASHNET S.p.A.

                            March 31, 1999 and 1998
                                  (unaudited)


9. Severance Indemnities

  The amount shown in the financial statements represents the actual liability at the balance sheet date. Following is detail of changes during the three months ended March 31, 1999 and 1998:

                                                                 1999     1998
                                                                -------  ------
   Balance--beginning of period........................ ITL/000  94,344  32,030
   Severance indemnities expense for the period........          42,474  10,244
   Indemnities paid during the period..................          (2,180) (3,407)
                                                                -------  ------
   Balance--end of period.............................. ITL/000 134,638  38,867
                                                                =======  ======

  Severance indemnities expense for the three months ended March 31, 1999 and 1998, includes the following components:

                                                                 1999   1998
                                                                ------ ------
   Revaluation of indemnities accrued at the beginning
    of the year ....................................... ITL/000    616    232
   Indemnities accrued for the period..................         41,858 10,012
                                                                ------ ------
                                                        ITL/000 42,474 10,244
                                                                ====== ======

10. Bonds Payable

  Bonds payable consist of 800,000, 5% unsecured convertible bonds, face value ITL 1,000 per bond, payable in quarterly installments from December 31, 2001 to December 31, 2003. The bonds are convertible in 114,285 common shares (7-for-
1), par value ITL 1,000 per share.

Maturities as of March 31, 1999 for each of the next 5 years and in the aggregate are:

   Year ending March 31:
     1999....................................................... ITL/000       0
     2000.......................................................               0
     2001.......................................................         220,000
     2002.......................................................         400,000
     2003.......................................................         300,000
                                                                         -------
                                                                 ITL/000 920,000
                                                                         =======

  Interest expense for the three months ended March 31, 1999 and 1998 was ITL/000 9,864 and ITL/000 -0-, respectively.

11. Accumulated Deficit

  As described in Note 2.i, Italian corporations are required to maintain a legal reserve that is not available for distribution, and only the unappropriated retained earnings resulting from the statutory financial statements prepared in accordance with Italian GAAP are available for distribution.

  Accumulated deficit as of March 31, 1999 and 1998 consists of:

                                                          1999        1998
                                                       ----------  ----------
   Legal reserve (restricted)................. ITL/000        175         175
   Net loss of prior periods-Italian GAAP
    basis.....................................         (1,207,286)    (66,748)
   Net loss for the period--Italian GAAP
    basis.....................................           (772,995)   (987,066)
   Increase in accumulated deficit due to US
    GAAP adjustments..........................         (2,553,196) (1,049,611)
                                                       ----------  ----------
                                               ITL/000 (4,533,302) (2,103,250)
                                                       ==========  ==========

                                FLASHNET S.p.A.

                            March 31, 1999 and 1998
                                  (unaudited)

12. Related Party Transactions

  The Company sells internet services, purchases part of its computer equipment, and leases part of its office to a minority stockholder.

  The Company is also indebted with two minority stockholders because of the bonds and related interest, described in Note 9.

  Following is a summary of transactions and balances at March 31, 1999 and 1998:

                                                                 1999    1998
                                                                ------- -------
   Purchases from stockholder.........................  ITL/000  71,022  60,966
                                                                ======= =======
   Sales to stockholder...............................           82,193  14,085
                                                                ======= =======
   Rent income........................................           10,500  10,500
                                                                ======= =======
   Interest on bonds..................................            9,864       0
                                                                ======= =======
   Due from stockholder (included in accounts
    receivable).......................................          613,898 514,524
                                                                ======= =======
   Due to stockholder (included in accounts payable)..          144,734 173,419
                                                                ======= =======
   Bonds payable......................................  ITL/000 800,000       0
                                                                ======= =======

13. Income Taxes

  Income tax expense for the three months ended March 31, 1999 and 1998 consists of:

                                                                 1999     1998
                                                                -------  -------
   Current............................................. ITL/000 (50,000)       0
   Deferred............................................         389,506  240,287
                                                                -------  -------
                                                        ITL/000 339,506  240,287
                                                                =======  =======

  The following temporary differences gave rise to the current and noncurrent deferred tax asset at March 31, 1999 and 1998:

                                                             1999      1998
                                                           ---------  -------
   Service income deferred for financial
    accounting purposes........................... ITL/000   993,775  517,243
                                                           ---------  -------
   Total Deferred Tax Asset--Current.............. ITL/000   993,775  517,243
                                                           =========  =======
                                                             1999      1998
                                                           ---------  -------
   Lease capitalized for financial accounting
    purposes but expensed for tax purposes........ ITL/000   (94,152) (39,578)
   Intangible assets expensed for financial
    accounting purposes and deferred for tax
    purposes......................................           970,558  363,278
   Net operating loss carryforward................           475,000  238,232
                                                           ---------  -------
       Total Deferred Tax Asset--Noncurrent....... ITL/000 1,351,406  561,932
                                                           =========  =======

                                FLASHNET S.p.A.

                            March 31, 1999 and 1998
                                  (unaudited)

14. Research and Development Costs

  Research and development costs charged to operations for the three months ended March 31, 1999 and 1998 were ITL/000 113,504 and ITL/000 212,639.

15. Commitments and Contingencies

  a) At March 31, 1999, the Company is contingently liable for penalties and interest relating to late payment of payroll taxes. The accompanying financial statements at March 31, 1999, include a provision of ITL/000 370,121 with regards to such contingency.

  b) The Company leases office space under operating leases expiring in various years through January 2004. Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of 1 year as of March 31, 1999 for each of the next 5 years and in the aggregate are:

     Year ending March 31:
       1999................................................... ITL/000   344,252
       2000...................................................           344,252
       2001...................................................           344,252
       2002...................................................           272,634
       2003...................................................            43,598
     Subsequent to March 31, 2003.............................               788
                                                                       ---------
     Total minimum future rental payments..................... ITL/000 1,349,776
                                                                       =========

  Rental expense under operating leases for the three months ended March 31, 1999 and 1998 was ITL/000 102,155 and ITL/000 61,144, respectively.

16. Subsequent Events

  On April 9, 1999, the Stockholders approved:

  a) To increase the Company's capital stock from ITL 2,182,857,000 to ITL 2,609,937,000, issuing 427,080 additional shares of the Company's ITL 1,000 par value common stock, at a price of ITL 4,214.667 per share.

  b) To issue, at no-cost, 171,428 warrants to purchase 171,428 shares of the Company's common stock, ITL 1,000 par value, at ITL 7,000.0233 per share. On the same date the Stockholders authorized the issuance of 171,428 additional shares of the Company's ITL 1,000 par value common stock, that were reserved for that purpose. The warrants are exercisable through December 31, 2001.

                           Head Office of the Company

                            Stefan-George-Ring 19-23
                                 D-81929 Munich
                                    Germany

                            Auditors to the Company

                             Schitag Ernst & Young
                        Deutsche Allgemeine Treuhand AG
                          Eschersheimer Landstrasse 14
                               D-60322 Frankfurt
                                    Germany

                         Legal Advisors to the Company

              as to U.S. law                             as to German law

  Powell, Goldstein, Frazer & Murphy LLP               Besner Kreifels Weber
         1001 Pennsylvania Ave, NW                     41 Widenmayerstrasse
           Washington, DC 20004                           D-80538 Munich
                  U.S.A.                                      Germany

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                              4,534,661 SHARES OF
                                  COMMON STOCK

                                     [LOGO]

                                ---------------

                                   PROSPECTUS

                                ---------------


                                Dated   .  2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

  The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are set forth in the following table. All amounts except the Securities and Exchange Commission registration fee are estimated.

Securities and Exchange Commission registration fee................. $13,019.01
Printing and engraving expenses.....................................          *
Legal fees..........................................................          *
Accountants' fees and expenses......................................          *
Miscellaneous.......................................................          *
                                                                     ----------
  Total............................................................. $        *

--------
*To be completed

Item 14. Indemnification of Directors and Officers

  Section 145 of the Delaware General Corporation Law permits indemnification of directors, officers, employees and agents of corporations for liabilities arising under the Securities Act of 1933, as amended.

  The registrant's Certificate of Incorporation and By-laws provide for indemnification of the registrant's directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Statutory Provisions

  Section 102(b)(7) of the Delaware General Corporation Law enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of members of its Board of Directors to the corporation or its stockholders for monetary damages for violations of a director's fiduciary duty of care. The provision would have no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. In addition, no provision may eliminate or limit the liability misconduct or knowingly violating a law, paying an unlawful dividend or approving an illegal stock repurchase, or obtaining an improper personal benefit.

  Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses which the court shall deem proper. Additionally, a corporation is required to indemnify its directors and officers against expenses to the extent that the directors or officers have been successful on the merits or otherwise in any action, suit or proceeding or in defense of any claim, issue or matter.

  An indemnification can be made by the corporation only upon a determination that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct as set forth in the Delaware General Corporation Law. The indemnification provided by the Delaware

General Corporation Law shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. A corporation also has the power to purchase and maintain insurance on behalf of any person, whether or not the corporation would have the power to indemnify him against such liability. The indemnification provided by the Delaware General Corporation Law shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of the person.

The Company's Charter Provision

  Our Company's Certificate of Incorporation limits a director's liability for monetary damages to our Company and our stockholders for breaches of fiduciary duty except under the circumstances outlined in the Delaware General Corporation Law as described above under "Statutory Provisions."

  Our Company's Certificate of Incorporation extends indemnification rights to the fullest extent authorized by the Delaware General Corporation Law to directors and officers involved in any action, suit or proceeding where the basis of the involvement is the person's alleged action in an official capacity or in any other capacity while serving as a director or officer of our Company.

Item 15. Recent Sales of Unregistered Securities

  During the past three years the Company sold shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, as follows:

      Date          Securities Sold         Purchasers          Consideration     Exemption
      ----         ------------------ ---------------------- ------------------- ------------
June 1997          5,160,000          Cybermind              Shares of           Section 4(2)
                   Series B Preferred                        Cybernet AG
June 1997          1,200,000          600,000 Cybermind      Shares of           Section 4(2)
                   Series A Preferred 262,500 Andreas Eder   Cybernet AG
                                      18,750 Roland Manger
                                      75,000 Thomas Schulz
                                      56,250 Rudolf Strobl
                                      187,500 Holger Timm
June 1997          5,160,000          2,257,500 Andreas Eder Shares of           Section 4(2)
                   Common Stock       161,250 Roland Manger  Cybernet AG
                                      645,000 Thomas Schulz
                                      483,750 Rudolf Strobl
                                      1,612,500 Holger Timm
June 23, 1997      1,400,000(1)       Private Placement      $9,800,000          Regulation S
                   Series C Preferred Investors
September 1, 1997  72,620             Stefan Heiligensetzer  $619,106            Section 4(2)
                   Common Stock       Lothar Bernecker       Purchase of Artwise
                                      Frank Marchewicz
                                      Gerhard Schoenenberger
                                      Rolf Strehle
December 1997      27,000             Eiderdown Trading Ltd  Payment in          Section 4(2)
                   Common Stock                              connection with
                                                             the Eclipse
                                                             acquisition

      Date           Securities Sold          Purchasers          Consideration     Exemption
      ----        --------------------- ---------------------- ------------------- ------------
August 1998       58,852                Open: Net Sellers      Shares of Open: Net Section 4(2)
                  Common Stock          Thomas Egner           valued at
                                        Uwe Hagenmeier         $94,286
                                        Markus Kress
                                        Oliver Schaeffer

May 1998          700,000               Private Placement      $12,600,000         Regulation S
                  Common Stock          Investors
January 1999      300,000               Vianet Sellers:        Shares of Vianet    Section 4(2)
                  Common Stock          Tristan Libischer
                                        Alexander Wiesmueller
April 13, 1999    25,600                Sunweb Sellers         51% of Sunweb stock Section 4(2)
                  Common Stock
June 30, 1999     301,290               Flashnet Sellers       Shares of Flashnet  Section 4(2)
                  Common Stock
July 8, 1999      150,000 Units,        Initial Purchasers:    $145,500,000        Section 144A
                  each consisting       Morgan Stanley,
                  of $1,000             Dean Witter,
                  14% Note and          Lehman Brothers
                  a fraction of
                  warrants for
                  aggregate of
                  4,534,604 shares.
August 26, 1999   13% Discount Notes    Principal Underwriter: $50,002,183         Section 144A
                                        Morgan Stanley
August 26, 1999   13% pay-in-kind Notes Principal Underwriter: (Euro)25,000,000    Section 144A
                                        Morgan Stanley
October 9, 1999   39,412 Common Stock   Novento Seller         51% of Novento      Section 4(2)
October 29, 1999  136,402 Common Stock  Eclipse Sellers        34% of Eclipse      Section 4(2)

--------
(1) Between May 31, 1998 and September 30, 1998, all of the 1,400,000 shares of Series C Preferred Stock were converted to the same number of shares of Common Stock by the holders thereof.

Item 16. Exhibits.

 Exhibit
 Number                                Description
 -------                               -----------
 1.1     Amended Underwriting Agreement (Incorporated by reference to Exhibit
         1.1 to Form S-1/A Registration Statement No. 333-63755 filed with the
         Commission on November 25, 1998).

 1.2     Purchase Agreement dated July 1, 1999 by and among the Company, Lehman
         Brothers International (Europe) and Morgan Stanley & Co. International
         Limited relating to the Company's $150,000,000 in Units comprised of 14% Senior Notes due 2009 and Warrants. (Incorporated by reference to
         Exhibit 1.2 to Form S-4 Registration Statement No. 333-86853 filed
         September 10, 1999.)

 1.3 Purchase Agreement dated as of August 19, 1999 by and between the Company and Morgan Stanley & Co. International Limited relating to the
         Company's (Euro)25,000,000 Convertible Senior Subordinated Pay-In-Kind
         Notes due 2009. (Incorporated by reference to Exhibit 1.3 to Form S-4
         Registration Statement No. 333-86853 filed September 10, 1999.)

 1.4 Purchase Agreement dated as of August 19, 1999 by and between the Company and Morgan Stanley & Co. International Limited relating to the
         Company's $35,000,000 13.0% Convertible Senior Subordinated Discount
         Notes due 2009. (Incorporated by reference to Exhibit 1.4 to Form S-4
         Registration Statement No. 333-86853 filed September 10, 1999.)

 1.5 Purchase Agreement dated as of August 23, 1999 by and between the Company and Morgan Stanley & Co. International Limited relating to the
         Company's $15,002,183 13.0% Convertible Senior Subordinated Discount
         Notes due 2009. (Incorporated by reference to Exhibit 1.5 to Form S-4
         Registration Statement No. 333-86853 filed September 10, 1999.)

 3.1     Certificate of Incorporation. (Incorporated by reference to Exhibit
         3.1 to Form S-1 Registration Statement No. 333-63755 filed with the
         Commission on September 18, 1998).

 3.2     Bylaws (Incorporated by reference to Exhibit 3.2 to Form S-1
         Registration Statement No. 333-63755 filed with the Commission on
         September 18, 1998).

 4.1 Unit Agreement dated as of July 8, 1999 by and among the Company, Lehman Brothers International (Europe) and Morgan Stanley & Co.
         International Limited. (Incorporated by reference to Exhibit 4.1 to
         Form S-4 Registration Statement No. 333-86853 filed September 10,
         1999.)

 4.2     Indenture dated as of July 8, 1999 by and between the Company and The
         Bank of New York, relating to the Company's notes contained in the Units. (Incorporated by reference to Exhibit 4.2 to Form S-4
         Registration Statement No. 333-86853 filed September 10, 1999.)

 4.3 Collateral Agreement dated as of July 8, 1999 by and among the Company, Lehman Brothers International (Europe) and Morgan Stanley &
         Co. International Limited, relating to the Unit Agreement.
         (Incorporated by reference to Exhibit 4.3 to Form S-4 Registration
         Statement No. 333-86853 filed September 10, 1999.)

 4.4 Registration Rights Agreement dated as of July 8, 1999 by and among the Company, Lehman Brothers International (Europe) and Morgan Stanley
         & Co. International Limited, relating to the Company's notes contained in the Units. (Incorporated by reference to Exhibit 4.4 to Form S-4
         Registration Statement No. 333-86853 filed September 10, 1999.)

 4.5     Warrant Agreement, dated as of July 8, 1999 by and among Cybernet
         Internet Services International, Inc., Lehman Brothers International
         (Europe) and Morgan Stanley & Co. International Limited, relating to the Company's warrants contained in the Units. (Incorporated by reference to Exhibit 4.5 to Form S-4 Registration Statement No. 333-
         86853 filed September 10, 1999.)

 5.1*    Opinion of Powell, Goldstein, Frazer & Murphy LLP.


 Exhibit
 Number                                Description
 -------                               -----------
 10.1    Sale and Assignment of Business Shares of the Artwise GmbH Software
         Losugen dated September 18, 1997 by and among Mr. Stefan
         Heiligensetzer, Mr. Frank Marchewicz, Mr. Rolf Strehle, Mr. Gerhard
         Schonenberger, Mr. Lothar Bernecker, Artwise GmbH Software Solutions,
         Cybernet Internet--Dienstleistungen AG and Cybernet Internet--
         Beteiligungs GmbH (Incorporated by reference Exhibit 10.1 to Form S-1
         Registration Statement No. 333-63755 filed with the Commission on
         September 18, 1998).

 10.2    Sale and Assignment of Shares in OpenNet Internet Solutions GmbH dated
         August 12, 1998 by and among Mr. Thomas Egner, Mr. Uwe Hagenmeier, Mr.
         Markus Kress, Mr. Oliver Schaffer, Cybernet Internet Dienstleistungen
         AG, and Cybernet Internet--Beteiligungs GmbH (Incorporated by reference to Exhibit 10.2 to Form S-1 Registration Statement No. 333-
         63755 filed with the Commission on September 18, 1998).

 10.3 Private Agreement for the Sale of Company Shareholdings and Increase of Share Capital dated December 4, 1997 by and among Cybernet Internet
         Dienstleistung ag, Mr. Robert Loro, Stefano Longano, Domenico Loro,
         Angelo Longano, Emma Pontara, Maria Teresa Francesconi and Mauro
         Longano (Incorporated by reference to Exhibit 10.3 to Form S-1
         Registration Statement No. 333-63755 filed with the Commission on
         September 18, 1998).

 10.4    Stock Purchase Agreement dated June 17, 1998 among the Company,
         Tristan Libischer, and Alexander Wiesmuller (Incorporated by reference to Exhibit 10.4 to Form S-1 Registration Statement No. 333-63755 filed with the Commission on September 18, 1998).

 10.5    Stock Purchase Agreement, dated June 11, 1997, among the Company,
         Cybermind Interactive Europe AG, Rudolf Strobl, Roland Manger, Thomas
         Schulz, Andreas Eder, and Holger Timm (Incorporated by reference to
         Exhibit 10.5 to Form S-1 Registration Statement No. 333-63755 filed with the Commission on September 18, 1998).

 10.6    Pooling and Trust Agreement dated August 18, 1997 among Cybermind
         Interactive Europe AG, Andreas Eder, Roland Manger, Thomas Schulz,
         Rudolf Strobl, Holger Timm, and Dr. Hurbert Besner, as trustee
         (Incorporated by reference to Exhibit 10.6 to Form S-1 Registration
         Statement No. 333-63755 filed with the Commission on September 18,
         1998).

 10.7    Pooling and Trust Agreement dated August 1, 1998 between Stefan
         Heiligensetzer and Dr. Hubert Besner, as trustee (Incorporated by reference to Exhibit 10.7 to Form S-1 Registration Statement No. 333-
         63755 filed with the Commission on September 18, 1998).

 10.7.1 Schedule of Additional Artwise Pooling Agreements, referencing agreements of Mr. Marchewicz, Mr. Strehle, Mr. Schonenberger and Mr.
         Bernecker (Incorporated by reference to Exhibits 10.7 and 10.7.1 to Form S-1 Registration Statement No. 333-63755 filed with the
         Commission on September 18, 1998).

 10.8    Consulting Agreement dated December 15, 1997 between Cybernet
         Internet--Dienstleistungen AG and Eiderdown Trading Ltd. (Incorporated by reference to Exhibit 10.8 to Form S-1 Registration Statement No.
         333-63755 filed with the Commission on September 18, 1998).

 10.9    Employment Contract dated February 23, 1998 between Cybernet
         Internet--Dienstleistungen Aktiengesellschaft and Andreas Eder
         (Incorporated by reference to Exhibit 10.9 to Form S-1 Registration
         Statement No. 333-63755 filed with the Commission on September 18,
         1998).

 10.10   Employment Contract dated May 15, 1997 between Cybernet Internet--
         Dienstleistungen Aktiengesellschaft and Alessondro Giacalone
         (Incorporated by reference to Exhibit 10.10 to Form S-1 Registration
         Statement No. 333-63755 filed with the Commission on September 18,
         1998).


 Exhibit
 Number                                Description
 -------                               -----------
 10.11   Employment Contract dated April 28, 1997 between Cybernet Internet
         Dienstleistungen AG and Christian Moosmann (Incorporated by reference to Exhibit 10.11 to Form S-1 Registration Statement No. 333-63755
         filed with the commission on September 18, 1998).

 10.12   Employment Contract dated February 23, 1998 between Cybernet
         Internet--Dienstleistungen Aktiengesellschaft and Rudolf Strobl
         (Incorporated by reference to Exhibit 10.12 to Form S-1 Registration
         Statement No. 333-63755 filed with the Commission on September 18,
         1998).

 10.13 Sublease for business premises office dated February 29, 1996 between KG Bayerische Hausbau GmbH and Co. and Cybernet AG.i.G. (Incorporated by reference to Exhibit 10.13 to Form S-1 Registration Statement No.
         333-63755 filed with the Commission on September 18, 1998).

 10.14   Full Amortization leasing Agreement No. 13 00 00 for Hard- and
         Software with purchase, extension and return options between CyberNet
         Internet--Dienstleistungen AG and Miller Leasing Miete GMbH dated
         January 22, 1998 (Incorporated by reference to Exhibit 10.14 to Form
         S-1 Registration Statement No. 333-63755 filed with the Commission on
         September 18, 1998).

 10.15 Agreement on the use of Data Communication Installations of Info AG dated July 29, 1996 between Info AG and CyberNet Internet--
         Dienstleistungen Ag (Incorporated by reference to Exhibit 10.15 to
         Form S-1 Registration Statement No. 333-63755 filed with the
         Commission on September 18, 1998).

 10.16   Ebone Internet Access Contract dated February 26, 1997 between Ebone
         Inc. and Cybernet AG (Incorporated by reference to Exhibit 10.16 to
         Form S-1 Registration Statement No. 333-63755 filed with the
         Commission on September 18, 1998).

 10.17   Agreement, undated, between feratel International GmbH and Cybernet
         Internet--Dienstleistungen AG (Incorporated by reference to Exhibit
         10.17 to Form S-1 Registration Statement No. 333-63755 filed with the
         Commission on September 18, 1998).

 10.18   Cybernet Internet Services International, Inc. 1998 Stock Incentive
         Plan (Incorporated by reference to Exhibit 10.18 to Form S-1/A
         Registration Statement No. 333-63755 filed with the Commission on
         November 5, 1998).

 10.19   Cybernet Internet Services International, Inc. 1998 Outside Directors'
         Stock Option Plan (Incorporated by reference to Exhibit 10.19 to Form
         S-1/A Registration Statement No. 333-63755 filed with the Commission on November 5, 1998).

 10.20   Agreement and Plan of Merger, dated October 9, 1998, between the
         Company, a Utah corporation, and Cybernet Internet Services
         International, Inc., a Delaware corporation (Incorporated by reference to Exhibit 2.1 to Form S-1/A Registration Statement No. 333-63755 filed on November 5, 1998).

 10.23   Registration Rights Agreement dated August 26, 1999 by and between the
         Company and Morgan Stanley & Co. International Limited relating to the
         Company's (Euro)25,000,000 Convertible Senior Subordinated Pay-In-Kind
         Notes due 2009. (Incorporated by reference to Exhibit 10.23 to Form S-
         4 Registration Statement No. 333-86855 filed with the Commission on
         September 10, 1999).

 10.24   Indenture dated August 26, 1999 by and between the Company and The
         Bank of New York relating to the Company's (Euro)25,000,000
         Convertible Senior Subordinated Pay-In-Kind Notes due 2009.
         (Incorporated by reference to Exhibit 10.25 to Form S-4 Registration
         Statement No. 333-86855 filed with the Commission on September 10,
         1999).

 10.26   Registration Rights Agreement dated August 26, 1999 by and between the
         Company and Morgan Stanley & Co. International Limited relating to the company's $35,000,000 13.0% Convertible Senior Subordinated Discount
         Notes due 2009 (Incorporated by reference to Exhibit 10.26 to Form S-4
         Registration Statement No. 333-86855 filed with the Commission on
         September 10, 1999).

 10.27   Registration Rights Agreement dated August 26, 1999 by and between the
         Company and Morgan Stanley & Co. International Ltd. relating to the company's $15,002,183 13.0% Convertible Senior Subordinated Discount
         Notes due 2009. (Incorporated by reference to Exhibit 10.27 to Form S-
         4 Registration Statement No. 333-86855 filed with the Commission on
         September 10, 1999).

 Exhibit
 Number                                Description
 -------                               -----------
 10.28   Indenture dated August 26, 1999 by and between the Company and The
         Bank of New York relating to the company's $35,000,000 and $15,002,183
         13.0% Convertible Senior Subordinated Discount Notes due 2009.
         (Incorporated by reference to Exhibit 10.28 to Form S-4 Registration
         Statement No. 333-86855 filed with the Commission on September 10,
         1999).

 10.29   Condition Precedent Sale and Transfer of Novento Telecom AG and
         Multicall Telefonmarketing AG Stock and Sale and Assignment of Claims.
         (Incorporated by reference to Exhibit 10.29 to Form S-1 Registration
         Statement No. 333-91595 filed with the Commission on November 24,
         1999).

 21.1    Subsidiaries. (Incorporated by reference to Exhibit 21.1 to Form S-1
         Registration Statement No. 333-91595 filed with the Commission on
         November 24, 1999).

 23.4*   Consent of Ernst & Young Deutsche Allgemeine Treuhand AG.

 23.5*   Consent of Ernst & Young, Wirtschaftsprufungs-Und,
         Steuerberatungsellschaft MBH.

 23.6*   Consent of Grant Thornton S.p.A.

 24.1    Power of Attorney (included in the signature page hereto).

 27.1 Financial Data Schedule (Incorporated by reference to Exhibit 27 to the Quarterly Report on Form 10-Q for Cybernet filed November 15,
         1999).


--------
 *Filed herewith

Item 17. Undertakings.

    The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Munich, Germany, on February 8, 2000.

                                          Cybernet Internet Services
                                           International, Inc.

                                                     /s/ Andreas Eder
                                          By: _________________________________
                                                        Andreas Eder
                                                  Chairman of the Board of
                                               Directors, President and Chief
                                                     Executive Officer

                               POWER OF ATTORNEY

  KNOW ALL BY THESE PRESENTS, that each of the persons whose signature appears below appoints and constitutes Robert Fratarcangelo and Andreas Eder, and each of them, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to the within registration statement, and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, granting unto each said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, herby ratifying and confirming all that each said attorney-in-fact and agent, each acting alone may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                    Title                         Date

     /s/ Andreas Eder          Chairman of the Board of          February 8,
-----------------------------   Directors, President and         2000
        Andreas Eder            Chief Executive Officer
                                (Principal Executive
                                Officer)

 /s/ Robert Fratarcangelo         Director and Secretary         February 8,
-----------------------------                                    2000
    Robert Fratarcangelo

   /s/ Dr. Hubert Besner                Director                 February 8,
-----------------------------                                    2000
      Dr. Hubert Besner

   /s/ Tristan Libischer                Director                 February 8,
-----------------------------                                    2000
      Tristan Libischer

 /s/ G. W. Norman Wareham               Director                 February 8,
-----------------------------                                    2000
    G. W. Norman Wareham

     /s/ Robert Eckert         Chief Financial Officer and       February 8,
-----------------------------   Treasurer (Principal             2000
        Robert Eckert           Financial and Accounting
                                Officer)

Item 16. Exhibits.

 Exhibit
 Number                                Description
 -------                               -----------
 1.1     Amended Underwriting Agreement (Incorporated by reference to Exhibit
         1.1 to Form S-1/A Registration Statement No. 333-63755 filed with the
         Commission on November 25, 1998).

 1.2     Purchase Agreement dated July 1, 1999 by and among the Company, Lehman
         Brothers International (Europe) and Morgan Stanley & Co. International
         Limited relating to the Company's $150,000,000 in Units comprised of 14% Senior Notes due 2009 and Warrants. (Incorporated by reference to
         Exhibit 1.2 to Form S-4 Registration Statement No. 333-86853 filed
         September 10, 1999.)

 1.3 Purchase Agreement dated as of August 19, 1999 by and between the Company and Morgan Stanley & Co. International Limited relating to the
         Company's (Euro)25,000,000 Convertible Senior Subordinated Pay-In-Kind
         Notes due 2009. (Incorporated by reference to Exhibit 1.3 to Form S-4
         Registration Statement No. 333-86853 filed September 10, 1999.)

 1.4 Purchase Agreement dated as of August 19, 1999 by and between the Company and Morgan Stanley & Co. International Limited relating to the
         Company's $35,000,000 13.0% Convertible Senior Subordinated Discount
         Notes due 2009. (Incorporated by reference to Exhibit 1.4 to Form S-4
         Registration Statement No. 333-86853 filed September 10, 1999.)

 1.5 Purchase Agreement dated as of August 23, 1999 by and between the Company and Morgan Stanley & Co. International Limited relating to the
         Company's $15,002,183 13.0% Convertible Senior Subordinated Discount
         Notes due 2009. (Incorporated by reference to Exhibit 1.5 to Form S-4
         Registration Statement No. 333-86853 filed September 10, 1999.)

 3.1     Certificate of Incorporation. (Incorporated by reference to Exhibit
         3.1 to Form S-1 Registration Statement No. 333-63755 filed with the
         Commission on September 18, 1998).

 3.2     Bylaws (Incorporated by reference to Exhibit 3.2 to Form S-1
         Registration Statement No. 333-63755 filed with the Commission on
         September 18, 1998).

 4.1 Unit Agreement dated as of July 8, 1999 by and among the Company, Lehman Brothers International (Europe) and Morgan Stanley & Co.
         International Limited. (Incorporated by reference to Exhibit 4.1 to
         Form S-4 Registration Statement No. 333-86853 filed September 10,
         1999.)

 4.2     Indenture dated as of July 8, 1999 by and between the Company and The
         Bank of New York, relating to the Company's notes contained in the Units. (Incorporated by reference to Exhibit 4.2 to Form S-4
         Registration Statement No. 333-86853 filed September 10, 1999.)

 4.3 Collateral Agreement dated as of July 8, 1999 by and among the Company, Lehman Brothers International (Europe) and Morgan Stanley &
         Co. International Limited, relating to the Unit Agreement.
         (Incorporated by reference to Exhibit 4.3 to Form S-4 Registration
         Statement No. 333-86853 filed September 10, 1999.)

 4.4 Registration Rights Agreement dated as of July 8, 1999 by and among the Company, Lehman Brothers International (Europe) and Morgan Stanley
         & Co. International Limited, relating to the Company's notes contained in the Units. (Incorporated by reference to Exhibit 4.4 to Form S-4
         Registration Statement No. 333-86853 filed September 10, 1999.)

 4.5     Warrant Agreement, dated as of July 8, 1999 by and among Cybernet
         Internet Services International, Inc., Lehman Brothers International
         (Europe) and Morgan Stanley & Co. International Limited, relating to the Company's warrants contained in the Units. (Incorporated by reference to Exhibit 4.5 to Form S-4 Registration Statement No. 333-
         86853 filed September 10, 1999.)

 5.1*    Opinion of Powell, Goldstein, Frazer & Murphy LLP.


 Exhibit
 Number                                Description
 -------                               -----------
 10.1    Sale and Assignment of Business Shares of the Artwise GmbH Software
         Losugen dated September 18, 1997 by and among Mr. Stefan
         Heiligensetzer, Mr. Frank Marchewicz, Mr. Rolf Strehle, Mr. Gerhard
         Schonenberger, Mr. Lothar Bernecker, Artwise GmbH Software Solutions,
         Cybernet Internet--Dienstleistungen AG and Cybernet Internet--
         Beteiligungs GmbH (Incorporated by reference Exhibit 10.1 to Form S-1
         Registration Statement No. 333-63755 filed with the Commission on
         September 18, 1998).

 10.2    Sale and Assignment of Shares in OpenNet Internet Solutions GmbH dated
         August 12, 1998 by and among Mr. Thomas Egner, Mr. Uwe Hagenmeier, Mr.
         Markus Kress, Mr. Oliver Schaffer, Cybernet Internet Dienstleistungen
         AG, and Cybernet Internet--Beteiligungs GmbH (Incorporated by reference to Exhibit 10.2 to Form S-1 Registration Statement No. 333-
         63755 filed with the Commission on September 18, 1998).

 10.3 Private Agreement for the Sale of Company Shareholdings and Increase of Share Capital dated December 4, 1997 by and among Cybernet Internet
         Dienstleistung ag, Mr. Robert Loro, Stefano Longano, Domenico Loro,
         Angelo Longano, Emma Pontara, Maria Teresa Francesconi and Mauro
         Longano (Incorporated by reference to Exhibit 10.3 to Form S-1
         Registration Statement No. 333-63755 filed with the Commission on
         September 18, 1998).

 10.4    Stock Purchase Agreement dated June 17, 1998 among the Company,
         Tristan Libischer, and Alexander Wiesmuller (Incorporated by reference to Exhibit 10.4 to Form S-1 Registration Statement No. 333-63755 filed with the Commission on September 18, 1998).

 10.5    Stock Purchase Agreement, dated June 11, 1997, among the Company,
         Cybermind Interactive Europe AG, Rudolf Strobl, Roland Manger, Thomas
         Schulz, Andreas Eder, and Holger Timm (Incorporated by reference to
         Exhibit 10.5 to Form S-1 Registration Statement No. 333-63755 filed with the Commission on September 18, 1998).

 10.6    Pooling and Trust Agreement dated August 18, 1997 among Cybermind
         Interactive Europe AG, Andreas Eder, Roland Manger, Thomas Schulz,
         Rudolf Strobl, Holger Timm, and Dr. Hurbert Besner, as trustee
         (Incorporated by reference to Exhibit 10.6 to Form S-1 Registration
         Statement No. 333-63755 filed with the Commission on September 18,
         1998).

 10.7    Pooling and Trust Agreement dated August 1, 1998 between Stefan
         Heiligensetzer and Dr. Hubert Besner, as trustee (Incorporated by reference to Exhibit 10.7 to Form S-1 Registration Statement No. 333-
         63755 filed with the Commission on September 18, 1998).

 10.7.1 Schedule of Additional Artwise Pooling Agreements, referencing agreements of Mr. Marchewicz, Mr. Strehle, Mr. Schonenberger and Mr.
         Bernecker (Incorporated by reference to Exhibits 10.7 and 10.7.1 to Form S-1 Registration Statement No. 333-63755 filed with the
         Commission on September 18, 1998).

 10.8    Consulting Agreement dated December 15, 1997 between Cybernet
         Internet--Dienstleistungen AG and Eiderdown Trading Ltd. (Incorporated by reference to Exhibit 10.8 to Form S-1 Registration Statement No.
         333-63755 filed with the Commission on September 18, 1998).

 10.9    Employment Contract dated February 23, 1998 between Cybernet
         Internet--Dienstleistungen Aktiengesellschaft and Andreas Eder
         (Incorporated by reference to Exhibit 10.9 to Form S-1 Registration
         Statement No. 333-63755 filed with the Commission on September 18,
         1998).

 10.10   Employment Contract dated May 15, 1997 between Cybernet Internet--
         Dienstleistungen Aktiengesellschaft and Alessondro Giacalone
         (Incorporated by reference to Exhibit 10.10 to Form S-1 Registration
         Statement No. 333-63755 filed with the Commission on September 18,
         1998).


 Exhibit
 Number                                Description
 -------                               -----------
 10.11   Employment Contract dated April 28, 1997 between Cybernet Internet
         Dienstleistungen AG and Christian Moosmann (Incorporated by reference to Exhibit 10.11 to Form S-1 Registration Statement No. 333-63755
         filed with the commission on September 18, 1998).

 10.12   Employment Contract dated February 23, 1998 between Cybernet
         Internet--Dienstleistungen Aktiengesellschaft and Rudolf Strobl
         (Incorporated by reference to Exhibit 10.12 to Form S-1 Registration
         Statement No. 333-63755 filed with the Commission on September 18,
         1998).

 10.13 Sublease for business premises office dated February 29, 1996 between KG Bayerische Hausbau GmbH and Co. and Cybernet AG.i.G. (Incorporated by reference to Exhibit 10.13 to Form S-1 Registration Statement No.
         333-63755 filed with the Commission on September 18, 1998).

 10.14   Full Amortization leasing Agreement No. 13 00 00 for Hard- and
         Software with purchase, extension and return options between CyberNet
         Internet--Dienstleistungen AG and Miller Leasing Miete GMbH dated
         January 22, 1998 (Incorporated by reference to Exhibit 10.14 to Form
         S-1 Registration Statement No. 333-63755 filed with the Commission on
         September 18, 1998).

 10.15 Agreement on the use of Data Communication Installations of Info AG dated July 29, 1996 between Info AG and CyberNet Internet--
         Dienstleistungen Ag (Incorporated by reference to Exhibit 10.15 to
         Form S-1 Registration Statement No. 333-63755 filed with the
         Commission on September 18, 1998).

 10.16   Ebone Internet Access Contract dated February 26, 1997 between Ebone
         Inc. and Cybernet AG (Incorporated by reference to Exhibit 10.16 to
         Form S-1 Registration Statement No. 333-63755 filed with the
         Commission on September 18, 1998).

 10.17   Agreement, undated, between feratel International GmbH and Cybernet
         Internet--Dienstleistungen AG (Incorporated by reference to Exhibit
         10.17 to Form S-1 Registration Statement No. 333-63755 filed with the
         Commission on September 18, 1998).

 10.18   Cybernet Internet Services International, Inc. 1998 Stock Incentive
         Plan (Incorporated by reference to Exhibit 10.18 to Form S-1/A
         Registration Statement No. 333-63755 filed with the Commission on
         November 5, 1998).

 10.19   Cybernet Internet Services International, Inc. 1998 Outside Directors'
         Stock Option Plan (Incorporated by reference to Exhibit 10.19 to Form
         S-1/A Registration Statement No. 333-63755 filed with the Commission on November 5, 1998).

 10.20   Agreement and Plan of Merger, dated October 9, 1998, between the
         Company, a Utah corporation, and Cybernet Internet Services
         International, Inc., a Delaware corporation (Incorporated by reference to Exhibit 2.1 to Form S-1/A Registration Statement No. 333-63755 filed on November 5, 1998).

 10.23   Registration Rights Agreement dated August 26, 1999 by and between the
         Company and Morgan Stanley & Co. International Limited relating to the
         Company's (Euro)25,000,000 Convertible Senior Subordinated Pay-In-Kind
         Notes due 2009. (Incorporated by reference to Exhibit 10.23 to Form S-
         4 Registration Statement No. 333-86855 filed with the Commission on
         September 10, 1999).

 10.24   Indenture dated August 26, 1999 by and between the Company and The
         Bank of New York relating to the Company's (Euro)25,000,000
         Convertible Senior Subordinated Pay-In-Kind Notes due 2009.
         (Incorporated by reference to Exhibit 10.25 to Form S-4 Registration
         Statement No. 333-86855 filed with the Commission on September 10,
         1999).

 10.26   Registration Rights Agreement dated August 26, 1999 by and between the
         Company and Morgan Stanley & Co. International Limited relating to the company's $35,000,000 13.0% Convertible Senior Subordinated Discount
         Notes due 2009 (Incorporated by reference to Exhibit 10.26 to Form S-4
         Registration Statement No. 333-86855 filed with the Commission on
         September 10, 1999).

 10.27   Registration Rights Agreement dated August 26, 1999 by and between the
         Company and Morgan Stanley & Co. International Ltd. relating to the company's $15,002,183 13.0% Convertible Senior Subordinated Discount
         Notes due 2009. (Incorporated by reference to Exhibit 10.27 to Form S-
         4 Registration Statement No. 333-86855 filed with the Commission on
         September 10, 1999).

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
 10.28   Indenture dated August 26, 1999 by and between the Company and The
         Bank of New York relating to the company's $35,000,000 and $15,002,183
         13.0% Convertible Senior Subordinated Discount Notes due 2009.
         (Incorporated by reference to Exhibit 10.28 to Form S-4 Registration
         Statement No. 333-86855 filed with the Commission on September 10,
         1999).

 10.29   Condition Precedent Sale and Transfer of Novento Telecom AG and
         Multicall Telefonmarketing AG Stock and Sale and Assignment of Claims.
         (Incorporated by reference to Exhibit 10.29 to Form S-1 Registration
         Statement No. 333-91595 filed with the Commission on November 24,
         1999).

 21.1    Subsidiaries. (Incorporated by reference to Exhibit 21.1 to Form S-1
         Registration Statement No. 333-91595 filed with the Commission on
         November 24, 1999).

 23.4*   Consent of Ernst & Young Deutsche Allgemeine Treuhand AG.

 23.5*   Consent of Ernst & Young, Wirtschaftsprufungs-Und,
         Steuerberatungsellschaft MBH.

 23.6*   Consent of Grant Thornton S.p.A.

 24.1    Power of Attorney (included in the signature page hereto).

 27.1 Financial Data Schedule (Incorporated by reference to Exhibit 27 to the Quarterly Report on Form 10-Q for Cybernet filed November 15,
         1999).


--------
 *Filed herewith